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PROSPECTUS TABLE OF CONTENTS

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-231994

PROSPECTUS/INFORMATION STATEMENT

DISH NETWORK CORPORATION

Registration of 22,937,188 shares of Class A Common Stock, par value $0.01, of DISH Network Corporation

         On May 19, 2019, DISH Network Corporation ("DISH Network") and BSS Merger Sub Inc., a wholly owned subsidiary of DISH Network ("Merger Sub" and, together with DISH Network, the "DISH Parties"), entered into a Master Transaction Agreement (the "Master Transaction Agreement") with EchoStar Corporation ("EchoStar") and EchoStar BSS Corporation, a wholly owned subsidiary of EchoStar ("Newco" and, together with EchoStar, the "EchoStar Parties").

         Pursuant to the Master Transaction Agreement, among other things: (i) EchoStar will carry out an internal reorganization in which (A) the portion of the business of EchoStar (primarily within the EchoStar Satellite Services ("ESS") segment, as reported by EchoStar) that manages, markets and provides (x) broadcasting satellite services primarily to DISH Network and its subsidiaries, and Dish Mexico, S. de R.L. de C.V. and its subsidiaries ("Dish Mexico"); and (y) telemetry, tracking and control ("TT&C") services to satellites owned by DISH Network and a portion of EchoStar's other businesses; and (B) the products, assets, licenses and technology, and the business operations, revenues, billings and operating activities primarily related to the foregoing (the "BSS Business") will be transferred to Newco (the "Pre-Closing Restructuring"); (ii) EchoStar will distribute all outstanding shares of common stock, par value $0.001 per share, of Newco (such stock, "Newco Common Stock" and all such shares, the "Newco Shares") on a pro rata basis (the "Distribution"), to the holders of record (as of the record date for the distribution of Newco Shares) of Class A common stock, par value $.001 per share, of EchoStar (the "EchoStar Class A Common Stock") and Class B common stock, par value $.001 per share, of EchoStar (the "EchoStar Class B Common Stock" and, together with the EchoStar Class A Common Stock, the "EchoStar Common Stock"); and (iii) upon the consummation of the Pre-Closing Restructuring and the Distribution, Merger Sub will merge with and into Newco (the "Merger" and, together with the Pre-Closing Restructuring and the Distribution, the "Transactions") such that, upon consummation of the Merger, Merger Sub will cease to exist and Newco will continue as a wholly owned subsidiary of DISH Network. As consideration for the Merger, shares of Newco Common Stock issued and outstanding immediately prior to the Effective Time (as defined below) of the Merger (other than certain excluded shares) will be converted into the right to receive and will be exchangeable for newly issued shares of Class A common stock, par value $0.01 per share, of DISH Network (such stock, "DISH Network Class A Common Stock," and such shares, the "DISH Network Class A Shares," and, together with Class B common stock, $0.01 par value, of DISH Network ("DISH Network Class B Common Stock" and, together with DISH Network Class A Common Stock, "DISH Network Common Stock") in the aggregate. As a result, DISH Network will be issuing an additional 22,937,188 shares of its DISH Network Class A Common Stock to EchoStar's stockholders (as of the record date for the distribution of Newco Shares) as consideration for the BSS Business. Together, the Transactions are intended to be structured as a tax-free spin-off and merger.

         DISH Network Class A Common Stock currently trades on the NASDAQ Global Select Market ("NASDAQ") under the ticker symbol "DISH." On August 16, 2019, the closing price of the DISH Network Class A Common Stock was $31.96 per share. You should be aware that because the number of shares being issued as consideration in the Merger is fixed, the value of the consideration EchoStar stockholders will receive in the Merger will fluctuate as the market price of DISH Network Class A Common Stock changes.

         EchoStar stockholders are receiving this prospectus-information statement (this "prospectus") as:

  •
  an information statement from EchoStar relating to Newco, to inform EchoStar stockholders of the Pre-Closing Restructuring, the Distribution and the Merger; and

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  a prospectus from DISH Network for the issuance by DISH Network of shares of DISH Network Class A Common Stock that will be issued in the Merger.

         EchoStar stockholders are not required to vote on the Pre-Closing Restructuring, the Distribution or the Merger. EchoStar and DISH Network are not asking EchoStar stockholders for a proxy, and EchoStar stockholders are requested not to send a proxy to EchoStar or DISH Network.

         DISH Network stockholders are not required to vote on the Merger or the issuance of DISH Network Class A Common Stock in connection therewith. DISH Network is not asking its stockholders for a proxy, and DISH Network stockholders are requested not to send a proxy to DISH Network.

         In reviewing this document, you should carefully consider the risk factors set forth in the section entitled "Risk Factors" beginning on page 24 of this document.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 19, 2019

IMPORTANT NOTE ABOUT THIS PROSPECTUS

        This prospectus incorporates important business and financial information about DISH Network from other documents that DISH Network has filed with the United States Securities and Exchange Commission (the "SEC") and that are contained in or incorporated by reference herein. For a listing of documents incorporated by reference herein, please see the section titled "Where You Can Find More Information" beginning on page 149 of this prospectus. DISH Network is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and accordingly files its annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other information with the SEC. As an electronic filer, DISH Network's public filings are also maintained on the SEC's Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is https://www.sec.gov.

        You may obtain any of the documents referred to above from the SEC, through the SEC's website or from DISH Network, without charge, excluding any exhibits to them unless the exhibit is specifically listed as an exhibit to the registration of which this prospectus forms a part, by requesting them in writing or by telephone at the following address:

DISH Network Corporation
9601 South Meridian Boulevard
Englewood, Colorado 80112
Attention: Investor Relations
Telephone: (303) 723-1000

        To receive timely delivery of the documents, your request must be received no later than September 1, 2019.

        General information about DISH Network, including its annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through DISH Network's website at https://www.dish.com as soon as reasonably practicable after DISH Network files them with, or furnishes them to, the SEC. Information on DISH Network's website is not incorporated into this prospectus and is not a part of this prospectus.

        General information about EchoStar, including its annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through EchoStar's website at https://www.echostar.com as soon as reasonably practicable after EchoStar files them with, or furnishes them to, the SEC. Information on EchoStar's website is not incorporated into this prospectus and is not a part of this prospectus.

        DISH Network, EchoStar and Newco have not authorized anyone to give any information or make any representation about the Transactions, DISH Network, EchoStar or Newco that is different from, or in addition to, the information contained in this prospectus or in any of the materials that have been incorporated by reference into this prospectus. Therefore, if anyone distributes any such information, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell or solicitations of offers to exchange or purchase the securities offered by this prospectus are not permitted, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you. The information contained in this prospectus speaks only as of the date of this prospectus or, in the case of information in a document incorporated by reference, as of the date of such document, unless the information specifically indicates that another date applies. DISH Network, EchoStar and Newco have all contributed to the information relating to the Transactions contained in this prospectus. All information in this prospectus concerning DISH Network has been furnished by DISH Network. All information in this prospectus concerning EchoStar and Newco, including all information relating to the Pre-Closing Restructuring and the Distribution, has been furnished by EchoStar.

PROSPECTUS

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QUESTIONS AND ANSWERS ABOUT THE TRANSACTIONS

        The following are some of the questions that stockholders of DISH Network and EchoStar may have regarding the Transactions and answers to those questions. These questions and answers, as well as the summary section that follows, are not meant to be a substitute for the information contained in the remainder of this prospectus, and this information is qualified in its entirety by the more detailed descriptions and explanations contained elsewhere in this prospectus. You are urged to read this prospectus in its entirety. Additional important information is also contained in the Annexes to this prospectus. You should pay special attention to the "Risk Factors" beginning on page 24 and "Special Note Regarding Forward-Looking Statements" beginning on page 36.

Questions and Answers About the Transactions

What is the BSS Business?

        The BSS Business that will be transferred from EchoStar to DISH Network pursuant to the Master Transaction Agreement is (i) the portion of the business of EchoStar (primarily within the ESS segment, as reported by EchoStar) that manages, markets and provides (A) broadcasting satellite services primarily to DISH Network and its subsidiaries, and Dish Mexico; and (B) TT&C services to satellites owned by DISH Network and a portion of EchoStar's other businesses following the Transactions; and (ii) the products, assets, licenses and technology, and the business operations, revenues, billings and operating activities primarily related to the foregoing, including:

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  nine (9) DBS satellites and/or satellite services, including the EchoStar VII, EchoStar X, EchoStar XI, EchoStar XII, EchoStar XIV, EchoStar XVI and EchoStar XXIII satellites and satellite services on the Nimiq 5 and QuetzSat-1 satellites (together, the "BSS Satellites");

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  associated United States Federal Communications Commission ("FCC") earth station and space station licenses and other licenses and permits;

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  the rights associated with the orbital slot located at 61.5 degrees west longitude;

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  the Cheyenne Satellite Operations Center (as defined below), the Gilbert Satellite Operations Center (as defined below) and the Englewood Satellite Operations Center (at 100 Inverness Terrace East), in each case, including any associated equipment, licenses and furniture;

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  the Cheyenne Data Center (as defined below), including any associated equipment, licenses and furniture;

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  the real property, including the call center, located at 5701 South Santa Fe Drive, Littleton, CO 80120 and the surrounding parcel (the "Riverfront Call Center"); and

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  approximately 50 employees providing the BSS Business services.

What are the key steps of the Transactions?

        Below is a summary of the sequence and key steps of the Transactions. A detailed description of the Transactions is set forth under "The Transactions."

  1.
  EchoStar will transfer to Newco all of the BSS Business through the Pre-Closing Restructuring.

  2.
  After the Pre-Closing Restructuring, EchoStar will distribute the shares of Newco to the stockholders of EchoStar as of the record date of the Distribution, on a pro rata basis.

  3.
  Immediately after the Distribution, Newco will merge with Merger Sub, with Newco surviving as a wholly owned subsidiary of DISH Network. As consideration for the Merger, DISH Network will issue 22,937,188 shares of DISH Network Class A Common Stock, representing not more than 4.99% of the common stock of DISH Network to the Newco stockholders (other than holders of certain excluded shares), with each share of Newco Common Stock receiving a number of shares of DISH Network Class A Common Stock equal to the quotient of (i) 22,937,188 divided by (ii) the number of issued and outstanding shares of EchoStar Common Stock as of the record date for the Distribution (the "Exchange Ratio").

What will EchoStar stockholders receive in the Transactions?

        First, following the Pre-Closing Restructuring and in accordance with the terms and conditions of the Master Transaction Agreement, EchoStar will distribute all of the Newco Common Stock to the holders of EchoStar Common Stock. Specifically, EchoStar will effect the Distribution by distributing on a pro rata basis all of the Newco Shares to EchoStar stockholders as of the record date for the Distribution. EchoStar will deliver the Newco Shares to the Agent (as defined below) for the Distribution, who will hold such shares for the benefit of EchoStar stockholders, who are entitled to receive the Newco Common Stock.

        Then, upon consummation of the Merger and in accordance with the terms and conditions of the Master Transaction Agreement, DISH Network will issue to holders of record of Newco Common Stock immediately prior to the closing of the Merger (the "Closing"), a number of shares of DISH Network Class A Common Stock per outstanding Newco Share as determined by the Exchange Ratio (with cash payments to holders of Newco Shares in lieu of any fractional shares of DISH Network Class A Common Stock).

Will the Distribution and the Merger occur on the same day?

        Yes. The Merger will occur immediately after the Distribution.

What is the estimated total value of the consideration to be paid by DISH Network in the Transactions?

        Subject to adjustment under certain circumstances as set forth in the Master Transaction Agreement, DISH Network will issue 22,937,188 shares of DISH Network Class A Common Stock in the Merger (with cash payments to any holder of Newco Shares in lieu of any fractional shares of DISH Network Class A Common Stock). Based upon the reported closing sale price of $31.96 per share for DISH Network Class A Common Stock on the NASDAQ on August 16, 2019, the total value of the shares of DISH Network Class A Common Stock to be issued by DISH Network in the Merger would be $733,072,528.48. The actual value of the DISH Network Class A Common Stock to be issued in the Merger will depend on the market price of shares of DISH Network Class A Common Stock at the time of the Merger.

Are there possible adverse effects on the value of DISH Network Class A Common Stock ultimately to be received by Newco stockholders?

        The issuance of shares of DISH Network Class A Common Stock in connection with the Merger may negatively affect the market price of DISH Network Class A Common Stock. The market price of DISH Network Class A Common Stock will also be affected by the performance of the post-Merger combined company and other risks associated with the Transactions. You should be aware that because the number of shares being issued as consideration in the Merger is fixed, the market value of the consideration EchoStar stockholders will receive in the Merger will fluctuate as the market price of DISH Network Class A Common Stock changes.

        These risks and other risk factors associated with the Transactions are described in more detail in the section of this prospectus entitled "Risk Factors" beginning on page 24.

Are there risks associated with the Transactions?

        Yes. The material risks and uncertainties associated with the Transactions are discussed in the section of this prospectus entitled "Risk Factors" and the section of this prospectus entitled "Special Note Regarding Forward-Looking Statements." Those risks include, among others, the possibility that the Transactions will not be completed on the contemplated timeline or at all, the possibility that integration may not be successful or that the anticipated benefits of the Transactions may not be realized, and the uncertainty about the impact of the Transactions and related costs on the value of DISH Network Class A Common Stock.

What will DISH Network stockholders receive in connection with the Merger?

        DISH Network stockholders will not receive any consideration in the Merger. All shares of DISH Network Class A Common Stock issued and outstanding immediately before the Merger will remain issued and outstanding immediately after the consummation of the Merger. Immediately after consummation of the Merger, pre-Merger DISH Network stockholders will continue to own shares in DISH Network, which will include Newco as it exists following the Pre-Closing Restructuring.

        No additional shares of DISH Network Class A Common Stock will be issued to DISH Network stockholders (who are not also EchoStar stockholders) pursuant to the Merger. After the consummation of the Merger, DISH Network stockholders will receive the commercial benefit of DISH Network's ownership of Newco as it exists following consummation of the Pre-Closing Restructuring, subject to the risk factors described herein. Please read "Risk Factors" beginning on page 24. DISH Network stockholders will thus hold an interest in the BSS Business.

Are there any conditions to the consummation of the Transactions?

        Yes. The Master Transaction Agreement includes certain mutual conditions to consummating the Merger:

  •
  The affirmative vote by written consent of the sole holder of all the issued and outstanding Newco shares (the "Requisite Stockholder Approval") has been obtained (which has been obtained by written consent of Hughes Satellite Systems Corporation, a Colorado corporation and wholly owned subsidiary of EchoStar ("HSSC"), as Newco's sole stockholder).

  •
  The required governmental consents have been received and the required governmental notices that are required to be submitted prior to the Closing have been filed.

  •
  There are no pending governmental actions that would prevent the consummation of the Transactions or that would materially impair DISH Network's ability to run the BSS Business.

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  There are no laws or orders enjoining the consummation of the Transactions.

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  The Pre-Closing Restructuring and the Distribution have been completed.

  •
  This registration statement has been declared effective under the Securities Act of 1933 (the "Securities Act") and this prospectus or any other required SEC filings has been disseminated to the EchoStar stockholders.

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  The DISH Network Class A Common Stock to be issued in the Merger has been listed on the NASDAQ.

  •
  Certain consents with respect to the operation of the EchoStar XXIII satellite have been obtained.

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  Other customary closing conditions.

        The Master Transaction Agreement also includes certain conditions to EchoStar consummating the Merger:

  •
  The representations and warranties of DISH Network are true and correct, subject to certain materiality and Material Adverse Effect, or "MAE" qualifiers (such as facts, events, changes, occurrences, conditions or effects that (a) are materially adverse to the business, financial condition, assets, properties or results of operations of, with respect to EchoStar, EchoStar and its subsidiaries, and with respect to DISH Network, DISH Network and its subsidiaries or (b) would prevent, materially delay or materially impair the consummation of the Pre-Closing Restructuring, the Distribution, the Merger or the issuance of DISH Network Class A Shares).

  •
  DISH Network has performed its obligations under the Master Transaction Agreement in all material respects.

        Finally, the Master Transaction Agreement includes certain conditions to DISH Network consummating the Merger:

  •
  The representations and warranties of EchoStar are true and correct, subject to certain materiality and MAE qualifiers with certain representations and warranties of EchoStar being subject to an additional qualifier relating to certain of the BSS Satellites, which we call a Satellite MAE qualifier.

  •
  The following representations and warranties are subject to a Satellite MAE qualifier: non-contravention by and consents for the Transactions; financial reports and liabilities, absence of certain changes; compliance with laws; litigation; intellectual property; material contracts; employee benefits and labor; environmental matters; sufficiency of assets, the title to and health and operational status of the BSS Satellites; real property; and related party transactions.

  •
  A "Satellite MAE" includes any event, change, occurrence, condition or effect that would be reasonably likely to have a material adverse effect on the value of any BSS Satellite (other than the EchoStar VII and EchoStar XII satellites).

  •
  EchoStar and Newco have performed their obligations under the Master Transaction Agreement in all material respects.

  •
  No MAE has occurred.

When will the Transactions be completed?

        Assuming timely satisfaction of the necessary closing conditions, as described in this prospectus, the parties expect the consummation of the Merger to occur in the second half of 2019. The Merger will become effective at the time when the certificate of merger has been duly filed with the Secretary of State of the State of Delaware or at such later time as may be agreed by the parties in writing and specified in the certificate of merger (the "Effective Time").

        For a discussion of the conditions to the consummation of the Merger, see "The Master Transaction Agreement—Conditions to Closing."

Can the Transactions be terminated under the Master Transaction Agreement?

        The Master Transaction Agreement provides that either DISH Network or EchoStar may terminate the Master Transaction Agreement if the Closing has not occurred by February 19, 2020 (the "Termination Date") or if the mutual conditions to closing become incapable of being satisfied (except that a party will not have the right to terminate if such party breached the Master Transaction Agreement in any manner that resulted in such incapability of such closing condition being satisfied).

In addition, DISH Network may terminate the Master Transaction Agreement for an incurable breach of the agreement by EchoStar. Similarly, EchoStar may terminate the Master Transaction Agreement for an incurable breach of the agreement by DISH Network.

        For a discussion of the circumstances under which the Master Transaction Agreement may be terminated by the parties, see "The Master Transaction Agreement—Termination."

What stockholder approvals are needed in connection with the Transactions?

        The Transactions do not require the approval of the public stockholders of either of EchoStar or DISH Network. Pursuant to the Master Transaction Agreement, the Merger must be approved, and the Master Transaction Agreement must be adopted, by the Requisite Stockholder Approval. HSSC has the power and capacity under applicable law in its capacity as Newco's sole stockholder to provide the Requisite Stockholder Approval without a vote of its stockholders and without a vote of Newco's stockholders after giving effect to the Distribution, and has provided such approval.

        The adoption of the Master Transaction Agreement and approval of the Merger by DISH Network does not require the affirmative vote or consent of DISH Network stockholders.

Where will the DISH Network Class A Shares to be issued in the Merger be listed?

        DISH Network Class A Common Stock is listed on the NASDAQ under the symbol "DISH." After the consummation of the Transactions, all shares of DISH Network Class A Common Stock issued in the Merger, and all other outstanding shares of DISH Network Class A Common Stock, will continue to be listed on the NASDAQ and trade under the same symbol.

Will there be any change to the DISH Network Board or executive officers of DISH Network after the consummation of the Transactions?

        There will be no changes to the board of directors of DISH Network (the "DISH Network Board") or the executive officers of DISH Network after the consummation of the Transactions. However, as described in "Interests of Affiliates in the Transactions—Interests of Directors and Executive Officers of DISH Network in the Transactions" certain directors and executive officers of DISH Network will serve as directors and executive officers of Newco following the Merger.

Can DISH Network stockholders or EchoStar stockholders dissent and require appraisal of their shares?

        No, there are no appraisal rights for either DISH Network stockholders or EchoStar stockholders in connection with the Transactions.

Where can I find more information about DISH Network, EchoStar and Newco?

        DISH Network stockholders and EchoStar stockholders can find more information about the parties in "Information about DISH Network," "Information about EchoStar" and "Information about Newco" and from the various sources described in "Where You Can Find More Information."

Questions and Answers for DISH Network Stockholders

Why am I not being asked to vote on the Merger or the issuance of shares of DISH Network Class A Common Stock in connection therewith?

        In accordance with applicable Nevada law, the NASDAQ rules and the Master Transaction Agreement, no vote of the stockholders of DISH Network is required to approve the adoption of the Master Transaction Agreement, the Merger or the issuance of shares in connection therewith. Therefore, your vote is not required and is not being sought. We are not asking you for a proxy, and you are requested not to send us a proxy. The purpose of the registration statement of which this prospectus forms a part, is to register the shares of DISH Network Class A Common Stock being issued in the Merger and to provide EchoStar stockholders receiving Newco Common Stock (and subsequently DISH Network Class A Shares) with material information about DISH Network and the Transactions.

Did the DISH Network Board approve the Master Transaction Agreement?

        Yes, the DISH Network Board unanimously approved the Master Transaction Agreement, only following a review of the Transactions and of the negotiations between DISH Network and its representatives and EchoStar and its representatives on behalf of EchoStar and Newco with respect to the Transactions in accordance with DISH Network's existing Related Party Transaction Policy, which was originally adopted on August 3, 2010 and which applies to, among other things, transactions between DISH Network and EchoStar (the "DISH Network Related Party Transaction Policy"). For further discussion of the DISH Network Related Party Transaction Policy, please see "Certain Relationships and Related Party Transactions" beginning on page 119. In accordance with such policy, the Transactions were approved by DISH Network management and directors in the following sequence: (i) first, the initial unanimous approval of independent management of DISH Network comprised of the Chief Executive Officer, Principal Financial Officer, General Counsel and other members of management representing, among others, DISH Network's operational, accounting, tax, finance, and legal departments, (ii) second, the unanimous approval of the non-interlocking, non-employee directors (i.e., DISH Network directors who were not also directors or employees of EchoStar and its subsidiaries nor employees of DISH Network) of DISH Network (the "DISH NI/NE Directors") and (iii) the unanimous approval of the Audit Committee of the DISH Network Board (together with the aforementioned independent management of DISH Network, the DISH NI/NE Directors and the DISH Network Board, the "DISH Approving Parties"). Each of the DISH Approving Parties, acting in good faith, determined that the Transactions, upon the terms set forth in the Master Transaction Agreement, were in the best interests of, and fair to, DISH Network, and each of the DISH Approving Parties unanimously approved the Transactions. For a further discussion of the approval of the DISH Network Board, please read "The Transactions—The DISH Network Board's Reasons for the Transactions."

Do any of the DISH Network directors or officers have interests in the Transactions that may differ from or be in addition to the interests of DISH Network stockholders?

        Yes. Some of DISH Network's directors and executive officers have interests in the Transactions that may be different from, or in addition to, the interests of DISH Network stockholders generally. Certain directors and executive officers of DISH Network will serve as directors and executive officers of Newco following the Transactions. The DISH NI/NE Directors, the Audit Committee of the DISH Network Board and the members of the DISH Network Board were aware of and considered these interests, among other matters, in deciding to approve the terms of the Master Transaction Agreement and the Transactions. For a further discussion of these interests, please see "Interests of Affiliates in the Transactions" beginning on page 130.

Questions and Answers for EchoStar Stockholders

Why am I not being asked to vote on the Distribution or the Merger?

        Pursuant to the Master Transaction Agreement, the Merger must be approved, and the Master Transaction Agreement must be adopted, by the affirmative vote by written consent of HSSC as the sole holder of all of the issued and outstanding Newco Shares. HSSC has the power and capacity under applicable law in its capacity as Newco's sole stockholder to provide the Requisite Stockholder Approval without a vote of its stockholders and without a vote of Newco's stockholders after giving effect to the Distribution, and has provided such approval. No further approval of EchoStar stockholders or Newco stockholders is required to adopt the Master Transaction Agreement or to approve the Transactions. Therefore, your vote is not required and is not being sought. We are not asking you for a proxy, and you are requested not to send us a proxy. The purpose of the registration statement of which this prospectus forms a part, is to register the DISH Network Class A Common Stock being issued in the Merger and to provide EchoStar stockholders receiving such shares with material information about DISH Network and the Transactions.

Did the EchoStar Board approve the Master Transaction Agreement?

        Yes, the board of directors of EchoStar (the "EchoStar Board"), with Mr. Ergen recusing himself from the decision, approved the Master Transaction Agreement, only following a review of the Transactions and of the negotiations between EchoStar and its representatives on behalf of EchoStar and Newco and DISH Network and its representatives on behalf of DISH Network with respect to the Master Transaction Agreement in accordance with EchoStar's existing Related Party Transaction Policy, which was originally adopted on August 2, 2010 and which applies to, among other things, transactions between EchoStar and DISH Network (the "EchoStar Related Party Transaction Policy"). For further discussion of the EchoStar Related Party Transaction Policy, please see "Certain Relationships and Related Party Transactions" beginning on page 119. In accordance with such policy, the Transactions were approved by EchoStar management and directors in the following sequence: (i) first, the initial approval of independent management of EchoStar, including the Chief Executive Officer, Chief Financial Officer, the General Counsel and other members of management representing, among others, EchoStar's operational, accounting, tax, finance, and legal departments ("EchoStar Independent Management"), (ii) second, the unanimous approval of the non-interlocking directors of EchoStar (i.e., EchoStar directors who were not also directors or employees of DISH Network and its subsidiaries), with Mr. Dodge recusing himself from the discussions and approvals, to avoid the appearance of any potential conflict resulting from his prior employment by DISH Network and Mr. Federico recusing himself from the discussions and approvals to avoid the appearance of any potential conflict resulting from his service on DISH Network's special litigation committee ("EchoStar NI Directors") and (iii) the unanimous approval of the Audit Committee of the EchoStar Board, with Mr. Federico recusing himself from the discussions and approvals, (together with the EchoStar Independent Management, the EchoStar NI Directors and the EchoStar Board, the "EchoStar Approving Parties"). Each of the EchoStar Approving Parties, acting in good faith, determined that the Transactions upon the terms set forth in the Master Transaction Agreement were in the best interest of, and fair to, EchoStar and its stockholders, and each of the EchoStar Approving Parties approved the Transactions. For a further discussion of the approval of the EchoStar Board, please read "The Transactions—The EchoStar Board's Reasons for the Transactions" beginning on page 59.

Do any of the EchoStar directors or officers have interests in the Transactions that may differ from or be in addition to my interests as an EchoStar stockholder?

        Yes. EchoStar stockholders should be aware that some of EchoStar's directors and executive officers have interests in the Transactions that may be different from, or in addition to, the interests of EchoStar stockholders generally. The EchoStar Approving Parties were aware of and considered these interests, among other matters, in deciding to approve the terms of the Master Transaction Agreement and the Transactions. Additionally, Mr. Dodge and Mr. Federico, both non-interlocking directors of EchoStar, recused themselves for all parts of the discussion about the Transactions whenever it was discussed and considered by the EchoStar NI Directors and the Audit Committee of the EchoStar Board, as applicable. For a further discussion of these interests, please see "Interests of Affiliates in the Transactions" beginning on page 130.

What happens to my existing shares of EchoStar Common Stock?

        Nothing will happen to your existing shares of EchoStar Common Stock. You will continue to own the EchoStar Common Stock you currently own and the rights and privileges attached to the EchoStar Common Stock will not change.

Will fractional shares of DISH Network Class A Common Stock be issued in the Merger?

        No. No fractional shares of DISH Network Class A Common Stock will be delivered to Newco stockholders. Following the Transactions, Newco stockholders will receive cash in lieu of any fractional share of DISH Network Class A Common Stock. See "The Transactions—Merger Consideration to Newco Stockholders."

How will DISH Network Class A Shares be distributed to EchoStar stockholders?

        Holders of EchoStar Common Stock on the record date of the Distribution will receive DISH Network Class A Common Stock in book-entry form in exchange for the shares of Newco that they are entitled to receive in the Distribution. EchoStar stockholders of record will receive additional information from the Agent for the Distribution shortly after the Closing. Beneficial holders will receive information from their brokerage firms or other nominees.

Has EchoStar set a record date for the Distribution?

        No. EchoStar will publicly announce the record date for the Distribution when the record date has been determined. This announcement will be made prior to the completion of the Distribution and the Merger.

Will EchoStar stockholders who sell their shares of EchoStar Common Stock shortly before the completion of the Distribution and the Merger still be entitled to receive shares of Newco Common Stock (and subsequently DISH Network Class A Common Stock) with respect to the shares of EchoStar Common Stock that were sold?

        It is currently expected that beginning one business day after the record date to be established for the Distribution, and continuing through the closing date of the Merger (or the previous business day, if the Merger closes before the opening of trading in EchoStar Class A Common Stock and DISH Network Class A Common Stock on the NASDAQ on the Closing Date), there will be two markets in EchoStar Common Stock on the NASDAQ: a "regular way" market and an "ex-distribution" market.

        If an EchoStar stockholder sells shares of EchoStar Common Stock in the "regular way" market under the ticker symbol "SATS" during this time period, that EchoStar stockholder will be selling both his or her shares of EchoStar Common Stock and the right (represented by a "due-bill") to receive shares of Newco Common Stock in the Distribution that will be converted into the right to receive shares of DISH Network Class A Common Stock, and cash in lieu of fractional shares (if any), at the Closing. EchoStar stockholders should consult their brokers before selling their shares of EchoStar Common Stock in the "regular way" market during this time period to be sure they understand the effect of the NASDAQ's "due-bill" procedures. The "due-bill" process is not managed, operated or controlled by EchoStar or DISH Network.

        If an EchoStar stockholder sells shares of EchoStar Common Stock in the "ex-distribution" market during this time period, that EchoStar stockholder will be selling only his or her shares of EchoStar Common Stock, and will retain the right to receive shares of Newco Common Stock in the Distribution that will be converted into the right to receive shares of DISH Network Class A Common Stock, and cash in lieu of fractional shares (if any), at the Closing. It is currently expected that "ex-distribution"

trades of EchoStar Common Stock will settle within two business days after the Closing Date and that if the Merger is not completed all trades in this "ex-distribution" market will be cancelled.

        After the Closing Date, shares of EchoStar Common Stock will no longer trade in this "ex-distribution" market, and shares of EchoStar Common Stock that are sold in the "regular way" market will no longer reflect the right to receive shares of Newco Common Stock in the Distribution that will be converted into the right to receive shares of DISH Network Class A Common Stock, and cash in lieu of fractional shares (if any), at the Closing.

May EchoStar stockholders sell the shares of DISH Network Class A Common Stock which they are entitled to receive in the Merger prior to receiving those shares of DISH Network Class A Common Stock?

        It is currently expected that beginning one business day after the record date to be established for the Distribution, and continuing through the closing date of the Merger (or the previous business day, if the Merger closes before the opening of trading in EchoStar Class A Common Stock and DISH Network Class A Common Stock on the NASDAQ on the Closing Date), there will be two markets in DISH Network Class A Common Stock on the NASDAQ: a "regular way" market and a "when issued" market.

        The "regular way" market will be the regular trading market for issued shares of DISH Network Class A Common Stock under the ticker symbol "DISH."

        The "when issued" market will be a market for the shares of DISH Network Class A Common Stock that will be issued to EchoStar stockholders at the Closing. If an EchoStar stockholder sells shares of DISH Network Class A Common Stock in the "when issued" market during this time period, that EchoStar stockholder will be selling his or her right to receive shares of Newco Common Stock in the Distribution that will be converted into the right to receive shares of DISH Network Class A Common Stock, and cash in lieu of fractional shares (if any), at the Closing. It is currently expected that "when issued" trades of DISH Network Class A Common Stock will settle within two business days after the Closing Date and that if the Merger is not completed, all trades in this "when issued" market will be cancelled. After the Closing Date, shares of DISH Network Class A Common Stock will no longer trade in this "when issued" market.

What will EchoStar retain after the Transactions? What will happen to EchoStar Class A Common Stock after the Transactions?

        After the Transactions, EchoStar will retain all of its businesses, assets and liabilities except for the BSS Business, which, among other things, includes the Hughes segment and the portion of the ESS segment that provides satellite operations to United States government service providers, internet service providers, broadcast news organizations, content providers and private enterprise customer, as well as other assets and investments. For more information on the business of EchoStar, please read "Information about EchoStar" beginning on page 109. For more information on certain risks relating to EchoStar in connection with the Transactions, please read "Risk Factors—Risks Related to EchoStar's Business and EchoStar Class A Common Stock" beginning on page 34.

        EchoStar will remain an independent public company after the Transactions, and EchoStar Class A Common Stock will continue to be listed on the NASDAQ under the symbol "SATS."

Will the market price of EchoStar Common Stock change as a result of the Transaction?

        The Transactions, in particular the Distribution, may negatively affect the market price of EchoStar Class A Common Stock. The market price of EchoStar Class A Common Stock may also be negatively affected by the performance of EchoStar post-closing and other risks associated with the Transactions.

        These risks and other risk factors associated with the Transactions are described in more detail in the section of this prospectus entitled "Risk Factors" beginning on page 24.

Will I owe U.S. federal income taxes as a result of the Transactions?

        It is a condition to the completion of the Transactions that each of DISH Network and EchoStar receive an opinion from their respective counsel to the effect that the Distribution should qualify as a transaction that is tax-free for U.S. federal income tax purposes under Sections 355 and 368(a)(1)(D) of the Internal Revenue Code (the "Code") and the Merger should qualify as a "reorganization" under Section 368(a) of the Code (the "Intended Tax Treatment"). Assuming that the Distribution and the Merger so qualify, for U.S. federal income tax purposes you will not recognize any gain or loss, and no amount will be included in your income, as a result of the Distribution or the Merger, except with respect to any cash received in lieu of a fractional share of DISH Network Class A Common Stock. For additional information, please read the section titled "Material U.S. Federal Income Tax Consequences" beginning on page 98.

Is there anything I should do now?

        Since the approval of EchoStar stockholders is not required, your vote is not being sought and you are requested not to send a proxy. However, you are urged to read this prospectus carefully and in its entirety, as it contains important information about the Pre-Closing Restructuring, the Distribution and the Merger.

        After the Merger, EchoStar will cause its Agent to mail to holders of EchoStar Common Stock who are entitled to receive the DISH Network Class A Common Stock, book-entry statements evidencing their ownership of DISH Network Class A Common Stock, cash payment in lieu of fractional shares (if any) and related tax information regarding the receipt of shares of DISH Network Class A Common Stock and cash payments in lieu of fractional shares they received in the Merger.

        ECHOSTAR STOCKHOLDERS WILL NOT BE REQUIRED TO SURRENDER THEIR SHARES OF ECHOSTAR COMMON STOCK IN THE DISTRIBUTION OR THE MERGER AND THEY SHOULD NOT RETURN THEIR ECHOSTAR STOCK CERTIFICATES. THE TRANSACTIONS WILL NOT RESULT IN ANY CHANGE IN ECHOSTAR STOCKHOLDERS' OWNERSHIP OF ECHOSTAR COMMON STOCK FOLLOWING THE MERGER.

SUMMARY

        This summary highlights selected information included in this prospectus. You should carefully read this entire prospectus and its Annexes and the other documents referred to in this prospectus. Additional important information about DISH Network and its subsidiaries is also contained in the Annexes to, and the documents incorporated by reference into, this prospectus. For a description of, and instructions as to how to obtain, this information, see "Where You Can Find More Information" on page 149 of this prospectus. Each item in this summary includes a page reference directing you to a more complete description of that item.

Parties to the Master Transaction Agreement (pages 103, 108, 109 & 112)

DISH Network Corporation

  DISH Network Corporation
  9601 South Meridian Boulevard
  Englewood, Colorado 80112
  Phone: (303) 723-1000

        DISH Network Corporation was organized in 1995 as a corporation under the laws of the State of Nevada. DISH Network started offering the DISH® branded pay-TV service in March 1996 and is the nation's fourth largest live-linear television programming provider.

        DISH Network Class A Common Stock is listed on the NASDAQ under the symbol "DISH."

        Additional information about DISH Network and its subsidiaries is included in the documents incorporated by reference in this prospectus. See the section entitled "Where You Can Find More Information" beginning on page 149.

BSS Merger Sub Inc.

  BSS Merger Sub Inc.
  9601 South Meridian Boulevard
  Englewood, Colorado 80112
  Phone: (303) 723-1000

        BSS Merger Sub Inc., a wholly owned subsidiary of DISH Network, is a Delaware corporation that was formed on May 17, 2019 for the purpose of effecting the Merger. Upon completion of the Merger, Merger Sub will be merged with and into Newco, with Newco surviving as a wholly owned subsidiary of DISH Network. Merger Sub has not conducted any activities other than those incidental to its formation and the matters contemplated by the Master Transaction Agreement in connection with the Merger.

EchoStar Corporation

  EchoStar Corporation
  100 Inverness Terrace East
  Englewood, Colorado 80112
  Phone: (303) 706-4000

        EchoStar Corporation is a holding company that was organized in October 2007 as a corporation under the laws of the State of Nevada and has operated as a separately traded public company from DISH Network since 2008. EchoStar is a global provider of broadband satellite technologies, broadband internet services for home and small office customers, satellite operations and satellite services. EchoStar also delivers innovative network technologies, managed services and various communications solutions for aeronautical, enterprise and government customers.

        EchoStar, by virtue of its ownership of its various subsidiaries, will effect the steps necessary to complete the Pre-Closing Restructuring. EchoStar will effect the Distribution by declaring a dividend to its stockholders of the Newco Common Stock immediately after the Pre-Closing Restructuring is completed and before the Merger is effected.

        EchoStar Class A Common Stock is listed on the NASDAQ under the symbol "SATS."

EchoStar BSS Corporation

  EchoStar BSS Corporation
  100 Inverness Terrace East
  Englewood, Colorado 80112
  Phone: (303) 706-4000

        EchoStar BSS Corporation, a wholly owned subsidiary of EchoStar, also referred to herein as "Newco," is a Delaware corporation that was formed on May 16, 2019 for the purpose of effecting the Merger. The purpose of Newco is to hold the assets and liabilities of EchoStar's BSS Business. Newco, together with certain other subsidiaries of EchoStar, will effect the Pre-Closing Restructuring prior to the Distribution. The Newco Common Stock will be distributed in the Distribution immediately prior to the consummation of the Merger to EchoStar stockholders as of a set record date for the Distribution. Upon completion of the Merger, Merger Sub will be merged with and into Newco, with Newco surviving as a wholly owned subsidiary of DISH Network.

The Transactions and the Master Transaction Agreement (pages 39 and 78)

        The terms and conditions of the Transactions described below are contained in the Master Transaction Agreement, which is attached to this document as Annex A and is incorporated by reference herein in its entirety. You are encouraged to read the Master Transaction Agreement carefully, as it is the legal document that governs the Transactions.

        Pursuant to the Master Transaction Agreement, prior to the consummation of the Merger, EchoStar will effect the Pre-Closing Restructuring, which will result in Newco, directly or indirectly, owning and operating the BSS Business. After the Pre-Closing Restructuring, EchoStar will effect the Distribution. The Pre-Closing Restructuring and the Distribution are to be completed as promptly as reasonably practicable after satisfaction (or, to the extent permitted by applicable law, waiver by the parties entitled to the benefit thereof) of the closing conditions set forth in the Master Transaction Agreement, other than the completion of the Pre-Closing Restructuring and the Distribution themselves and those closing conditions that by definition cannot be completed prior to the date on which the Closing occurs (the "Closing Date").

        Subsequent to the completion of the Pre-Closing Restructuring and the Distribution, the Master Transaction Agreement provides for the acquisition of Newco by DISH Network through the merger of Newco with Merger Sub, a wholly owned subsidiary of DISH Network, with Newco continuing as the surviving corporation of the Merger. Each Newco stockholder will be entitled to receive a number of shares of DISH Network Class A Common Stock in exchange for each share of Newco Common Stock that such holder owns immediately prior to the Effective Time of the Merger as determined by the Exchange Ratio.

Reasons for Approval by the DISH Network Board (page 50)

        The DISH Network Board unanimously approved the Master Transaction Agreement, only following a review of the Transactions and of the negotiations between DISH Network and its representatives and EchoStar and its representatives on behalf of EchoStar and Newco with respect to the Transactions in accordance with the DISH Network Related Party Transaction Policy. In accordance with such policy, the Transactions were approved by DISH Network management and directors in the following sequence: (i) first, the initial unanimous approval of independent management of DISH Network comprised of the Chief Executive Officer, Principal Financial Officer, General Counsel and other members of management representing, among others, DISH Network's operational, accounting, tax, finance, and legal departments, (ii) second, the unanimous approval of the DISH NI/NE Directors and (iii) the unanimous approval of the Audit Committee of the DISH Network Board. Each of the DISH Approving Parties, acting in good faith, determined that the Transactions, upon the terms set forth in the Master Transaction Agreement, were in the best interests of, and fair to, DISH Network, and each of the DISH Approving Parties umanimously approved the Transactions. For a further discussion of the approval of the DISH Network Board, please read "The Transactions—The DISH Network Board's Reasons for the Transactions" beginning on page 50. For information relating to the DISH Network Related Party Transaction Policy, see "Certain Relationships and Related Party Transactions" beginning on page 119.

Opinion of BofA Merrill Lynch, Financial Advisor to DISH Network (page 54)

        In connection with the Transactions, BofA Securities, Inc. (referred to, together with its predecessor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as "BofA Merrill Lynch"), DISH Network's financial advisor, delivered to the DISH Network Board a written opinion, dated May 19, 2019, as to the fairness, from a financial point of view and as of the date of the opinion, to DISH Network of the Exchange Ratio provided for in the Merger. The full text of the written opinion, dated May 19, 2019, of BofA Merrill Lynch, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex B to this prospectus and is incorporated by reference herein in its entirety. BofA Merrill Lynch provided its opinion to the DISH Network Board (in its capacity as such) for the benefit and use of the DISH Network Board in connection with and for purposes of its evaluation of the Exchange Ratio from a financial point of view. BofA Merrill Lynch's opinion does not address any other aspect of the Transactions and no opinion or view was expressed as to the relative merits of the Transactions in comparison to other strategies or transactions that might be available to DISH Network or in which DISH Network might engage or as to the underlying business decision of DISH Network to proceed with or effect the Transactions. BofA Merrill Lynch's opinion does not constitute a recommendation to any stockholder as to how to act in connection with the proposed Transactions or any other matter.

Reasons for Approval by the EchoStar Board (page 59)

        The EchoStar Board (with Mr. Ergen recusing himself from the decision) approved the Master Transaction Agreement, only following a review of the Transactions and of the negotiations between EchoStar and its representatives on behalf of EchoStar and Newco and DISH Network and its representatives with respect to the Master Transaction Agreement in accordance with the EchoStar Related Party Transaction Policy. In accordance with such policy, the Transactions were approved by EchoStar management and directors in the following sequence: (i) first, the initial approval of EchoStar Independent Management, (ii) second, the unanimous approval of the EchoStar NI Directors, with Mr. Dodge recusing himself from such discussions and approvals to avoid the appearance of any potential conflict resulting from his prior employment by DISH Network and Mr. Federico recusing himself to avoid the appearance of any potential conflict resulting from his service on DISH Network's special litigation committee and (iii) the unanimous approval of the Audit Committee of the EchoStar Board, with Mr. Federico recusing himself from such discussions and approvals. Each of the EchoStar Approving Parties, acting in good faith, determined that the Transactions upon the terms set forth in the Master Transaction Agreement were in the best interest of, and fair to, EchoStar and its stockholders, and each of the EchoStar Approving Parties approved the Master Transaction Agreement and the Transactions. For a further discussion of the approval of the EchoStar Board, please read "The Transactions—The EchoStar Board's Reasons for the Transactions" beginning on page 59. For information relating to the EchoStar Related Party Transaction Policy, see "Certain Relationships and Related Party Transactions" beginning on page 119.

Opinion of Deutsche Bank Securities Inc., Financial Advisor to EchoStar (page 63)

        At the May 17, 2019 meeting of the EchoStar Board, Deutsche Bank Securities Inc. ("Deutsche Bank") rendered its oral opinion to the EchoStar Board, subsequently confirmed by delivery of a written opinion dated May 19, 2019, to the effect that, as of the date of such opinion, and based upon and subject to the assumptions, limitations, qualifications and conditions described in Deutsche Bank's opinion, the aggregate of 22,937,188 shares of DISH Network Class A Common Stock to be issued to holders of outstanding shares of Newco Common Stock (the "Aggregate Merger Consideration") was fair, from a financial point of view, to the holders of Newco Common Stock, in the aggregate, excluding DISH Network, EchoStar, Mr. Charles Ergen and their respective affiliates.

        The full text of Deutsche Bank's written opinion, dated May 19, 2019, which sets forth the assumptions made, procedures followed, matters considered and limitations, qualifications and conditions on the review undertaken by Deutsche Bank in connection with its opinion, is included in this document as Annex C. The summary of Deutsche Bank's opinion set forth in this document is qualified in its entirety by reference to the full text of the opinion. Deutsche Bank's opinion was approved and authorized for issuance by a Deutsche Bank fairness opinion review committee and was addressed to, and was for the use and benefit of, the EchoStar Board in connection with and for the purpose of its evaluation of the Transactions. Deutsche Bank's opinion was limited to the fairness of the Aggregate Merger Consideration, from a financial point of view, to the holders of Newco Common Stock, in the aggregate (other than DISH Network, EchoStar, Mr. Ergen and their respective affiliates) as of the date of the opinion. Deutsche Bank's opinion did not address any other terms of the Transactions, the Master Transaction Agreement or any other agreement entered into or to be entered into in connection with the Transactions. EchoStar did not ask Deutsche Bank to, and Deutsche Bank's opinion did not, address the fairness of the Transactions, or any consideration received in connection therewith, to the holders of any other class of securities, creditors or other constituencies of EchoStar, Newco or DISH Network, nor did it address the fairness of the contemplated benefits of the Transactions. Deutsche Bank expressed no opinion as to the merits of the underlying decision by EchoStar, Newco or DISH Network to engage in the Transactions or the relative merits of the Transactions as compared to any alternative transactions or business strategies. In addition, Deutsche Bank did not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable to or to be received by any of the officers, directors, or employees of any party to the Transactions, or any class of such persons, in connection with the Transactions, whether relative to the Aggregate Merger Consideration to be received by the holders of Newco Common Stock or otherwise. Deutsche Bank's opinion did not in any manner address what the value of the DISH Network Class A Common Stock actually will be when issued pursuant to the Transactions or the prices at which the DISH Network Class A Common Stock or any other securities will trade following the announcement or consummation of the Transactions.

Regulatory Approvals (page 75)

        In connection with the Merger, the parties intend to make all required filings with the SEC, the FCC, and the NASDAQ, as well as any required filings with respect to export control regulations. The parties also expect to request the approval of the United Kingdom Space Agency for the operation of the EchoStar XXIII satellite by DISH Network, and EchoStar has filed a notice and request for the consent of the National Telecommunications Agency of Brazil ("Anatel") regarding the termination of EchoStar's license for that satellite and the relocation of the satellite. The completion of the Merger is contingent on making those filings and obtaining those regulatory approvals or consents, to the extent such consents are required.

        The Merger is not reportable under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act"), and therefore no filings with respect to the Merger are required with the United States Federal Trade Commission ("FTC") or the United States Department of Justice Antitrust Division (the "DOJ").

Conditions to the Completion of the Merger (page 91)

        The completion of the Merger is subject to certain customary closing conditions, including (i) the Requisite Stockholder Approval having been obtained (which has been obtained by written consent of HSSC as its sole stockholder), (ii) the required governmental consents having been received and the required governmental notices that are required to be submitted prior to the Closing having been filed, (iii) the absence of governmental actions that would prevent the consummation of the Transactions or that would materially impair DISH Network's ability to run the BSS Business, (iv) the absence of any laws or orders enjoining the consummation of the Transactions, (v) the Pre-Closing Restructuring and the Distribution having been completed, (vi) this registration statement having been declared effective under the Securities Act and this prospectus or any other required SEC filings having been disseminated to the EchoStar stockholders, (vii) the DISH Network Class A Common Stock to be issued in the Merger having been listed on the NASDAQ and (viii) certain consents with respect to the operation of the EchoStar XXIII satellite having been obtained. The obligation of each party to consummate the Merger is also conditioned upon the accuracy of the representations and warranties of the other party as of the date of the Master Transaction Agreement and as of the Closing (subject to customary materiality and Material Adverse Effect, or "MAE" qualifiers and, in the case of EchoStar, subject to an additional qualifier relating to certain of the BSS Satellites, which we call a Satellite MAE qualifier) and on each party having performed its obligations under the Master Transaction Agreement in all material respects. Further, it is a condition to DISH Network's obligation to consummate the Merger that no MAE has occurred. Finally, the DISH Parties' obligation to close is conditioned upon DISH Network's receipt at the Closing of a certificate signed on behalf of the EchoStar Parties by an executive officer of EchoStar to the effect that the conditions set forth in the Master Transaction Agreement have been satisfied and receipt of a written opinion to the effect that the Distribution should qualify as a transaction that is tax-free for U.S. federal income tax purposes under Sections 355 and 368(a)(1)(D) of the Code and the Merger should qualify as a reorganization under Section 368(a) of the Code ("Tax Opinion") of Sullivan & Cromwell LLP, legal counsel to DISH Network ("Sullivan & Cromwell"), and the EchoStar Parties' obligation to close is conditioned upon EchoStar's receipt of a certificate signed on behalf of the DISH Parties by an executive officer of DISH Network to the effect that the conditions set forth in the Master Transaction Agreement have been satisfied and the receipt of a Tax Opinion of White & Case LLP, legal counsel to EchoStar ("White & Case").

Termination (page 94)

        DISH Network and EchoStar may terminate the Master Transaction Agreement at any time prior to the Effective Time of the Merger by mutual written consent of DISH Network and EchoStar. The Master Transaction Agreement may also be terminated by either DISH Network or EchoStar if the Merger has not been consummated by the Termination Date. Further, either party may terminate the Master Transaction Agreement, subject to specified qualifications and exceptions, if there has been a breach of any representation, warranty, covenant or agreement made by the other party in the Master Transaction Agreement, or any such representation and warranty shall have become untrue (subject to certain materiality qualifiers) after the date of the Master Transaction Agreement.

        For further discussion, please read the section titled "The Master Transaction Agreement—Termination" beginning on page 94.

Interests of Directors and Executive Officers (page 130)

        Certain directors and executive officers of DISH Network have interests in the Transactions that may be different from, or in addition to, the interests of DISH Network stockholders generally. Certain directors and executive officers of DISH Network will serve as directors and executive officers of Newco following the Transactions. The DISH NI/NE Directors, the Audit Committee of the DISH Network Board and the members of the DISH Network Board were aware of and considered these interests, among other matters, in deciding to approve the terms of the Master Transaction Agreement and the Transactions. For additional information on the interests of these directors and officers, see "Interests of Affiliates in the Transactions" beginning on page 130.

        Directors and executive officers of DISH Network and their affiliates collectively hold 91.3% of the total voting power of all classes of DISH Network's outstanding equity securities entitled to vote on matters brought before DISH Network stockholders, with Mr. Ergen, the Chairman of both DISH Network and EchoStar, and certain entities established by Mr. Ergen for the benefit of his family, beneficially owning approximately 91.3% of the total voting power of all outstanding DISH Network equity securities and EchoStar equity securities representing approximately 91.0% of the total voting power of all classes of EchoStar's outstanding equity securities entitled to vote on matters brought before EchoStar stockholders. See "Information about DISH Network—Security Ownership of Certain Beneficial Owners and Management of DISH Network" beginning on page 104 and "Information about Newco—Security Ownership of Certain Beneficial Owners and Management of Newco" beginning on page 113.

        Directors and executive officers of EchoStar or Newco who own shares of EchoStar Common Stock will participate in the Distribution and the Merger on the same terms as other EchoStar stockholders. However, Mr. Ergen, director and Chairman of both DISH Network and EchoStar, will serve as a director and executive officer of Newco following the Transactions. The EchoStar Approving Parties were aware of and considered these interests, among other matters, in deciding to approve the terms of the Master Transaction Agreement and the Transactions. Certain members of the EchoStar Approving Parties recused themselves from such decisions as described above. For additional information on the interests of these directors and officers, see "Interests of Affiliates in the Transactions" beginning on page 130.

        The approval of the Master Transaction Agreement and the Merger by DISH Network does not require the affirmative vote or consent of DISH Network stockholders.

        HSSC holds 100% of the outstanding shares of Newco Common Stock and provided a unanimous written consent approving the Master Transaction Agreement and the Transactions on May 19, 2019.

Comparison of Rights of DISH Network Stockholders and EchoStar Stockholders (page 132)

        Following the Transactions, holders of EchoStar Common Stock will continue to own the shares of EchoStar Common Stock that such holders owned prior to the Transactions, subject to the same rights as prior to the Transactions, except that their shares of EchoStar Common Stock will represent an interest in EchoStar that no longer reflects the ownership and operation of the BSS Business. In addition, EchoStar stockholders entitled to shares of Newco Common Stock in the Distribution will also own shares of DISH Network Class A Common Stock after the close of the Transactions. Following the Transactions, holders of DISH Network Class A Common Stock will continue to own the shares of DISH Network Class A Common Stock that such holders owned prior to the Transactions, subject to the same rights as prior to the Transactions, except that their shares of DISH Network Class A Common Stock will represent an interest in DISH Network that also reflects the ownership and operation of the BSS Business.

        The rights of holders of DISH Network Common Stock are different from the rights of holders of EchoStar Common Stock. Therefore, your rights with respect to the DISH Network Class A Common Stock received in the Merger will not be the same as your current rights as holders of EchoStar Common Stock due to the differences between the articles of incorporation of DISH Network (as may be amended from time to time, the "DISH Network Articles of Incorporation") and the bylaws of DISH Network (as may be amended from time to time, the "DISH Network Bylaws"), on the one hand, and the articles of incorporation of EchoStar (as may be amended from time to time, the "EchoStar Articles of Incorporation") and the bylaws of EchoStar (as may be amended from time to time the "EchoStar Bylaws"), on the other. The key differences are described in the section titled "Comparison of Rights of DISH Network Stockholders and EchoStar Stockholders" beginning on page 132.

Accounting Treatment of the Transactions (page 77)

        DISH Network prepares its financial statements in accordance with U.S. Generally Accepted Accounting Principles ("U.S. GAAP"). For accounting purposes, the Transactions whereby DISH Network is acquiring the BSS Business will be considered an asset purchase as substantially all of the fair value of the gross assets acquired is concentrated in a group of similar identifiable assets. As the Transactions are between entities that are under common control, DISH Network will record the assets and liabilities received at EchoStar's historical cost basis, with the offsetting amount recorded in "Additional paid-in capital" on DISH Network's Consolidated Balance Sheets.

Material U.S. Federal Income Tax Consequences (page 98)

        It is a condition to the completion of the Transactions that DISH Network obtain an opinion of Sullivan & Cromwell satisfactory to the DISH Network Board and EchoStar obtain an opinion of White & Case satisfactory to the EchoStar Board, each to the effect that the Distribution should qualify as a transaction that is tax-free for U.S. federal income tax purposes under Sections 355 and 368(a)(1)(D) of the Code and the Merger should qualify as a reorganization under Section 368(a) of the Code. Assuming that the Distribution and the Merger so qualify, EchoStar stockholders that receive Newco Common Stock pursuant to the Distribution will not recognize any gain or loss, and no amount will be included in such holders' income, as a result of the Distribution or the Merger, except with respect to any cash received in lieu of a fractional share of DISH Network Class A Common Stock. An EchoStar stockholder that receives Newco Common Stock pursuant to the Distribution should recognize gain or loss as a result of the Merger on any cash received in lieu of a fractional share of DISH Network Class A Common Stock, and such gain or loss will be equal to the difference between the amount of cash received in lieu of the fractional share and the portion of such holder's tax basis in the Newco Common Stock that is allocable to the fractional share. For additional information, please read the section titled "Material U.S. Federal Income Tax Consequences" beginning on page 98.

No Dissenters' Rights (page 145)

        Holders of EchoStar Common Stock do not have appraisal rights or dissenters' rights under applicable law or contractual appraisal rights under the EchoStar Articles of Incorporation or the Master Transaction Agreement in connection with the Transactions. As holders of Newco Common Stock following the Distribution, EchoStar stockholders will not have appraisal rights under applicable law or contractual appraisal rights under the certificate of incorporation of Newco (as may be amended from time to time, the "Newco Certificate of Incorporation") or the Master Transaction Agreement in connection with the Transactions.

Litigation Related to the Transactions (page 77)

        On July 2, 2019, a putative class action lawsuit was filed by a purported EchoStar stockholder in the District Court of Clark County, Nevada under the caption City of Hallandale Beach Police Officers'

and Firefighters' Personnel Retirement Trust v. Ergen, et al., Case No. A-19-797799-B. The lawsuit names as defendants Mr. Ergen, the other members of the EchoStar Board, as well as EchoStar, certain of its officers, DISH Network and certain of DISH Network's and EchoStar's affiliates. Plaintiff alleges, among other things, breach of fiduciary duties in approving the Transactions for inadequate consideration and pursuant to an unfair and conflicted process, and that EchoStar, DISH Network and certain other defendants aided and abetted such breaches. Plaintiff seeks equitable relief, including the issuance of additional DISH Network Class A Common Stock, monetary relief and other costs and disbursements, including attorneys' fees. DISH Network, EchoStar and the other defendants believe that the lawsuit is without merit and intend to defend themselves vigorously.

Summary of Risk Factors (page 24)

        You should consider carefully all the risk factors together with all of the other information included in this prospectus. Some of these risks include, but are not limited to, those described below and in more detail under the headings "Risk Factors—Risks Related to the Transactions," "Risk Factors—Risks Related to DISH Network's Business and DISH Network Class A Common Stock" and "Risk Factors—Risks Related to EchoStar's Business and EchoStar Class A Common Stock":

  •
  The Transactions may not be completed on the terms or timeline currently contemplated, or at all, as DISH Network and EchoStar may be unable to satisfy the conditions or obtain the approvals required to complete the Transactions or such approvals may contain material restrictions or conditions.

  •
  Failure to complete the Transactions could adversely affect the market price of DISH Network Class A Common Stock as well as the business, financial condition and results of operations of DISH Network and EchoStar and their respective subsidiaries.

  •
  Certain of DISH Network directors and executive officers and EchoStar directors and executive officers have interests in seeing the Transactions completed that may be different from, or in addition to, those of other DISH Network stockholders or EchoStar stockholders, respectively.

  •
  The calculation of the consideration for the Merger will not be adjusted if there is a change in the value of the BSS Business or the value of DISH Network Class A Common Stock.

  •
  The expected business, assets, financial condition, results of operation, business plan and prospects following the completion of the Transactions, including the operating profile of DISH Network and potential for higher free cash flow and earnings before interest, taxes, depreciation and amortization ("EBITDA") may not be fully realized or realized at all.

  •
  DISH Network and EchoStar must obtain certain regulatory approvals and clearances to consummate the Transactions, which, if delayed, not granted or granted with unacceptable conditions, could prevent, substantially delay or impair consummation of the Transactions, result in additional expenditures of money and resources or reduce the anticipated benefits of the Transactions.

  •
  If the Distribution and the Merger do not qualify as a tax-free distribution and merger under the Code, then EchoStar and/or the EchoStar stockholders may be required to pay substantial U.S. federal income taxes, for which DISH Network has certain indemnification obligations.

  •
  Each of DISH Network and EchoStar may incur significant transaction, merger-related and restructuring costs in connection with the Transactions.

  •
  Lawsuits relating to the Transactions may delay or prevent the Transactions or result in costs to DISH Network or EchoStar.

  •
  While the Transactions are pending, DISH Network is subject to certain interim operating covenants, including a covenant that requires DISH Network to maintain its business in the ordinary course, all of which could prohibit DISH Network from taking certain actions that might otherwise be beneficial to DISH Network and its stockholders.

  •
  While the Transactions are pending, EchoStar will be subject to risks and uncertainties and contractual restrictions that could disrupt EchoStar's business or negatively impact the market price of the EchoStar Class A Common Stock.

  •
  EchoStar might not be able to engage in certain strategic transactions because it has agreed to certain restrictions to comply with U.S. federal income tax requirements for a tax-free spin-off.

        In addition, DISH Network is subject to various risks associated with its business. Please carefully read this prospectus, the documents incorporated herein by reference and the documents to which you are referred. See the section titled "Risk Factors" beginning on page 24.

        EchoStar is also subject to various risks associated with its business, including the BSS Business. For a discussion of such risks, please refer to EchoStar's Annual Report on Form 10-K/A for the fiscal year ended December 31, 2018, its Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and other documents filed with the SEC. The information contained on EchoStar's filings and reports is not incorporated by reference into this prospectus and should not be considered part of this prospectus. Also see the section titled "Risk Factors" beginning on page 24.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF DISH NETWORK

        The following table sets forth the selected historical consolidated financial data of DISH Network as of and for the periods indicated. The selected historical consolidated financial data as of and for the years ended December 31, 2018, 2017, 2016, 2015 and 2014 was derived from the audited consolidated financial statements of DISH Network included in its annual reports on Form 10-K. The selected historical consolidated financial data as of June 30, 2019 and for the six months ended June 30, 2019 and 2018 was derived from the unaudited consolidated interim financial statements of DISH Network included in its quarterly reports on Form 10-Q. You should read the selected financial data set forth below in conjunction with DISH Network's financial statements and the related notes.

	As of June 30,	As of December 31,
Balance Sheet Data	2019	2018	2017	2016	2015	2014
	(Unaudited)	(In thousands)
Cash, cash equivalents and current marketable investment securities	$2,732,382	$2,068,817	$1,980,673	$5,360,119	$1,611,894	$9,236,888
Total assets	32,284,116	30,587,012	29,773,766	27,914,292	22,665,292	21,756,516
Long-term debt and finance lease obligations (including current portion)	15,163,463	15,152,777	16,202,965	16,483,639	13,763,018	14,430,009
Total stockholders' equity (deficit)	9,330,511	8,594,189	6,937,906	4,611,323	2,694,161	1,925,243

	For the Six Months Ended June 30,		For the Years Ended December 31,
Statements of Operations Data	2019	2018	2018	2017	2016	2015	2014
	(Unaudited)		(In thousands, except per share amounts)
Total Revenue	$6,398,456	$6,919,332	$13,621,302	$14,391,375	$15,212,302	$15,225,493	$14,819,289
Total costs and expenses	5,511,424	5,817,166	11,473,681	12,823,610	12,893,041	13,797,121	12,915,803

Operating income (loss)	$887,032	$1,102,166	$2,147,621	$1,567,765	$2,319,261	$1,428,372	$1,903,486

Net income (loss) attributable to DISH Network	$656,804	$806,277	$1,575,091	$2,098,689	$1,497,939	$802,374	$996,648
Basic net income (loss) per share attributable to DISH Network	$1.40	$1.73	$3.37	$4.50	$3.22	$1.73	$2.17
Diluted net income (loss) per share attributable to DISH Network	$1.25	$1.53	$3.00	$4.07	$3.15	$1.73	$2.15

	For the Six Months Ended June 30,		For the Years Ended December 31,
Statements of Cash Flow Data	2019	2018	2018	2017	2016	2015	2014
	(Unaudited)		(In thousands)
Net cash flows from:
Operating activities	$1,346,319	$1,325,338	$2,517,841	$2,779,507	$2,854,247	$2,459,123	$2,420,575
Investing activities	$(361,570)	$(697,463)	$(1,975,273)	$(6,521,553)	$(1,737,070)	$(8,072,004)	$(938,488)
Financing activities	$43,046	$(1,099,574)	$(1,134,545)	$(103,237)	$3,153,930	$(448,200)	$919,382

	For the Six Months Ended June 30,		For the Years Ended December 31,
Other Data (Unaudited)	2019	2018	2018	2017	2016	2015	2014
Pay-TV subscribers, as of period end (in millions)	12.032	12.997	12.322	13.242	13.671 *	13.897	13.978
DISH TV subscribers, as of period end (in millions)	9.560	10.653	9.905	11.030	12.170	13.274	13.881
Sling TV subscribers, as of period end (in millions)	2.472	2.344	2.417	2.212	1.501	0.623	0.097
Pay-TV subscriber additions (losses), net (in millions)	(0.290)	(0.245)	(0.920)	(0.284)	(0.392)	(0.081)	(0.079)
DISH TV subscriber additions (losses), net (in millions)	(0.345)	(0.377)	(1.125)	(0.995)	(1.270)	(0.607)	(0.122)
Sling TV subscriber additions (losses), net (in millions)	0.055	0.132	0.205	0.711	0.878	0.526	0.043
Pay-TV ARPU	$85.68	$85.01	$85.46	$86.43	$88.66	$86.79	$83.77
DISH TV subscriber additions, gross (in millions)	0.591	0.575	1.114	1.477	1.736	2.247	2.558
DISH TV churn rate	1.61%	1.46%	1.78%	1.78%	1.97%	1.75%	1.60%
DISH TV SAC	$803	$734	$759	$751	$832	$822	$824

*
DISH Network's ending Pay-TV subscriber count increased by approximately 166,000 subscribers during the third quarter 2016 as a result of the change in its calculation for commercial accounts.

 HISTORICAL PER SHARE FINANCIAL DATA

        The following table sets forth, for the six months ended June 30, 2019 and the year ended December 31, 2018, selected per share information for DISH Network Common Stock on a historical basis. Except for the historical information as of and for the year ended December 31, 2018, which is derived from DISH Network's audited financial statements, the information in the table is unaudited. You should read the data with the historical consolidated financial statements and related notes of DISH Network contained in its Annual Report on Form 10-K for the year ended December 31, 2018, and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, as applicable, each of which are incorporated by reference into this prospectus. See "Where You Can Find More Information" beginning on page 149.

        DISH Network has not declared a dividend on account of DISH Network Class A Common Stock or DISH Network Class B Common Stock during the periods presented in the following table.

        Upon completion of the Merger, the operating results of Newco will be reflected in the consolidated financial statements of DISH Network on a prospective basis.

DISH Network Historical Data	For the Six Months Ended June 30, 2019	For the Year Ended December 31, 2018
Basic net income per share	$1.40	$3.37
Diluted net income per share	$1.25	$3.00
Book value per share (1)	$19.85	$18.37

(1)
Historical book value per common share for DISH Network represents total equity at period end divided by the number of shares of DISH Network Class A Common Stock and DISH Network Class B Common Stock outstanding as of period end.

 MARKET VALUE OF DISH NETWORK CLASS A COMMON STOCK

        Shares of DISH Network Class A Common Stock currently trade on the NASDAQ under the symbol "DISH." There were 6,327 holders of record of DISH Network Class A Common Stock at the close of business on May 31, 2019. The table below sets forth the market value of the DISH Network Class A Common Stock on May 17, 2019, the last trading day before the announcement of the Master Transaction Agreement.

Market Value	DISH Network	Newco
May 17, 2019	$35.33	$—	*

*
The historical market price data for Newco Common Stock has not been presented, as Newco is currently a wholly owned subsidiary of EchoStar, and there is no established trading market in Newco Common Stock. Shares of Newco Common Stock do not trade separately from shares of EchoStar Class A Common Stock.

RISK FACTORS

        In reviewing the Transactions described in this prospectus, you should consider carefully the following risk factors, together with all of the other information included in, or incorporated by reference into, this prospectus. In addition, you should read and consider the risks associated with the businesses of DISH Network. In particular, please read Part I, Item 1. "Business" and Part I, Item 1A. "Risk Factors," in the Annual Report on Form 10-K for the year ended December 31, 2018, for DISH Network and Part II, Item 1A. "Risk Factors" in the Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, for DISH Network, each incorporated by reference herein. This prospectus also contains forward-looking statements that involve risks and uncertainties. Please read the section titled "Special Note Regarding Forward-Looking Statements" beginning on page 36.

        The risks described below are the material risks, although not the only risks, relating to the Pre-Closing Restructuring, the Distribution, the Merger and each of DISH Network and EchoStar in relation to the Transactions. The risks described below are not the only risks that DISH Network or EchoStar currently faces or will face after the consummation of the Transactions. Additional risks and uncertainties not currently known or that are currently expected to be immaterial may also materially and adversely affect DISH Network's business, financial condition or results of operations or the market price of DISH Network Class A Common Stock following the consummation of the Transactions.

        If any of the following risks and uncertainties relating to the Transactions or DISH Network develops into actual events, these events could have a material adverse effect on DISH Network's business, financial condition or results of operations after the Transactions. In addition, past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods.

Risks Related to the Transactions

The Transactions may not be completed on the terms or timeline currently contemplated, or at all, as DISH Network and EchoStar may be unable to satisfy the conditions or obtain the approvals required to complete the Transactions or such approvals may contain material restrictions or conditions.

        The consummation of the Merger is subject to numerous conditions, including, among other things:

  •
  the Requisite Stockholder Approval having been obtained;

  •
  the required governmental consents having been received and the required governmental notices that are required to be submitted prior to the Closing having been filed;

  •
  the absence of any governmental action or proceeding (a) challenging or seeking to make illegal or otherwise prohibit, directly or indirectly, the consummation of the Transactions, or (b) directly involving EchoStar, Newco or the DISH Parties or any of their affiliates that would reasonably be expected to materially impair the DISH Parties' ability to own or operate the BSS Business and conduct the business as currently conducted;

  •
  the absence of any governmental order prohibiting the consummation of the Transactions;

  •
  the DISH Network registration statement having become effective under the Securities Act and this prospectus or any other required SEC filings having been disseminated to the EchoStar stockholders;

  •
  DISH Network having filed with the NASDAQ a notification form for the listing of all DISH Network Class A Shares to be issued to Newco stockholders in the Merger, and the NASDAQ not having objected to the listing of such DISH Network Class A Shares;

  •
  the Pre-Closing Restructuring and Distribution having been completed;

  •
  certain consents with respect to the operation of the EchoStar XXIII satellite having been obtained; and

  •
  other customary conditions.

        There is no assurance that the Pre-Closing Restructuring, the Distribution or the Merger will be consummated on the terms or timeline currently contemplated, or at all. DISH Network and EchoStar have and will continue to expend time and resources of management and to incur legal, advisory and financial services fees related to the Transactions. These expenses must generally be paid regardless of whether the Transactions are consummated.

        Governmental authorities may impose conditions to the approval of the Transactions or may require changes to the terms of the Transactions. Any such conditions or changes could have the effect of delaying completion of the Transactions, imposing costs on or limiting the revenues of the combined company following the Transactions or otherwise reducing the anticipated benefits of the Transactions. Any condition or change which results in a MAE on the EchoStar Parties or the BSS Business under the Master Transaction Agreement may cause DISH Network to terminate the Master Transaction Agreement.

Failure to complete the Transactions could adversely affect the market price of DISH Network Class A Common Stock as well as its business, financial condition and results of operations.

        If the Transactions are not completed for any reason, the price of DISH Network Class A Common Stock may decline, or its business, financial condition and results of operations may be impacted, including: to the extent that the market price of DISH Network Class A Common Stock reflects positive market assumptions that the Transactions will be completed and the related benefits will be realized; based on significant expenses, such as legal, advisory and financial services which generally must be paid regardless of whether the Transactions are completed; and based on distraction of DISH Network's workforce and management team.

Certain of DISH Network directors and executive officers and EchoStar directors and executive officers have interests in seeing the Transactions completed that may be different from, or in addition to, those of other DISH Network stockholders or EchoStar stockholders, respectively.

        Certain of DISH Network directors and executive officers have interests in the Transactions that may be different from, or in addition to, the interests of DISH Network stockholders generally. The DISH NI/NE Directors, the Audit Committee of the DISH Network Board and the members of the DISH Network Board were aware of and considered these interests, among other matters, in deciding to approve the terms of the Master Transaction Agreement and the Transactions.

        Certain directors and executive officers of DISH Network will serve as directors and executive officers of Newco following the Transactions. For further discussion please see "Interests of Affiliates in the Transactions—Interests of Directors and Executive Officers of DISH Network in the Transactions" on page 130.

        Certain of EchoStar's directors and executive officers have interests in the Transactions that may be different from, or in addition to, the interests of EchoStar stockholders generally.

        Directors and executive officers of EchoStar or Newco who own shares of EchoStar Common Stock will participate in the Distribution and the Merger on the same terms as other EchoStar stockholders. Additionally, Mr. Ergen, director and Chairman of both DISH Network and EchoStar, will serve as a director and executive officer of Newco following the Transactions. The EchoStar Approving Parties were aware of and considered these interests, among other matters, in deciding to approve the terms of the Master Transaction Agreement and the Transactions. For additional information on the interests of these directors and officers, see "Interests of Affiliates in the

Transactions—Interests of Directors and Executive Officers of EchoStar and Newco in the Transactions" beginning on page 130.

The calculation of the consideration for the Merger will not be adjusted if there is a change in the value of the BSS Business or the value of DISH Network Class A Common Stock.

        The number of shares of DISH Network Class A Common Stock to be issued to Newco Stockholders in the Merger is based upon a pre-determined valuation of the BSS Business and will not be adjusted if there is a change in the value of the BSS Business prior to the consummation of the Transactions. EchoStar stockholders will receive an aggregate of 22,937,188 shares of DISH Network Class A Common Stock in exchange for the shares of Newco Common Stock distributed to them if the Merger is completed. The actual value of the DISH Network Class A Common Stock to be received by EchoStar's stockholders will depend on the market value of such shares at the time of closing of the Transactions, and EchoStar's stockholders may receive more or less than the current value of DISH Network Class A Common Stock. DISH Network will not be required to consummate the Merger if there has been any "Material Adverse Effect" as defined in the Master Transaction Agreement.

        The market price of DISH Network Class A Common Stock has been, and may continue to be, volatile, and could decline prior to the consummation of the Merger. In addition, the market price of DISH Network Class A Common Stock may be negatively affected by the performance of DISH Network prior to or following the consummation of the Merger. As a result, the market price of the DISH Network Class A Common Stock you receive in the Transactions may be materially different from the current market prices.

The integration of the BSS Business into DISH Network may not be as successful as anticipated.

        The Transactions involve numerous operational, strategic, financial, accounting, legal, tax and other risks, as well as potential liabilities associated with the acquired business. DISH Network may not be able to successfully or profitably integrate, operate, maintain and manage the BSS Business and its employees. DISH Network may not be able to maintain uniform standards, controls, procedures and policies, and this may lead to operational inefficiencies. In addition, the integration process may strain DISH Network's financial and managerial controls and reporting systems and procedures. Difficulties in integrating the BSS Business into DISH Network may result in the BSS Business performing differently than expected, in operational challenges or in the failure to realize anticipated expense-related efficiencies. DISH Network's existing businesses could also be negatively impacted by the Transactions. Potential difficulties that may be encountered in the integration process include, among other factors:

  •
  the inability to successfully integrate the BSS Business into DISH Network in a manner that permits DISH Network to achieve the full revenue and cost savings anticipated from the Transactions;

  •
  complexities associated with managing the larger, more complex, integrated business;

  •
  not realizing anticipated operating synergies;

  •
  integrating personnel from the BSS Business and the loss of key employees; and

  •
  potential unknown liabilities and unforeseen expenses, delays or regulatory conditions associated with the Transactions.

DISH Network may fail to realize all of the anticipated benefits of the Transactions.

        The success of the Transactions will depend, in part, on DISH Network's ability to realize the anticipated benefits and cost savings from acquiring the BSS Business. The anticipated benefits and cost savings of the Transactions may not be realized fully or at all, may take longer to realize than expected or could have other adverse effects that DISH Network does not currently foresee. Some of the assumptions that DISH Network has made, such as the achievement of operating synergies, may not be realized. The integration process may result in the loss of employees, the disruption of ongoing businesses or inconsistencies in standards, controls, procedures and policies. There could be potential unknown liabilities and unforeseen expenses associated with the Transactions that were not discovered in the course of performing due diligence.

The market price for shares of DISH Network Class A Common Stock and EchoStar Class A Common Stock before and after the completion of the Transactions may be affected by factors different from, or in addition to, those that historically have affected or currently affect the market prices of shares of DISH Network Class A Common Stock and EchoStar Class A Common Stock.

        Upon consummation of the Transactions, EchoStar stockholders will hold both DISH Network Class A Common Stock and EchoStar Class A Common Stock, and DISH Network stockholders will continue to hold DISH Network Class A Common Stock. The businesses of EchoStar and DISH Network prior to the closing of the Transactions differ from their respective businesses after the Transactions, and, accordingly, the results of operations of each company will be affected by some factors that are different from those currently or historically affecting the results of operations of EchoStar and those currently or historically affecting the results of operations of DISH Network. The results of operations of each company may also be affected by factors different from those that currently affect or have historically affected either DISH Network or EchoStar. For a discussion of the businesses of each of EchoStar and DISH Network and some important factors to consider in connection with those businesses, please see the sections entitled "Information about DISH Network" beginning on page 103 and "Information about EchoStar" beginning on page 109, and the documents and information included elsewhere in this prospectus or incorporated by reference into this prospectus and listed under the section entitled "Where You Can Find More Information" beginning on page 149.

DISH Network and EchoStar must obtain certain regulatory approvals and clearances to consummate the Transactions, which, if delayed, not granted or granted with unacceptable conditions, could prevent, substantially delay or impair consummation of the Transactions, result in additional expenditures of money and resources or reduce the anticipated benefits of the Transactions.

        In connection with the Merger, the parties intend to make all required filings with the SEC, the FCC and the NASDAQ, as well as any required filings with respect to export control regulations. The parties also expect to request the approval of the United Kingdom Space Agency for the operation of the EchoStar XXIII satellite by DISH Network, and EchoStar has filed a notice and a request for the consent of Anatel regarding the termination of EchoStar's license for that satellite and the relocation of the satellite. The completion of the Merger is contingent on making those filings and obtaining those regulatory approvals or consents, to the extent such consents are required. Failure to obtain the necessary clearance in any of these jurisdictions could substantially delay or prevent the consummation of the Merger, which could negatively affect both DISH Network and EchoStar.

        As a condition to granting the necessary approvals or clearances, governmental authorities may impose requirements, limitations or costs or place restrictions on the conduct of the business of DISH Network after the completion of the Transactions. Any one of these requirements, limitations, costs, or restrictions could jeopardize or delay the completion of or reduce the anticipated benefits of the Transactions. Under the Master Transaction Agreement, DISH Network and EchoStar are generally required to use their commercially reasonable efforts to take or cause to be taken all actions reasonably necessary to consummate the Transactions, unless such actions would result in any condition or requirement that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or a Satellite MAE.

If the Distribution and the Merger do not qualify as a tax-free distribution and merger under the Code, then EchoStar and/or the EchoStar stockholders may be required to pay substantial U.S. federal income taxes, for which DISH Network has certain indemnification obligations.

        The Transactions are conditioned upon the parties' receipt of a Tax Opinion from their respective counsels as to the tax-free nature of the transactions. The parties do not currently anticipate obtaining a private letter ruling from the IRS with respect to the Distribution and the Merger and instead intend to rely solely on their respective Tax Opinions for comfort that the Distribution and the Merger qualify for tax-free treatment for U.S. federal income tax purposes under the Code.

        The Tax Opinions will be based on, among other things, certain undertakings made by DISH Network and EchoStar, as well as certain representations and assumptions as to factual matters made by DISH Network, EchoStar, and Mr. and Mrs. Ergen and representatives of certain entities established by Mr. Ergen for the benefit of his family. The failure of any factual representation or assumption to be true, correct and complete, or any undertaking to be fully complied with, could affect the validity of the Tax Opinions. An opinion of counsel represents counsel's best legal judgment, is not binding on the IRS or the courts, and the IRS or the courts may not agree with the conclusions set forth in the Tax Opinions. In addition, the Tax Opinions will be based on current law, and cannot be relied upon if current law changes with retroactive effect.

        If the Distribution does not qualify as a tax-free distribution under Section 355 of the Code, then the Distribution would be taxable to the EchoStar stockholders, EchoStar would recognize a substantial gain on the Distribution, EchoStar and its stockholders could incur significant U.S. federal income tax liabilities, and DISH Network and EchoStar could be required to indemnify each other for the tax on such gain pursuant to the Tax Matters Agreement if the failure of the Distribution to so qualify is the result of certain actions or misrepresentations by such party, but neither EchoStar nor DISH Network will be required to indemnify any of the EchoStar stockholders. In addition, DISH Network could be required to reimburse EchoStar for certain net operating losses used by DISH Network even if the failure of the Distribution to so qualify is not the result of any actions or misrepresentations by DISH Network, as described under "Certain Relationships and Related Party Transactions—Tax Sharing Agreement" beginning on page 127.

        In the event DISH Network is required to indemnify or reimburse EchoStar for taxes incurred in connection with the Transactions, the indemnification obligation could have a material adverse effect on DISH Network's business, financial condition, results of operations and cash flows. In the event EchoStar is required to indemnify DISH Network for taxes incurred in connection with the Transactions, the indemnification obligation could have a material adverse effect on EchoStar's business, financial conditions, results or operations and cash flow. For a detailed description of indemnification obligation provided in the Tax Matters Agreement, see "The Transactions—Indemnification" beginning on page 76.

        Even if the Distribution otherwise qualifies for the Intended Tax Treatment, the Distribution would be taxable to EchoStar (but not to EchoStar stockholders) pursuant to Section 355(e) of the Code if one or more persons acquire a 50% or greater interest (measured by vote or value) in the stock of EchoStar or Newco, directly or indirectly (including through acquisitions of the Newco Common Stock or DISH Network Common Stock after the completion of the Transactions), as part of a plan or series of related transactions that includes the Distribution (see "Material U.S. Federal Income Tax Consequences—Tax Consequences of the Distribution"). If there is a change of control of DISH Network or Newco after the completion of the Transaction or transfers of stock or assets of DISH Network or Newco that results in the Distribution being taxable to EchoStar under Section 355(e), DISH Network would be required to indemnify EchoStar (but not its stockholders) for such taxes only if DISH Network took an action or knowingly facilitated, consented to or assisted with an action by a DISH

Network stockholder that caused the Distribution to fail to qualify for the Intended Tax Treatment (see "The Transactions—Indemnification").

        If the Merger were taxable, EchoStar stockholders would be considered to have made a taxable sale of their Newco Common Stock to DISH Network and, consequently, EchoStar stockholders would recognize taxable gain or loss on their receipt of DISH Network common stock in the Merger. In addition, the Merger being taxable could cause the Distribution to fail to qualify for the Intended Tax Treatment.

Failure to attract, motivate and retain executives and other key employees could diminish the anticipated benefits of the Transactions.

        The success of the Transactions will depend in part on the retention of personnel critical to the business and operations of DISH Network and EchoStar, in particular the BSS Business, due to, for example, their technical skills or management expertise, especially with respect to those employees with expertise with respect to the operations of satellites. Competition for qualified personnel can be intense and qualified personnel can be in high demand.

        Current and prospective employees of DISH Network and EchoStar may experience uncertainty about their future role with DISH Network and EchoStar until strategies with regard to these employees are announced or executed, which may impair DISH Network and EchoStar's ability to attract, retain and motivate key management, technical and other personnel prior to and following the Transactions. Employee retention may be particularly challenging during the pendency of the Transactions. If DISH Network and EchoStar (in particular with BSS Business) are unable to retain personnel, including key management, who are critical to the successful integration and future operations of the companies, DISH Network and EchoStar could face disruptions in their operations, loss of existing customers, loss of key information, expertise or know-how, and unanticipated additional recruitment and training costs. In addition, the loss of key personnel could diminish the anticipated benefits of the Transactions.

The Transactions, including uncertainty regarding the Transactions, may cause customers, suppliers or strategic partners to delay or defer decisions concerning DISH Network or EchoStar and adversely affect each company's ability to effectively manage their respective businesses.

        The Transactions will happen only if the stated conditions are met, including, among others, the receipt of regulatory approvals. Some of the conditions are outside the control of DISH Network and EchoStar, and both parties also have certain rights to terminate the Master Transaction Agreement. Accordingly, there may be uncertainty regarding the completion of the Transactions. This uncertainty may cause customers, suppliers, vendors, strategic partners or others that deal with DISH Network or EchoStar to delay or defer entering into contracts with DISH Network or EchoStar or making other decisions concerning DISH Network or EchoStar or seek to change or cancel existing business relationships with DISH Network or EchoStar, which could negatively affect their respective businesses. Any delay or deferral of those decisions or changes in existing agreements could have a material adverse effect on the respective businesses of DISH Network and EchoStar, regardless of whether the Transactions are ultimately completed.

Each of DISH Network and EchoStar may incur significant transaction, merger-related and restructuring costs in connection with the Transactions.

        DISH Network and EchoStar have incurred and expect to incur a number of non-recurring costs associated with the Pre-Closing Restructuring, the Distribution, the Merger (and the issuance of shares in connection therewith) and other related transactions, as well as transaction fees and other costs related to the Transactions. These costs and expenses include fees paid to financial, legal and accounting advisors, facilities and systems consolidation costs, severance and other potential employment-related costs, including payments that may be made to certain executives, filing fees, printing expenses and other related charges. EchoStar will also incur restructuring costs and DISH Network will incur integration costs in connection with the Transactions. Some of these costs are payable by DISH Network and EchoStar, respectively, regardless of whether the Transactions are completed. While both DISH Network and EchoStar have assumed that a certain level of expenses would be incurred in connection with the Transactions, there are many factors beyond their control that could affect the total amount or the timing of the restructuring, integration and implementation expenses.

Third parties may terminate or alter existing contracts or relationships with DISH Network or EchoStar.

        EchoStar has contracts with suppliers, vendors, lessors, licensors and other business partners which may require EchoStar to obtain consent from these other parties in connection with the Transactions. If these consents cannot be obtained, DISH Network or EchoStar may suffer a loss of potential future revenue and may lose rights that are material to its business and the business of each company following the Transactions. In addition, third parties with whom DISH Network or EchoStar currently have relationships may terminate or otherwise reduce the scope of their relationship with either party in anticipation or as a result of the Transactions. Any such disruptions could limit each company's ability to achieve the anticipated benefits of the Transactions. The adverse effect of such disruptions could also be exacerbated by a delay in the completion of the Transactions or the termination of the Master Transaction Agreement.

A putative class action lawsuit has been filed challenging the Transactions, which may delay or prevent the Transactions from being completed or result in substantial costs.

        A complaint has been filed by a purported EchoStar stockholder. See "Litigation Related to the Transactions" on page 77 of this prospectus for more information about litigation related to the Transactions that has been commenced prior to the date of this prospectus. There can be no assurance that additional complaints will not be filed with respect to the Transactions.

        Even if this lawsuit and any others that may be filed are without merit, defending against these claims can result in substantial costs and divert management time and resources. An adverse judgment may delay or prevent the Transactions or result in monetary damages, any of which may adversely affect EchoStar's and/or DISH Network's respective business, financial condition and results of operations.

Risks Related to DISH Network's Business and DISH Network Class A Common Stock

        In addition to the risks detailed herein, you should also carefully review the risk factors contained in DISH Network's Annual Report on Form 10-K for the year ended December 31, 2018, as well as the other documents that are incorporated by reference herein. See "Where You Can Find More Information" beginning on page 149 for the location of information incorporated by reference in this prospectus.

Despite the acquisition of additional satellites as part of the Transactions, following closing DISH Network will continue to have limited satellite capacity, and failures or reduced capacity could adversely affect its DISH TV services.

        Operation of DISH TV services requires that DISH Network have adequate satellite transmission capacity for the programming it offers. While DISH Network generally has had in-orbit satellite capacity sufficient to transmit its existing channels and some backup capacity to recover the transmission of certain critical programming, and the satellites acquired in the Transactions will bolster that capacity, DISH Network's backup capacity is limited. Following closing, DISH Network will continue to lease satellite capacity from third parties, see "—DISH Network generally does not carry commercial in-orbit insurance on any of the satellites that DISH Network uses and could face significant impairment charges if any of its owned satellites fail" below.

        DISH Network's ability to earn revenue from its DISH TV services depends on the usefulness of its owned and leased satellites, each of which has a limited useful life. A number of factors affect the useful lives of the satellites, including, among other things, the quality of their construction, the durability of their component parts, the ability to continue to maintain proper orbit and control over the satellite's functions, the efficiency of the launch vehicle used, and the remaining on-board fuel following orbit insertion. Generally, the minimum design life of each of DISH Network's owned and leased satellites ranges from 12 to 15 years. DISH Network can provide no assurance, however, as to the actual useful lives of any of its satellites. DISH Network's operating results could be adversely affected if the useful life of any of its owned or leased satellites were significantly shorter than the minimum design life.

        In the event of a failure or loss of any of DISH Network's owned or leased satellites (including those acquired as part of the Transactions), DISH Network may need to acquire or lease additional satellite capacity or relocate one of its other owned or leased satellites and use it as a replacement for the failed or lost satellite, any of which could have a material adverse effect on its business, financial condition and results of operations. Such a failure could result in a prolonged loss of critical programming. A relocation would require FCC and/or other domestic and/or foreign regulatory approvals and, among other things, may require a showing to the FCC and/or other domestic and/or foreign regulatory body that the replacement satellite would not cause additional interference compared to the failed or lost satellite. DISH Network cannot be certain that it could obtain such FCC and/or other domestic and/or foreign regulatory body approval. If DISH Network chose to use a satellite in this manner, this use could adversely affect its ability to satisfy certain operational conditions associated with its authorizations. Failure to satisfy those conditions could result in the loss of such authorizations, which would have an adverse effect on DISH Network's ability to generate revenues.

Satellite anomalies or technological failures could adversely affect the value of a particular satellite or result in a complete loss. Some of the satellites being acquired in the Transactions have experienced anomalies that may affect their useful lives or prohibit DISH Network from operating them to their currently expected capacity, and one or more of the satellites may suffer a technological failure, either of which could have an adverse effect on DISH Network's business, financial condition and results of operations.

        Satellites may experience anomalies from time to time, some of which may have a significant adverse effect on their remaining useful lives, the commercial operation of the satellites or DISH Network's operating results or financial position. Some of the satellites being acquired in the Transactions have had anomalies in the past that have caused losses at EchoStar. For instance, the EchoStar X satellite experienced anomalies in the past which affected seven solar array circuits. In December 2017, the satellite experienced anomalies which affected one additional solar array circuit reducing the number of functional solar array circuits to 16. As a result of these anomalies, EchoStar experienced a reduction in revenue. There can be no assurance, however, that there will be no further anomalies with this or any other satellite, and any such anomalies could have adverse operational or financial effects in the future. In addition, there can be no assurance that DISH Network can recover critical transmission capacity in the event one or more of its satellites were to fail. Further, technological failures in any of the satellites may drastically reduce the useful life of that satellite to be significantly shorter than the minimum design life or immediately end the useful life.

DISH Network generally does not carry commercial in-orbit insurance on any of the satellites that DISH Network uses and could face significant impairment charges if any of its owned satellites fail.

        Generally, DISH Network does not carry commercial in-orbit insurance on any of the satellites it uses, other than certain limited circumstances, and generally does not use commercial insurance to mitigate the potential financial impact of in-orbit failures because it believes that the cost of insurance premiums is uneconomical relative to the risk of such failures. Following completion of the Transactions, DISH Network will still lease a portion of its satellite capacity from third parties, and DISH Network generally does not carry commercial insurance on any of the satellites leased from them. While DISH Network generally has had in-orbit satellite capacity sufficient to transmit its existing channels and some backup capacity to recover the transmission of certain critical programming, its backup capacity is limited. In the event of a failure or loss of any of its owned or leased satellites, DISH Network may need to acquire or lease additional satellite capacity or relocate one of its other owned or leased satellites and use it as a replacement for the failed or lost satellite. If one or more of its owned in-orbit satellites fail, DISH Network could be required to record significant impairment charges.

DISH Network's owned and leased satellites are subject to construction, launch, operational and environmental risks that could limit its ability to utilize these satellites.

        Construction and launch risks.    Operation of its DISH TV services requires that DISH Network have adequate satellite transmission capacity for the programming it offers. To accomplish this goal, from time to time, new satellites need to be built and launched. Satellite construction and launch is subject to significant risks, including construction and launch delays, launch failure and incorrect orbital placement. Certain launch vehicles that may be used by DISH Network have either unproven track records or have experienced launch failures in the recent past. The risks of launch delay and failure are usually greater when the launch vehicle does not have a track record of previous successful flights. Launch failures result in significant delays in the deployment of satellites because of the need both to construct replacement satellites, which can take more than three years, and to obtain other launch opportunities. Significant construction or launch delays could materially and adversely affect DISH Network's ability to generate revenues. If DISH Network were unable to obtain launch insurance, or obtain launch insurance at rates it deemed commercially reasonable, and a significant launch failure were to occur, it could impact DISH Network's ability to fund future satellite procurement and launch opportunities.

        In addition, the occurrence of future launch failures for other operators may delay the deployment of DISH Network's satellites and materially and adversely affect its ability to insure the launch of its satellites at commercially reasonable premiums, if at all. See "DISH Network generally does not carry commercial in-orbit insurance on any of the satellites that DISH Network uses and could face significant impairment charges if any of its owned satellites fail." above for further information.

        Operational risks.    Satellites are subject to significant operational risks while in orbit. These risks include malfunctions, commonly referred to as anomalies that have occurred in DISH Network's satellites and the satellites of other operators as a result of various factors, such as manufacturing defects, problems with the power systems or control systems of the satellites and general failures resulting from operating satellites in the harsh environment of space. See "Satellite anomalies or technological failures could adversely affect the value of a particular satellite or result in a complete loss. Some of the satellites being acquired in the Transactions have experienced anomalies that may affect their useful lives or prohibit DISH Network from operating them to their currently expected capacity, and one or more of the satellites may suffer a technological failure, either of which could have an adverse effect on DISH Network's business, financial condition and results of operations." above.

        Although DISH Network works closely with the satellite manufacturers to determine and eliminate the cause of anomalies in new satellites and provide for redundancies of many critical components in the satellites, DISH Network may experience anomalies in the future, whether of the types described above or arising from the failure of other systems or components.

        Any single anomaly or series of anomalies could materially and adversely affect DISH Network's operations and revenues and its relationship with current customers, as well as its ability to attract new customers for its DISH TV services. In particular, future anomalies may result in the loss of individual transponders on a satellite, a group of transponders on that satellite or the entire satellite, depending on the nature of the anomaly. Anomalies may also reduce the expected useful life of a satellite, thereby reducing the channels that could be offered using that satellite, or create additional expenses due to the need to provide replacement or back-up satellites.

        Environmental risks.    Meteoroid events pose a potential threat to all in-orbit satellites. The probability that meteoroids will damage those satellites increases significantly when the Earth passes through the particulate stream left behind by comets. Occasionally, increased solar activity also poses a potential threat to all in-orbit satellites.

        Some decommissioned satellites are in uncontrolled orbits that pass through the geostationary belt at various points, and present hazards to operational satellites, including DISH Network's satellites. DISH Network may be required to perform maneuvers to avoid collisions and these maneuvers may prove unsuccessful or could reduce the useful life of the satellite through the expenditure of fuel to perform these maneuvers. The loss, damage or destruction of any of DISH Network's satellites as a result of an electrostatic storm, collision with space debris, malfunction or other event could have a material adverse effect on its business, financial condition and results of operations.

Current DISH Network stockholders will have reduced ownership and voting interest in and will exercise less influence over management of DISH Network following the Transactions.

        Upon consummation of the Transactions, due to the issuance of DISH Network Class A Shares in connection therewith, the current DISH Network stockholders will have a smaller percentage ownership interest in DISH Network compared to what they own prior to the Transactions. As of the date of this prospectus, based on the number of shares of DISH Network Class A Common Stock to be issued in connection with the Merger and the estimated number of shares of DISH Network Class A Common Stock that will be outstanding immediately prior to the completion of the Transactions, the current DISH Network stockholders will hold approximately 95.1% of the issued and outstanding shares of DISH Network Class A Common Stock following the Transactions, and the current EchoStar stockholders will hold approximately 4.9% of the issued and outstanding shares of DISH Network Class A Common Stock following the Transactions. Accordingly, the current DISH Network stockholders will have reduced ownership and voting interests in and will have less influence over management of DISH Network following the Transactions.

While the Transactions are pending, DISH Network is subject to certain interim operating covenants, including a covenant that requires DISH Network to maintain its business in the ordinary course, all of which could prohibit DISH Network from taking certain actions that might otherwise be beneficial to DISH Network and its stockholders.

        After the date of the Master Transaction Agreement and prior to the Effective Time, the Master Transaction Agreement restricts DISH Network from taking specified actions without the consent of EchoStar and requires that DISH Network use commercially reasonable efforts to preserve its and its subsidiaries' businesses in all material respects. These restrictions may prevent DISH Network from making appropriate changes to their respective businesses or organizational structures or from pursuing attractive business opportunities that may arise prior to the completion of the Transactions and could have the effect of delaying or preventing other strategic transactions. Adverse effects arising from the pendency of the Transactions could be exacerbated by any delays in consummation of the Transactions or termination of the Master Transaction Agreement. See the section entitled "The Master Transaction Agreement—Conduct of Business Pending the Closing" beginning on page 85.

If DISH Network were to take certain actions that could cause the Distribution to become taxable to EchoStar, DISH Network may be required to indemnify EchoStar for any resulting tax liability, and the indemnity amounts could be substantial.

        To preserve the Intended Tax Treatment of the Distribution, DISH Network will undertake upon closing of the Transactions to comply with certain restrictions under current U.S. federal income tax laws for spin-offs, including (i) refraining from engaging in certain transactions that would result in Section 355(e) of the Code applying to the Distribution (which generally would occur if Newco undergoes a direct or indirect fifty percent or greater change by vote or value in its ownership as a result of the Distribution and related transactions), (ii) continuing to own and manage the BSS Business in a certain manner, and (iii) limiting certain repurchases or redemptions of the DISH Network Common Stock. To the extent that DISH Network did not comply with these contractual provisions, among other effects, the Distribution could become taxable to EchoStar, in which case, DISH Network may be required to indemnify EchoStar for any tax liability that results from DISH Network's non-compliance with these restrictions, and such indemnity obligations could be substantial. See "The Transactions—Indemnification" below.

Risks Related to EchoStar's Business and EchoStar Class A Common Stock

        In addition to the risks detailed herein, you should also carefully review the risk factors contained in EchoStar Corporation's Annual Report on Form 10-K/A for the year ended December 31, 2018, its Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and other documents filed with the SEC.

While the Transactions are pending, EchoStar will be subject to risks and uncertainties and contractual restrictions that could disrupt EchoStar's business or negatively impact the market price of the EchoStar Class A Common Stock.

        The uncertainties associated with the pending Transactions may have a negative effect on EchoStar's business and financial results. Employees and other key personnel may have uncertainties about the closing or the effect of the Transactions, and those uncertainties may impact the ability to retain, recruit and hire key personnel to manage and run its business while the Transactions are pending or if they are not completed. Furthermore, some of EchoStar's customers and vendors may be hesitant to transact with the business of EchoStar following the Transactions in light of uncertainties about the ability of EchoStar's businesses to perform following the Transactions. If EchoStar is unable to reassure customers and vendors to continue transacting with EchoStar following the Transactions, EchoStar's financial results may be adversely affected.

        In addition, to the extent that the market price of EchoStar Class A Common Stock reflects an assumption that the Transactions will be consummated in the time frame and the manner currently anticipated, any delay or failure to close could cause a decline in such market price. Similarly, any delay or failure to complete the Transactions at all or on the terms provided for in the Master Transaction Agreement, could negatively impact EchoStar's relationship with DISH Network, other customers, suppliers and employees and could adversely affect EchoStar's business.

        Pending completion of the Transactions, the attention of EchoStar's management may be focused on the Transactions and related matters, and diverted from its day-to-day business operations, including from other opportunities that might benefit EchoStar. In addition, pursuant to the Master Transaction

Agreement, prior to closing of the Merger, EchoStar has agreed to conduct the BSS Business in the ordinary course and not to undertake certain actions without the written consent of DISH Network. These restrictions could prevent EchoStar from pursuing certain beneficial business opportunities.

After completion of the Transactions, EchoStar may be more susceptible to adverse events as a result of the Transactions.

        If the Transactions are completed, EchoStar will have divested the BSS Business and EchoStar's business will be subject to concentration of the risks that affect its retained businesses. After completion of the Transactions, EchoStar will have fewer assets and may experience decreases in revenues or net income and increases in operating costs or other expenses. The market price of EchoStar Class A Common Stock may decrease. EchoStar may be more susceptible to market fluctuations and have less leverage with third parties such as customers or suppliers, and EchoStar may experience other adverse events. In addition, EchoStar may not achieve some or all of the operational and strategic benefits from the transactions that it expects to achieve.

EchoStar might not be able to engage in certain strategic transactions because it has agreed to certain restrictions to comply with U.S. federal income tax requirements for a tax-free spin-off.

        To preserve the Intended Tax Treatment of the Distribution, EchoStar will undertake upon closing of the Transactions to comply with certain restrictions under current U.S. federal income tax laws for spin-offs, including (i) refraining from engaging in certain transactions that would result in a fifty percent or greater change by vote or by value in its stock ownership, (ii) continuing to own and manage its historic businesses, and (iii) limiting sales or redemptions of its common stock. These restrictions could prevent EchoStar from pursuing otherwise attractive business opportunities, result in EchoStar's inability to respond effectively to competitive pressures, industry developments and future opportunities and may otherwise harm EchoStar's business, financial results and operations. If these restrictions, among others, are not followed, the Distribution could be taxable to EchoStar and possibly its stockholders. In addition, EchoStar could be required to indemnify DISH Network for any tax liability incurred by DISH Network as a result of EchoStar's non-compliance with these restrictions, and such indemnity obligations could be substantial.

EchoStar/Newco stockholders will not be entitled to appraisal rights in connection with the Transactions.

        Appraisal rights are statutory rights that, if applicable under law, enable stockholders to dissent from an extraordinary transaction, such as a merger, and to demand that the corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to the stockholders in connection with the transaction.

        Holders of EchoStar Common Stock do not have appraisal rights under applicable law or contractual appraisal rights under the EchoStar Articles of Incorporation or the Master Transaction Agreement in connection with the Pre-Closing Restructuring or the Distribution.

        Under the Delaware General Corporation Law, stockholders do not have appraisal rights if the shares of stock they hold are either listed on a national securities exchange or held of record by more than 2,000 holders. Notwithstanding the foregoing, appraisal rights are available if stockholders are required by the terms of the merger agreement to accept for their shares anything other than (a) shares of stock of the surviving corporation, (b) shares of stock of another corporation that will either be listed on a national securities exchange or held of record by more than 2,000 holders, (c) cash in lieu of fractional shares or (d) any combination of the foregoing.

        Because following the Merger, Newco stockholders will receive DISH Network Class A Common Stock which is listed on NASDAQ, a national securities exchange, and which is expected to continue to be so listed, and cash in lieu of fractional shares, Newco stockholders are not entitled to appraisal rights.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated herein by reference contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act, including, in particular, statements about plans, objectives and strategies, growth opportunities in a company's industries and businesses, its expectations regarding future results, financial condition, liquidity and capital requirements, estimates regarding the impact of regulatory developments and legal proceedings, and other trends and projections. Forward-looking statements are not historical facts and may be identified by words such as "future," "anticipate," "intend," "plan," "goal," "seek," "believe," "estimate," "expect," "predict," "will," "would," "could," "can," "may," and similar terms. These forward-looking statements are based on information available to DISH Network, EchoStar and Newco as of the date of this prospectus and represent management's current views and assumptions. Forward-looking statements are not guarantees of future performance, events or results and involve known and unknown risks, uncertainties and other factors, which may be beyond the control of DISH Network or EchoStar. Accordingly, actual performance, events or results could differ materially from those expressed or implied in the forward-looking statements due to a number of factors, including, but not limited to, the following:

  •
  the Transactions may not be completed on the terms or timeline currently contemplated, or at all, as DISH Network and EchoStar may be unable to satisfy the conditions or obtain the approvals required to complete the Transactions or such approvals may contain material restrictions or conditions;

  •
  failure to complete the Transactions could adversely affect the market price of DISH Network Class A Common Stock as well as its business, financial condition and results of operations;

  •
  certain of DISH Network directors and executive officers and EchoStar directors and executive officers have interests in seeing the Transactions completed that may be different from, or in addition to, those of other DISH Network stockholders or EchoStar stockholders, respectively;

  •
  the calculation of the consideration for the Merger will not be adjusted if there is a change in the value of the BSS Business or the value of DISH Network Class A Common Stock;

  •
  the integration of the BSS Business into DISH Network may not be as successful as anticipated;

  •
  DISH Network may fail to realize all of the anticipated benefits of the Transactions;

  •
  the market price for shares of DISH Network Class A Common Stock and EchoStar Class A Common Stock before and after the completion of the Transactions may be affected by factors different from, or in addition to, those that historically have affected or currently affect the market prices of shares of DISH Network Class A Common Stock and EchoStar Class A Common Stock;

  •
  DISH Network and EchoStar must obtain certain regulatory approvals and clearances to consummate the Transactions, which, if delayed, not granted or granted with unacceptable conditions, could prevent, substantially delay or impair consummation of the Transactions, result in additional expenditures of money and resources or reduce the anticipated benefits of the Transactions;

  •
  if the Distribution and the Merger do not qualify as a tax-free distribution and merger under the Code, then EchoStar and/or the EchoStar stockholders may be required to pay substantial U.S. federal income taxes, for which DISH Network has certain indemnification obligations;

  •
  failure to attract, motivate and retain executives and other key employees could diminish the anticipated benefits of the Transactions;

  •
  the Transactions, including uncertainty regarding the Transactions, may cause customers, suppliers or strategic partners to delay or defer decisions concerning DISH Network or EchoStar and adversely affect each company's ability to effectively manage their respective businesses;

  •
  each of DISH Network and EchoStar may incur significant transaction, merger-related and restructuring costs in connection with the Transactions;

  •
  third parties may terminate or alter existing contracts or relationships with DISH Network or EchoStar;

  •
  a putative class action lawsuit has been filed challenging the Transactions, which may delay or prevent the Transactions from being completed or result in substantial costs;

  •
  current DISH Network stockholders will have reduced ownership and voting interest in and will exercise less influence over management of DISH Network following the Transactions;

  •
  despite the acquisition of additional satellites as part of the Transactions, following closing DISH Network will continue to have limited satellite capacity, and failures or reduced capacity could adversely affect its DISH TV services;

  •
  satellite anomalies or technological failures could adversely affect the value of a particular satellite or result in a complete loss. Some of the satellites being acquired in the Transactions have experienced anomalies that may affect their useful lives or prohibit DISH Network from operating them to their currently expected capacity, and one or more of the satellites may suffer a technological failure, either of which could have an adverse effect on DISH Network's business, financial condition and results of operations;

  •
  DISH Network generally does not carry commercial in-orbit insurance on any of the satellites that DISH Network uses and could face significant impairment charges if any of its owned satellites fail;

  •
  DISH Network's owned and leased satellites are subject to construction, launch, operational and environmental risks that could limit its ability to utilize these satellites;

  •
  while the Transactions are pending, DISH Network is subject to certain interim operating covenants, including a covenant that requires DISH Network to maintain its business in the ordinary course, all of which could prohibit DISH Network from taking certain actions that might otherwise be beneficial to DISH Network and its stockholders;

  •
  if DISH Network were to take certain actions that could cause the Distribution to become taxable to EchoStar, DISH Network may be required to indemnify EchoStar for any resulting tax liability, and the indemnity amounts could be substantial;

  •
  while the Transactions are pending, EchoStar will be subject to risks and uncertainties and contractual restrictions that could disrupt EchoStar's business or negatively impact the market price of the EchoStar Class A Common Stock;

  •
  after completion of the Transactions, EchoStar may be more susceptible to adverse events as a result of the Transactions;

  •
  EchoStar might not be able to engage in certain strategic transactions because it has agreed to certain restrictions to comply with U.S. federal income tax requirements for a tax-free spin-off;

  •
  EchoStar/Newco stockholders will not be entitled to appraisal rights in the Merger; and

  •
  other businesses, financial, operational and legal risks and uncertainties detailed from time to time in DISH Network's SEC filings, including but not limited to those discussed under

    Item 1A, "Risk Factors," in DISH Network's Annual Report on Form 10-K for the year ended December 31, 2018.

        The foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in DISH Network's most recently filed Annual Report on Form 10-K, subsequent Quarterly Report on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings. Additional information concerning these and other risk factors is contained in EchoStar's most recently filed Annual Report on Form 10-K/A, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings. All cautionary statements made or referred to herein should be read as being applicable to all forward-looking statements wherever they appear. You should consider the risks and uncertainties described or referred to herein and should not place undue reliance on any forward-looking statements. The forward-looking statements speak only as of the date made, and DISH Network, EchoStar and Newco expressly disclaim any obligation to update these forward-looking statements.

 THE TRANSACTIONS

        This discussion of the Transactions is qualified in its entirety by reference to the Master Transaction Agreement, which is attached to this prospectus as Annex A and incorporated by reference herein in its entirety. You should read the entire Master Transaction Agreement carefully as it is the legal document that governs the Transactions.

Structure of the Transactions

        Prior to the consummation of the Merger, EchoStar will effect the Pre-Closing Restructuring, which will result in Newco, directly or indirectly, owning and operating the BSS Business. After the Pre-Closing Restructuring, EchoStar will effect the Distribution, which will result in the holders of EchoStar Common Stock holding all issued and outstanding shares of Newco. Subsequent to the completion of the Pre-Closing Restructuring and the Distribution, the Master Transaction Agreement provides for the acquisition of Newco by DISH Network through the merger of Newco with Merger Sub, a wholly owned subsidiary of DISH Network, with Newco continuing as the surviving corporation of the Merger. See "The Master Transaction Agreement" beginning on page 78 for additional detail.

Merger Consideration to Newco Stockholders

        As a result of the Merger, each outstanding share of Newco Common Stock (other than Newco Common Stock owned by DISH Network, Merger Sub or any other direct or indirect wholly owned subsidiary of DISH Network and Newco Common Stock owned by EchoStar or any direct or indirect wholly owned subsidiary of EchoStar (including Newco), and in each case not held on behalf of third parties (each Newco Share referred to in this parenthetical, an "Excluded Share" and collectively, "Excluded Shares")) will be cancelled and converted into the right to receive a number of DISH Network Class A Shares calculated using the Exchange Ratio. The Excluded Shares will be cancelled and will cease to exist, with no consideration paid in exchange therefor, as of the Effective Time.

        No fractional shares of DISH Network Class A Common Stock will be issued upon the conversion of Newco Shares. Any holder of Newco Shares otherwise entitled to receive a fractional share of DISH Network Class A Common Stock will be entitled to receive a cash payment, without interest, rounded to the nearest cent, equal to the product of (i) the aggregated amount of the fractional share interest in shares of DISH Network Class A Common Stock to which such holder would be entitled and (ii) an amount equal to the average of the volume weighted average price per share of DISH Network Class A Common Stock on the NASDAQ (as reported in the Wall Street Journal or, if not reported therein, as reported in another authoritative source) on each of the five consecutive trading days ending on the second business day immediately preceding the date on which the Effective Time occurs.

Background of the Transactions

        DISH Network and EchoStar have been commercial counterparties since DISH Network completed the distribution of its technology and set-top box business and certain infrastructure assets, creating EchoStar as a separate publicly-traded entity on January 1, 2008 (the "2008 Spin-off"). DISH Network and EchoStar operate as separate publicly-traded companies and neither entity has any ownership interest in the other. However, a substantial majority of the voting power of the shares of both DISH Network and EchoStar is owned beneficially by Mr. Ergen, DISH Network's and EchoStar's Chairman, and by certain entities established by Mr. Ergen for the benefit of his family. Currently, EchoStar provides the vast majority of DISH Network's satellite transponder capacity and has been a key supplier of other related services to DISH Network.

        While DISH Network and EchoStar have regularly engaged in commercial transactions with each other since the 2008 Spin-off, DISH Network and EchoStar have also undertaken several significant strategic transactions intended to rationalize their respective assets and businesses. Most recently, on

February 28, 2017, DISH Network and EchoStar consummated a transaction in which EchoStar transferred to DISH Network certain assets and liabilities of the EchoStar technologies and EchoStar broadcasting businesses, consisting primarily of the businesses that design, develop and distribute digital set-top boxes, provide satellite uplink services and develop and support streaming video technology, as well as certain investments in joint ventures, spectrum licenses, real estate properties and EchoStar's ten percent non-voting interest in Sling TV Holding L.L.C., and in exchange, DISH Network transferred to EchoStar the 6,290,499 shares of preferred tracking stock issued by EchoStar and 81.128 shares of preferred tracking stock issued by HSSC that tracked the residential retail satellite broadband business of Hughes Network Systems, L.L.C. As previously disclosed in each of DISH Network's and EchoStar's public filings, this 2017 transaction has been referred to as the "Share Exchange Agreement."

        Since the Share Exchange Agreement was consummated in 2017, DISH Independent Management (as defined below) and EchoStar Independent Management have engaged in discussions regarding, among other things, potential strategies to further rationalize the companies' respective assets and businesses. In addition, the DISH Network Board and the EchoStar Board from time to time, and in the ordinary course, evaluate and consider a variety of financial and strategic opportunities to enhance stockholder value for each of their respective stockholders, independent of each other.

        During the third quarter 2018, in consultation with representatives of Deutsche Bank, EchoStar's financial advisor which had previously advised EchoStar on a variety of matters, including previous transactions involving DISH Network, EchoStar considered a number of strategic options, including various transaction structures that involved DISH Network, such as a potential disposition to DISH Network of some or all of the assets that now constitute the BSS Business. As a result of these considerations by EchoStar, during October 2018, discussions ensued between EchoStar Independent Management, led by David Rayner, Chief Operating Officer, Chief Financial Officer and Treasurer of EchoStar, and DISH Independent Management (including Brandon Ehrhart, Senior Vice President, Deputy General Counsel and Corporate Secretary of DISH Network, and Paul Orban, who was at the time Senior Vice President, Chief Accounting Officer and Principal Financial Officer of DISH Network) regarding a proposed transaction intended to be tax-free to EchoStar and its stockholders, which the parties determined would require the BSS Business to be spun off from EchoStar and immediately merged with a newly-created subsidiary of DISH Network, with EchoStar's stockholders receiving shares of DISH Network Class A Common Stock as part of the transaction (the "Proposed Transaction"). Following these initial discussions, during the regularly scheduled meeting of the EchoStar Board on October 30, 2018, the EchoStar Board discussed the potential to separate its ESS business in a potential strategic transaction that would achieve the desired tax-free treatment for EchoStar and its stockholders. Following this meeting, DISH Independent Management and EchoStar Independent Management continued to engage in a series of discussions regarding the Proposed Transaction. These discussions also addressed, among other things, which assets were to be included as part of the BSS Business, potential valuation of such assets, structuring considerations, regulatory approvals and expected timing.

        Following October 2018, the next regularly scheduled meeting of the DISH Network Board occurred on February 11, 2019. While no specific materials regarding the Proposed Transaction were distributed at this February 11, 2019 meeting of the DISH Network Board, the DISH Network Board discussed potential financing alternatives for DISH Network. In connection with this financing alternative discussion, the potential to acquire the BSS Business from EchoStar was introduced to the DISH Network Board as another method to, among other things, reduce costs, enhance DISH Network's credit profile, improve free cash flow and EBITDA, and otherwise serve as an alternative to raising capital. At this February 11, 2019 DISH Network Board meeting, the DISH Network Board expressed support to proceed further with exploring the Proposed Transaction and instructed DISH

Independent Management to proceed with such exploration in accordance with the customary process utilized by DISH Network in evaluating transactions involving DISH Network and EchoStar.

        At a regularly scheduled meeting of the EchoStar Board on February 12, 2019, the EchoStar Board discussed the Proposed Transaction and the potential benefits it could bring to EchoStar and its stockholders. The EchoStar Board expressed support to proceed further with exploring the Proposed Transaction and instructed EchoStar Independent Management to proceed with such exploration under the EchoStar Related Party Transaction Policy and the corporate governance factors relevant thereunder in evaluating transactions involving EchoStar and DISH Network. EchoStar has maintained the EchoStar Related Party Transaction Policy, which establishes a process for approving, among other things, transactions between EchoStar and DISH Network. Under the EchoStar Related Party Transaction Policy, following approval of EchoStar Independent Management, the first step in approving a transaction between EchoStar and DISH Network such as the Proposed Transaction, is to obtain the approval of the EchoStar directors who are not also directors or employees of DISH Network or its subsidiaries.

        Shortly thereafter, legal counsel within each of DISH Independent Management and EchoStar Independent Management discussed entering into a mutual confidentiality agreement relating to the Proposed Transaction. On February 20, 2019, DISH Network and EchoStar executed a mutual confidentiality agreement relating to the Proposed Transaction.

        Between February 20, 2019 and April 18, 2019, EchoStar Independent Management and EchoStar's external legal counsel, White & Case, prepared materials relating to a proposed transaction structure that would be expected to result in a transaction that could be accomplished on a basis that is tax-free to EchoStar, DISH Network and EchoStar's stockholders. During March and April of 2019, EchoStar Independent Management, White & Case, DISH Independent Management and DISH Network's external legal counsel, Sullivan & Cromwell, held several discussions regarding the transaction structure and U.S. federal income tax implications thereof.

        In addition, between February 20, 2019 and April 18, 2019, DISH Independent Management, in conjunction with Sullivan & Cromwell, and EchoStar Independent Management, in conjunction with White & Case, discussed the structure of the Proposed Transaction, identifying the specific assets that constitute the BSS Business. DISH Independent Management and EchoStar Independent Management further discussed how the tax-free nature and related equity issuance of the Proposed Transaction structure made the Proposed Transaction more appealing to both parties.

        During this time, EchoStar Independent Management began providing due diligence materials relating to the BSS Business to DISH Independent Management. Accounting, finance and tax department representatives within DISH Independent Management, led by Mr. Orban, and accounting, finance, and tax department representatives within EchoStar's Independent Management, led by Mr. Rayner, discussed valuation of the BSS Business as well as the value of not only the BSS Business as a whole but the specific assets that constitute the BSS Business. As a result, the parties discussed and later agreed that the scope of the assets to be transferred to DISH Network would exclude certain real property. After numerous iterative discussions among their respective departments, Mr. Orban and Mr. Rayner, in consultation with their respective Independent Management narrowed the range of values for the BSS Business.

        During this time, the parties generally agreed the Proposed Transaction would be structured as a spinoff of a new subsidiary of EchoStar to EchoStar's existing stockholders, to be immediately followed by a merger of the new subsidiary with a newly-created subsidiary of DISH Network, with the consideration for the merger being shares of DISH Network Class A Common Stock.

        On April 18, 2019, DISH Independent Management, in coordination with Sullivan & Cromwell, delivered an initial draft of the Master Transaction Agreement to EchoStar Independent Management and White & Case, as well as an initial draft of a form of an Employee Matters Agreement.

        On April 18, 2019, members of DISH Independent Management, EchoStar Independent Management, Sullivan & Cromwell and White & Case met to discuss preliminary transaction considerations. During this meeting, the parties agreed to commence regularly-occurring calls with respect to the Proposed Transaction until either a definitive agreement relating to the Proposed Transaction was signed or the parties determined not to proceed with the Proposed Transaction. These calls generally included representatives from DISH Independent Management, EchoStar Independent Management, Sullivan & Cromwell and White & Case and would, over time, eventually cover all aspects of the Proposed Transaction.

        On April 22, 2019, the EchoStar Board held a special meeting by telephonic conference to discuss the purposes, parameters and potential terms of the Proposed Transaction. During this meeting, Mr. Rayner advised the EchoStar Board that the compound annual growth rates ("CAGR") for revenue and EBITDA of the BSS Business were low in comparison to other providers of satellite services in part because the satellites in the BSS Business were already under long-term fixed price contracts. There was also discussion that the separation of the BSS Business from EchoStar would allow management of EchoStar flexibility to focus more closely on the development and growth of its other higher revenue and EBITDA generating businesses, including the consumer, government and enterprise businesses of its Hughes business segment, and the development of improved and new services, products and technologies for those businesses. Mr. Rayner further outlined the business, employees and assets contemplated to be transferred to DISH Network in the Proposed Transaction, the assets to remain with EchoStar, the steps contemplated by the Proposed Transaction, the intended tax-free nature of the Proposed Transaction for both EchoStar and its stockholders, and the tentative valuation of the business and assets contemplated to be transferred, including the percentage of DISH Network stock that EchoStar's stockholders could expect to receive as consideration for the Proposed Transaction. No actions were taken or decisions made with respect to any transaction.

        On April 22, 2019, following the special meeting of the EchoStar Board, the EchoStar NI Directors held a special meeting to further discuss the terms of the Proposed Transaction. Mr. Rayner explained the revenue forecast of the BSS Business, including, among other things, the current projected fuel life of satellites contemplated to be transferred to DISH Network in connection with the Proposed Transaction, the remaining useful life of the satellites which depreciate in value as they near the end of their useful lives, the risk of non-renewal of certain leases by DISH Network, the TT&C services being provided by EchoStar to DISH Network and the nature and value of the assets to remain with EchoStar. Management of EchoStar concluded that a near-term sale of the BSS Business at a fair price was superior for EchoStar to either holding the assets or selling them at a later date. In addition, Mr. Rayner explained that EchoStar Independent Management had evaluated the issue and concluded that a sale to a third party or a spin-off or split-off did not appear to be a viable alternative to obtain value for eight of the nine satellites constituting the BSS Business because such satellites were primarily designed for use by direct-to-home satellite television providers, of which there is only one other than DISH Network operating in the United States. White & Case joined the meeting and outlined the regulatory approvals required to consummate the Proposed Transaction, including certain filings and/or notifications with the SEC and FCC, and representatives of Deutsche Bank joined the meeting and reviewed certain preliminary financial information relating to the Proposed Transaction and its potential impact on EchoStar's share price as a result of the Proposed Transaction. Representatives of Deutsche Bank discussed the current market prices of EchoStar Class A Common Stock, which they believed traded at a discount to other providers of satellite services, including Viasat Inc., Intelsat S.A., SES S.A., Eutelsat Communications S.A., Iridium Communications Inc. and Inmarsat plc, given the cash flow characteristics and revenue concentration of the BSS Business, and representatives of Deutsche Bank discussed their view that the sale of the BSS Business could have a positive effect on stock price and allow the EchoStar stock to trade at higher multiples. The EchoStar NI Directors then discussed, among other things, the potential short-term and long-term impact on EchoStar's share price if the Proposed Transaction were announced but not consummated, the value of the Proposed Transaction, and the potential use of a termination right by either party if the market price of the DISH Network Class A Common Stock changed by more than a certain percentage between signing and closing of the Proposed Transaction (which the parties refer to as a "collar"). The Deutsche Bank representatives also discussed certain potential benefits to EchoStar and its stockholders from separating the BSS Business and related assets, including reducing renewal risk on lease agreements with DISH Network; improving EchoStar's operating profile with higher revenue and EBITDA CAGRs; highlighting the stand-alone value of the Hughes business and related assets; and clarifying EchoStar's long-term business trajectory. The Deutsche Bank representatives also discussed the potential impact the Proposed Transaction could have on the share price of EchoStar, and provided a preliminary illustrative pro forma analysis showing the potential value creation from the Proposed Transaction based on EchoStar's current share price. The EchoStar NI Directors also discussed potential strategic alternatives to the Proposed Transaction, such as a spin-off or split-off of the BSS Business or the creation of tracking stock with respect to the BSS Business, which, after consideration, were determined to provide less value to EchoStar stockholders than the Proposed Transaction.

        After that meeting, EchoStar Independent Management and its advisors provided additional due diligence materials relating to the BSS Business to DISH Independent Management and its advisors. Between April 22, 2019 and April 28, 2019 the parties exchanged a number of drafts of the Master Transaction Agreement and the form of Employee Matters Agreement, and during late April, an initial draft of a form of Tax Matters Agreement was also shared among the parties. Among others, key issues of negotiation included the scope of post-closing indemnification obligations under the Master Transaction Agreement, the scope of interim operating covenants on both DISH Network and EchoStar, the scope of governmental and third-party consents that would be required in order to close the Proposed Transaction and the scope of tax indemnifications. In the course of negotiations, EchoStar and its advisors limited contractual risks to EchoStar, including with respect to the rights and obligations of the parties at and following the closing of the Proposed Transaction. In addition, the parties considered allowing for a collar with a symmetrical termination right, but an exact percentage for a collar was not determined. Subsequent to these negotiations, DISH Independent Management and EchoStar Independent Management further discussed the benefits and risks of such a collar including the advantages of not having such a collar. In their discussions, and following discussion with their outside financial and legal advisors, the parties acknowledged that collars with a symmetrical termination right are generally not customary in this type of transaction.

        DISH Network has maintained the DISH Network Related Party Transaction Policy, which establishes a process for approving, among other things, transactions between DISH Network and EchoStar. Under the DISH Network Related Party Transaction Policy, following approval of DISH Independent Management, the first step in approving a transaction between DISH Network and EchoStar such as the Proposed Transaction, is to obtain the approval of the DISH Network directors who are not also directors or employees of EchoStar or its subsidiaries. As a result of the specific nature of the Proposed Transaction and DISH Network's Related Party Transaction Policy, on April 25, 2019, DISH Independent Management convened a telephonic meeting of the DISH Network directors who were not also directors or employees of EchoStar or its subsidiaries. In addition to DISH Independent Management, Sullivan & Cromwell attended this meeting to discuss the Proposed Transaction. DISH Independent Management explained the strategic rationale for the Proposed Transaction, which would allow DISH Network to, among other things, improve its free cash flow and EBITDA and align the direct broadcast satellite assets with its operations, as well as enhance its credit profile. The DISH Network directors who were not also directors or employees of EchoStar or its subsidiaries questioned management regarding a number of topics, including, without limitation, the value of the satellites in the satellite fleet and the structure of the Proposed Transaction. At this meeting, no resolutions were adopted and the DISH Network directors who were not also directors or employees of EchoStar or its subsidiaries authorized DISH Independent Management to continue negotiating the Proposed Transaction and developing the anticipated benefits and relative risks of the Proposed Transaction.

        On April 29, 2019, the EchoStar NI Directors held a special meeting to further discuss the terms of the Proposed Transaction. EchoStar Independent Management, representatives of Deutsche Bank and White & Case were present at the meeting. At the meeting, Mr. Rayner addressed certain follow up questions from the EchoStar NI Directors and further explained the revenue forecast of the BSS Business and associated assets, potential valuation for the transfer of such business and assets in the Proposed Transaction, certain consents of third parties that may be necessary to consummate the Proposed Transaction and certain terms of the Master Transaction Agreement, such as indemnification provisions. The EchoStar NI Directors then discussed, among other things, the end life of the satellites proposed to be transferred as part of the Proposed Transaction, the TT&C services being provided by EchoStar to DISH Network and the nature and value of the assets to remain with EchoStar. White & Case gave an overview of the status of the negotiation with DISH Network of the various transaction documents and potential regulatory filings and representatives of Deutsche Bank discussed certain preliminary financial information relating to the Proposed Transaction, including the potential impact of the Proposed Transaction on EchoStar's share price. The EchoStar NI Directors then further discussed, among other things, the benefits and risks of a collar with a symmetrical termination right including the advantages of not having such a collar, such as the potential upside on the trading price of DISH Network Class A Common Stock, which EchoStar stockholders would not realize if DISH Network were able to terminate the Master Transaction Agreement pursuant to such a collar, and enhanced certainty of closing, and various assumptions and projections, as well as potential impacts on EchoStar's share price. The EchoStar NI Directors did not take any formal action with respect to the Proposed Transaction but expressed a desire for EchoStar Independent Management to continue to negotiate terms (including valuation) with DISH Network.

        The next regularly scheduled meeting of the DISH Network Board occurred on April 29, 2019. As is customary for the DISH Network Board, a regularly scheduled meeting of the DISH Network Board also includes meetings of the DISH Network directors who are not also directors or employees of EchoStar or its subsidiaries and a meeting of the Audit Committee of the DISH Network Board. In preparation for further expected discussions of the Proposed Transaction at each applicable level (the DISH Network directors who were not also directors or employees of EchoStar or its subsidiaries, the Audit Committee of the DISH Network Board and the full DISH Network Board) on April 29, 2019, DISH Independent Management maintained discussions with members of the DISH Network Board, answering questions regarding the Proposed Transaction leading up to the April 29, 2019 DISH Network Board meeting, including without limitation, questions regarding the various assets, valuation, structure, regulatory approvals, process and timing. This open dialogue between members of the DISH Network Board and DISH Independent Management as well as among members of the DISH Network Board themselves continued until the Proposed Transaction was eventually signed on May 19, 2019.

        On April 29, 2019, the Proposed Transaction was discussed several times with members of the DISH Network Board, including without limitation at the regularly scheduled meeting of the DISH Network directors who were not also directors or employees of EchoStar or its subsidiaries, the Audit Committee of the DISH Network Board and the full DISH Network Board. These discussions continued to cover all aspects of the Proposed Transaction. Following these discussions, although no resolutions regarding the Proposed Transaction were adopted at any of the applicable levels of approval, each level of approval expressed support for DISH Independent Management to continue negotiations with EchoStar and exploring the Proposed Transaction.

        On April 30, 2019, the Proposed Transaction was discussed with all members of the EchoStar Board, including the EchoStar NI Directors and the members of the Audit Committee of the EchoStar Board, at the regularly scheduled meeting of the EchoStar Board. These discussions continued to cover all aspects of the Proposed Transaction, including, without limitation, the purpose of the Proposed Transaction, the value of the assets proposed to be transferred and the potential contract renewals, in addition to certain financial forecasts, the continued growth of EchoStar's Hughes segment, and the relative performance of the ESS Segment compared to EchoStar expectations. Following these discussions, although no resolutions regarding the Proposed Transaction were adopted at any of the applicable levels of approval, each level of approval expressed support for EchoStar Independent Management to continue negotiations with DISH Network and exploring the Proposed Transaction.

        During the EchoStar Board meeting held on April 30, 2019, the board of directors of HSSC (the "HSSC Board") also discussed the Proposed Transaction and certain restructuring transactions to be potentially effected prior to the Proposed Transaction (the "Proposed Pre-Closing Restructuring"). As part of this discussion of the Proposed Pre-Closing Restructuring, the HSSC Board considered the steps proposed to transfer the BSS Business from EchoStar to DISH Network, implications under HSSC's debt instruments and the potential formation of a new subsidiary with HSSC as sole stockholder. At this meeting, no actions were taken or decisions made with respect to any transaction, but the HSSC Board expressed support for both the Proposed Transaction and Proposed Pre-Closing Restructuring.

        Over the ensuing days following the April 29, 2019 DISH Network Board meeting and the April 30, 2019 EchoStar Board meeting, DISH Independent Management and EchoStar Independent Management continued discussing the Proposed Transaction with members of their respective boards, specifically noting, among other things, the process for approving the Proposed Transaction in light of its specific nature and DISH Independent Management discussed with members of the DISH Network Board the potential use of an outside financial advisor to potentially provide a fairness opinion.

        Meanwhile, DISH Independent Management, Sullivan & Cromwell, EchoStar Independent Management and White & Case continued to exchange drafts of the Master Transaction Agreement, form of Employee Matters Agreement and form of Tax Matters Agreement and negotiate over all relevant points. In addition, both Sullivan & Cromwell and White & Case identified the key representations that they would need from each of DISH Network, EchoStar and Mr. Ergen in order to deliver the tax opinions that would be conditions to the parties' obligations to close the Proposed Transaction in a manner that would be intended to be tax-free.

        On May 6, 2019, the DISH Network Board met by telephonic conference. The DISH Network Board discussed the DISH Network Related Party Transaction Policy, dated August 3, 2010, that applies to, among other things, transactions between DISH Network and EchoStar. The DISH Network Board noted the specific nature of the Proposed Transaction, and resolved that Kathleen Q. Abernathy, George R. Brokaw, Charles M. Lillis and Afshin Mohebbi, each of whom is both non-interlocking as determined under the DISH Network Related Party Transaction Policy as well as "independent" of both DISH Network and EchoStar under the NASDAQ listing rules (which is referred to as the "DISH NI/NE Directors"), should serve in the role of "Non-Interlocking Directors" for purposes of applying the DISH Network Related Party Transaction Policy to the evaluation of the Proposed Transaction.

        Following the May 6, 2019 meeting of the DISH Network Board, DISH Independent Management determined to engage BofA Merrill Lynch as financial advisor to DISH Network to render an opinion to the DISH Network Board as to the fairness, from a financial point of view, to DISH Network of the Exchange Ratio provided for in the Merger.

        On May 10, 2019, the EchoStar NI Directors and the Audit Committee of the EchoStar Board, along with representatives of Deutsche Bank and White & Case, further discussed the terms of the Proposed Transaction and the valuation considerations in telephonic conference meetings. EchoStar Independent Management discussed the BSS Business's relative performance compared to EchoStar's expectations, the potential value provided by the Proposed Transaction, the potential alternatives to the Proposed Transaction, and the structure of the Proposed Transaction, including a discussion of the potential assets to be transferred, certain consents of third parties that may be necessary to consummate the Proposed Transaction, risks associated with operation of the satellites and an overview of an exchange ratio and potential use of a collar with a symmetrical termination right, including the various reasons for possibly not having such a collar, such as the potential upside on the trading price of DISH Network Class A Common Stock, which EchoStar stockholders would not realize if DISH Network were able to terminate the Master Transaction Agreement pursuant to such a collar, and enhanced certainty of closing. The EchoStar Board also discussed the existing EchoStar Related Party Transaction Policy, originally adopted on August 2, 2010, that applies to, among other things, transactions between EchoStar and DISH Network. Following these discussions, although no resolutions regarding the Proposed Transaction were adopted at any of the applicable levels of approval, each level of approval expressed support for EchoStar Independent Management to continue negotiations with DISH Network and exploring the Proposed Transaction.

        Between May 6, 2019 and May 14, 2019, DISH Independent Management, Sullivan & Cromwell, EchoStar Independent Management and White & Case continued to exchange revised drafts of the Master Transaction Agreement, the form of the Employee Matters Agreement, the form of the Tax Matters Agreement and forms of tax representation letters. During this time, DISH Independent Management, including Mr. Orban, and EchoStar Independent Management, including Mr. Rayner, continued their discussions regarding valuation considerations for the Proposed Transaction.

        On May 14 and 15, 2019, the DISH NI/NE Directors held teleconferences, with representatives from Sullivan & Cromwell and BofA Merrill Lynch, as well as DISH Independent Management, to receive an update regarding the Proposed Transaction. In particular, DISH Independent Management discussed its viewpoints regarding valuation of the BSS Business, tax and financial liquidity implications of the Proposed Transaction, potential inclusion of a collar, including the benefits and risks of a collar with a symmetrical termination right, advantages of not having such a collar, such as enhanced certainty of closing, the health of the satellites to be included in the BSS Business, DISH Network's satellite fleet generally, as well as the potential alternatives to the Proposed Transaction. DISH Independent Management discussed the ways in which it would deploy the satellites in the fleet to address certain future needs of DISH Network's business, as well as various steps it would take to best position the fleet for DISH Network's long term business needs. Further, during the course of the teleconferences, the DISH NI/NE Directors discussed in more detail the potential for such a collar in the Proposed Transaction, noting, that in light of, among other things, certain impacts of inclusion or exclusion of such a collar, not having such a collar in the Proposed Transaction may be advisable and in the best interests of DISH Network.

        On May 15, 2019, EchoStar formally engaged Deutsche Bank as its financial advisor in connection with the Proposed Transaction.

        On May 16, 2019, EchoStar Independent Management and DISH Independent Management agreed that there would not be a collar with a symmetrical termination right but EchoStar would receive certain interim operating covenants from DISH Network until the Proposed Transaction closed. Further, the parties agreed that in lieu of an exchange ratio tied to the number of shares of Newco Common Stock outstanding on the closing of the Merger, the exchange ratio would be set on the record date for the distribution of shares of Newco Common Stock, and would be based upon DISH Network issuing a fixed number of shares of DISH Network Class A Common Stock to be distributed pro rata to Newco's stockholders. In the ensuing days, a draft of the Master Transaction Agreement was revised to reflect these points.

        In the days leading up to May 17, 2019, EchoStar Independent Management, in consultation with its advisors at White & Case and representatives of Deutsche Bank, continued to refine its analysis of the Proposed Transaction and prepare for the next meeting of the EchoStar NI Directors, the Audit Committee of the EchoStar Board and the EchoStar Board scheduled for May 17, 2019. These preparations included discussions among EchoStar Independent Management, EchoStar's outside advisors and members of the EchoStar Board, including directors other than the EchoStar NI Directors, on all aspects of the Proposed Transaction, answering questions as they arose.

        On May 17, 2019, DISH Independent Management and EchoStar Independent Management, in consultation with their respective legal and financial advisors, finalized the proposed formula to be used to calculate the exchange ratio, including the methodology for valuing the DISH Network Class A Common Stock (using a 5-day volume weighted average price on the NADSAQ Global Select Market, as of the close on May 16, 2019) to be used in determining the fixed number of shares to be issued by DISH Network in the Proposed Transaction.

        Also on May 17, 2019, DISH Independent Management held telephonic update calls, on which representatives from Sullivan & Cromwell and BofA Merrill Lynch were present, with certain DISH NI/NE Directors, to further discuss, among other things, satellite health and valuation of the Proposed Transaction.

        On May 17, 2019, the EchoStar NI Directors met by telephonic conference, with EchoStar Independent Management, and representatives of White & Case and Deutsche Bank present. During the meeting, the EchoStar Independent Management gave an overview of the Proposed Transaction, discussed the strategic rationale for the Proposed Transaction and gave an overview of the significant assets and operations being transferred as part of the Proposed Transaction and impacts on EchoStar's financial statements and debt obligations. Dean Manson, EchoStar's General Counsel, reviewed with the EchoStar NI Directors their fiduciary duties under Nevada law. Representatives from White & Case also gave a summary of the legal terms of the definitive transaction agreement. EchoStar Independent Management then presented information regarding its internal valuation of the BSS Business, as well as information regarding EchoStar's current-state business operations absent completion of the Proposed Transaction. Also at this meeting, representatives of Deutsche Bank reviewed with the EchoStar NI Directors Deutsche Bank's financial analysis of the aggregate merger consideration of 22,937,188 shares of DISH Network Class A Common Stock to be issued to holders of outstanding shares of Newco Common Stock and indicated that Deutsche Bank would be prepared to deliver an opinion to the EchoStar Board with respect to the fairness, from a financial point of view, to the holders of outstanding shares of Newco Common Stock of the aggregate merger consideration of 22,937,188 shares of DISH Network Class A Common Stock to be issued to such holders pursuant to the Master Transaction Agreement. In light of, among other things, the reasons set forth on page 59 titled "—The EchoStar Board's Reasons for the Transactions," EchoStar Independent Management then advised the EchoStar NI Directors that it deemed the Proposed Transaction to be in the best interest of, and fair to, EchoStar and its stockholders and recommended that the EchoStar NI Directors determine that the Proposed Transaction is in the best interest of, and fair to, EchoStar and its stockholders, and approve and recommend the same to the Audit Committee of the EchoStar Board and the EchoStar Board. In light of, among other things, the reasons set forth on page 59 titled "—The EchoStar Board's Reasons for the Transactions," the EchoStar NI Directors (with Messrs. Dodge and Federico recusing themselves) unanimously determined that the Proposed Transaction was in the best interest of, and fair to, EchoStar and its stockholders and unanimously approved and recommended the same to the Audit Committee of the EchoStar Board and the EchoStar Board.

        Immediately after the meeting of the EchoStar NI Directors, on May 17, 2019, the Audit Committee of the EchoStar Board met by telephonic conference jointly with the EchoStar Board and the HSSC Board, with EchoStar Independent Management and representatives of White & Case and Deutsche Bank present. The EchoStar NI Directors noted to the Audit Committee of the EchoStar Board their unanimous resolution to approve and recommend to the Audit Committee of the EchoStar Board that it determine that the Proposed Transaction is in the best interest of, and fair to, EchoStar and its stockholders and approve and recommend the same to the EchoStar Board. During this meeting, EchoStar Independent Management gave an overview of the Proposed Transaction, discussed the strategic rationale for the Proposed Transaction and gave an overview of the significant assets and operations being transferred as part of the Proposed Transaction and impacts on EchoStar's financial statements and debt obligations. EchoStar Independent Management then presented information regarding its internal valuation of the BSS Business, as well as information regarding EchoStar's current-state business operations absent completion of the Proposed Transaction. Mr. Manson reviewed with the members of the EchoStar Board their fiduciary duties under Nevada law. A representative from White & Case also gave a summary of the legal terms of the definitive transaction agreement. Also at this meeting, representatives of Deutsche Bank reviewed with the EchoStar Board Deutsche Bank's financial analysis of the aggregate merger consideration of 22,937,188 shares of DISH Network Class A Common Stock to be issued to holders of outstanding shares of Newco Common Stock and delivered an oral opinion to the EchoStar Board, which was confirmed by delivery of a written opinion dated May 19, 2019, to the effect that, as of that date and based on and subject to various assumptions, limitations, qualifications and conditions described in its opinion, such aggregate merger consideration was fair, from a financial point of view, to the holders of Newco Common Stock, in the aggregate, excluding DISH Network, EchoStar, Mr. Ergen and their respective affiliates. In light of, among other things, the reasons set forth on page 59 titled "—The EchoStar Board's Reasons for the Transactions," the Audit Committee of the EchoStar Board (other than Mr. Federico, who recused himself to avoid the appearance of any potential conflict resulting from his service on DISH Network's special litigation committee) unanimously determined that the Proposed Transaction was in the best interest of, and fair to, EchoStar and its stockholders and unanimously approved and recommended the same to the EchoStar Board.

        Immediately after the actions of the Audit Committee of the EchoStar Board, on May 17, 2019, the EchoStar Board formally considered the Proposed Transaction. The Audit Committee of the EchoStar Board noted to the EchoStar Board that both it and the EchoStar NI Directors had adopted resolutions to approve and recommend that the EchoStar Board determine that the Proposed Transaction is in the best interest of, and fair to, EchoStar and its stockholders and approve the same. In light of, among other things, the reasons set forth on page 59 titled "—The EchoStar Board's Reasons for the Transactions," the EchoStar Board (with Mr. Ergen recusing himself from the decision) approved the Proposed Transaction, finding that the Proposed Transaction was in the best interest of, and fair to, EchoStar and its stockholders.

        Immediately after the actions of the EchoStar Board, on May 17, 2019, the HSSC Board formally considered the Proposed Transaction, which included the formation of a new subsidiary, Newco, and the transfer of the BSS Business from EchoStar to Newco. A discussion followed, and, in light of, among other things, the reasons set forth on page 59 titled "—The EchoStar Board's Reasons for the Transactions," the HSSC Board (other than Mr. Ergen, who recused himself from the decision) unanimously determined that the Proposed Pre-Closing Restructuring was in the best interest of, and fair to, HSSC and unanimously approved the Proposed Pre-Closing Restructuring.

        Between May 17, 2019, and May 19, 2019, DISH Independent Management, in consultation with DISH Network's advisors at Sullivan & Cromwell and BofA Merrill Lynch, continued to refine its analysis of the Proposed Transaction and prepare for the meeting of the DISH NI/NE Directors, the Audit Committee of the DISH Network Board and the DISH Network Board on May 19, 2019. These preparations included discussions among DISH Independent Management, DISH Network's outside advisors and members of the DISH Network Board, including directors other than the DISH NI/NE Directors, on all aspects of the Proposed Transaction, answering questions as they arose.

        On May 19, 2019, the DISH NI/NE Directors met by telephonic conference, with DISH Independent Management, representatives of Sullivan & Cromwell and representatives of BofA Merrill Lynch present. During the meeting, DISH Independent Management gave an overview of the Proposed Transaction, discussed the strategic rationale for the Proposed Transaction and gave an overview of the significant assets and operations being acquired as part of the Proposed Transaction. DISH Independent Management then presented information regarding its internal valuation of the BSS Business, as well as information regarding DISH Network's current-state business operations absent completion of the Proposed Transaction. DISH Network internal counsel reminded the DISH NI/NE Directors of their fiduciary duties under Nevada law, as they had been previously apprised. A representative from Sullivan & Cromwell, along with DISH Network internal counsel, also gave a summary of the legal terms of the definitive transaction agreement. Also at this meeting, BofA Merrill Lynch reviewed with the DISH NI/NE Directors its financial analysis of the Exchange Ratio and indicated that it would be prepared to deliver an opinion to the DISH Network Board, to the effect that, as of May 19, 2019 and based on and subject to various assumptions and limitations described in its opinion, the Exchange Ratio provided for in the Merger was fair, from a financial point of view, to DISH Network. In light of, among other things, the reasons set forth on page 50 titled "—The DISH Network Board's Reasons for the Transactions," DISH Independent Management then advised the DISH NI/NE Directors that it deemed the Proposed Transaction to be in the best interest of, and fair to, DISH Network and recommended that the DISH NI/NE Directors determine that Proposed Transaction is in the best interest of, and fair to, DISH Network, and approve and recommend the same to the Audit Committee of the DISH Network Board and the DISH Network Board. In light of, among other things, the reasons set forth on page 50 titled "—The DISH Network Board's Reasons for the Transactions," the DISH NI/NE Directors unanimously determined that the Proposed Transaction was in the best interest of, and fair to, DISH Network and unanimously approved and recommended the same to the Audit Committee of the DISH Network Board and the DISH Network Board.

        Shortly after the meeting of the DISH NI/NE Directors, on May 19, 2019, the Audit Committee of the DISH Network Board met by telephonic conference, with DISH Independent Management and representatives of Sullivan & Cromwell and BofA Merrill Lynch present. The DISH NI/NE Directors noted to the Audit Committee of the DISH Network Board their unanimous determination that the Proposed Transaction was in the best interest of, and fair to, DISH Network and their unanimous approval and recommendation of the same to the Audit Committee of the DISH Network Board, in accordance with the DISH Network Related Party Transaction Policy. During the Audit Committee of the DISH Network Board meeting, DISH Independent Management gave an overview of the Proposed Transaction, discussed the strategic rationale for the Proposed Transaction and gave an overview of the significant assets and operations being acquired as part of the Proposed Transaction. DISH Independent Management then presented information regarding its internal valuation of the BSS Business, as well as information regarding DISH Network's current-state business operations absent completion of the Proposed Transaction. DISH Network internal counsel reminded the members of the Audit Committee of the DISH Network Board of their fiduciary duties under Nevada law, as they had been previously apprised. A representative from Sullivan & Cromwell, along with DISH Network internal counsel, also gave a summary of the legal terms of the definitive transaction agreement. Also at this meeting, BofA Merrill Lynch reviewed with the Audit Committee of the DISH Network Board its financial analysis of the Exchange Ratio and indicated that it would be prepared to deliver an opinion to the DISH Network Board, to the effect that, as of May 19, 2019 and based on and subject to various assumptions and limitations described in its opinion, the Exchange Ratio provided for in the Merger was fair, from a financial point of view, to DISH Network. In light of, among other things, the reasons set forth on page 50 titled "—The DISH Network Board's Reasons for the Transactions," the Audit Committee of the DISH Network Board unanimously determined that the Proposed Transaction was in the best interest of, and fair to, DISH Network and unanimously approved and recommended the same to the DISH Network Board.

        Shortly after the meeting of the Audit Committee of the DISH Network Board, on May 19, 2019, the DISH Network Board met by telephonic conference, with DISH Independent Management and representatives of Sullivan & Cromwell and BofA Merrill Lynch present. The Audit Committee of the DISH Network Board noted to the DISH Network Board that both it and the DISH NI/NE Directors had unanimously determined that the Proposed Transaction was in the best interest of, and fair to, DISH Network and unanimously approved and recommended the same to the DISH Network Board, in accordance with the DISH Network Related Party Transaction Policy. During the meeting, DISH Independent Management gave an overview of the Proposed Transaction, discussed the strategic rationale for the Proposed Transaction and gave an overview of the significant assets and operations being acquired as part of the Proposed Transaction. DISH Independent Management then presented information regarding its internal valuation of the BSS Business, as well as information regarding DISH Network's current-state business operations absent completion of the Proposed Transaction. DISH Network internal counsel reminded the members of the DISH Network Board of their fiduciary duties under Nevada law, as they had been previously apprised. A representative from Sullivan & Cromwell, along with DISH Network internal counsel, also gave a summary of the legal terms of the definitive transaction agreement. Also at this meeting, BofA Merrill Lynch reviewed with the DISH Network Board its financial analysis of the Exchange Ratio and delivered to the DISH Network Board an oral opinion, which was confirmed by delivery of a written opinion dated May 19, 2019, to the effect that, as of that date and based on and subject to various assumptions and limitations described in its opinion, the Exchange Ratio provided for in the Merger was fair, from a financial point of view, to DISH Network. After discussion, and in light of, among other things, the reasons set forth below in the section titled "—The DISH Network Board's Reasons for the Transactions," the DISH Network Board unanimously approved the Proposed Transaction, finding that the Proposed Transaction was in the best interest of, and fair to, DISH Network.

        Following the EchoStar Board meeting, on May 17, 2019 and the DISH Network Board meeting, on May 19, 2019, the Master Transaction Agreement was finalized and executed and delivered by DISH Network and EchoStar. Early in the morning of May 20, 2019, prior to commencement of trading on the NASDAQ, each of DISH Network and EchoStar issued press releases announcing the Transactions.

The DISH Network Board's Reasons for the Transactions

        On May 19, 2019, the DISH NI/NE Directors (1) determined that the Merger and related transactions contemplated thereby are in the best interests of, and fair to, DISH Network and (2) unanimously approved and recommended that the Audit Committee of the DISH Network Board approve and recommend and the DISH Network Board approve the Master Transaction Agreement and the Merger and related transactions contemplated thereby, including the issuance of DISH Network Class A Common Stock in connection therewith. Upon that recommendation, the Audit Committee of the DISH Network Board then (1) determined that the Merger and related transactions contemplated thereby are in the best interests of, and fair to, DISH Network and (2) unanimously approved and recommended that the DISH Network Board approve the Master Transaction Agreement and the Merger and related transactions contemplated thereby, including the issuance of DISH Network Class A Common Stock in connection therewith. Upon the recommendations of both the DISH NI/NE Directors and the Audit Committee of the DISH Network Board, the DISH Network

Board (1) determined that the Merger and related transactions contemplated thereby are in the best interests of, and fair to, DISH Network and (2) unanimously approved the Master Transaction Agreement and the Merger and related transactions contemplated thereby, including the issuance of DISH Network Class A Common Stock in connection therewith.

        In reaching its decision, and prior to its meeting on May 19, 2018, the DISH NI/NE Directors, as described above in the section entitled "—Background of the Transactions" of this prospectus engaged in numerous discussions regarding the Transactions. These discussions involved members of DISH Network's senior management team (that are not also members of management for EchoStar, including some or all of the Chief Executive Officer, Principal Financial Officer, General Counsel and other members of management representing, among others, DISH Network's operational, accounting, tax, finance, and legal departments ("DISH Independent Management")). Additionally, the DISH NI/NE Directors consulted with DISH Network's outside legal and financial advisors at Sullivan & Cromwell and BofA Merrill Lynch, respectively. In evaluating the Transactions during these numerous discussions, the DISH NI/NE Directors considered a number of factors. These factors then formed the basis for their recommendation to the Audit Committee of the DISH Network Board and the DISH Network Board, and for the Audit Committee's recommendation to the DISH Network Board. While the Audit Committee of the DISH Network Board and the DISH Network Board were asked to approve the Transactions only after the prior applicable approvals were obtained on May 19, 2019, members of the Audit Committee of the DISH Network Board and the DISH Network Board were afforded the opportunity to review and consider the Transactions in advance of May 19, 2019 and did engage in discussions regarding the Transactions with DISH Independent Management and its outside advisors prior to May 19, 2019.

        The factors the DISH Independent Management, the DISH NI/NE Directors, the Audit Committee of the DISH Network Board and the DISH Network Board considered that weighed positively in favor of the Transactions included, among others and not necessarily in order of relative importance were:

  •
  The expected business, assets, financial condition, results of operation, business plan and prospects following the acquisition of the BSS Business, including the enhanced operating profile of DISH Network and potential for higher free cash flow and EBITDA.

  •
  The expectation that the acquisition of the BSS Business would result in the strategic alignment, in one entity, of all direct-broadcast satellite assets with direct-broadcast satellite operations, including, without limitation, the potential for long-term cost savings by providing DISH Network with the ability to simplify its satellite fleet operations when providing DISH Network service.

  •
  The ability to avoid and/or delay refinancing certain portions of DISH Network's debts.

  •
  The enhanced credit profile of DISH Network which could lower the cost of capital for future debt financings for DISH Network and/or DISH DBS Corporation.

  •
  The potential flexibility that owning the BSS Business would provide to DISH Network in its ability to save costs across DISH Network generally and thus enhance DISH Network's ability to meet its future expense obligations in both the pay-TV business and its other operations.

  •
  The creation of operational synergies and cost savings from the acquisition of the BSS Business, including without limitation, the specific savings associated with the satellites and real property as compared to the expense of leasing such satellites and real property.

  •
  The ability to own the BSS Business which includes, among other things, certain in-orbit satellites (along with the governmental rights) that are operational and functional without the need for additional expenditures to develop and launch or lease satellites (which may not already be functional and/or in-orbit).

  •
  The potential to avoid certain costs associated with DISH Network's ability to provide service at a number of its existing satellite broadcast locations, without disruption, in the event of DISH Network desiring to migrate certain of its satellite operations from certain broadcast locations to other broadcast locations.

  •
  The benefits of acquiring long-lived satellite assets, many of which have significant fuel life remaining and can be positioned to better meet the needs of DISH Network's business and customers, and which provide increased redundancy for DISH Network's broadcast operations. For example, certain of the to-be-acquired satellites have the ability to operate in a number of different configurations and have a number of years of remaining estimated useful life, which ultimately may provide DISH Network with enhanced operational flexibility and cost-savings over the long term.

  •
  The benefits of acquiring call center facilities and other real property currently utilized by DISH Network, thereby eliminating operating lease expenses.

  •
  The ability to directly employ a specialized workforce of employees responsible for the operation of DISH Network's satellite fleet operations.

  •
  The tax-free nature of the Transactions, which significantly lowers the overall cost of the Transactions.

  •
  The limited dilutive impact of the Transactions to the DISH Network stockholders.

  •
  The potential to decrease the interdependence between DISH Network and EchoStar and avoid potential conflicts, while further enhancing DISH Network's ability to streamline operations and reduce costs.

  •
  The limited integration risks due to the particular nature of the assets and the specific role that they serve when utilized by DISH Network.

  •
  The opinion of BofA Merrill Lynch, dated May 19, 2019, to the DISH Network Board as to the fairness, from a financial point of view and as of the date of the opinion, to DISH Network of the Exchange Ratio provided for in the Merger, as more fully described below in the section titled "Opinion of BofA Merrill Lynch, Financial Advisor to DISH Network."

        These expectations and beliefs of DISH Independent Management, the DISH NI/NE Directors, the Audit Committee of the DISH Network Board and the DISH Network Board are based in part on the following factors, among others, that were considered:

  •
  DISH Network's business, strategy, current and projected financial condition, current earnings and earnings prospects;

  •
  the current and prospective regulatory environment for satellite broadcast operations and the pay-TV business generally;

  •
  the current environment in the satellite broadcast operations and pay-TV industry; and

  •
  the strategic and transformative nature of the Transactions, in light of, among other things, DISH Network's operation of its legacy satellite and pay-TV business in a cost-effective manner and considering DISH Network's future needs as it enters the wireless business.

        In addition, DISH Independent Management, the DISH NI/NE Directors, the Audit Committee of the DISH Network Board and the DISH Network Board considered a variety of risks and other potentially negative factors concerning the Transactions. These factors included, without limitation, the following, which are not necessarily listed in order of relative importance:

  •
  The risks and costs to DISH Network if the Transactions are not completed, including the diversion of management and employee attention and the potential effect on DISH Network's stock price, and that, while the Transactions are expected to be completed, there is no assurance that all conditions to the parties' obligations to complete the Transactions will be satisfied or waived, and as a result, it is possible that the Transactions might not be completed in a timely fashion, or at all.

  •
  The difficulties and management challenges inherent in completing the Transactions and integrating the operations and workforce of the BSS Business.

  •
  The risk that governmental authorities may not provide the approvals necessary for the Transactions in a timely fashion, or at all, or may impose conditions to the approval of the Transactions or may require changes to the terms of the Transactions.

  •
  The potential for litigation relating to the Transactions and the associated costs, burden and inconvenience involved in defending those proceedings.

  •
  The risks associated with the occurrence of events that may materially and adversely affect the financial condition, properties, assets, liabilities, business or results of operations of the BSS Business but not entitle DISH Network to terminate the Master Transaction Agreement.

  •
  The substantial costs to be incurred in connection with the Transactions, including those incurred regardless of whether the Transactions are consummated.

  •
  The risk that DISH Network may not realize all of the synergies and other anticipated strategic and other benefits of the Transactions, including as a result of the challenges of integrating the BSS Business, operations and workforce, the risk that expected operating efficiencies and cost savings may not be realized or will cost more to achieve than anticipated, and the risk that conditions imposed by regulatory authorities may decrease or eliminate the anticipated strategic and other benefits of the Transactions to DISH Network.

  •
  Various other risks described in the section entitled "Risk Factors" beginning on page 24.

        In addition to considering the factors described above, the DISH NI/NE Directors, the Audit Committee of the DISH Network Board and the DISH Network Board considered the fact that some of DISH Network's directors and executive officers have other interests in the Transactions that are different from, or in addition to, the interests of DISH Network stockholders generally, as more fully described in the section entitled "Interests of Affiliates in the Transactions—Interests of Directors and Executive Officers of DISH Network in the Transactions" beginning on page 130.

        Each of the DISH NI/NE Directors, the Audit Committee of the DISH Network Board and the DISH Network Board concluded that the potentially negative factors associated with the Transactions were outweighed by the potential benefits that it expected DISH Network and the DISH Network stockholders would achieve as a result of entering into the Transactions. Accordingly, the DISH NI/NE Directors, the Audit Committee of the DISH Network Board and the DISH Network Board determined that the Transactions were in the best interests of, and fair to, DISH Network.

        The foregoing discussion of the factors considered by the DISH Independent Management, the DISH NI/NE Directors, the Audit Committee of the DISH Network Board and the DISH Network Board is not intended to be exhaustive, but, rather, includes certain illustrative material factors considered by the DISH Independent Management, the DISH NI/NE Directors, the Audit Committee of the DISH Network Board and the DISH Network Board. In reaching their decisions to unanimously approve the Transactions, DISH Independent Management, the DISH NI/NE Directors, the Audit

Committee of the DISH Network Board and the DISH Network Board did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors and/or considered other factors altogether. The DISH NI/NE Directors, the Audit Committee of the DISH Network Board and the DISH Network Board considered each of the applicable factors as a whole in context of the Transactions, including with the use of thorough discussions with, and questioning of, DISH Independent Management and DISH Network's financial and legal advisors, and overall considered such factors to be favorable to, and to support, their determination.

        This explanation of DISH Network Board's reasons for the Transactions and other information presented in this section is forward-looking in nature and should be read in light of the sections entitled "Risk Factors" beginning on page 24 and "Special Note Regarding Forward-Looking Statements" on page 36.

Opinion of BofA Merrill Lynch, Financial Advisor to DISH Network

        DISH Network has retained BofA Merrill Lynch to act as DISH Network's financial advisor in connection with the Transactions solely to render an opinion to the DISH Network Board as to the fairness, from a financial point of view, to DISH Network of the Exchange Ratio provided for in the Merger. BofA Merrill Lynch is an internationally recognized investment banking firm which is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. DISH Network selected BofA Merrill Lynch to act as DISH Network's financial advisor in connection with the Transactions on the basis of BofA Merrill Lynch's experience in transactions similar to the Transactions, its reputation in the investment community and its familiarity with DISH Network and its businesses.

        On May 19, 2019, at a meeting of the DISH Network Board held to evaluate the Transactions, BofA Merrill Lynch delivered to the DISH Network Board an oral opinion, which was confirmed by delivery of a written opinion dated May 19, 2019, to the effect that, as of the date of the opinion and based on and subject to various assumptions and limitations described in its opinion, the Exchange Ratio provided for in the Merger was fair, from a financial point of view, to DISH Network.

        The full text of BofA Merrill Lynch's written opinion to the DISH Network Board, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex B to this prospectus and is incorporated by reference herein in its entirety. The following summary of BofA Merrill Lynch's opinion is qualified in its entirety by reference to the full text of the opinion. BofA Merrill Lynch delivered its opinion to the DISH Network Board for the benefit and use of the DISH Network Board (in its capacity as such) in connection with and for purposes of its evaluation of the Exchange Ratio from a financial point of view. BofA Merrill Lynch's opinion does not address any other aspect of the Transactions and no opinion or view was expressed as to the relative merits of the Transactions in comparison to other strategies or transactions that might be available to DISH Network or in which DISH Network might engage or as to the underlying business decision of DISH Network to proceed with or effect the Transactions. BofA Merrill Lynch's opinion does not address any other aspect of the Transactions and does not constitute a recommendation to any stockholder as to how to act in connection with the proposed Transactions or any other matter.

        In connection with rendering its opinion, BofA Merrill Lynch has, among other things:

  (1)
  reviewed certain publicly available business and financial information relating to EchoStar, the BSS Business and DISH Network;

  (2)
  reviewed and discussed with the management of DISH Network certain financial forecasts relating to the BSS Business prepared by the management of DISH Network (the "DISH BSS Forecasts");

  (3)
  discussed the past and current business, operations, financial condition and prospects of, and the past and current relationship (and commercial arrangements relating to such relationship) between, DISH Network and the BSS Business with members of senior management of DISH Network;

  (4)
  reviewed the trading history for the DISH Network Class A Common Stock;

  (5)
  reviewed a draft, dated May 18, 2019, of the Master Transaction Agreement (the "Draft Master Transaction Agreement");

  (6)
  reviewed the opinions of value of a real estate broker engaged by EchoStar as to the value of certain real estate properties to be contributed to Newco as part of the Pre-Closing Restructuring (the "Opinions of Value"); and

  (7)
  performed such other analyses and studies and considered such other information and factors as BofA Merrill Lynch deemed appropriate.

        In arriving at its opinion, BofA Merrill Lynch assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with it and relied upon the assurances of the management of DISH Network that it was not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. BofA Merrill Lynch did not have access to, and did not meet with, the management of EchoStar or the BSS Business. BofA Merrill Lynch relied, at DISH Network's direction, upon the accuracy and completeness of financial and other information regarding the BSS Business provided to or discussed with BofA Merrill Lynch by the management of DISH Network. With respect to the DISH BSS Forecasts, BofA Merrill Lynch assumed, at the direction of DISH Network, that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of DISH Network as to the future financial performance of the BSS Business and the other matters covered thereby. BofA Merrill Lynch relied, at the direction of DISH Network, upon the assessments of the management of DISH Network as to the potential impact of market, governmental and regulatory trends and developments relating to or affecting DISH Network and its businesses and the BSS Business. BofA Merrill Lynch did not make and was not provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Newco, the BSS Business or DISH Network (other than the Opinions of Value, which BofA Merrill Lynch reviewed and relied upon, at the direction of DISH Network, without independent verification for purposes of its opinion), nor did it make any physical inspection of the properties or assets of Newco, the BSS Business or DISH Network. With respect to the Opinions of Value, BofA Merrill Lynch assumed, at the direction of DISH Network, that they had been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the preparers thereof. BofA Merrill Lynch did not evaluate the solvency or fair value of EchoStar, Newco or DISH Network under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. BofA Merrill Lynch assumed, at the direction of DISH Network, that the Transactions would be consummated in accordance with their terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Transactions, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, would be imposed that would have an adverse effect on Newco, the BSS Business, DISH Network or the contemplated benefits of the Transactions. BofA Merrill Lynch further assumed, at the direction of DISH Network, that, for U.S. federal income tax purposes, the Merger would qualify as a reorganization under the provisions of Section 368(a) of the Code, and the

Distribution would be tax-free to EchoStar's stockholders pursuant to Section 355 of the Code. In addition, BofA Merrill Lynch assumed, at the direction of DISH Network, that Newco would acquire all assets, properties and rights reasonably required for the operations of the BSS Business following the Pre-Closing Restructuring and the Distribution, that appropriate reserves, indemnification arrangements and other provisions had been made with respect to the liabilities of or relating to EchoStar and its subsidiaries, and that DISH Network would not directly or indirectly acquire, assume or incur any assets, liabilities or other obligations relating to EchoStar or its subsidiaries that were contemplated to be excluded from the Transactions as a result of the Pre-Closing Restructuring and the Distribution or otherwise. BofA Merrill Lynch additionally assumed, at the direction of DISH Network, that the number of issued and outstanding shares of EchoStar Common Stock as of the record date for the Distribution would be equal to the estimate thereof provided to it by DISH Network. BofA Merrill Lynch also assumed, at the direction of DISH Network, that the final executed Master Transaction Agreement would not differ in any material respect from the Draft Master Transaction Agreement reviewed by it.

        BofA Merrill Lynch expressed no opinion or view as to any terms or other aspects or implications of the Transactions (other than the Exchange Ratio to the extent expressly specified in its opinion), including, without limitation, the Pre-Closing Restructuring, the Distribution, the form or structure of the Transactions, any related transactions or any other agreement, arrangement or understanding entered into in connection with or related to the Transactions or otherwise. BofA Merrill Lynch was not requested to, and it did not, participate in the negotiation of the terms of the Transactions, nor was it requested to, and it did not, provide any advice or services in connection with the Transactions other than the delivery of its opinion. BofA Merrill Lynch expressed no opinion or view as to any such matters. BofA Merrill Lynch's opinion was limited to the fairness, from a financial point of view, to DISH Network of the Exchange Ratio provided for in the Merger and no opinion or view was expressed with respect to any consideration received in connection with the Transactions by the holders of any class of securities, creditors or other constituencies of any party. In addition, no opinion or view was expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the Transactions, or class of such persons, relative to the Exchange Ratio or otherwise. Furthermore, no opinion or view was expressed as to the relative merits of the Transactions in comparison to other strategies or transactions that might be available to DISH Network or in which DISH Network might engage or as to the underlying business decision of DISH Network to proceed with or effect the Transactions. BofA Merrill Lynch did not express any opinion or view as to what the value of the DISH Network Class A Common Stock actually would be when issued or the prices at which the DISH Network Class A Common Stock or EchoStar Class A Common Stock would trade at any time, including following announcement or consummation of the Transactions. BofA Merrill Lynch also did not express any opinion or view with respect to, and BofA Merrill Lynch relied, at the direction of DISH Network, upon the assessments of representatives of DISH Network regarding, legal, regulatory, accounting, tax and similar matters relating to DISH Network or the Transactions, as to which matters BofA Merrill Lynch understood that DISH Network obtained such advice as it deemed necessary from qualified professionals. In addition, BofA Merrill Lynch expressed no opinion or recommendation as to how any stockholder should act in connection with the Transactions or any other matter.

        BofA Merrill Lynch's opinion was necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to BofA Merrill Lynch as of, the date of its opinion. It should be understood that subsequent developments may affect its opinion, and BofA Merrill Lynch does not have any obligation to update, revise or reaffirm its opinion. The issuance of BofA Merrill Lynch's opinion was approved by a fairness opinion review committee of BofA Merrill Lynch. Except as described in this summary, DISH Network imposed no other limitations on the investigations made or procedures followed by BofA Merrill Lynch in rendering its opinion.

        The discussion set forth below in the section entitled "Summary of Material DISH Network Financial Analysis" represents a brief summary of the material financial analysis presented by BofA Merrill Lynch to the DISH Network Board in connection with its opinion. The financial analysis summarized below includes information presented in tabular format. In order to fully understand the financial analysis performed by BofA Merrill Lynch, the table must be read together with the text of the summary. The table alone does not constitute a complete description of the financial analysis performed by BofA Merrill Lynch. Considering the data set forth in the table below without considering the full narrative description of the financial analysis, including the methodologies and assumptions underlying the analysis, could create a misleading or incomplete view of the financial analysis performed by BofA Merrill Lynch.

Summary of Material DISH Network Financial Analysis

        Discounted Cash Flow Analysis.    BofA Merrill Lynch performed a discounted cash flow analysis of the estimated present value of the standalone unlevered, after-tax cash flows that DISH Network was forecasted to generate in connection with the BSS Business based on (i) the operating lease payments to EchoStar in respect of the contracted satellite assets being acquired by DISH Network that would be avoided, (ii) an assumed cash flow benefit arising from DISH Network's ability to use the EchoStar VII satellite as a potential short-term replacement to the EchoStar XIV satellite and (iii) the revenues and operating expenses of the Telemetry, Tracking and Command operating business embedded in the BSS Business that would be acquired or assumed by DISH Network, in each case, as a result of the Transactions during DISH Network's fiscal years 2019 (from and after July 1, 2019) through 2033 based on the "EA Lease Extension to 2024—Orderly Migration of Subs" scenario and the "Effective Purchase of Satellites—Natural Migration of Subs" scenario comprising the DISH BSS Forecasts. The cash flows were then discounted to present value as of June 30, 2019 using discount rates ranging from 7.0% to 8.0%, which were derived from the median beta and capital structure of selected publicly traded companies. From the resulting present values of cash flows, BofA Merrill Lynch deducted the present value, as of June 30, 2019, of the remaining payments to be made under certain capital leases to be assumed by DISH Network in the Transactions based on the DISH BSS Forecasts, and added the midpoint of the range of values attributed to certain real estate assets to be acquired by DISH Network in the Transactions in the Opinions of Value, to derive implied equity values for the BSS Business. This analysis indicated the following approximate implied equity value reference ranges for the BSS Business as compared to the value of the DISH Network Class A Common Stock to be issued by DISH Network in the Merger implied by the Exchange Ratio (the "Implied Consideration Value"), which Implied Consideration Value was calculated based on an implied Exchange Ratio of 0.2396x (based on the number of shares of EchoStar Common Stock that were outstanding as of April 30, 2019, which BofA Merrill Lynch was directed by DISH Network to assume would be the number of shares of EchoStar Common Stock outstanding as of the record date for the Distribution for purposes of its opinion) and a volume weighted average price per share of DISH Network Class A Common Stock of $34.75 for the five trading day period ended on May 16, 2019:

Implied Equity Value Reference Range for the BSS Business (EA Lease Extension to 2024—Orderly Migration of Subs scenario)	Implied Equity Value Reference Range for the BSS Business (Effective Purchase of Satellites—Natural Migration of Subs scenario)	Implied Consideration Value
$970,000,000 - $988,000,000	$1,585,000,000 - $1,630,000,000	$797,000,000

Other Factors

        BofA Merrill Lynch also noted certain additional factors that were not considered part of BofA Merrill Lynch's material financial analysis with respect to its opinion but were referenced for informational purposes, including, among other things, the historical trading prices of the DISH Network Class A Common Stock during the one-year period ended May 16, 2019.

Miscellaneous

        As noted above, the discussion set forth above in the section entitled "—Summary of Material DISH Network Financial Analysis" is a summary of the material financial analysis presented by BofA Merrill Lynch to the DISH Network Board in connection with its opinion and is not a comprehensive description of all analyses undertaken or factors considered by BofA Merrill Lynch in connection with its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. BofA Merrill Lynch believes that its analysis summarized above must be considered as a whole. BofA Merrill Lynch further believes that selecting portions of its analysis and the factors considered or focusing on information presented in tabular format, without considering all of its analysis and the factors considered or the narrative description of the analysis, could create a misleading or incomplete view of the processes underlying BofA Merrill Lynch's analysis and opinion. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis referred to in the summary.

        In performing its analyses, BofA Merrill Lynch considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of DISH Network and EchoStar. The estimates of the future performance of the BSS Business in or underlying BofA Merrill Lynch's analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates or those suggested by BofA Merrill Lynch's analyses. These analyses were prepared solely as part of BofA Merrill Lynch's analysis of the fairness, from a financial point of view, to DISH Network of the Exchange Ratio provided for in the Merger and were provided to the DISH Network Board in connection with the delivery of BofA Merrill Lynch's opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the estimates used in, and the ranges of valuations resulting from, the material financial analysis described above are inherently subject to substantial uncertainty and should not be taken to be BofA Merrill Lynch's view of the actual values of the BSS Business.

        The type and amount of consideration payable in the Transactions was determined through negotiations between DISH Independent Management and EchoStar Independent Management, rather than by any financial advisor, and was approved by the DISH Network Board. The decision to enter into the Master Transaction Agreement was solely that of the DISH Network Board. As described above, BofA Merrill Lynch's opinion and analyses were only one of many factors considered by the DISH Network Board in its evaluation of the proposed Transactions and should not be viewed as determinative of the views of the DISH Network Board or DISH Network's management with respect to the Transactions or the Exchange Ratio.

        DISH Network has agreed to pay BofA Merrill Lynch for its services in connection with the Transactions a fee of $1,500,000, which was payable upon delivery of its opinion. DISH Network also has agreed to reimburse BofA Merrill Lynch for its expenses incurred in connection with BofA Merrill Lynch's engagement and to indemnify BofA Merrill Lynch, any controlling person of BofA Merrill Lynch and each of their respective directors, officers, employees, agents and affiliates against specified liabilities, including liabilities under the federal securities laws.

        BofA Merrill Lynch and its affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of their businesses, BofA Merrill Lynch and its affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of DISH Network and (excluding EchoStar and its subsidiaries) certain of DISH Network's affiliates (each such affiliate, a "DISH Network Affiliate") and EchoStar and (excluding DISH Network and its subsidiaries) certain of EchoStar's affiliates (each such affiliate, an "EchoStar Affiliate").

        BofA Merrill Lynch and its affiliates in the past have provided, currently are providing, and in the future may provide investment banking, commercial banking and other financial services to DISH Network and certain DISH Network Affiliates and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as a lender under certain leasing facilities of DISH Network and/or certain DISH Network Affiliates, (ii) having provided or providing certain foreign exchange trading services to DISH Network and/or certain DISH Network Affiliates and (iii) having provided or providing certain treasury management products and services to DISH Network and/or certain DISH Network Affiliates. From May 1, 2017 through April 30, 2019, BofA Merrill Lynch and its affiliates derived aggregate revenues from DISH Network and certain DISH Network Affiliates of approximately $7 million for investment and corporate banking services.

        In addition, BofA Merrill Lynch and its affiliates in the past have provided, currently are providing, and in the future may provide investment banking, commercial banking and other financial services to EchoStar and certain EchoStar Affiliates and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as financial advisor to an EchoStar Affiliate in connection with an M&A transaction, (ii) having provided or providing certain foreign exchange trading services to EchoStar and/or certain EchoStar Affiliates and (iii) having provided or providing certain treasury management products and services to EchoStar and/or certain EchoStar Affiliates. From May 1, 2017 through April 30, 2019, BofA Merrill Lynch and its affiliates derived aggregate revenues from EchoStar and certain EchoStar Affiliates of approximately $1 million for corporate banking services.

The EchoStar Board's Reasons for the Transactions

        The EchoStar Board and EchoStar management from time to time conduct reviews of EchoStar's portfolio of assets to evaluate EchoStar's structure and composition, to determine whether changes might be advisable, and to look for attractive ways to add value for EchoStar's stockholders. As part of such a review, the EchoStar Board, the Audit Committee of the EchoStar Board, the EchoStar NI Directors and EchoStar Independent Management determined that separating the BSS Business was in the best interests of, and fair to, EchoStar and its stockholders. On May 17, 2019, the EchoStar NI Directors (with Messrs. Dodge and Federico recusing themselves) unanimously determined that the Transactions were in the best interests of, and fair to, EchoStar and its stockholders and unanimously approved and recommended the same to the Audit Committee of the EchoStar Board and the EchoStar Board. Following that recommendation, on May 17, 2019, the Audit Committee of the EchoStar Board, with Mr. Federico recusing himself from such discussions and approvals to avoid the appearance of any potential conflict resulting from his participation in DISH Network's special litigation committee, unanimously determined that the Transactions were in the best interests of, and fair to, EchoStar and its stockholders and unanimously approved and recommended the same to the EchoStar Board. Following that recommendation, on May 17, 2019, the EchoStar Board (with Mr. Ergen recusing himself from the decision) approved the Transactions, finding that the Transactions were in the best interests of, and fair to, EchoStar and its stockholders. In reaching these decisions, the EchoStar NI Directors, the Audit Committee and the EchoStar Board engaged in numerous discussions regarding the Transactions, including with members of EchoStar Independent Management. In reaching their decisions to approve the Transactions, the EchoStar NI Directors, the Audit Committee of the

EchoStar Board and the EchoStar Board, in consultation with EchoStar Independent Management and EchoStar's financial and legal advisors, held meetings, received materials for their review and consideration, and considered a variety of factors, including the significant factors listed below in support of the decision:

  •
  the separation of the BSS Business from EchoStar would eliminate a negative growth component of EchoStar's financial performance, eliminate the diversion of EchoStar management's time needed to operate the BSS Business, facilitate potential joint ventures, acquisitions and other strategic opportunities focused on EchoStar's remaining businesses, and thereby provide the opportunity to increase the shareholder value of EchoStar's remaining businesses. The near term disposition of the BSS Business at a fair price was perceived as more favorable to EchoStar and its stockholders than continued ownership of the BSS Business because each of the EchoStar Approving Parties believed that the longer EchoStar held the BSS Business satellites, the less valuable they would be, in part because the majority of the satellites had remaining useful lives of seven years or fewer;

  •
  the fact that DISH Network is the primary customer and source of revenue for the BSS Business, and therefore the results of operations for the BSS Business are linked to changes in DISH Network's satellite capacity requirements, which may change for a variety of reasons. As such, separation of the BSS Business from EchoStar would remove the significant risk of termination or reduction in the satellite services EchoStar provides to DISH Network or reduction in the prices that DISH Network pays EchoStar for such services, including the risk of unused capacity on EchoStar's satellites and the difficulty EchoStar could encounter in replacing the DISH Network revenue, which each of the EchoStar Approving Parties believed was exemplified by DISH Network's non-renewal of its agreement to lease satellite capacity on the EchoStar VII satellite, which expired in June 2018 resulting in $43 million annualized decrease in revenue;

  •
  the separation of the BSS Business from EchoStar would allow management of EchoStar flexibility to focus more closely on the development and growth of its other higher revenue and EBITDA generating businesses, including the consumer, government and enterprise businesses of its Hughes business segment, and the development of improved and new services, products and technologies for those businesses;

  •
  the opportunity for EchoStar's stockholders to participate in any such improved financial performance through any increase in the value of DISH Network Class A Common Stock following the Transactions;

  •
  the expectation that the Distribution and the Merger generally would result in a tax-efficient disposition of the BSS Business for EchoStar and its stockholders, while a sale of the BSS Business for cash or other consideration or other structures disposing of the BSS Business would result in a taxable disposition of the BSS Business, making such a transaction financially unattractive to EchoStar;

  •
  Deutsche Bank's financial analysis with respect to the Aggregate Merger Consideration and the oral opinion of Deutsche Bank to the EchoStar Board, subsequently confirmed by delivery of a written opinion dated May 19, 2019, to the effect that, as of the date of such opinion, and based upon and subject to the assumptions, limitations, qualifications and conditions described in Deutsche Bank's opinion, the Aggregate Merger Consideration was fair, from a financial point of view, to the holders of Newco Common Stock, in the aggregate, excluding DISH Network, EchoStar, Mr. Ergen and their respective affiliates;

  •
  that the potential strategic alternatives regarding the separation of the BSS Business from EchoStar, such as a spin-off or split-off of the BSS Business or the creation of tracking stock with respect to the BSS Business, were unattractive and/or not viable. In addition, in light of the existing contractual rights of DISH Network, a sale to a third party or a spin-off or split-off did not appear to be a viable alternative to obtain value for eight of the nine satellites constituting the BSS Business because such satellites were primarily designed for use by direct-to-home satellite television providers, of which there is only one other than DISH Network operating in the United States, and it was the assessment of each of the EchoStar Approving Parties that such operator has no current need for additional satellites and has a system that could technically integrate such satellites of the BSS Business only with significant labor, time and expense;

  •
  that it was unlikely, per the assessment of each of the EchoStar Approving Parties, that EchoStar would receive a superior offer from any other prospective buyer with respect to the BSS Business, in light of the fact that DISH Network was in a much better position to maximize the value of the BSS Business compared to EchoStar or any other market participant, in view of the complementary nature of the assets and service offerings of the BSS Business with those of DISH Network, the ability of DISH Network to achieve operational efficiencies in the BSS Business, the opportunity for the combined company to improve future financial performance and prospects compared to the future financial performance and prospects of the BSS Business if owned by EchoStar; and

  •
  the review by the EchoStar Board of materials regarding the proposed Transactions provided by EchoStar's legal advisors, and of the terms, conditions and structure of the Master Transaction Agreement and the Transactions, including the parties' representations, warranties and covenants, the conditions to their respective obligations and the termination provisions of the Master Transaction Agreement, the limitation of contractual risks to EchoStar following the consummation of the Transactions, as well as the likelihood of the consummation of the Transactions.

        In the course of their deliberations, the EchoStar NI Directors, the Audit Committee of the EchoStar Board and the EchoStar Board also considered a variety of risks and other potentially negative factors, including the following:

  •
  risks relating to the separation of the BSS Business from EchoStar and the operation of the BSS Business separate from the other EchoStar businesses, including the costs of separation and the risk of not realizing the anticipated benefits of the separation;

  •
  while the Transactions are expected to be completed, there is no assurance that all conditions to the parties' obligations to complete the Transactions will be satisfied or waived, including required regulatory approvals and, as a result, it is possible that the Transactions might not be completed;

  •
  the risk that governmental authorities may impose conditions to the approval of the Transactions or may require changes to the terms of the Transactions;

  •
  given that the consideration to be received by EchoStar stockholders pursuant to the Merger consists of a fixed number of shares of DISH Network Class A Common Stock, the value of the DISH Network Class A Common Stock received pursuant to the Merger could fluctuate significantly prior to and following the Merger based on a number of factors, many of which are outside of the control of EchoStar or are unrelated to the performance of the BSS Business and some of which are outside of the control of both EchoStar and DISH Network, including general market conditions;

  •
  the risk that the integration of the BSS Business with DISH Network may be time-consuming and may require substantial resources and effort, and that the operating efficiencies anticipated by the parties may not be realized or may take longer to realize than anticipated;

  •
  the risk that an extended period of time could pass between the signing of the Master Transaction Agreement and completion of the Transactions, and the uncertainty created for EchoStar, the BSS Business and their respective customers, employees and stockholders during that period;

  •
  the fact that EchoStar, prior to the completion of the Transactions, is required to conduct the BSS Business in the ordinary course, subject to specific limitations and exceptions, which could delay or prevent EchoStar from pursuing business opportunities that might arise prior to the completion of the Transactions;

  •
  the risk that the Distribution might not qualify as a tax-free transaction under Section 368(a)(1)(D) or Section 355 of the Code or that the Merger might not qualify as a tax-free "reorganization" under Section 368(a) of the Code, in which case EchoStar and/or EchoStar stockholders could be required to pay substantial U.S. federal income taxes and, in the case of the EchoStar stockholders, such stockholders would not be entitled to any indemnification from EchoStar, DISH Network, or Newco;

  •
  the risk that Distribution could be taxable to EchoStar (but not to EchoStar stockholders) pursuant to Section 355(e) of the Code if one or more persons acquire a 50% or greater interest (measured by vote or value) in the stock of EchoStar or Newco, directly or indirectly (including through acquisitions of the Newco Common Stock or DISH Network Common Stock after the completion of the Transactions), as part of a plan or series of related transactions that includes the Distribution;

  •
  the potential for litigation relating to the Transactions and the associated cost, burden and inconvenience involved in defending those proceedings;

  •
  the effect of divesting the BSS Business pursuant to the Transactions on EchoStar's future revenues and cash flows and the concentration of risks affecting EchoStar's remaining businesses;

  •
  the restrictions on EchoStar's ability to engage in certain strategic transactions following the completion of the Transactions, in order to preserve the Intended Tax Treatment thereof;

  •
  the substantial costs to be incurred in connection with the Transactions, including those incurred regardless of whether the Transactions are consummated; and

  •
  risks of the type and nature described under the section of this document titled "Risk Factors."

        In addition to considering the factors described above, the EchoStar NI Directors, the Audit Committee of the EchoStar Board and the EchoStar Board considered the fact that some of EchoStar's directors and executive officers have other interests in the Transactions that are different from, or in addition to, the interests of EchoStar stockholders generally, as more fully described in the section entitled "Interests of Affiliates in the Transactions—Interests of Directors and Executive Officers of EchoStar and Newco in the Transactions" beginning on page 130.

        Each of the EchoStar NI Directors, the Audit Committee of the EchoStar Board and the EchoStar Board concluded that the potentially negative factors associated with the Transactions were outweighed by the potential benefits that it expected EchoStar and its stockholders would achieve as a result of entering into the Transactions. Accordingly, the EchoStar NI Directors, the Audit Committee of the EchoStar Board and the EchoStar Board determined that the Transactions were in the best interests of, and fair to, EchoStar and its stockholders.

        The foregoing discussion of the factors considered by the EchoStar NI Directors, the Audit Committee of the EchoStar Board and the EchoStar Board is not intended to be exhaustive, but, rather, includes certain illustrative material factors considered by the EchoStar NI Directors, the Audit

Committee of the EchoStar Board and the EchoStar Board. In reaching their decisions to approve the Transactions, the EchoStar NI Directors, the Audit Committee of the EchoStar Board and the EchoStar Board did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors and/or considered other factors altogether. The EchoStar NI Directors, the Audit Committee of the EchoStar Board and the EchoStar Board considered each of the applicable factors as a whole in context of the Transactions, including with the use of thorough discussions with, and questioning of, EchoStar Independent Management and EchoStar's financial and legal advisors, and overall considered such factors to be favorable to, and to support, their determination.

        This discussion of EchoStar's reasons for the Transactions is forward-looking in nature and involves risks and uncertainties that could result in the expectations contained in such forward-looking statements not to occur, including those risks and uncertainties discussed in the sections of this document titled "Special Note Regarding Forward-Looking Statements" beginning on page 36 and "Risk Factors" beginning on page 24, which sections should be read in conjunction with this discussion of EchoStar's reasons for the Transactions.

Opinion of Deutsche Bank Securities Inc., Financial Advisor to EchoStar

        At the May 17, 2019 meeting of the EchoStar Board, Deutsche Bank rendered its oral opinion to the EchoStar Board, subsequently confirmed by delivery of a written opinion dated May 19, 2019, to the effect that, as of the date of such opinion, and based upon and subject to the assumptions, limitations, qualifications and conditions described in Deutsche Bank's opinion, the Aggregate Merger Consideration was fair, from a financial point of view, to the holders of Newco Common Stock, in the aggregate, excluding DISH Network, EchoStar, Mr. Ergen and their respective affiliates.

        The full text of Deutsche Bank's written opinion, dated May 19, 2019, which sets forth the assumptions made, procedures followed, matters considered and limitations, qualifications and conditions on the review undertaken by Deutsche Bank in connection with its opinion, is included in this document as Annex C. The summary of Deutsche Bank's opinion set forth in this document is qualified in its entirety by reference to the full text of the opinion. Deutsche Bank's opinion was approved and authorized for issuance by a Deutsche Bank fairness opinion review committee and was addressed to, and was for the use and benefit of, the EchoStar Board in connection with and for the purpose of its evaluation of the Transactions. Deutsche Bank's opinion was limited to the fairness of the Aggregate Merger Consideration, from a financial point of view, to the holders of Newco Common Stock, in the aggregate (other than DISH Network, EchoStar, Mr. Ergen and their respective affiliates) as of the date of the opinion. Deutsche Bank's opinion did not address any other terms of the Transactions, the Master Transaction Agreement or any other agreement entered into or to be entered into in connection with the Transactions. EchoStar did not ask Deutsche Bank to, and Deutsche Bank's opinion did not, address the fairness of the Transactions, or any consideration received in connection therewith, to the holders of any other class of securities, creditors or other constituencies of EchoStar, Newco or DISH Network, nor did it address the fairness of the contemplated benefits of the Transactions. Deutsche Bank expressed no opinion as to the merits of the underlying decision by EchoStar, Newco or DISH Network to engage in the Transactions or the relative merits of the Transactions as compared to any alternative transactions or business strategies. In addition, Deutsche Bank did not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable to or to be received by any of the officers, directors, or employees of any party to the Transactions, or any class of such persons, in connection with the Transactions, whether relative to the Aggregate Merger Consideration to be received by the holders of Newco Common Stock or otherwise. Deutsche Bank's opinion did not in any manner address what the value of the DISH Network Class A Common Stock actually will be when issued pursuant to the

Transactions or the prices at which the DISH Network Class A Common Stock or any other securities will trade following the announcement or consummation of the Transactions.

        In connection with Deutsche Bank's role as financial advisor to EchoStar, and in arriving at its opinion, Deutsche Bank reviewed certain publicly available financial and other information concerning EchoStar, the BSS Business and DISH Network, and certain internal analyses, financial forecasts and other information relating to the BSS Business, the transferring assets of the BSS Business and EchoStar prepared by management of EchoStar (the "EchoStar Forecasts"), including annual cash flow information for the transferring assets of the BSS Business. Deutsche Bank also reviewed valuation reports prepared by a third-party appraiser with respect to the Cheyenne Data Center and the Riverfront Call Center (the "Third-Party Reports"). Deutsche Bank also held discussions with certain senior officers of EchoStar regarding the businesses and prospects of EchoStar, the BSS Business and the transferring assets of the BSS Business. EchoStar advised Deutsche Bank that the value of the TT&C site in Summerset, South Dakota and associated operational infrastructure, property, plant and equipment is included in the value of the Satellite Assets (as defined below) included in the transferring assets of the BSS Business and, accordingly, Deutsche Bank did not separately analyze the value of such site, infrastructure, property, plant or equipment for purposes of its analysis. Management of EchoStar provided Deutsche Bank with forecasts for the business associated with the transferring assets of the BSS Business under both a "partial renewal case" scenario (referred to as the "conservative case" scenario in the Deutsche Bank written opinion) and a "partial renewal with improved pricing case" scenario (referred to as the "optimistic case" scenario in the Deutsche Bank written opinion). At the direction of EchoStar, Deutsche Bank weighed each of these cases equally for purposes of its analysis. Management of EchoStar also provided Deutsche Bank with forecasts based upon a "non-renewal case" scenario, which Deutsche Bank used for comparative purposes. In addition, Deutsche Bank:

  •
  reviewed the reported prices and trading activity for the DISH Network Class A Common Stock;

  •
  reviewed, to the extent publicly available, the financial terms of certain recent transactions involving data center assets which Deutsche Bank deemed relevant;

  •
  reviewed a draft dated May 18, 2019 of the Master Transaction Agreement; and

  •
  performed such other studies and analyses and considered such other factors as Deutsche Bank deemed appropriate.

        Deutsche Bank did not assume responsibility for independent verification of, and did not independently verify, any information, whether publicly available or furnished to it, concerning Newco, EchoStar, DISH Network, the BSS Business, the transferring assets of the BSS Business or the surviving corporation of the Merger, including, without limitation, any financial information considered in connection with the rendering of Deutsche Bank's opinion. Accordingly, for purposes of Deutsche Bank's opinion, Deutsche Bank, with the knowledge and permission of the EchoStar Board, assumed and relied upon the accuracy and completeness of all such information. Deutsche Bank did not conduct a physical inspection of any of the properties or assets, and did not prepare, obtain or review any independent evaluation or appraisal (other than the Third-Party Reports) of any of the transferring assets of the BSS Business, the assumed liabilities or any other assets or liabilities (including any contingent, derivative or off-balance-sheet assets or liabilities), of Newco, EchoStar, the BSS Business, DISH Network, the surviving corporation of the Merger or any of their respective subsidiaries, nor did Deutsche Bank evaluate the solvency or fair value of Newco, EchoStar, the BSS Business, DISH Network, the surviving corporation of the Merger or any of their respective subsidiaries (or the impact of the Transactions thereon) under any law relating to bankruptcy, insolvency or similar matters. For purposes of its analysis, Deutsche Bank relied upon the valuation in the Third-Party Reports relating to the Riverfront Call Center. With respect to the financial forecasts made available to Deutsche Bank and used in its analyses, Deutsche Bank assumed with the knowledge and permission of the EchoStar

Board, that such forecasts had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of EchoStar as to the matters covered thereby. As the EchoStar Board was aware, Deutsche Bank was not provided with, and did not have access to, financial forecasts relating to DISH Network or the surviving corporation of the Merger prepared by management of DISH Network. In rendering its opinion, Deutsche Bank expressed no view as to the reasonableness of the EchoStar Forecasts or the assumptions on which they were based.

        Deutsche Bank assumed, at the direction of EchoStar, that the Merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. Deutsche Bank's opinion was necessarily based upon economic, market and other conditions as in effect on, and the information made available to Deutsche Bank as of, the date of its opinion. Deutsche Bank expressly disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting Deutsche Bank's opinion of which Deutsche Bank may become aware after the date of its opinion.

        For purposes of rendering its opinion, Deutsche Bank assumed with the knowledge and permission of the EchoStar Board that, in all respects material to Deutsche Bank's analysis, the Transactions will be consummated in accordance with the terms of the Master Transaction Agreement, without any waiver, modification or amendment of any term, condition or agreement that would be material to Deutsche Bank's analysis. Deutsche Bank also assumed with knowledge and permission of the EchoStar Board that all material governmental, regulatory or other approvals and consents required in connection with the consummation of the Transactions will be obtained and that in connection with obtaining any necessary governmental, regulatory or other approvals and consents, no restrictions, terms or conditions will be imposed that would be material to Deutsche Bank's analysis. Deutsche Bank is not a legal, regulatory, tax or accounting expert and relied on the assessments made by EchoStar and its other advisors with respect to such issues. Representatives of EchoStar informed Deutsche Bank, and Deutsche Bank further assumed with the knowledge and permission of the EchoStar Board, that the final terms of the Master Transaction Agreement would not differ from the terms set forth in the draft that Deutsche Bank reviewed in any respect material to its analysis.

        EchoStar selected Deutsche Bank as its financial advisor in connection with the Transactions based on Deutsche Bank's qualifications, expertise, reputation and experience in mergers and acquisitions. Pursuant to an engagement letter between EchoStar and Deutsche Bank, dated May 15, 2019, EchoStar agreed to pay Deutsche Bank fees of $3,500,000, of which $500,000 became payable upon the delivery of its opinion (or which would have become payable if Deutsche Bank had advised EchoStar it was unable to render an opinion) and the substantial portion of which becomes payable upon the Closing. EchoStar has also agreed to reimburse Deutsche Bank for all reasonable fees, expenses and disbursements of Deutsche Bank's outside counsel and all of Deutsche Bank's reasonable travel and other out-of-pocket expenses incurred in connection with the proposed Transactions or otherwise arising out of the retention of Deutsche Bank, in each case on the terms set forth in the engagement letter. EchoStar has also agreed to indemnify Deutsche Bank and certain related persons to the full extent lawful against certain liabilities, including certain liabilities arising out of its engagement or the Transactions.

        Deutsche Bank is an internationally recognized investment banking firm experienced in providing advice in connection with mergers and acquisitions and related transactions. Deutsche Bank is an affiliate of Deutsche Bank AG (together with its affiliates, the "DB Group"). One or more members of the DB Group have, from time to time, provided, and are currently providing, investment banking, commercial banking (including extension of credit) and other financial services to EchoStar and its affiliates for which they have received, and in the future may receive, compensation and for which the DB Group has received fees of approximately $2.5 million since January 1, 2017. In addition, one or more members of the DB Group have, from time to time, provided, and are currently providing, investment banking, commercial banking (including extension of credit) and other financial services to

DISH Network and its affiliates unrelated to the Transactions for which they have received, and in the future may receive, compensation and for which the DB Group has received fees of approximately $4.4 million since January 1, 2017. The DB Group may also provide investment and commercial banking services to DISH Network, EchoStar, Mr. Ergen or their respective affiliates in the future, for which we would expect the DB Group to receive compensation. In the ordinary course of business, members of the DB Group may actively trade in the securities and other instruments and obligations of DISH Network, EchoStar and their respective affiliates for their own accounts and for the accounts of their customers. Accordingly, the DB Group may at any time hold a long or short position in such securities, instruments and obligations.

Summary of Material Financial Analyses

        The following is a summary of the material financial analyses contained in a presentation that was made by Deutsche Bank to the EchoStar Board on May 17, 2019 and that were used in connection with rendering Deutsche Bank's opinion described above.

        The following summary, however, does not purport to be a complete description of the financial analyses performed by Deutsche Bank, nor does the order in which the analyses are described represent the relative importance or weight given to the analyses by Deutsche Bank. Some of the summaries of the financial analyses below include information presented in tabular format. In order to fully understand the analyses, the tables must be read together with the full text of each summary. The tables alone do not constitute a complete description of Deutsche Bank's analyses. Considering the data described below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Deutsche Bank's analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before May 19, 2019, and is not necessarily indicative of current market conditions.

        In preparing its analyses, Deutsche Bank utilized calculations of, among other things, (i) the total enterprise value ("TEV"), calculated as equity value plus, if applicable, minority interest plus net debt and (ii) EBITDA.

        For purposes of the following description of Deutsche Bank's financial analysis, (a) "Satellite Assets" means (i) the BSS Satellites, related orbital slots, where applicable, and related operational assets, infrastructure and certain liabilities, (b) the "Colorado Call Center" means the Riverfront Call Center, (c) the "Wyoming Data Center" means the Cheyenne Data Center, (c) "Orbital Slot Asset" means the rights associated with the orbital slot located at 61.5 degrees west longitude and (d) the "Transferring Assets" means the Satellite Assets, the Colorado Call Center, the Wyoming Data Center and the Orbital Slot Asset, collectively.

        For purposes of its analysis, Deutsche Bank, among other things:

  •
  calculated the implied enterprise value of the Transferring Assets by adding the $253 million agreed value of capital leases and in-orbit incentives to the $797 million agreed equity value of the Aggregate Merger Consideration;

  •
  calculated a range of implied enterprise value of the Satellite Assets by deducting the implied enterprise value of the Wyoming Data Center and Orbital Slot Asset and the valuation range of the Colorado Call Center provided in the Third-Party Reports from the implied enterprise value of the Transferring Assets based on the agreed equity value of the Aggregate Merger Consideration;

  •
  calculated a range of illustrative enterprise value of the Satellite Assets using the valuation methodologies described below;

  •
  calculated ranges of illustrative enterprise value of the Wyoming Data Center and Orbital Slot Asset using the valuation methodologies described below;

  •
  calculated illustrative ranges of total equity value of the Transferring Assets by (i) adding the illustrative enterprise valuation ranges of the Satellite Assets, the illustrative enterprise valuation ranges of the Wyoming Call Center and Orbital Slot Asset and the valuation range of the Colorado Call Center provided in the Third-Party Reports and (ii) deducting the agreed value of the capital leases and in-orbit incentives; and

  •
  compared such illustrative ranges of total equity value of the Transferring Assets with the $797 million agreed value of the Aggregate Merger Consideration.

Selected Transactions Analysis—Wyoming Data Center

        Deutsche Bank reviewed publicly available information relating to the 20 acquisition transactions announced since April 2010 described in the table below involving the sale of data centers, which are referred to as the "selected transactions":

Date Announced	Target	Acquirer
Apr-19	Switch Datacenter Group BV (Amsterdam Asset)	Equinix, Inc.
Mar-19	GDS Holdings Limited	Ping An Insurance (Group) Company of China, Ltd.
Feb-19	QTS Realty Trust, Inc. (Manassas property)	Alinda Capital Partners LLC
Dec-18	COLO-D Inc.	Cologix, Inc.
Dec-18	4Degrés Colocation Inc.	Vantage Data Centers, LLC
Dec-18	DCI Data Centers	Brookfield Asset Management Inc.
Mar-18	STACK Infrastructure (formerly known as Infomart Data Centers)	IPI Data Center Partners Management, LLC
Nov-17	Red Sea Group	Carter Validus Mission Critical REIT II, Inc.
Nov-17	Lexington Realty Trust	Carter Validus Mission Critical REIT II, Inc.
Nov-17	BP Data Center	Carter Validus Mission Critical REIT II, Inc.
Oct-17	Carter Validus Mission Critical REIT, Inc.	Digital Realty Trust, LP
Sep-17	Itconic, S.A.	Equinix, Inc.
Jul-17	Fortrust LLC	Iron Mountain Incorporated
Jun-17	Westcore Properties, LLC	Carter Validus Mission Critical REIT II, Inc.
May-17	Castle Access, Inc. (d/b/a KIO Networks US)	Zayo Group Holdings, Inc.
May-17	Cervalis, LLC (CyrusOne)	Carter Validus Mission Critical REIT II, Inc.
Sep-15	Bit-Isle, Inc.	Equinix, Inc.
May-15	Carpathia Hosting, Inc.	QTS Realty Trust, Inc.
Oct-13	RagingWire Data Centers, Inc.	NTT Communications Corporation
Apr-10	ViaWest, Inc.	Oak Hill Capital Partners / GI Manager L.P.

        Although none of the selected transactions is directly comparable to a sale of the Wyoming Data Center, the data centers that were the subject of the selected transactions are such that, for purposes of analysis, the selected transactions may be considered similar to the Wyoming Data Center. The analysis of selected assets transferred in the transactions was not simply mathematical; rather, it involved complex considerations and qualitative judgments, reflected in the opinion of Deutsche Bank, concerning differences in financial and operational characteristics of the data centers involved in the selected transactions and other factors that could affect the acquisition value of such assets.

        With respect to each selected transaction and based on publicly available information, Deutsche Bank calculated the multiple of TEV to last twelve months ("LTM") EBITDA. The following table presents the results of this analysis:

TEV/LTM EBITDA
High	15.4x
Mean	13.2x
Median	13.5x
Low	9.2x

        Based in part upon the TEV/EBITDA multiples described above and taking into account their professional judgment and experience, Deutsche Bank calculated ranges of estimated value of the Wyoming Data Center by applying multiples of total enterprise value to EchoStar management estimates of the Wyoming Data Center's annualized EBITDA of 10.0x to 15.0x, resulting in a range of implied value of the Wyoming Data Center of approximately $45 million to $68 million.

Valuation of Orbital Slot Asset

        Deutsche Bank calculated the present value of free cash flow of the Orbital Slot Asset using financial forecasts and other information and data provided by EchoStar management, including annual after-tax cash flow from the Orbital Slot Asset upon the conclusion of the EchoStar XVI Satellite lease in 2032. At the direction of EchoStar management, Deutsche Bank assumed (a) a tax rate of 23% on annual cash flow and (b) a 50% probability of a monetization event of the Orbital Slot Asset upon the conclusion of the EchoStar XVI Satellite lease in 2032. In performing this analysis, Deutsche Bank applied a range of discount rates of 8.0% to 11.0% to annual after-tax, probability adjusted perpetual cash-flow using a perpetuity growth rate of 0% commencing in calendar year 2032. This analysis resulted in ranges of present value of free cash flow of the Orbital Slot Asset of $9 million to $17 million.

Implied Valuation of Satellite Assets

        For purposes of Deutsche Bank's analysis, the agreed value of the Aggregate Merger Consideration was approximately $797 million, calculated on the basis of the Aggregate Merger Consideration valued at the DISH Network Class A Common Stock five-day volume-weighted average price of $34.75 as of May 16, 2019. Deutsche Bank assumed, at the direction of EchoStar, that the agreed value of capital leases and in-orbit incentives associated with the Transferring Assets was approximately $253 million and, as a result, that the TEV of the Transferring Assets based upon the Aggregate Merger Consideration was approximately $1,050 million. At the direction of EchoStar, Deutsche Bank relied upon the accuracy of the valuation of the Colorado Call Center in the Third-Party Report of $25 million to $28 million. On the basis of such assumptions, Deutsche Bank calculated an agreed implied estimated enterprise value of the Satellite Assets of approximately $939 million to $971 million, calculated as (a) TEV of $1,050 million, less (b) the estimated range of implied value of the Wyoming Data Center of approximately $45 million to $68 million, less (c) the valuation of the Colorado Call Center of approximately $25 million to $28 million per the Third-Party Report, less (d) the range of estimated value of the Orbital Slot Asset of approximately $9 million to $17 million.

Discounted Cash Flow Analysis of Satellite Assets

        Deutsche Bank performed a discounted cash flow ("DCF") analysis of the Satellite Assets using financial forecasts and other information and data provided by EchoStar management, including the partial renewal case scenario, partial renewal with improved pricing case scenario and non-renewal case scenario, to calculate ranges of implied value of the Satellite Assets as of May 18, 2019. In performing the discounted cash flow analysis, Deutsche Bank applied a range of discount rates of 8.0% to 11.0% to (i) unlevered free cash flows expected to be generated by the Satellite Assets during calendar years 2019 through 2032, using the mid-year convention and (ii) estimated terminal values calculated using a perpetuity growth rate of 0%. For purposes of its financial analysis, Deutsche Bank calculated unlevered free cash flow as (a) EBITDA, less (b) cash taxes, less (c) capital expenditures, plus (d) change in net working capital, plus (e) depreciation and amortization. Deutsche Bank derived the foregoing range of discount rates using a weighted average cost of capital analysis based on a risk free rate of 2.7% using the 20-year U.S. Treasury yield as of May 8, 2019 and certain other financial metrics, including betas, for EchoStar and the certain other selected companies.

        This analysis resulted in ranges of implied estimated enterprise value of the Satellite Assets of $788 million to $858 million, in the case of the partial renewal case scenario, approximately $939 million to $1,032 million, in the case of the partial renewal with improved pricing case scenario, and approximately $470 million to $485 million, in the case of the non-renewal case scenario. Deutsche Bank compared these ranges with the implied enterprise value of the Satellite Assets in the Transactions of approximately $939 million to $971 million calculated as described above.

Net Book Value of Satellite Assets

        Deutsche Bank observed that the net book value of the Satellite Assets was approximately $843 million as of March 31, 2019, compared with the range of implied enterprise value of the Satellite Assets in the Transactions of approximately $939 million to $971 million calculated as described above.

Remaining Economic Life of Satellite Assets

        Deutsche Bank calculated that the remaining economic value of the Satellite Assets was approximately $706 million based upon an assumed replacement cost of $275 million per satellite, a 15-year total useful life for each satellite and the remaining economic life of each satellite, in each case as provided by management of EchoStar, compared with the range of implied enterprise value of the Satellite Assets in the Transactions of approximately $939 million to $971 million calculated as described above.

Calculation of Implied Equity Value of Transferring Assets

        Deutsche Bank calculated the implied total equity value of the Transferring Assets as (a) the implied estimated enterprise value of the Satellite Assets in each of the cases described above, plus (b) the implied value of the Orbital Slot Asset as described above, plus (c) the implied value of the Wyoming Data Center and Colorado Call Center as described above, less (d) the value of the capital leases and in-orbit incentives of $253 million as provided by management of EchoStar. This analysis resulted in the following approximate ranges of equity value of the Transferring Assets as compared with the implied value of the Aggregate Merger Consideration of approximately $797 million:

Satellite Valuation Methodology	Range of Implied Equity Value of Transferring Assets
DCF—Partial Renewal Case Scenario	$614 million - $716 million
DCF—Partial Renewal with Improved Pricing Case Scenario	$765 million - $890 million
DCF—Non-Renewal Case Scenario	$296 million - $343 million
Net Book Value	$685 million
Remaining Economic Life	$548 million

Additional Information

        Deutsche Bank observed certain additional information that was not considered part of Deutsche Bank's financial analysis with respect to its opinion but was noted for informational purposes, including the following:

        Wall Street Analyst Estimates—DISH Network.    Deutsche Bank reviewed publicly available stock price targets for DISH Network Class A Common Stock published by 18 Wall Street research analysts since February 4, 2019, which ranged from a low of $24.00 to a high of $175.00, with a median of $36.00.

        Historical Trading Ranges—DISH Network.    Deutsche Bank reviewed the historical closing prices for the DISH Network Class A Common Stock during the 12-month period ended May 16, 2019, which ranged from a low of $23.98 per share on to a high of $37.08 per share. Deutsche Bank also noted that the volume-weighted average closing price of the DISH Network Class A Common Stock during the 30-day period ending on May 16, 2019 was $34.51 per share, that the volume-weighted average closing price of the DISH Network Class A Common Stock during the three-month period ending on May 16, 2019 was $31.73 per share, that the volume-weighted average closing price of the DISH Network Class A Common Stock during the six-month period ending on May 16, 2019 was $31.54 per share and that the volume-weighted average closing price of the DISH Network Class A Common Stock during the one-year period ending on May 16, 2019 was $34.22 per share.

        Wall Street Spectrum Valuation—DISH Network.    Deutsche Bank reviewed the estimates of DISH Network's spectrum valuation by band published by 21 Wall Street research analysts since February 2016, which ranged from a low of approximately $15.966 billion to a high of approximately $68.312 billion, with a median of $43.39 billion. Deutsche Bank noted that the median for the 11 reports published since February 22, 2018 was approximately $34.492 billion.

Miscellaneous

        The preparation of a fairness opinion is a complex process involving the application of subjective business and financial judgment in determining the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, is not readily susceptible to summary description. Deutsche Bank believes that its analyses must be considered as a whole and that considering any portion of such analyses and of the factors considered without considering all analyses and factors could create a misleading view of the process underlying its opinion. In arriving at its fairness determination, Deutsche Bank did not assign specific weights to any particular analyses (other than providing equal weight to the partial renewal case scenario and the partial renewal with improved pricing case scenario as instructed by EchoStar).

        In conducting its analyses and arriving at its opinion, Deutsche Bank utilized a variety of generally accepted valuation methods. The analyses were prepared solely for the purpose of enabling Deutsche Bank to provide its opinion to the EchoStar Board as to the fairness of the Aggregate Merger

Consideration, from a financial point of view, to the holders of Newco Common Stock, in the aggregate (other than DISH Network, EchoStar, Mr. Ergen and their respective affiliates) as of the date of the opinion and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold, which are inherently subject to uncertainty. As described above, in connection with its analyses, Deutsche Bank made, and was provided by the management of EchoStar with, numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Deutsche Bank, EchoStar, DISH Network or the surviving corporation of the Merger. Analyses based on estimates or forecasts of future results are not necessarily indicative of actual past or future values or results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of EchoStar, DISH Network, the surviving corporation of the Merger or their respective advisors, Deutsche Bank does not assume responsibility if future results or actual values are materially different from these forecasts or assumptions.

        The terms of the Transactions, including the Aggregate Merger Consideration, were determined through arm's-length negotiations between EchoStar and DISH Network and were approved by the EchoStar Board. The decision to enter into the Merger was solely that of the EchoStar Board. As described under "—The EchoStar Board's Reasons for the Transactions" above, the opinion and presentation of Deutsche Bank to the EchoStar Board were only one of a number of factors taken into consideration by the EchoStar Board in making its determination to approve the Master Transaction Agreement and the transactions contemplated by it, including the Transactions.

Valuation of the BSS Business

EchoStar Analysis of the BSS Business

        In connection with the evaluation of the Transactions, EchoStar Independent Management prepared certain financial analyses regarding the BSS Business (such analyses in its final form, the "EchoStar BSS Analysis"). These were prepared solely for internal use and were based solely on the information available to EchoStar Independent Management at the time of preparation. These analyses were reviewed with the EchoStar NI Directors, the Audit Committee of the EchoStar Board and the EchoStar Board and, after reflecting questions from, and additional analyses requested by, each of these groups, were ultimately finalized on May 17, 2019. On and prior to May 17, 2019, EchoStar Independent Management made the EchoStar BSS analysis available to Deutsche Bank in connection with its evaluation of the proposed Transactions and EchoStar's analysis of alternatives available to it to enhance stockholder value. See "The Transactions—Background of the Transactions" beginning on page 39.

        The EchoStar BSS Analysis was not prepared with a view toward public disclosure or with a view toward compliance with published guidelines of the SEC, with guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts or with U.S. GAAP. Neither EchoStar's independent registered public accounting firm nor any other independent accountants have compiled, examined or performed any procedures with respect to the EchoStar BSS Analysis included below, nor have they expressed any opinion or any other form of assurance on such information, the assumptions underlying it or its achievability. The EchoStar BSS Analysis is being provided in this prospectus only because it is among the information that was made available to the EchoStar Board and Deutsche Bank in connection with their evaluation of the proposed Transactions and is not included in this prospectus for any other purpose.

        The EchoStar BSS Analysis are forward-looking statements. Actual results may differ materially from those set forth below, and important factors that may affect actual results and cause the EchoStar BSS Analysis to be inaccurate include, but are not limited to, risks and uncertainties relating to

EchoStar's, DISH Network's and the BSS Business's business, industry performance, general business and economic conditions, subscriber requirements, competition and adverse changes in applicable laws, regulations or rules. For other factors that could cause actual results to differ, see the sections entitled "Special Note Regarding Forward-Looking Statements" beginning on page 36 and "Risk Factors" beginning on page 24 as well as the other reports filed by EchoStar and DISH Network with the SEC, subsequent annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, the EchoStar BSS Analysis may be affected by EchoStar's and DISH Network's ability to achieve strategic goals, objectives and targets over the applicable periods.

        The EchoStar BSS Analysis does not take into account any circumstances or events occurring after they were finalized on May 17, 2019. Some or all of the assumptions that have been made regarding, among other things, the timing of certain occurrences or impacts, may have changed since the date the EchoStar BSS Analysis was prepared and do not reflect EchoStar's current estimates, changes in general business or economic conditions or any other circumstances or events occurring after the date they were prepared, including the Transactions. In particular, the EchoStar BSS Analysis does not take into account the Transactions, any effect on EchoStar or DISH Network of the Transactions, including without limitation any cost savings or other synergies, or the impact of the failure of the Transactions to occur. We can give no assurance that, had the EchoStar BSS Analysis been prepared as of a later date, similar estimates and assumptions would have been used. None of EchoStar, DISH Network, Newco, Merger Sub, Deutsche Bank or BofA Merrill Lynch intend to, and each expressly disclaims any obligation to, make publicly available any update or other revision to the EchoStar BSS Analysis to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the assumptions underlying the EchoStar BSS Analysis are shown to be in error or to reflect changes in general economic or industry conditions.

        In preparing the EchoStar BSS analysis, EchoStar Independent Management evaluated three scenarios in connection with the operations of the BSS Business, as described below. The EchoStar BSS Analysis is based upon numerous expectations, beliefs and assumptions with respect to EchoStar's and the BSS Business's results of operations and financial condition, customer requirements and competition, and with respect to general business, economic, regulatory and other future conditions. In preparing the EchoStar BSS Analysis, EchoStar Independent Management considered the expected fuel life and number of available transponders with respect to the BSS Satellites, and each satellite's general health and orbital locations. EchoStar Independent Management also considered the terms of the lease agreements relating to such satellites and market conditions relating to third party renewal terms. EchoStar Independent Management included estimated liabilities associated with the satellites in its analysis of the BSS Business. When evaluating the value of the real estate owned by the BSS Business, EchoStar Independent Management reviewed valuation reports prepared by a third-party appraiser. The EchoStar BSS Analysis was prepared on an after-tax basis, assuming transfer of the BSS Business on July 1, 2019.

        Non-Renewal Case:    This scenario assumes that none of the current satellite lease agreements are renewed beyond their current contractual terms and that alternative uses of the satellites are unlikely. It was assumed that there was no lease or sale value for the EchoStar XXIII satellite. This results in a valuation of the BSS Business (as determined by EchoStar Independent Management) of approximately $305 million.

        Partial Renewal Case:    This scenario assumes that the current satellite lease agreements for the EchoStar XI, XIV, XVI and Nimiq 5 satellites are extended to the end of their lives at negotiated renewal rates based on market observed rates. The EchoStar X and QuetzSat satellite lease agreements are assumed not to be extended past their current lease terms. The value of EchoStar XXIII was estimated using multiple factors, including potential revenue from leasing to DISH Network and replacement cost. This results in a valuation of the BSS Business (as determined by EchoStar Independent Management) of approximately $731 million.

        Partial Renewal With Improved Pricing Case:    This scenario utilizes the same inputs as the Partial Renewal Case, except that this scenario assumes that the current satellite lease agreements are renewed at more favorable negotiated renewal rates than in the Partial Renewal Case. This results in a valuation of the BSS Business (as determined by EchoStar Independent Management) of approximately $821 million.

        Each scenario presented in the EchoStar BSS Analysis is, therefore, based on assumptions regarding future events as noted above.

        The agreed upon purchase price for the BSS Business was 22,937,188 shares of DISH Network Class A Common Stock, which as of the date of the Master Transaction Agreement was calculated to equal $797 million, an amount that was primarily based upon assumptions represented in the Partial Renewal Case.

DISH Network Analysis of the BSS Business

        In connection with the evaluation of the Transactions, DISH Independent Management prepared certain financial analyses and forecasts regarding the BSS Business (such analyses in its final form, the "DISH BSS Analysis"). These were prepared solely for internal use and were based solely on the information available to DISH Independent Management at the time of preparation. These forecasts and analyses were reviewed with the DISH NI/NE Directors, the Audit Committee of the DISH Network Board and the DISH Network Board and, after reflecting questions from, and additional analyses requested by, each of these groups were ultimately finalized on May 18, 2019. On and prior to May 18, 2019, DISH Independent Management made the DISH BSS Analysis available to BofA Merrill Lynch for BofA Merrill Lynch's use and reliance in connection with its financial analyses and opinion described above in the section titled "—Opinion of BofA Merrill Lynch, Financial Advisor to DISH Network." See "The Transactions—Background of the Transactions" beginning on page 39.

        The DISH BSS Analysis was not prepared with a view toward public disclosure or with a view toward compliance with published guidelines of the SEC, with guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts or with U.S. GAAP. Neither DISH Network's independent registered public accounting firm nor any other independent accountants have compiled, examined or performed any procedures with respect to the DISH BSS Analysis included below, nor have they expressed any opinion or any other form of assurance on such information, the assumptions underlying it or its achievability. The DISH BSS Analysis is being provided in this prospectus only because it is among the information that was made available to the DISH Network Board and BofA Merrill Lynch for the purposes described above and is not included in this prospectus for any other purpose.

        The DISH BSS Analysis are forward-looking statements. Actual results may differ materially from those set forth below, and important factors that may affect actual results and cause the DISH BSS Analysis to be inaccurate include, but are not limited to, risks and uncertainties relating to DISH Network's and the BSS Business's business, industry performance, general business and economic conditions, subscriber requirements, competition and adverse changes in applicable laws, regulations or rules. For other factors that could cause actual results to differ, see the sections entitled "Special Note Regarding Forward-Looking Statements" beginning on page 36 and "Risk Factors" beginning on page 24 as well as the other reports filed by DISH Network with the SEC, subsequent annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, the DISH BSS Analysis may be affected by DISH Network's ability to achieve strategic goals, objectives and targets over the applicable periods.

        The DISH BSS Analysis does not take into account any circumstances or events occurring after they were finalized on May 18, 2019. Some or all of the assumptions that have been made regarding, among other things, the timing of certain occurrences or impacts may have changed since the date the

DISH BSS Analysis was finalized and do not reflect DISH Network's current estimates, changes in general business or economic conditions or any other circumstances or events occurring after the date they were prepared, including the Transactions. In particular, the DISH BSS Analysis does not take into account any effect on DISH Network were the Merger not to occur and should not be viewed as accurate in that context. We can give no assurance that, had the DISH BSS Analysis been prepared as of a later date, similar estimates and assumptions would have been used. None of EchoStar, DISH Network, Newco, Merger Sub, Deutsche Bank or BofA Merrill Lynch intends to, and each expressly disclaims any obligation to, make publicly available any update or other revision to the DISH BSS Analysis to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the assumptions underlying the DISH BSS Analysis are shown to be in error or to reflect changes in general economic or industry conditions.

        In preparing the DISH BSS Analysis, DISH Independent Management attempted to estimate the value of the BSS Business to DISH Network by taking into account, among other things, the current or estimated future cost savings associated with owning the BSS Business as opposed to the current state in which DISH Network generally leases certain of the assets that form part of the BSS Business from EchoStar. Therefore, DISH Independent Management evaluated four scenarios in which DISH Network could make use of the BSS Business (which is primarily comprised of the BSS Satellites) and other assets of the BSS Business for either the remainder of existing contract terms or for the remainder of the useful life of such asset.

        In preparing the DISH BSS Analysis, DISH Independent Management made certain assumptions, and drew certain conclusions, regarding the assets and operations of the BSS Business. In particular, DISH Independent Management viewed the primary assets of the BSS Business to consist of the nine BSS Satellites. In valuing such satellites, DISH Independent Management relied on information provided by EchoStar regarding the satellites, including expected fuel life and number of available transponders, as well as information known about each satellite's general health. Further, DISH Independent Management took into account the status of existing satellite fleet, the orbital locations of its and the BSS Satellites and the location of DISH Network's subscriber base. In valuing the BSS Satellites, DISH Independent Management took into account its current subscriber demand, as well as its anticipated subscriber demand, over the life of the various satellites, and made certain conclusions regarding the optimal use of the BSS Satellites in meeting that subscriber need. DISH Independent Management also considered lease agreements including, but not limited to, renewal provisions as well as potential renewal provisions for the BSS Satellites at a monthly recurring rate ("MRC") generally consistent with the current MRC impacted for estimated degradation for certain satellites. In valuing the BSS Business, DISH Independent Management also took into account, among other things, the impact of the BSS Business on DISH Network's prospective cash tax payments in addition to the costs and expenses of migrating its subscriber base onto new satellites in the future when current satellites in its fleet end their useful lives, and compared that cost to the cost of owning the BSS Satellites and being able to migrate and position the BSS Satellites in advance of the end of those useful lives.

        Further, DISH Independent Management also factored into its analysis the value of the real estate owned by the BSS Business, which is currently leased to DISH Network, by evaluating sale information for comparable properties and factoring in DISH Network's expected future lease avoidance savings. In valuing the component of the BSS Business consisting of the 61.5 orbital slot, DISH Independent Management relied upon precedent transaction values to prepare a value for this orbital slot. Finally, DISH Independent Management evaluated the assumed liabilities associated with certain of the satellites and the operating expenses of the BSS Business, such as the costs associated with its employees, as well as the operating revenue it would generate from subleasing assets to Dish Mexico.

        The DISH BSS Analysis includes estimates for the value of the assets to be transferred as part of the BSS Business using four general scenarios assuming a July 1, 2019 closing date, as well as estimates for TT&C revenue, operating expenses (general and administrative, as well as TT&C) valued through

2032, costs associated with the leased BSS Satellites and other BSS Satellite expenses associated with the BSS Business. The DISH BSS Analysis assumes a transfer of the BSS Business on July 1, 2019.

        EA Minimum Contract Term—Forced Migration of Subs:    The valuation under this scenario reflects one in which DISH Network does not complete the Transactions and which values DISH Network's satellites and orbital slots leased from EchoStar through the end of their current contractual commitments. Further, it assumes that the EchoStar XXIII satellite would be utilized at 50% of available capacity through 2032, EchoStar VII satellite would only be used in certain backup scenarios, and that the Cheyenne Data Center is valued at approximately three-quarters of its capacity (which is consistent with the space currently leased) through 2031. This results in a valuation (as determined by DISH Independent Management) of approximately $669 million.

        EA Lease Extension to 2024—Orderly Migration of Subs:    The valuation under this scenario utilizes the same inputs as the EA Minimum Contract Term—Forced Migration of Subs scenario except for the following: DISH Network is able to extend lease terms on the BSS Satellites located in the Eastern Arc to the end of 2024, which allows it to, therefore, migrate its subscribers to satellites currently utilized in the Western Arc in an orderly fashion, the 61.5 degree orbital slot is valued through 2024, EchoStar XI and XIV satellites are extended to their end of fuel life in 2025 and 2026, respectively, with degradation of approximately 40% in their later years, and that the Cheyenne Data Center is valued at 100% of capacity through 2034 (representing a new 15-year lease commencing on July 1, 2019). This results in a valuation (as determined by DISH Independent Management) of approximately $922 million.

        Effective Purchase of Satellites—Natural Migration of Subs:    The valuation under this scenario utilizes the same inputs as the EA Lease Extension to 2024—Orderly Migration of Subs scenario except for the following: EchoStar XVI satellite will be utilized until the end of its fuel life in 2031, EchoStar XXIII satellite will be utilized at 100% of its available capacity through 2032, and the 61.5 degree orbital slot is valued through 2031. The valuation under this scenario reflects one in which DISH Network completes the Transactions and has the operational flexibility to migrate its subscribers in 2031 to the new BSS Satellites (referred to as "natural migration") in the Western Arc. This results in a valuation (as determined by DISH Independent Management) of approximately $1.314 billion.

        Effective Purchase of Satellites—Realize Upside in Fleet:    The valuation under this scenario utilizes the same inputs as the Effective Purchase of Satellites—Natural Migration of Subs scenario except for the following: EchoStar XXIII is valued at 100% of available capacity through the end of its fuel life in 2042. The valuation under this scenario reflects one in which DISH Network completes the Transactions, is able to migrate it subscribers naturally, and is able to realize additional value from the fleet of BSS Satellites by utilizing the BSS Satellites to their end of fuel life as either primary satellites or in a backup capacity. This results in a valuation (as determined by DISH Independent Management) of approximately $1.413 billion.

        Each scenario presented in the DISH BSS Analysis is, therefore, based on assumptions regarding future events as noted above.

        The agreed-upon purchase price for the BSS Business was 22,937,188 shares of DISH Network Class A Common Stock, which as of the date of the Master Transaction Agreement was calculated to equal $797 million, an amount that was primarily based upon assumptions represented in the EA Lease Extension to 2024—Orderly Migration of Subs scenario.

Regulatory Approvals

        In connection with the Merger, the parties intend to make all required filings with the SEC, the FCC and the NASDAQ, as well as any required filings with respect to export control regulations. The parties also expect to request the approval of the United Kingdom Space Agency for the operation of the EchoStar XXIII satellite by DISH Network, and EchoStar has filed a notice and a request for the consent of Anatel regarding the termination of EchoStar's license for that satellite and the relocation of the satellite. The completion of the Merger is contingent on making those filings and obtaining those regulatory approvals or consents, to the extent such consents are required.

        The Merger is not reportable under the HSR Act and, therefore, no filings with respect to the Merger are required with the FTC or the DOJ.

No DISH Network Stockholder Approval Required

        The approval of the Master Transaction Agreement and the Merger by DISH Network does not require the affirmative vote or consent of DISH Network stockholders.

Written Consent of the Holder of Newco Common Stock

        The approval of the Master Transaction Agreement and the Transactions by Newco requires the affirmative vote or consent of holders of at least a majority of the outstanding Newco Common Stock. Pursuant to the terms of the Master Transaction Agreement, HSSC, as the sole stockholder of Newco, provided a unanimous written consent approving the Master Transaction Agreement and the Transactions on May 19, 2019.

Indemnification

        DISH Network and EchoStar will indemnify each other only for (i) fundamental representations, (ii) covenants that survive the Closing, (iii) the excluded or assumed liabilities, respectively, and (iv) certain liabilities with respect to taxes.

        Fundamental representations include, among others, organization and good standing, authorization and execution of transaction documents, enforceability of transaction documents, capital structure, takeover statutes and no brokers.

        Representations and warranties under the Master Transaction Agreement survive until the Closing or the termination of the Master Transaction Agreement, except for EchoStar's and DISH Fundamental Representations (as defined below). Indemnification under the Master Transaction Agreement for fundamental representations survives forever and supersedes any applicable statutes of limitations. Recovery for breaches of fundamental representations will be capped at $797 million.

        The indemnification provisions of the Master Transaction Agreement are DISH Network and EchoStar's exclusive remedy, except for in the case of (1) misallocated assets or assets not able to be transferred at the Closing, for which the agreement provides specific performance, (2) fraud and (3) the indemnities under the Tax Matters Agreement

        Under the Tax Matters Agreement, DISH Network will indemnify EchoStar for: (1) taxes of Newco or attributable to the BSS Business in each case for tax periods after the Closing, (2) losses arising out of a breach of a representation, warranty or covenant of DISH Network, but only if such breach results in the Distribution or the Merger failing to qualify for the Intended Tax Treatment, (3) losses attributable to the failure of the Distribution or the Merger to qualify for the Intended Tax Treatment as a result of a change of control of DISH Network or Newco or transfers of stock or assets of DISH Network or Newco, where either DISH Network took an action or knowingly facilitated, consented to or assisted with an action by a DISH Network stockholder that caused the Distribution or the Merger to fail to qualify for the Intended Tax Treatment, (4) DISH Network's portion of any transfer taxes (which are shared equally by DISH Network and EchoStar) and (5) any increase in taxes of Newco for a period before the Closing that is attributable to DISH Network making a tax election or filing an amended tax return with respect to Newco.

        Under the Tax Matters Agreement, EchoStar will indemnify DISH Network for: (1) taxes of Newco or attributable to the BSS Business in each case for tax periods prior to the Closing, (2) taxes of EchoStar and its subsidiaries, (3) losses arising out of a breach of a representation, warranty or covenant of EchoStar, but only if such breach results in the Distribution or the Merger failing to qualify for the Intended Tax Treatment, (4) EchoStar's portion of any transfer taxes and (5) any increase in taxes of Newco for a period after the Closing attributable to EchoStar making a tax election or filing an amended tax return with respect to Newco.

Listing of DISH Network Class A Common Stock; No Listing of Newco Common Stock

        DISH Network expects to obtain approval to list the shares of DISH Network Class A Common Stock to be issued pursuant to the Master Transaction Agreement on the NASDAQ, which approval is a condition to the Closing.

        EchoStar will not register the Newco Common Stock distributed as part of the Distribution for listing on any national securities exchange.

No Dissenters' Rights

        Holders of EchoStar Common Stock do not have appraisal rights or dissenters' rights under applicable law or contractual appraisal rights under the EchoStar Articles of Incorporation or the Master Transaction Agreement in connection with the Pre-Closing Restructuring or the Distribution. As holders of Newco Common Stock following the Distribution, EchoStar stockholders will not have appraisal rights under applicable law or contractual appraisal rights under the Newco Certificate of Incorporation or the Master Transaction Agreement in connection with the Merger.

Tax Treatment of the Transactions

        The Transactions are intended to qualify as tax-free to both DISH Network and EchoStar as a "spin-off" under Sections 355 and 368(a)(1)(D) of the Code followed by a "reorganization" under Section 368 of the Code.

Accounting Treatment of the Transactions

        DISH Network prepares its financial statements in accordance with U.S. GAAP. For accounting purposes, the Transactions whereby DISH Network is acquiring the BSS Business will be considered an asset purchase as substantially all of the fair value of the gross assets acquired is concentrated in a group of similar identifiable assets. As the Transactions are between entities that are under common control, DISH Network will record the assets and liabilities received at EchoStar's historical cost basis, with the offsetting amount recorded in "Additional paid-in capital" on DISH Network's Consolidated Balance Sheets.

Litigation Related to the Transactions

        On July 2, 2019, a putative class action lawsuit was filed by a purported EchoStar stockholder in the District Court of Clark County, Nevada under the caption City of Hallandale Beach Police Officers' and Firefighters' Personnel Retirement Trust v. Ergen, et al., Case No. A-19-797799-B. The lawsuit names as defendants Mr. Ergen, the other members of the EchoStar Board, as well as EchoStar, certain of its officers, DISH Network and certain of DISH Network's and EchoStar's affiliates. Plaintiff alleges, among other things, breach of fiduciary duties in approving the Transactions for inadequate consideration and pursuant to an unfair and conflicted process, and that EchoStar, DISH Network and certain other defendants aided and abetted such breaches. Plaintiff seeks equitable relief, including the issuance of additional DISH Network Class A Common Stock, monetary relief and other costs and disbursements, including attorneys' fees. DISH Network, EchoStar and the other defendants believe that the lawsuit is without merit and intend to defend themselves vigorously.

THE MASTER TRANSACTION AGREEMENT

        This section describes the material terms of the Master Transaction Agreement, which was executed on May 19, 2019. The description of the Master Transaction Agreement in this section and elsewhere in this prospectus is qualified in its entirety by reference to the complete text of the Master Transaction Agreement, a copy of which is attached as Annex A to this prospectus and is incorporated by reference herein in its entirety. This summary does not purport to be complete and may not contain all of the information about the Master Transaction Agreement that is important to you. You are encouraged to read the Master Transaction Agreement carefully and in its entirety, because it is the legal document that governs the Transactions.

Explanatory Note Regarding the Master Transaction Agreement

        The Master Transaction Agreement and this summary are included solely to provide you with information regarding the terms of the Master Transaction Agreement. Factual disclosures about DISH Network, Merger Sub, EchoStar, Newco or any of their respective subsidiaries or affiliates contained in this prospectus or in DISH Network's or EchoStar's public reports filed with the SEC may supplement, update or modify the factual disclosures about DISH Network and EchoStar, respectively, contained in the Master Transaction Agreement. The representations, warranties and covenants made in the Master Transaction Agreement by the DISH Parties and the EchoStar Parties were made solely for the purposes of the Master Transaction Agreement and as of specific dates and were qualified and subject to important limitations agreed to by the parties in connection with negotiating the terms of the Master Transaction Agreement. In particular, in your review of the representations and warranties contained in the Master Transaction Agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing certain circumstances in which a party to the Master Transaction Agreement may have the right not to complete the Merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise and allocating risk between the parties to the Master Transaction Agreement, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC, and in some cases were qualified by the matters contained in the disclosure letter that EchoStar delivered to DISH Network in connection with the Master Transaction Agreement, which disclosures were not reflected in the Master Transaction Agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this prospectus, may have changed since the date of the Master Transaction Agreement. Stockholders should not rely on the Master Transaction Agreement representations, warranties, covenants or any descriptions thereof as characterizations of the actual state of facts of DISH Network, Merger Sub, EchoStar, Newco or any of their respective subsidiaries or affiliates.

The Pre-Closing Restructuring

        Pursuant to the Master Transaction Agreement, the EchoStar Parties have agreed to take, and to cause their respective applicable subsidiaries to take, the actions necessary or appropriate to effect the Pre-Closing Restructuring. EchoStar will, and will cause its applicable subsidiaries to, transfer to Newco the assets used, contemplated for use or held for use, in each case, primarily in the ownership, operation or conduct of the BSS Business as currently owned, operated and conducted or relating primarily to the BSS Business as currently owned, operated or conducted, along with certain other assets. Newco will accept, assume and agree to faithfully perform, discharge and fulfill all of the liabilities to the extent primarily arising from or resulting from the operation of the BSS Business as currently conducted or the ownership of the transferred assets. Newco shall be responsible for all of the assumed liabilities, and its obligations will not be subject to offset or reduction, whether by reason of any actual or alleged breach of any representation, warranty or covenant contained in any other agreement or document delivered in connection with the Transactions or any right to indemnification under the Master Transaction Agreement or otherwise.

        The Pre-Closing Restructuring will be consummated as promptly as reasonably practicable after satisfaction (or, to the extent permitted by applicable law, waiver by the parties entitled to the benefit thereof) of all the closing conditions set forth in the Master Transaction Agreement (other than those conditions that by their nature are to be satisfied as of the Closing Date and shall in fact be satisfied at such time and other than the completion of the Pre-Closing Restructuring and Distribution themselves). However, the Master Transaction Agreement also provides that EchoStar may, in its sole discretion, consummate the Pre-Closing Restructuring prior to the satisfaction of the closing conditions set forth in the Master Transaction Agreement.

Misallocated Assets

        If at any time after the date of the Distribution, prior to the Closing or after the Closing, EchoStar or any of its subsidiaries, or DISH Network, Newco or any of their respective subsidiaries receives or otherwise possesses an asset that should belong to another party pursuant to the Master Transaction Agreement or any of the transaction documents, EchoStar or any of its subsidiaries or DISH Network, Newco or any of their respective subsidiaries, as the case may be, will transfer or cause to be transferred such asset to the party to whom such asset should rightfully belong.

        Prior to any such transfer of assets, the EchoStar Parties and the DISH Parties agree that the person receiving or possessing such asset will hold such asset in trust for the person to whom such asset should rightfully belong pursuant to the Master Transaction Agreement or any other transaction document.

        If at any time there exist (i) assets that any party discovers were, contrary to the agreements among the parties, by mistake or unintentional or other omission, transferred to Newco or retained by EchoStar or any of its subsidiaries or (ii) liabilities that any party discovers were, contrary to the agreements among the parties, by mistake or unintentional or other omission, assumed by Newco or retained by EchoStar or any of its subsidiaries, then the parties agree to cooperate in good faith to effect the transfer or retransfer of misallocated assets, and/or the assumption or reassumption of misallocated liabilities, to or by the appropriate person as promptly as practicable and shall not use the determination that remedial actions need to be taken to alter the original intent of the parties with respect to the assets to be transferred to or liabilities to be assumed by Newco or retained by EchoStar or any of its subsidiaries. Each party shall reimburse any other party or make other financial adjustments or other adjustments to remedy any mistakes or omissions relating to any such assets being transferred or any such liabilities being assumed or retained.

Consents

        Neither the Master Transaction Agreement nor any other transaction document constitutes an agreement to sell, assign, transfer, convey, deliver or assume any asset that would constitute a transferred asset if such asset is not transferable in accordance with applicable law or with any other requisite consent. If the transfer or assignment of any asset intended to be transferred or assigned under the Master Transaction Agreement is not consummated prior to or on the date of the Distribution, whether as a result of a prohibition on transfer due to a violation or breach of applicable law or any other requisite consent, then the person retaining such asset will thereafter hold such asset for the use and benefit, insofar as legally permitted and reasonably possible, of the person entitled thereto until the consummation of the transfer or assignment thereof (or as otherwise mutually determined by DISH Network and EchoStar). In addition, the person retaining such asset will take such other actions as may reasonably be requested by the person to whom such asset is to be transferred in order to place such person, insofar as legally permitted and reasonably possible, in the same position as if such asset had been transferred as contemplated hereby and so that all the benefits and burdens relating to such asset, including possession, use, risk of loss, potential for gain, and dominion, control and command over such asset, are to inure from and after the date of the Distribution to the person to whom such asset is to be transferred. Notwithstanding the foregoing, any such asset will still be considered a transferred asset.

The Distribution

        The EchoStar Board will establish a record date and a closing date for the Distribution and any applicable procedures in connection with the Distribution. All Newco Shares held by EchoStar on the date of the Distribution will be distributed to EchoStar stockholders as described below. EchoStar will consult with DISH Network regarding the dates selected for the record date and the closing date for the Distribution.

        In order to effectuate the Distribution to the EchoStar stockholders, EchoStar will appoint a distribution agent for the EchoStar Common Stock (or an affiliate of such transfer agent) or another bank or trust company reasonably approved by DISH Network to act as agent in connection with the Distribution (the "Agent"). On the terms and subject to the conditions set forth in the Master Transaction Agreement, on or prior to the date of the Distribution, EchoStar will deliver to the Agent, for the benefit of the holders on the record date of the Distribution of EchoStar Common Stock, certificates representing (or authorize the related book-entry transfer, for the benefit of the holders on the record date of the Distribution, of) all outstanding Newco Shares as of the date of the Distribution. EchoStar will instruct the Agent to distribute to each such holder electronically, by direct registration in book-entry form, one (1) Newco Share for every share of EchoStar Common Stock owned by such holder at the record date of the Distribution.

        The Distribution will be consummated by EchoStar as promptly as reasonably practicable after satisfaction (or, to the extent permitted by applicable law, waiver by the parties entitled to the benefit thereof) of all the closing conditions set forth in the Master Transaction Agreement (other than those conditions that by their nature are to be satisfied as of the Closing Date and shall in fact be satisfied at such time and other than the completion of the Pre-Closing Restructuring and Distribution themselves).

The Merger

        The Master Transaction Agreement provides that, upon the terms and subject to the conditions in the Master Transaction Agreement, on the Closing Date, Merger Sub will merge with and into Newco, with Newco being the surviving entity.

Closing and Effective Time of the Merger

        Unless otherwise mutually agreed in writing by DISH Network, EchoStar and Newco, the Closing Date will take place on the third (3rd) business day following the day on which the last of the conditions to the consummation of the Merger to be satisfied or waived have been satisfied or waived (other than those conditions that by their nature are to be satisfied as of the Closing Date and shall in fact be satisfied at such time), but no earlier than June 15, 2019, as described in the section titled "The Master Transaction Agreement—Conditions to Closing" beginning on page 91.

        The Merger will become effective at the time when the certificate of merger has been duly filed with the Secretary of State of the State of Delaware or at such later time as may be agreed by the parties in writing and specified in the certificate of merger (the "Effective Time").

Merger Consideration

        Each share of the Newco Common Stock issued and outstanding immediately prior to the Effective Time (other than the Excluded Shares) will be converted into, and become exchangeable for, a number of DISH Network Class A Shares calculated using the Exchange Ratio (the "Per Share Merger Consideration"). The Exchange Ratio and the Per Share Merger Consideration will not be determinable until after the record date of the Distribution.

        At the Effective Time, as a result of the Merger, each share of common stock, par value $0.001 per share, of Merger Sub (such shares, the "Merger Sub Shares") issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, par value $0.001 per share, of the surviving company, such that, following such conversion, DISH Network becomes the sole stockholder of Newco.

        At the Effective Time of the Merger, each Excluded Share will be cancelled and will cease to exist, with no consideration paid in exchange therefor.

        No fractional shares of DISH Network Class A Common Stock will be issued upon the conversion of Newco Shares. Any holder of Newco Shares otherwise entitled to receive a fractional share of DISH Network Class A Common Stock will be entitled to receive a cash payment in lieu thereof, without interest, equal to the product of (i) the aggregated amount of the fractional share interest in shares of DISH Network Class A Common Stock to which such holder would be entitled (after taking into account all Newco Shares held by such holder at the Effective Time and rounded to the nearest one thousandth when expressed in decimal form) and (ii) the average of the closing prices per DISH Network Class A Share on the NASDAQ (as reported in the Wall Street Journal or, if not reported thereby, as reported in another authoritative source) for the five (5) full trading days ending on the second (2nd) business day immediately preceding the date on which the Effective Time occurs.

Exchange Procedures and Transfers

        On the Closing Date, immediately prior to the Effective Time, DISH Network will deposit, or will cause to be deposited, with the Agent for the benefit of the holders of Newco Shares (i) certificates or, at DISH Network's option, evidence of non-certificated DISH Network Class A Shares in book-entry form constituting at least the amount required to be delivered by DISH Network in exchange for the Newco Shares and (ii) as necessary from time to time after the Effective Time, if applicable, any cash and dividends or other distributions with respect to the DISH Network Class A Shares to be issued or to be paid in exchange for Newco Shares outstanding immediately prior to the Effective Time, deliverable upon due surrender of the certificates formerly representing the Newco Shares or Newco Shares represented by book-entry (such deposits collectively, the "Exchange Fund").

        From and after the Effective Time, there will be no transfers on the stock transfer books of Newco of the Newco Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any certificate or book entry Newco Share is presented to Newco, DISH Network or the Agent for transfer, it shall be cancelled and exchanged for the Per Share Merger Consideration (and to the extent applicable, cash in lieu of fractional shares and/or any dividends or other distributions to which the holder thereof is entitled).

Termination of the Exchange Fund

        Any portion of the Exchange Fund that remains unclaimed by the former stockholders of Newco as of the date that is 18 months after the Effective Time will be delivered to DISH Network. Thereafter, any holder of Newco Shares (other than Excluded Shares) will be entitled to look only to DISH Network for delivery of the Per Share Merger Consideration and payment of any cash, dividends and other distributions payable and/or issuable, as contemplated by the Master Transaction Agreement, in each case, without interest. None of Newco, DISH Network, EchoStar, the Agent or any other person will be liable to any former holder of Newco Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar applicable laws. Any portion of the Exchange Fund which remains undistributed to the holders of Newco Shares immediately prior to the time at which the Exchange Fund would otherwise escheat to or become the property of any governmental authority, such amount will, to the extent permitted by applicable law, become the property of DISH Network free and clear of all claims or interest of any person previously entitled thereto.

Dividends and Distributions with Respect to Unexchanged Newco Shares

        If a dividend or other distribution is declared by DISH Network in respect of DISH Network Class A Shares, the record date for which is at or after the Effective Time, that declaration will include dividends or other distributions in respect of all Per Share Merger Consideration issuable pursuant to the Master Transaction Agreement. No dividends or other distributions in respect of the DISH Network Class A Shares will be paid to any holder of any unsurrendered certificate or book-entry Newco Share until such certificate (or affidavits of loss in lieu of the certificate) or book-entry Newco Share is surrendered for exchange in accordance with the terms of the Master Transaction Agreement. Subject to the effect of applicable laws, following surrender of any such certificate (or affidavits of loss in lieu of the certificate) or book-entry Newco Share that has been converted into the right to receive the Per Share Merger Consideration, there will be issued and/or paid to the holder of the certificates representing whole DISH Network Class A Shares (or as applicable, book-entry DISH Network Class A Shares) issued in exchange therefor, without interest, (A) at the time of such surrender, the dividends or other distributions with a record date after the Effective Time payable with respect to such whole DISH Network Class A Shares and not paid and (B) at the appropriate payment date, the dividends or other distributions payable with respect to such whole DISH Network Class A Shares with a record date after the Effective Time but with a payment date subsequent to surrender.

Lost, Stolen or Destroyed Certificates

        In the event any certificate will have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by DISH Network, the posting by such person of a bond in customary amount as indemnity against any claim that may be made against DISH Network, the Agent or any of DISH Network's subsidiaries with respect to such certificate, the Agent will issue, in exchange for such lost, stolen or destroyed certificate the Per Share Merger Consideration, and, to the extent applicable, any cash in lieu of fractional shares, unpaid dividends or other distributions that would be payable or deliverable in respect thereof pursuant to the Master Transaction Agreement had such lost, stolen or destroyed certificate been surrendered.

Appraisal Rights

        In accordance with Section 262 of the General Corporation Law of Delaware, no appraisal rights will be available to holders of Newco Common Stock in connection with the Merger. In addition, under the Nevada Business Corporation Act, EchoStar stockholders are not entitled to appraisal rights in connection with the Pre-Closing Restructuring or the Distribution.

Representations and Warranties

        The Master Transaction Agreement contains representations and warranties made by the EchoStar Parties to the DISH Parties and by the DISH Parties to the EchoStar Parties. Certain of the representations and warranties in the Master Transaction Agreement are subject to materiality or Material Adverse Effect qualifications (that is, they will not be deemed to be untrue or incorrect unless their failure to be so true or correct is material or would result in a Material Adverse Effect). In addition, certain of the representations and warranties in the Master Transaction Agreement are subject to knowledge qualifications, which means that those representations and warranties would not be deemed untrue or incorrect as a result of matters of which certain officers of the party making the representation did not have knowledge, assuming due inquiry.

        The Master Transaction Agreement provides that a "Material Adverse Effect" means any fact, event, change, occurrence, condition or effect that (a) is materially adverse to the business, financial condition, assets, properties or results of operations of (x) with respect to the EchoStar Parties, (1) EchoStar and its subsidiaries taken as a whole or (2) the BSS Business taken as a whole and (y) with respect to DISH Network, DISH Network and its subsidiaries taken as a whole or (b) would prevent, materially delay or materially impair the consummation of, with respect to the EchoStar Parties, the Pre-Closing Restructuring, the Distribution, the Merger or any other transactions contemplated by the Master Transaction Agreement and, with respect to DISH Network, the Merger or the issuance of DISH Network Class A Shares, except, in the case of clause (a), any such event, change, occurrence, condition or effect to the extent resulting from, arising out of or relating to:

  (i)
  general changes or developments in any of the industries in which EchoStar and its subsidiaries or DISH Network and its subsidiaries, as applicable, operate;

  (ii)
  changes in global, national or regional political conditions (including the outbreak or escalation of war (whether or not declared) or acts of terrorism) or in general economic, business, regulatory, political or market conditions or in national or global financial markets;

  (iii)
  any failure by EchoStar or by DISH Network, as applicable, to meet any published analyst estimates or expectations of its overall or segment or other subgroup revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by EchoStar or by DISH Network, as applicable, to meet its overall or segment or other subgroup internal or published projections, budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, for any period ending on or after the date of the Master Transaction Agreement, in and of itself (provided, that the facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of "Material Adverse Effect" shall not be excluded in determining whether there has been a Material Adverse Effect);

  (iv)
  any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates;

  (v)
  any decline in the market price or trading volume of the EchoStar Common Stock or the DISH Network Class A Common Stock, as applicable (provided, that the facts or occurrences giving rise to or contributing to such decline that are not otherwise excluded from the definition of "Material Adverse Effect" shall not be excluded in determining whether there has been a Material Adverse Effect);

  (vi)
  any change or announcement of a potential change in the credit rating of EchoStar or any of its subsidiaries or of DISH Network or any of its subsidiaries (provided, that the facts or occurrences giving rise to or contributing to such change or potential change that are not otherwise excluded from the definition of "Material Adverse Effect" shall not be excluded in determining whether there has been a Material Adverse Effect);

  (vii)
  any action expressly required or expressly permitted by the Master Transaction Agreement or any other transaction document (other than the Pre-Closing Restructuring or the obligations set forth in the Master Transaction Agreement regarding the conduct of the BSS Business pending the Closing);

  (viii)
  any changes in applicable laws or accounting rules (including U.S. GAAP) or the enforcement, implementation or interpretation thereof;

  (ix)
  the announcement, pendency or completion of the transactions contemplated by the Master Transaction Agreement, any other transaction document or in connection with the Pre-Closing Restructuring, including losses or threatened losses of employees, customers, suppliers, distributors or others having relationships with the BSS Business, EchoStar and each of its subsidiaries immediately after the consummation of the Pre-Closing Restructuring other than Newco, or with DISH Network and its subsidiaries (provided, that this exception will not apply to certain specifically excluded provisions of the Master Transaction Agreement); or

  (x)
  any natural or man-made disaster or acts of God;

provided further, however, that with respect to clauses (i), (ii), (iv), (viii) and (x) such change, event, circumstance or development does not disproportionately adversely affect EchoStar and its subsidiaries or DISH Network and its subsidiaries, as applicable, compared to other companies operating in the industries in which EchoStar and its subsidiaries or DISH Network and its subsidiaries, as applicable, operate.

        In the Master Transaction Agreement, the EchoStar Parties have made representations and warranties regarding, among other topics:

  •
  organization, good standing and qualification;

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  authorization and execution of the Master Transaction Agreement and related documents;

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  enforceability of the Master Transaction Agreement and related documents;

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  non-contravention of EchoStar's organizational documents or the organizational documents of the EchoStar subsidiaries that will be transferred to Newco (the "Relevant EchoStar Subsidiaries"), applicable law and existing contracts;

  •
  consents;

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  capital structure;

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  reports and financial statements;

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  absence of certain changes;

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  compliance with laws;

  •
  litigation and other proceedings;

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  intellectual property;

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  material contracts;

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  employee benefits and labor;

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  environmental matters;

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  assets;

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  the BSS Satellites;

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  real properties;

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  related-party transactions;

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  the Investment Company Act of 1940, as amended;

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  takeover statutes;

  •
  no brokers; and

  •
  the opinion of its financial advisor.

        In the Master Transaction Agreement, the DISH Parties have made representations and warranties regarding, among other topics:

  •
  organization, good standing and qualification;

  •
  authorization and execution of the Master Transaction Agreement and related documents;

  •
  enforceability of the Master Transaction Agreement and related documents;

  •
  non-contravention of DISH Network's organizational documents, applicable law and existing contracts;

  •
  consents;

  •
  Merger Sub;

  •
  reports and financial statements;

  •
  litigation and other proceedings;

  •
  the Investment Company Act of 1940, as amended;

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  no brokers;

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  the opinion of its financial advisor; and

  •
  the absence of certain changes.

Conduct of Business Pending the Closing

        Each of EchoStar (or, as applicable, Newco) and DISH Network (or, as applicable, Merger Sub) has undertaken certain covenants in the Master Transaction Agreement restricting the conduct of their respective businesses between the date of the Master Transaction Agreement and the Closing. In general, EchoStar (or, as applicable, Newco) has agreed, between the date of the Master Transaction Agreement and the Closing, except as required by applicable law, as expressly required or contemplated by the Master Transaction Agreement or any other transaction document, with the prior written consent of DISH Network (such consent not to be unreasonably withheld, conditioned or delayed), or to the extent contemplated by, or reasonably necessary in connection with, the Pre-Closing Restructuring and the Distribution, to, and to cause its respective subsidiaries to, (i) conduct the BSS Business only in the ordinary course of business; and (ii) use its commercially reasonable efforts to (A) preserve the present business operations of, assets primarily related to, and organization and goodwill of, in each case, the BSS Business, (B) preserve the present relationships with customers, licensors, vendors, distributors and suppliers to the extent primarily related to the BSS Business and other third parties having a business relationship with the BSS Business, (C) preserve the BSS Business and its business organization intact and retain the respective permits to the extent related to the BSS Business and (D) keep available the services of the employees of the BSS Business, in the case of (A) through (D), in all material respects.

        In addition, the EchoStar Parties have agreed, except as required by applicable law, as expressly required or contemplated by the Master Transaction Agreement or any other transaction document, with the prior written consent of DISH Network (such consent not to be unreasonably withheld, conditioned or delayed), as required by applicable law or to the extent contemplated by, or reasonably necessary in connection with, the Pre-Closing Restructuring and the Distribution not to, and to cause each of their respective subsidiaries not to:

  •
  incur, assume or guarantee any indebtedness that will, at the closing, constitute assumed liabilities;

  •
  make any loan, advance or capital contribution to or investment in any person that would constitute transferred assets;

  •
  change any method of accounting or accounting practice, in each case, which materially affects or relates to the BSS Business, except for any such changes required by applicable law or under U.S. GAAP;

  •
  declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of the Newco Shares or shares of the Relevant EchoStar Subsidiaries or enter into any agreement with respect to the voting of the Newco Shares or shares of the Relevant EchoStar Subsidiaries;

  •
  transfer, issue, encumber, sell or dispose of any equity or membership interests in, or other securities of, Newco or of the Relevant EchoStar Subsidiaries or grant options, warrants, calls or other rights to purchase or otherwise acquire equity or membership interests in, or other securities of, Newco or of the Relevant EchoStar Subsidiaries;

  •
  effect any recapitalization, reclassification or like change in the capitalization of Newco or the Relevant EchoStar Subsidiaries;

  •
  amend or propose any change to the organizational documents of Newco or the Relevant EchoStar Subsidiaries;

  •
  other than as required by applicable law, any existing benefit plan or material contract or any of the transaction documents (including the Employee Matters Agreement), (A) increase the annual level of compensation of any transferred employee or consultant primarily related to the BSS Business, except for (1) increases in annual salary, wage rate or base compensation in the ordinary course of business and after prior consultation with DISH Network and (2) the payment of annual bonuses to transferred employees for completed periods, (B) grant or increase any bonus or incentive opportunity or other direct or indirect compensation to any transferred employee other than in the ordinary course of business, (C) establish, adopt or amend or otherwise materially increase the coverage or benefits available under any (or create any new) benefit plan, (D) take any action to accelerate the vesting or payment, or fund or in any other way to secure the payment, of compensation or benefits under any benefit plan with respect to any transferred employee, to the extent not already provided in any such benefit plan for transferred employees, (E) materially change any actuarial or other assumptions used to calculate funding obligations with respect to any benefit plan or to change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by U.S. GAAP, (F) establish, adopt, amend or terminate any employment, deferred compensation, severance, consulting, non-competition or similar agreement to which any transferred employee is a party, (G) become a party to, establish, adopt, amend, commence participation in or terminate any collective bargaining agreement or other agreement with a labor union, works council or similar organization, in each case, with respect to any transferred employee, (H) hire any employee at or above the level of senior vice president who, if so employed as of the date of the Master Transaction Agreement would be a transferred employee, or (I) terminate the employment of any transferred employee at or above the level of senior vice president other than for cause;

  •
  subject to any lien (other than certain permitted liens), any of the transferred assets of the BSS Business;

  •
  except for acquisitions and sales of parts and inventory in the ordinary course of business, (A) acquire any properties or assets that would constitute transferred assets with a value or purchase price in the aggregate in excess of $1,000,000 or (B) sell, assign, license, transfer, convey, lease, let lapse, abandon or otherwise dispose of any of the properties or assets that would otherwise constitute transferred assets with a value or purchase price in the aggregate in excess of $1,000,000;

  •
  cancel or compromise any material debt or claim or waive or release any material right related to the BSS Business;

  •
  enter into any commitment for capital expenditures primarily related to the BSS Business in excess of $1,000,000 for any individual commitment and $2,500,000 for all commitments in the aggregate;

  •
  permit Newco or any of the Relevant EchoStar Subsidiaries to enter into any merger or consolidation with any person;

  •
  except in the ordinary course of business, enter into, renew, terminate, modify in any material respect or waive any material right under or with respect to, a contract that is, or would be if entered into after the date of the Master Transaction Agreement, a material contract;

  •
  transfer, sell, license, encumber, divest, abandon, cancel, fail to renew, permit to lapse or fail to defend any challenge (other than a frivolous challenge), or otherwise dispose of rights to any transferred intellectual property assets, except for granting non-exclusive licenses to the transferred intellectual property assets in the ordinary course of business and the abandonment or failure to renew any item included within the transferred intellectual property assets where such decision was made prior to the date of the Master Transaction Agreement or otherwise in the ordinary course of business;

  •
  except (A) in the ordinary course of business with respect to immaterial proceedings or (B) with respect to any excluded liability (so long as any such settlement does not admit any wrongdoing by, or place any restrictions on, the BSS Business), initiate or settle any legal proceedings related to the BSS Business;

  •
  (A) make or rescind any material tax election or change any material tax accounting method, (B) agree to a waiver or an extension of a statute of limitations with respect to the assessment or determination of taxes or (C) compromise or settle any material tax dispute, in each case, related to and which materially affects the BSS Business;

  •
  fail to (A) maintain and continue regular purchase order activity in the ordinary course of business or (B) conduct capital expenditures in the ordinary course of business and consistent with the capital expenditure plan for the BSS Business;

  •
  except in the ordinary course of business, engage in any practice which would have the effect of (A) postponing payments payable, including amounts payable in respect of the BSS Business to third parties and DISH Network and its subsidiaries, or the payment of any other operating expenses in connection with the operation or conduct of the BSS Business' operations (including prepayments) or (B) accelerating collections of accounts receivable, including amounts owed in respect of the BSS Business by third parties and DISH Network and its subsidiaries, or any other payments owed to the BSS Business;

  •
  take any action that would cause EchoStar and its subsidiaries to not have, and following the Pre-Closing Restructuring, Newco to not have all material permits necessary to own, operate and conduct the BSS Business as currently conducted or cause such permits to not be valid, in force or in good standing; or

  •
  agree, authorize or consent to do any of the foregoing.

        In general, DISH Network has agreed, between the date of the Master Transaction Agreement and the Closing, except as required by applicable law, in the ordinary course of business, as expressly required or contemplated by the Master Transaction Agreement or any other transaction document, or with the prior written consent of EchoStar (such consent not to be unreasonably withheld, conditioned or delayed) to, and to cause its respective subsidiaries to, use its commercially reasonable efforts to (A) preserve the present business operations of, assets primarily related to, and organization and goodwill of, in each case, its and its subsidiaries' business, taken as a whole, and (B) preserve its business organization intact and retain its and its subsidiaries' respective permits, in the case of (A) and (B), in all material respects.

        In addition, DISH Network has agreed, except as required by applicable law, as expressly required or contemplated by the Master Transaction Agreement or any other transaction document, or with the prior written consent of EchoStar (such consent not to be unreasonably withheld, conditioned or delayed) not to, and to cause each of its subsidiaries not to:

  •
  materially change any method of accounting or accounting practice, except for any such changes required by applicable law or under U.S. GAAP;

  •
  (1) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to (A) any of the DISH Network Class A Shares or (B) any of the Merger Sub Shares or (2) enter into any agreement with respect to the voting of the Merger Sub Shares;

  •
  effect any recapitalization, reclassification or like change in the capitalization of (A) DISH Network in any manner that would reasonably be expected to materially and adversely affect the value of the DISH Network Class A Common Stock or prevent or materially delay the consummation of the Merger or (B) Merger Sub;

  •
  amend or propose any change to the corporate documents of (A) DISH Network in any manner that would reasonably be expected to materially and adversely affect the value of the DISH Network Class A Common Stock or prevent or materially delay the consummation of the Merger or (B) Merger Sub;

  •
  merge or consolidate with any other person or restructure, reorganize or completely or partially liquidate, reclassify, split, combine or subdivide the shares of DISH Network Class A Common Stock or permit Merger Sub to enter into any merger or consolidation with any person;

  •
  take any action, or fail to take any action to prevent any fact, event, change, occurrence, condition or effect, in either case, that would reasonably be expected to prevent or materially delay the consummation of the Merger; or

  •
  agree, authorize or consent to do any of the foregoing.

Reasonable Best Efforts; Filings; Information Supplied

        The DISH Parties and the EchoStar Parties have agreed to cooperate with each other and use (and cause their respective subsidiaries to use) their respective commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under the Master Transaction Agreement and applicable law to consummate and make effective the Merger and the other transactions contemplated by the Master Transaction Agreement as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, and permits necessary or advisable to be obtained from any third party and/or any governmental authority in order to consummate the Transactions, provided that the parties will not be required to take such actions that would result in a Material Adverse Effect or a Satellite MAE. The DISH Parties and the EchoStar Parties have agreed to cooperate with each other and use (and shall cause their respective subsidiaries to use) their respective reasonable best efforts and to, on a prompt basis, take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under the Master Transaction Agreement and applicable law to obtain the consents with respect to the leased satellites and the approvals requested by the required governmental applications, either in the Pre-Closing Restructuring, the Distribution or the Merger, provided that the parties will not be required to take such actions that would result in a Material Adverse Effect or a Satellite MAE.

        The DISH Parties and the EchoStar Parties have agreed to, upon request by the other, furnish the other with all information concerning itself, its subsidiaries, directors, officers and stockholders and such other matters as may reasonably be necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of the DISH Parties, the EchoStar Parties or any of their respective subsidiaries to any third party and/or any governmental authority in connection with the Transactions, and to keep the other apprised of the status of matters relating to completion of Transactions, including promptly furnishing the other with copies of notices or other communications received by the EchoStar Parties or the DISH Parties, as the case may be, or any of their subsidiaries, from any third party and/or any governmental authority with respect to the Transactions.

        The parties have agreed to make (and cause their respective subsidiaries to make), in connection with the consummation of the Transactions, (1) the required governmental applications seeking approval to transfer ownership of, or control over, the BSS Satellites, to transfer the permits required from any governmental authority to construct, launch and operate any BSS Satellite, including the EchoStar XXIII satellite, and to obtain certain export control authorizations in connection with any BSS Satellite and (2) the required governmental notices. The parties have also agreed to make (and cause their respective subsidiaries and any other required person to make), in connection with the consummation of the Transactions, any filings with any governmental authority that may be required by U.S. and any other applicable export control laws, including in order to transfer any applicable export control authorizations to the DISH Parties, to request any new such authorizations that may be required, to notify any governmental authority with responsibility for applicable export controls about the Transactions, or to modify any relevant portions of required export control authorizations and/or registrations, including to add to any relevant export control authorizations any new DISH Parties, EchoStar Parties or any other required persons as may be required under applicable export control laws. The parties will also use their reasonable best efforts to execute, amend, modify and/or transfer any applicable technical assistance agreement or other agreement, or document that may be required under applicable export control laws.

        DISH Network has agreed to promptly prepare and file this registration statement, and the parties have agreed to promptly prepare and file this prospectus. Each party has further agreed to use its reasonable best efforts to (i) have this registration statement declared effective under the Securities Act as promptly as practicable after its filing, (ii) clear this prospectus with the SEC as promptly as practicable after its filing, (iii) disseminate the prospectus to the stockholders of EchoStar and (iv) maintain the effectiveness of the registration statement of which this prospectus forms a part for as long as necessary to consummate the Transactions. The parties have agreed to promptly correct any information provided by it or any of its representatives for use in the registration statement of which this prospectus forms a part, if and to the extent that such information is discovered by EchoStar, DISH Network, Merger Sub or Newco, as applicable, to be or to have become false or misleading in any material respect.

Stock Exchange Listing

        DISH Network will use its reasonable best efforts to cause the DISH Network Class A Shares to be issued to Newco stockholders in the Merger to be approved for listing on the NASDAQ prior to the Closing Date.

Further Assurances

        Each of the DISH Parties and the EchoStar Parties agree to (1) take all actions necessary or appropriate to consummate the Transactions, (2) cause the fulfillment at the earliest practicable date of all of the conditions to their respective obligations to consummate the Transactions, and (3) from and after the Closing, take such actions and execute such documents as are reasonably necessary to make effective and carry out the intent of the Transactions, including taking any actions necessary and advisable pursuant to asset reallocation or consents, as set forth in the Master Transaction Agreement.

        From the date of the Master Transaction Agreement until the Closing Date, EchoStar and DISH Network agree to cooperate in good faith to identify any and all additional services (i) related to the operation of the BSS Business that are not included in the transferred assets and that are reasonably necessary or advisable to operate the BSS Business following the Closing and (ii) included in the transferred assets and that are reasonably necessary or advisable for the BSS Business to provide to EchoStar following the Closing, including but not limited to telemetry, tracking and command services. EchoStar and DISH Network have agreed to cooperate in good faith to (1) add the provision by EchoStar or DISH Network and its subsidiaries, as applicable, of any services identified that either DISH Network or EchoStar, as applicable, reasonably requests to the scope of services provided under the Amended and Restated Professional Services Agreement, dated February 28, 2017, between EchoStar and DISH Network and/or any transition services agreement between DISH Network or any of its subsidiaries (including Newco) and EchoStar or any of its subsidiaries and (2) enter into a telemetry, tracking and command agreement between DISH Network or any of its subsidiaries (including Newco) and EchoStar or any of its subsidiaries on terms mutually agreeable to the parties thereto to provide any services so identified that either DISH Network or EchoStar, as applicable, reasonably requests, and, in each case, such services will be provided in the manner customarily used by DISH Network and its subsidiaries and EchoStar and its subsidiaries to provide services to each other in the past.

Expenses

        Except as otherwise expressly provided in the transaction documents, each party will bear its own costs and expenses in connection with the preparation, negotiation and execution, amendment or modification of the Master Transaction Agreement and the other transaction documents and the consummation of the Merger and the other transactions contemplated thereby.

Indemnification

        EchoStar has agreed to indemnify DISH Network and its affiliates and its and their representatives (the "DISH Indemnified Persons") against and hold them harmless from any and all damages, losses, charges, liabilities, claims, demands, actions, suits, proceedings, payments, judgments, settlements, assessments, deficiencies, taxes, interest, penalties, diminution in value and costs and expenses but excluding punitive, exemplary and special damages (unless a third party is entitled to such damages pursuant to a third party claim (a "Third Party Claim") and such damages are actually paid to such third party) (collectively, "Losses") imposed on, sustained, incurred or suffered by, or asserted against, any of the DISH Indemnified Persons, whether in respect of Third-Party Claims, claims between the parties, or otherwise, relating to, arising out of or resulting from (a) any breach of any of the EchoStar Fundamental Representations (as defined below), (b) any breach or nonperformance of any covenant or agreement made by any EchoStar Party contained in the Master Transaction Agreement or the Employee Matters Agreement to be performed subsequent to the Effective Time, or (c) any of the excluded liabilities. However, Losses suffered by DISH Indemnified Persons will not constitute Losses under the Master Transaction Agreement to the extent EchoStar or any of its subsidiaries (including Newco) would actually be entitled to indemnification or reimbursement in respect of such Loss from DISH Network or any of its subsidiaries under any contracts in effect as of the Closing Date that are

(i) used, contemplated for use or held for use, in each case, primarily in the ownership, operation or conduct of the BSS Business or relating primarily to the BSS Business or (ii) otherwise expressly contemplated to be assigned to Newco.

        DISH Network has agreed to indemnify EchoStar and its affiliates and its and their representatives (the "EchoStar Indemnified Persons") against and hold them harmless from any and all Losses imposed on, sustained, incurred or suffered by, or asserted against, any of the EchoStar Indemnified Persons, whether in respect of Third Party Claims, claims between the parties, or otherwise, relating to, arising out of or resulting from (a) any breach of any of the DISH Fundamental Representations (as defined below), (b) any breach or nonperformance of any covenant or agreement made by any of the DISH Parties contained in the Master Transaction Agreement or the Employee Matters Agreement to be performed subsequent to the Effective Time or (c) any of the assumed liabilities.

        In each case, the aggregate indemnification actually paid by either party with respect to breaches of representations and warranties will not exceed $797,000,000. Payments by either party in respect of any Loss will be limited to the amount of any liability or damage that remains after deducting therefrom any insurance proceeds and any indemnity, contribution or other similar payment received or reasonably expected to be received by the EchoStar Indemnified Persons or the DISH Indemnified Persons, as applicable, in respect of any such claim.

        The EchoStar Indemnified Persons or the DISH Indemnified Persons, as applicable, have agreed to take, and cause its affiliates to take, all commercially reasonable steps to mitigate any Loss upon becoming aware of any event or circumstance that would be reasonably expected to, or does, give rise thereto, including incurring costs only to the minimum extent necessary to remedy the breach that gives rise to such Loss; provided, that such party is not required to file any claim under any insurance policy.

        The indemnification provisions of the Master Transaction Agreement are DISH Network and EchoStar's exclusive remedy, except for in the case of (1) misallocated assets or assets not able to be transferred prior to the date of the Distribution, for which the agreement provides specific performance, and (2) fraud.

Conditions to Closing

        Under the Master Transaction Agreement, the respective obligation of each party to effect the Merger is subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:

  (a)
  the Requisite Stockholder Approval will have been obtained in accordance with applicable law and the corporate documents of Newco;

  (b)
  the required governmental consents have been received and the required governmental notices that are required to be submitted prior to the Closing have been filed;

  (c)
  there shall not be pending any action or proceeding by any governmental authority (i) challenging or seeking to make illegal or otherwise, directly or indirectly, restrain, enjoin or prohibit the consummation of the Transactions, or (ii) directly involving EchoStar, Newco or the DISH Parties or any of their affiliates that would reasonably be expected to materially impair the DISH Parties' ability to own or operate the BSS Business and conduct the business as currently conducted;

  (d)
  no court or other governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any applicable law (whether temporary, preliminary or permanent) or order that is in effect and restrains, enjoins or otherwise prohibits consummation of the Merger or any other transactions contemplated by the Master Transaction Agreement;

  (e)
  the Pre-Closing Restructuring shall have been completed in accordance with the terms of the Master Transaction Agreement;

  (f)
  the Distribution shall have been completed in accordance with the terms of the Master Transaction Agreement;

  (g)
  this registration statement shall have become effective under the Securities Act, no stop order suspending the effectiveness of this registration statement shall have been issued (and not rescinded), and no proceedings for that purpose shall be pending before the SEC;

  (h)
  this prospectus (or such other filings as may be necessary under federal securities applicable laws) shall have been disseminated to all EchoStar stockholders in accordance with applicable law;

  (i)
  DISH Network shall have filed with the NASDAQ a notification form for the listing of all DISH Network Class A Shares to be issued to Newco stockholders in the Merger, and the NASDAQ shall not have objected to the listing of such DISH Network Class A Shares; and

  (j)
  certain consents required in connection with the operation of the EchoStar XXIII satellite shall have been granted.

        The obligation of the DISH Parties to effect the Merger is also subject to the satisfaction or waiver by DISH Network at or prior to the Effective Time of the following conditions:

  (a)
  (i) each of the representations and warranties of the EchoStar Parties set forth in the Master Transaction Agreement (other than the EchoStar representations with respect to organization and good standing, authorization, execution and enforceability of the transaction documents, capital structure, takeover statutes, no brokers and opinion of its financial advisor (the "EchoStar Fundamental Representations")) shall be true and correct (without regard to "materiality," "Material Adverse Effect" and similar qualifiers contained in such representations and warranties) as of the date of the Master Transaction Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), other than for failures of such representations and warranties of the EchoStar Parties to be so true and correct which do not have or are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect or a Satellite MAE; and (ii) the EchoStar Fundamental Representations shall be true and correct in all material respects (other than the representations related to the authorized capital structure of Newco as of the date of the Master Transaction Agreement and as of the Closing Date, which shall be true and correct in all respects, other than de minimis inaccuracies) as of the date of the Master Transaction Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date);

  (b)
  each of the EchoStar Parties shall have performed in all material respects all obligations required to be performed by it under the Master Transaction Agreement at or prior to the Closing Date;

  (c)
  since the date of the Master Transaction Agreement, there shall not have occurred any event, change, occurrence, condition or effect which has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

  (d)
  DISH Network shall have received at the Closing a certificate signed on behalf of the EchoStar Parties by an executive officer of EchoStar to the effect that the conditions set forth above have been satisfied; and

  (e)
  the DISH Parties shall have received each of the closing deliverables set forth in the Master Transaction Agreement required to be delivered to any of the DISH Parties.

        As noted above, one of the closing conditions requires that certain of the representations and warranties in the Master Transaction Agreement be true and correct other than for failures of such representations and warranties to not have a Satellite MAE. A Satellite MAE includes any event, change, occurrence, condition or effect that would be reasonably likely to have a material adverse effect on the value of any BSS Satellite (other than the EchoStar VII and EchoStar XII satellites). The following representations and warranties of the EchoStar Parties are subject to a Satellite MAE qualifier: non-contravention by and consents for the Transaction; financial reports and liabilities, absence of certain changes; compliance with laws; litigation; intellectual property; material contracts; employee benefits and labor; environmental matters; sufficiency of assets, the title to and health and operational status of the BSS Satellites; real property; and related party transactions.

        The obligation of the EchoStar Parties to effect the Merger is also subject to the satisfaction or waiver by the EchoStar Parties at or prior to the Effective Time of the following conditions:

  (a)
  (i) each of the representations and warranties of the DISH Parties set forth in the Master Transaction Agreement (other than the DISH Network representations with respect to organization, good standing and qualification, authorization, execution and enforceability of the transaction documents, Merger Sub, no brokers and opinion of its financial advisor (the "DISH Fundamental Representations")) shall be true and correct (without regard to "materiality," "Material Adverse Effect" and similar qualifiers contained in such representations and warranties) as of the date of the Master Transaction Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case, such representation and warranty shall be true and correct as of such earlier date), other than for failures of such representations and warranties of the DISH Parties to be so true and correct which do not have or are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect; and (ii) the DISH Fundamental Representations shall be true and correct in all material respects (other than the representations related to Merger Sub, which shall be true and correct in all respects) as of the date of the Master Transaction Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case, such representation and warranty shall be true and correct as of such earlier date);

  (b)
  each of the DISH Parties shall have performed in all material respects all obligations required to be performed by it under the Master Transaction Agreement at or prior to the Closing Date;

  (c)
  EchoStar shall have received at the Closing a certificate signed on behalf of the DISH Parties by an executive officer of DISH Network to the effect that the conditions set forth above have been satisfied; and

  (d)
  EchoStar shall have received each of the closing deliverables set forth in the Master Transaction Agreement required to be delivered to any of the EchoStar Parties.

Termination

        The Master Transaction Agreement may be terminated prior to the Closing by mutual written consent of DISH Network and EchoStar. In addition, subject to specific qualifications and exceptions, either DISH Network or EchoStar may terminate the Master Transaction Agreement prior to the closing by giving written notice of such termination to the other party, if (i) the Closing shall not have occurred on or prior to the close of business on the Termination Date, or (ii) any of the mutual conditions to closing shall have become incapable of satisfaction.

        In addition, subject to specified qualifications and exceptions, DISH Network may terminate the Master Transaction Agreement if there has been a breach of any representation, warranty, covenant or agreement made by any of the EchoStar Parties in the Master Transaction Agreement, or any such representation and warranty shall have become untrue after the date of the Master Transaction Agreement, such that the closing conditions regarding representations and warranties of the EchoStar Parties or performance of obligations and agreements by the EchoStar Parties would not be satisfied and such breach or condition is not curable or, if curable, is not cured within the earlier of (i) thirty (30) days after written notice thereof is given by DISH Network to EchoStar and (ii) the Termination Date.

        In addition, subject to specified qualifications and exceptions, EchoStar may terminate the Master Transaction Agreement if there has been a breach of any representation, warranty, covenant or agreement made by any of the DISH Parties in the Master Transaction Agreement, or any such representation and warranty shall have become untrue after the date of the Master Transaction Agreement, such that that the closing conditions regarding representations and warranties of the DISH Parties or performance of obligations and agreements by the DISH Parties would not be satisfied and such breach or condition is not curable or, if curable, is not cured within the earlier of (i) thirty (30) days after written notice thereof is given by EchoStar to DISH Network and (ii) the Termination Date.

Amendment; Waiver

        The Master Transaction Agreement may not be amended or waived except by written instrument duly executed by, in the case of an amendment, each of the parties, or, in the case of a waiver, by the party or parties against whom enforcement of such waiver is sought. The grant of a waiver in one instance does not constitute a continuing waiver in any other instances. No failure by any party to exercise, and no delay by any party in exercising, any right, remedy, power or privilege under the Master Transaction Agreement will operate as a waiver thereof.

ANCILLARY AGREEMENTS

Tax Matters Agreement

        The Tax Matters Agreement establishes the rights and obligations of DISH Network and EchoStar with respect to: (i) the payment of tax liabilities, and entitlement to refunds, related to Newco; (ii) allocating responsibility for, and providing for cooperation in, the filing of tax returns related to Newco; (iii) certain covenants and indemnities relating to the Distribution and the Merger; and (iv) certain other tax matters.

        EchoStar will be responsible for preparation of tax returns of Newco for tax periods ending before the Closing and will be entitled to refunds of taxes attributable to any period prior to the Closing. DISH Network will be responsible for preparation of tax returns of Newco for tax periods ending after the Closing. EchoStar and DISH Network will share equally any transfer taxes for the Transactions.

        EchoStar will make customary representations with respect to taxes of Newco, including, among others, representations and warranties with respect to tax returns filed correctly, all taxes paid, proper withholding, no tax sharing agreements (other than with DISH Network), no outstanding tax assessments, no audits, no closing agreements, no reportable transactions and no waivers of any statute of limitations.

        DISH Network and EchoStar will represent that each party's respective tax representation letter to be provided to Sullivan & Cromwell and White & Case is true, accurate and complete in all material respects as of the date of Closing and that each party does not know of any facts inconsistent with the Distribution and the Merger qualifying for the Intended Tax Treatment.

        DISH Network, EchoStar and Newco will covenant not to take any action inconsistent with the Distribution and the Merger qualifying for the Intended Tax Treatment, and will make specific covenants related to the requirements for such qualification, except that a party may take an action inconsistent with these covenants in certain limited circumstances (e.g., such party receives an IRS ruling that such action would not cause the Distribution or the Merger to fail to qualify for the Intended Tax Treatment, an opinion of tax counsel that such action should not cause the Distribution or the Merger to fail to qualify for the Intended Tax Treatment, or agrees to indemnify the other party for any tax liability arising from such action).

        The indemnities provided in the Tax Matters Agreement are described above under "The Transactions—Indemnification."

Employee Matters Agreement

        The Employee Matters Agreement allocates between DISH Network, Newco and EchoStar liabilities and responsibilities with respect to: (i) certain employee compensation, equity awards, benefit plans, programs and arrangements; (ii) the terms and potential benefits for employees who are expected to be transferred to DISH Network pursuant to the Transaction; and (iii) certain other employment matters.

Assumption of Assets and Liabilities; Employee Benefit Plans

        Except for certain specified liabilities that EchoStar is expected to retain, upon Closing, Newco and DISH Network are expected to assume the liabilities relating to the operation of the BSS Business with respect to the employees that are transferring to DISH Network. The liabilities to be retained by EchoStar include pre-Closing compensation and benefits obligations owed to such employees (excluding accrued but unused paid time off, which will transfer to DISH Network and remain outstanding in accordance with DISH Network's policies). Following the Closing, the transferring employees will no longer be eligible to participate in EchoStar compensation and benefit plans and will be eligible to participate in DISH Network benefit plans in a comparable manner to similarly situated employees of DISH Network. As soon as administratively practicable after the Closing Date, is it expected that the account balances of the transferring employees in the EchoStar 401(k) Employee Savings Plan Trust shall be transferred to the trust established for the DISH 401(k) Plan (as defined below) in an amount equal to the value of the applicable account balances of, and liabilities with respect to, each transferring employee's 401(k) account balance as of the valuation date. In addition, it is expected that a pro rata share of all amounts held as unallocated forfeitures in the EchoStar 401(k) Employee Savings Plan Trust shall also be transferred to the trust established for the DISH 401(k) Plan. It is also expected that unvested portions of the transferring employees' EchoStar 401(k) Plan (as defined below) balances will continue to vest based on continued service with DISH Network after the transfer, and EchoStar 401(k) Plan balances that are vested when transferred to DISH Network and then subsequently forfeited will be remitted from DISH Network to EchoStar following the end of the applicable calendar year.

Incentive Compensation Plans

        The Employee Matters Agreement is expected to provide that neither EchoStar, for the pre-Closing period, nor DISH Network, for the post-Closing period, shall be obligated to pay annual bonuses for 2019 to the transferring employees, but may do so in either party's sole discretion. In addition, the transferring employees are expected to cease participation in all EchoStar equity-based award programs upon Closing, and following Closing, are expected to be eligible to receive equity-based awards based on DISH Network stock under DISH Network plans in the sole discretion of DISH Network. It is further expected that the transferring employees will not be eligible to earn any new awards under EchoStar's innovator recognition program following the last day of the quarter ending prior to the Closing Date, and that following the first day of the quarter in which the Closing date occurs, the transferring employees will be eligible to receive awards under the DISH Network innovator recognition program.

        It is expected that, following the Closing Date, EchoStar will refund any payroll deductions credited to a transferring employee's Employee Stock Purchase Plan account since the last purchase date, and that following Closing. Such employees are expected to be eligible to participate in DISH Network's employee stock purchase plan.

Misallocated Employees

        The Employee Matters Agreement is expected to provide that the parties will cooperate in good faith during the six-month period following the Closing to determine if any additional employees should have transferred from EchoStar to DISH Network pursuant to the Transactions, and to effect the transfer of any such employees, as well as determine if any employees were incorrectly transferred from EchoStar to DISH Network and to effect such employees' transfer back to EchoStar.

Intellectual Property and Technology License Agreement

        The Intellectual Property and Technology License Agreement will provide for the following licenses: (i) a license by EchoStar to DISH Network of certain intellectual property assets (other than trademarks, which are covered by (ii), below) retained by EchoStar and its subsidiaries that are also necessary for the continuing BSS Business of DISH Network and its subsidiaries, (ii) a license by EchoStar to DISH Network for the continued use of certain EchoStar trademarks for transitional purposes, and (iii) a license back by Newco to EchoStar of all transferred intellectual property assets that are also necessary for the continuing business of EchoStar and its subsidiaries from and after the Transactions.

Professional Services Agreement; TT&C Agreement(s); Transition Services Agreement(s)

        From the date of the Master Transaction Agreement until the Closing Date, EchoStar and DISH Network agree to cooperate in good faith to identify any and all additional services (i) related to the operation of the BSS Business that are not included in the transferred assets and that are reasonably necessary or advisable to operate the BSS Business following the Closing and (ii) included in the transferred assets and that are reasonably necessary or advisable for the BSS Business to provide to EchoStar following the Closing, including, but not limited to, TT&C services. EchoStar and DISH Network have agreed to cooperate in good faith to (1) add the provision by EchoStar or DISH Network, as applicable, of any services identified that either DISH Network or EchoStar, as applicable, reasonably requests to the scope of services provided under the Amended and Restated Professional Services Agreement, dated February 28, 2017, between EchoStar and DISH Network and/or any transition services agreement between DISH Network or any of its subsidiaries (including Newco) and EchoStar or any of its subsidiaries and (2) enter into a TT&C agreement between DISH Network or any of its subsidiaries (including Newco) and EchoStar or any of its subsidiaries on terms mutually agreeable to the parties thereto to provide any services so identified that either DISH Network or EchoStar, as applicable, reasonably requests, and, in each case, such services will be provided in the manner customarily used by DISH Network and its subsidiaries and EchoStar and its subsidiaries to provide services to each other in the past.

 MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

        The following is a summary of the material U.S. federal income tax consequences of the Distribution to U.S. holders (as defined below) that are EchoStar stockholders, the Merger to U.S. holders that are Newco stockholders and Newco stockholders of the ownership and disposition of shares of DISH Network Class A Common Stock received by U.S. holders that are Newco stockholders in the Merger. This summary is based on the Code, Treasury Regulations issued under the Code, and judicial and administrative interpretations thereof, each as in effect as of the date of this prospectus, all of which are subject to change at any time, possibly with retroactive effect. This discussion assumes that EchoStar stockholders hold their EchoStar Common Stock, and will hold their shares of Newco Common Stock received in the Distribution and DISH Network Class A Common Stock received in the Merger as capital assets within the meaning of Section 1221 of the Code. This summary does not discuss all of the tax consequences that may be relevant to particular stockholders in light of their individual circumstances, including any tax consequences arising under the Medicare contribution tax on net investment income or the alternative minimum tax, or to stockholders subject to special treatment under the federal income tax laws (including, but not limited to, insurance companies, financial institutions, tax-exempt organizations, partnerships or other pass-through entities (and persons holding stock through a partnership or other pass-through entity), retirement plans, regulated investment companies, real estate investment trusts, dealers in securities or currencies, traders in securities who elect to apply a mark-to-market method of accounting, persons holding stock as part of a "straddle," "constructive sale" or "conversion transaction" for U.S. federal income tax purposes, or as part of some other integrated investment, individuals who receive DISH Network Class A Common Stock upon the exercise of employee stock options or otherwise as compensation, "passive foreign investment companies" or "controlled foreign corporations," and corporations that accumulate earnings to avoid U.S. federal income tax, expatriates or persons whose functional currency for tax purposes is not the U.S. dollar).

        If an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes holds EchoStar Common Stock, Newco Common Stock or shares of DISH Network Class A Common Stock, the tax treatment of a partner in the partnership generally will depend on the status of the partner and upon the activities of the partnership. A holder that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the Distribution, the Merger and the ownership and disposition of DISH Network Class A Common Stock.

        This summary also does not discuss any tax consequences arising under the laws of any state, local, foreign or other tax jurisdiction.

        As used herein, the term "U.S. holder" means a beneficial owner of EchoStar Common Stock, Newco Common Stock or DISH Network Class A Common Stock, as applicable, that is for U.S. federal income tax purposes:

  •
  an individual that is a citizen or resident of the United States;

  •
  a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States or any of its political subdivisions;

  •
  a trust that (i) is subject to the supervision of a court within the United States and the control of one or more U.S. persons or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

  •
  an estate that is subject to United States federal income taxation on its income regardless of its source.

        STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE DISTRIBUTION, THE MERGER AND OF OWNING AND DISPOSING OF SHARES OF DISH NETWORK CLASS A COMMON STOCK IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS, AND THE EFFECT OF POSSIBLE CHANGES IN TAX LAWS THAT MAY AFFECT THE TAX CONSEQUENCES DESCRIBED BELOW.

        It is a condition to the completion of the Transactions that DISH Network and EchoStar receive an opinion from Sullivan & Cromwell and White & Case (together, "Tax Counsel"), respectively, to the effect that the Distribution and the Merger should qualify for the Intended Tax Treatment, and the discussion below assumes that the Transactions qualify for the Intended Tax Treatment. The opinion of Tax Counsel will be based on, among other things, certain facts, representations, covenants and assumptions, all of which must be consistent with the state of facts existing as of the Effective Time of the Transactions. If any of these representations, statements and covenants are, or become, inaccurate or incomplete, the opinion of Tax Counsel may be invalid and the conclusions reached therein could be jeopardized. Opinions of Tax Counsel neither binds the Internal Revenue Service ("IRS") nor precludes the IRS or the courts from adopting a contrary position. Neither DISH Network nor EchoStar intends to request any ruling from the IRS as to the U.S. federal income tax consequences of the Transactions. No assurance can be given that the IRS will not challenge the conclusions reflected herein or in the opinions of Tax Counsel or that a court would not sustain such a challenge.

Tax Consequences of the Distribution

        Assuming the Distribution qualifies as a transaction that is tax-free for U.S. federal income tax purposes under Sections 355 and 368(a)(1)(D) of the Code in accordance with the Intended Tax Treatment, the U.S. federal income tax consequences of the Distribution will be as follows:

  •
  the Distribution will not result in the recognition of income, gain or loss to EchoStar or Newco (except for taxable income or gain of EchoStar possibly arising as a result of certain internal restructuring transactions undertaken prior to or in anticipation of the Distribution).

  •
  U.S. holders of EchoStar Common Stock will not recognize income, gain or loss upon the receipt of Newco Common Stock in the Distribution.

  •
  A U.S. holder's aggregate tax basis in its shares of EchoStar Common Stock and Newco Common Stock immediately after the Distribution will be the same as the aggregate tax basis of the shares of EchoStar Common Stock held by the U.S. holder immediately before the Distribution, allocated between such shares of EchoStar Common Stock and Newco Common Stock in proportion to their relative fair market values.

  •
  A U.S. holder's holding period in the Newco Common Stock received in the Distribution will include the holding period of the EchoStar Common Stock with respect to which such Newco Common Stock was received.

  •
  A U.S. holder that has acquired different blocks of EchoStar Common Stock at different times or at different prices should consult its tax advisor regarding the allocation of its aggregate tax basis in, and the holding period of, the Newco Common Stock distributed with respect to such blocks of EchoStar Common Stock.

        If, however, the Distribution and certain related transactions do not qualify for the Intended Tax Treatment, then, in general, for U.S. federal income tax purposes:

  •
  EchoStar would generally be subject to tax as if it sold the Newco Common Stock in a taxable transaction, and would recognize taxable gain in an amount equal to the excess of (i) the total fair market value of the shares of Newco Common Stock distributed in the Distribution over (ii) EchoStar's aggregate tax basis in such shares of Newco Common Stock.

  •
  Each U.S. holder who receives Newco Common Stock in the Distribution would generally be treated as receiving a taxable distribution in an amount equal to the fair market value of the Newco Common Stock received by the U.S. holder in the Distribution. In general, such distribution would be taxable as a dividend to the extent of EchoStar's current and accumulated earnings and profits (as determined for U.S. federal income tax purposes). To the extent the distribution exceeds such earnings and profits, the distribution would generally constitute a non-taxable return of capital to the extent of the U.S. holder's tax basis in its shares of EchoStar common stock. Any remaining excess would be treated as capital gain.

  •
  A U.S. holder would have a tax basis in its shares of Newco Common Stock equal to their fair market value. Certain U.S. holders may be subject to special rules governing taxable distributions, such as those that relate to the dividends received deduction and extraordinary dividends.

        U.S. holders of EchoStar Common Stock should consult their tax advisors with respect to the potential tax consequences if the Distribution fails to qualify for the Intended Tax Treatment.

        Even if the Distribution otherwise qualifies for the Intended Tax Treatment, the Distribution would be taxable to EchoStar (but not to EchoStar stockholders) pursuant to Section 355(e) of the Code if one or more persons acquire a 50% or greater interest (measured by vote or value) in the stock of EchoStar or Newco, directly or indirectly (including through acquisitions of the Newco Common Stock or DISH Network Common Stock after the completion of the Transactions), as part of a plan or series of related transactions that includes the Distribution. The process for determining whether an acquisition is part of a plan under these rules is complex, inherently factual in nature, and subject to a comprehensive analysis of the facts and circumstances of the particular case. In general, any acquisitions of EchoStar or Newco Common Stock within the period beginning two years before the Distribution and ending two years after the Distribution are presumed to be part of such a plan, although EchoStar may be able to rebut that presumption. In addition, for purposes of this test, the Merger will be treated as part of a plan, but because EchoStar stockholders will collectively own more than 50% of DISH Network Common Stock following the Transactions, the Merger alone will not cause the Distribution to be taxable to EchoStar under Section 355(e) of the Code. Nevertheless, if the IRS were to determine that other acquisitions of EchoStar Common Stock or Newco Common Stock, either before or after the Distribution, were part of a plan or series of related transactions that included the Distribution, such determination could result in the recognition of a material amount of taxable gain by EchoStar under Section 355(e) of the Code.

Information Reporting and Backup Withholding

        U.S. Treasury regulations require certain U.S. holders who are "significant distributees" (generally, a U.S. holder of EchoStar Common Stock that owns at least 5% of the outstanding EchoStar Common Stock immediately before the Distribution) and who receive Newco Common Stock pursuant to the Distribution to attach to their U.S. federal income tax returns for the taxable year in which the Distribution occurs a statement setting forth certain information with respect to the transaction. U.S. holders of EchoStar Common Stock should consult their tax advisors to determine whether they are significant distributees required to provide the foregoing statement.

Tax Consequences of the Merger

U.S. Federal Income Tax Treatment of the Merger

        Assuming the Merger qualifies as a "reorganization" within the meaning of Section 368(a) of the Code in accordance with the Intended Tax Treatment, the U.S. federal income tax consequences of the Merger will be as follows:

  •
  No gain or loss will be recognized by DISH Network, EchoStar or Newco as a result of the Merger.

  •
  No gain or loss will be recognized by a Newco stockholder, and no amount will be included in such holder's income, as a result of the Merger (except that a Newco stockholder will recognize any gain or loss that may result from the receipt of cash in lieu of fractional shares of DISH Network Class A Common Stock).

  •
  The aggregate tax basis of the DISH Network Class A Common Stock received in the Merger (including any fractional share of DISH Network Class A Common Stock for which cash is received) in the hands of each Newco stockholder after the Merger will be the same as such holder's aggregate tax basis of the Newco Common Stock held by such holder immediately before the Merger.

  •
  The holding period of the DISH Network Class A Common Stock in the Merger will include the holding period of the Newco Common Stock at the time of the Merger (which, as described above under "Tax Consequences of the Distribution," will include the holding period of the EchoStar Common Stock with respect to which such Newco Common Stock was received).

        If the Merger were treated as a taxable transaction, Newco stockholders would be considered to have made a taxable disposition of their shares of Newco Common Stock to DISH Network, and such stockholders would generally recognize taxable gain or loss on their receipt of DISH Network Common Stock in an amount equal to the difference between (i) the fair market value of such Newco Common Stock and (ii) the stockholder's aggregate tax basis in the shares of Newco Common Stock surrendered, as described above. In addition, such treatment could cause the Distribution to fail to qualify for the Intended Tax Treatment.

Cash Received in Lieu of a Fractional Share

        A U.S. holder of Newco Common Stock who receives cash in lieu of a fractional share of DISH Network Class A Common Stock in the Merger will be treated as having received such fractional share pursuant to the Merger and then as having exchanged such fractional share for cash in a redemption by DISH Network. As a result, such U.S. holder will generally recognize gain or loss in an amount equal to the difference between the amount of cash received and such Newco stockholder's adjusted tax basis in such fractional share. Such gain or loss will be long-term capital gain or loss if the Newco stockholder's holding period for its Newco Common Stock exceeds one year at the time of the Merger. Under current law, long-term capital gains of certain non-corporate holders are taxed at lower rates than items of ordinary income. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

        Payments of cash to a U.S. holder of Newco Common Stock in lieu of a fractional share of DISH Network Class A Common Stock pursuant to the Merger may be subject to information reporting and backup withholding, unless such Newco stockholder delivers a properly completed IRS Form W-9, providing such Newco stockholder's correct taxpayer identification number and certain other information, or otherwise establishing a basis for exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against such holder's U.S. federal income tax liability provided that the required information is timely furnished to the IRS.

Tax Consequences of Holding DISH Network Class A Common Stock

        The following discussion is a summary of certain U.S. federal income tax consequences of the ownership and disposition of shares of DISH Network Class A Common Stock for U.S. holders who receive DISH Network Class A Common Stock pursuant to the Merger.

Taxation of Dividends

        Cash distributions paid on shares of DISH Network Class A Common Stock will be treated as a dividend to the extent paid out of DISH Network's current or accumulated earnings and profits (as determined for U.S. federal income tax principles) and will be includible in income by the U.S. holder and taxable as ordinary income when received. If a distribution exceeds DISH Network's current and accumulated earnings and profits, the excess will be first treated as a tax-free return of the U.S. holder's investment, up to the U.S. holder's tax basis in the shares of DISH Network Class A Common Stock. Any remaining excess will be treated as capital gain. Dividends received by non-corporate U.S. holders will be eligible to be taxed at reduced rates if the U.S. holders meet certain holding period and other applicable requirements.

Sale or Other Taxable Dispositions of Shares of DISH Network Class A Common Stock

        Upon the sale or other taxable dispositions of shares of DISH Network Class A Common Stock, a U.S. holder generally will recognize capital gain or loss equal to the difference between the amount of cash and the fair market value of any property received upon such taxable disposition and the U.S. holder's tax basis in the DISH Network Class A Common Stock. Such gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if the U.S. holder's holding period in the shares of DISH Network Class A Common Stock is more than one year at the time of the taxable disposition. Under current law, long-term capital gains of certain non-corporate holders are taxed at lower rates than items of ordinary income. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

        Information reporting requirements generally will apply to payments of dividends on shares of DISH Network Class A Common Stock and to the proceeds of a sale, exchange, redemption or other disposition of a share of DISH Network Class A Common Stock paid to a U.S. holder unless the U.S. holder is an exempt recipient such as a corporation. Backup withholding will apply to those payments if the U.S. holder fails to provide its correct taxpayer identification number, or certification of exempt status, or (in the case of dividend payments) if the U.S. holder is notified by the IRS that it has failed to report in full payments of interest and dividend income. Any amounts withheld under the backup withholding rules may be refunded or credited against such U.S. holder's U.S. federal income tax liability, provided, that the required information is timely furnished to the IRS.

INFORMATION ABOUT DISH NETWORK

DISH Network Corporation

DISH Network Corporation
9601 South Meridian Boulevard
Englewood, Colorado 80112
Phone: (303) 723-1000

        DISH Network Corporation was organized in 1995 as a corporation under the laws of the State of Nevada. DISH Network started offering the DISH® branded pay-TV service in March 1996 and is the nation's fourth largest live-linear television programming provider.

        DISH Network Corporation is a holding company. Its subsidiaries operate two primary business segments.

Pay-TV

        DISH Network offers pay-TV services under the DISH® brand and the Sling® brand (collectively "Pay-TV" services). The DISH branded pay-TV service consists of, among other things, FCC licenses authorizing DISH Network to use direct broadcast satellite and Fixed Satellite Service spectrum, its owned and leased satellites, receiver systems, broadcast operations, customer service facilities, a leased fiber optic network, Smart Home service and call center operations, and certain other assets utilized in its operations ("DISH TV"). DISH Network also designs, develops and distributes receiver systems and provides digital broadcast operations, including satellite uplinking/downlinking, transmission and other services to third-party pay-TV providers. The Sling branded pay-TV services consist of, among other things, multichannel, live-linear streaming OTT Internet-based domestic, international and Latino video programming services ("Sling TV"). As of June 30, 2019, DISH Network had 12.032 million Pay-TV subscribers in the United States, including 9.560 million DISH TV subscribers and 2.472 million Sling TV subscribers.

        In addition, DISH Network historically offered broadband services under the dishNET™ brand, which includes satellite broadband services that utilize advanced technology and high-powered satellites launched by Hughes Communications, Inc. and ViaSat, Inc. ("ViaSat") and wireline broadband services. However, as of the first quarter 2018, DISH Network has transitioned its broadband business focus from wholesale to authorized representative arrangements, and DISH Network is no longer marketing dishNET broadband services. Its existing broadband subscribers will decline through customer attrition. Generally, under these authorized representative arrangements, DISH Network will receive certain payments for each broadband service activation generated and installation performed, and DISH Network will not incur subscriber acquisition costs for these activations.

Wireless

        Since 2008, DISH Network has directly invested over $11 billion to acquire certain wireless spectrum licenses and related assets and made over $10 billion in non-controlling investments in certain entities, for a total of over $21 billion. These wireless spectrum licenses are subject to certain interim and final build-out requirements, as well as certain renewal requirements. In March 2017, DISH Network notified the FCC that it plans to deploy a next-generation 5G-capable network, focused on supporting narrowband Internet of Things, which is the first phase of its network deployment ("First Phase"). DISH Network expects to complete the First Phase by March 2020, with subsequent phases to be completed thereafter. As of June 30, 2019, DISH Network had entered into vendor contracts with multiple parties for, among other things, base stations, chipsets, modules, tower leases, the core network, radio frequency design, and deployment services for the First Phase.

        DISH Network Class A Common Stock is publicly traded on the NASDAQ under the symbol "DISH."

        DISH Network's website is accessed at https://www.dish.com. Information on DISH Network's website is not incorporated into this prospectus or DISH Network's other securities filings and is not a part of this prospectus.

Security Ownership of Certain Beneficial Owners and Management of DISH Network

        Unless otherwise indicated, the following table sets forth, to the best of DISH Network's knowledge, the beneficial ownership of DISH Network's voting securities as of the close of business on May 31, 2019 (the "Beneficial Owners' Record Date") by: (i) each person known by DISH Network to be the beneficial owner of more than 5% of any class of DISH Network voting securities; (ii) each of DISH Network's directors; (iii) DISH Network's Chief Executive Officer, Principal Financial Officer and three other most highly compensated persons acting as one of DISH Network's executive officers in; and (iv) all of DISH Network's directors and executive officers as a group. Unless otherwise indicated, each person listed in the following table (alone or with family members) has sole voting and dispositive power over the shares listed opposite such person's name.

Name(1)	Amount and Nature of Beneficial Ownership	Percentage of Class
Class A Common Stock:
Charles W. Ergen(2)(3)	242,084,051	51.5%
Cantey M. Ergen(4)	242,064,051	51.5%
Dodge & Cox(5)	24,533,137	10.6%
The Vanguard Group(6)	23,054,462	10.0%
JPMorgan Chase & Co.(7)	17,911,940	7.7%
BlackRock, Inc.(8)	17,865,453	7.7%
King Street Capital Management, L.P.(9)	13,901,000	6.0%
Eagle Capital Management, LLC(10)	13,846,434	6.0%
James DeFranco(11)	4,773,575	2.1%
W. Erik Carlson(12)	194,757	*
John W. Swieringa(13)	117,663	*
Thomas A. Cullen(14)	93,792	*
Tom A. Ortolf(15)	95,200	*
Carl E. Vogel(16)	41,876	*
Charles M. Lillis(17)	39,360	*
Paul W. Orban(18)	33,546	*
Afshin Mohebbi(19)	28,750	*
George R. Brokaw(20)	25,000	*
Kathleen Q. Abernathy(21)	8,750	*
All Directors and Executive Officers as a Group (19 persons)(22)	248,004,438	52.7%
Class B Common Stock:
Charles W. Ergen	238,435,208	100.0%
Cantey M. Ergen	238,435,208	100.0%
All Directors and Executive Officers as a Group (19 persons)(22)	238,435,208	100.0%

*
Less than 1%.

(1)
Except as otherwise noted below, the address of each such person is 9601 S. Meridian Blvd., Englewood, Colorado 80112. As of the close of business on the Beneficial Owners' Record Date,

  there were 231,393,511 outstanding DISH Network Class A Shares and 238,435,208 outstanding shares of DISH Network Class B Common Stock ("DISH Network Class B Shares").

(2)
Mr. Ergen is deemed to own beneficially all of the DISH Network Class A Shares owned by his spouse, Cantey M. Ergen. Mr. Ergen's beneficial ownership includes: (i) 1,356,070 DISH Network Class A Shares; (ii) 19,987 DISH Network Class A Shares held in DISH Network's 401(k) Employee Savings Plan (the "DISH 401(k) Plan"); (iii) 20,000 DISH Network Class A Shares subject to employee stock options that are either currently exercisable or may become exercisable within 60 days of the Beneficial Owners' Record Date; (iv) 235 DISH Network Class A Shares held by Mrs. Ergen; (v) 2,426 DISH Network Class A Shares held in the DISH 401(k) Plan by Mrs. Ergen; (vi) 8,955 DISH Network Class A Shares held by one of Mr. and Mrs. Ergen's children; (vii) 2,167,705 DISH Network Class A Shares held by a charitable foundation for which Mr. Ergen is an officer and for which he shares investment and voting power with Mrs. Ergen; (viii) 6,465 DISH Network Class A Shares held by a trust for which Mrs. Ergen has a durable power of attorney on behalf of the beneficiary of the trust; (ix) 1,304,708 DISH Network Class B Shares owned beneficially directly by Mr. Ergen; (x) 63,790,620 DISH Network Class B Shares and 67,000 DISH Network Class A Shares held by Telluray Holdings, LLC ("Telluray Holdings"), for which Mrs. Ergen has sole voting power as a manager of Telluray Holdings and for which Mr. Ergen and Mrs. Ergen share dispositive power as the managers of Telluray Holdings; and (xi) 173,339,880 DISH Network Class B Shares owned beneficially by Mrs. Ergen solely by virtue of her position as trustee of certain trusts established by Mr. Ergen for the benefit of his family (see (3) below in the notes to the table). Mr. Ergen's beneficial ownership excludes 55,185 DISH Network Class A Shares held by certain trusts established by Mr. Ergen for the benefit of his family.

(3)
Because each DISH Network Class B Share is entitled to 10 votes per share, Mr. Ergen owns beneficially equity securities of DISH Network representing approximately 91.3% of the voting power of DISH Network (assuming no conversion of the DISH Network Class B Shares and after giving effect to the exercise of Mr. Ergen's employee stock options that are either currently exercisable or may become exercisable within 60 days of the Beneficial Owners' Record Date). Mr. Ergen's beneficial ownership includes: (i) 10,803,337 DISH Network Class B Shares owned beneficially by Mrs. Ergen solely by virtue of her position as trustee of the Ergen Two-Year 2017 DISH GRAT; (ii) 13,963,755 DISH Network Class B Shares owned beneficially by Mrs. Ergen solely by virtue of her position as trustee of the Ergen Two-Year March 2018 DISH GRAT; (iii) 18,572,788 DISH Network Class B Shares owned beneficially by Mrs. Ergen solely by virtue of her position as trustee of the Ergen Two-Year May 2018 DISH GRAT; (iv) 50,000,000 DISH Network Class B Shares owned beneficially by Mrs. Ergen solely by virtue of her position as trustee of the Ergen Two-Year November 2018 DISH GRAT; (v) 50,000,000 DISH Network Class B Shares owned beneficially by Mrs. Ergen solely by virtue of her position as trustee of the Ergen Two-Year May 2019 DISH GRAT; and (vi) 30,000,000 DISH Network Class B Shares owned beneficially by Mrs. Ergen solely by virtue of her position as trustee of the Ergen Two-Year 2019 DISH GRAT II.

(4)
Mrs. Ergen beneficially owns all of the DISH Network Class A Shares owned by her spouse, Mr. Ergen, except for 20,000 DISH Network Class A Shares subject to employee stock options that are either currently exercisable or may become exercisable within 60 days of the Beneficial Owners' Record Date.

(5)
The address of Dodge & Cox is 555 California Street, 40th Floor, San Francisco, California 94104. Of the DISH Network Class A Shares beneficially owned, Dodge & Cox has sole voting power as to 23,515,420 DISH Network Class A Shares and sole dispositive power as to 24,533,137 DISH Network Class A Shares. The foregoing information is based solely upon a Schedule 13G filed by Dodge & Cox with the SEC on February 11, 2019.

(6)
The address of The Vanguard Group ("Vanguard") is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. Of the DISH Network Class A Shares beneficially owned, Vanguard has sole voting power as to 262,722 DISH Network Class A Shares and sole dispositive power as to 22,761,113 DISH Network Class A Shares. In addition, of the DISH Network Class A Shares beneficially owned, Vanguard has shared voting power as to 43,192 DISH Network Class A Shares and shared dispositive power as to 293,349 DISH Network Class A Shares. The foregoing information is based solely upon a Schedule 13G filed by Vanguard with the SEC on January 10, 2019.

(7)
The address of JPMorgan Chase & Co. ("JPMorgan Chase") is 270 Park Avenue, New York, New York 10017. Of the DISH Network Class A Shares beneficially owned, JPMorgan Chase has sole voting power as to 17,159,131 DISH Network Class A Shares and sole dispositive power as to 17,884,711 DISH Network Class A Shares. In addition, of the DISH Network Class A Shares beneficially owned, JPMorgan Chase has shared voting power as to 47,435 DISH Network Class A Shares and shared dispositive power as to 9,332 DISH Network Class A Shares. The foregoing information is based solely upon a Schedule 13G filed by JPMorgan Chase with the SEC on January 22, 2019.

(8)
The address of BlackRock, Inc. ("BlackRock") is 55 East 52nd Street, New York, New York 10055. Of the DISH Network Class A Shares beneficially owned, BlackRock has sole voting power as to 15,912,183 DISH Network Class A Shares and sole dispositive power as to 17,865,453 DISH Network Class A Shares. The foregoing information is based solely upon a Schedule 13G filed by BlackRock with the SEC on February 11, 2019.

(9)
The address of King Street Capital Management, L.P. ("King Street") is 65 East 55th Street, 30th Floor, New York, New York 10022. Of the DISH Network Class A Shares beneficially owned, King Street has shared voting power as to 13,901,000 DISH Network Class A Shares and shared dispositive power as to 13,901,000 DISH Network Class A Shares. The foregoing information is based solely upon a Schedule 13G filed by King Street with the SEC on February 13, 2019.

(10)
The address of Eagle Capital Management, LLC ("Eagle") is 499 Park Avenue, 17th Floor, New York, New York 10022. Of the DISH Network Class A Shares beneficially owned, Eagle has sole voting power as to 11,664,010 DISH Network Class A Shares and sole dispositive power as to 13,846,434 DISH Network Class A Shares. The foregoing information is based solely upon a Schedule 13G filed by Eagle with the SEC on February 14, 2019.

(11)
Mr. DeFranco's beneficial ownership includes: (i) 1,528,529 DISH Network Class A Shares; (ii) 19,827 DISH Network Class A Shares held in the DISH 401(k) Plan; (iii) 20,000 DISH Network Class A Shares subject to employee stock options that are either currently exercisable or may become exercisable within 60 days of the Beneficial Owners' Record Date; (iv) 50,000 DISH Network Class A Shares held by Mr. DeFranco in an irrevocable trust for the benefit of his children and grandchildren; (v) 1,250,000 DISH Network Class A Shares controlled by Mr. DeFranco as general partner of a limited partnership; and (vi) 1,905,059 DISH Network Class A Shares held by Mr. DeFranco as a general partner of a different limited partnership.

(12)
Mr. Carlson's beneficial ownership includes: (i) 11,193 DISH Network Class A Shares; (ii) 1,564 DISH Network Class A Shares held in the DISH 401(k) Plan; and (iii) 182,000 DISH Network Class A Shares subject to employee stock options that are either currently exercisable or may become exercisable within 60 days of the Beneficial Owners' Record Date.

(13)
Mr. Swieringa's beneficial ownership includes: (i) 338 DISH Network Class A Shares; (ii) 1,325 DISH Network Class A Shares held in the DISH 401(k) Plan; and (iii) 116,000 DISH Network Class A Shares subject to employee stock options that are either currently exercisable or may become exercisable within 60 days of the Beneficial Owners' Record Date.

(14)
Mr. Cullen's beneficial ownership includes: (i) 56,334 DISH Network Class A Shares; (ii) 1,458 DISH Network Class A Shares held in the DISH 401(k) Plan; and (iii) 36,000 DISH Network Class A Shares subject to employee stock options that are either currently exercisable or may become exercisable within 60 days of the Beneficial Owners' Record Date.

(15)
Mr. Ortolf's beneficial ownership includes: (i) 10,000 DISH Network Class A Shares; (ii) 25,000 DISH Network Class A Shares subject to nonemployee director stock options that are either currently exercisable or may become exercisable within 60 days of the Beneficial Owners' Record Date; (iii) 200 DISH Network Class A Shares held in the name of one of his children; and (iv) 60,000 DISH Network Class A Shares held by a partnership of which Mr. Ortolf is a partner and which are held as collateral for a margin account.

(16)
Mr. Vogel's beneficial ownership includes: (i) 40,165 DISH Network Class A Shares; and (ii) 1,711 DISH Network Class A Shares held in the DISH 401(k) Plan.

(17)
Mr. Lillis' beneficial ownership includes: (i) 8,080 DISH Network Class A Shares; (ii) 25,000 DISH Network Class A Shares subject to nonemployee director stock options that are either currently exercisable or may become exercisable within 60 days of the Beneficial Owners' Record Date; (iii) 2,355 DISH Network Class A Shares held by a limited liability company of which Mr. Lillis is the managing member; and (iv) 3,925 DISH Network Class A Shares held by Mr. Lillis' spouse.

(18)
Mr. Orban's beneficial ownership includes: (i) 1,789 DISH Network Class A Shares; (ii) 757 DISH Network Class A Shares held in the DISH 401(k) Plan; and (iii) 31,000 DISH Network Class A Shares subject to employee stock options that are either currently exercisable or may become exercisable within 60 days of the Beneficial Owners' Record Date.

(19)
Mr. Mohebbi's beneficial ownership includes 28,750 DISH Network Class A Shares subject to nonemployee director stock options that are either currently exercisable or may become exercisable within 60 days of the Beneficial Owners' Record Date.

(20)
Mr. Brokaw's beneficial ownership includes 25,000 DISH Network Class A Shares subject to nonemployee director stock options that are either currently exercisable or may become exercisable within 60 days of the Beneficial Owners' Record Date.

(21)
Mrs. Abernathy's beneficial ownership includes 8,750 DISH Network Class A Shares subject to nonemployee director stock options that are either currently exercisable or may become exercisable within 60 days of the Beneficial Owners' Record Date.

(22)
Includes: (i) 3,153,248 DISH Network Class A Shares; (ii) 74,582 DISH Network Class A Shares held in the DISH 401(k) Plan; (iii) 791,148 DISH Network Class A Shares subject to employee and nonemployee director stock options that are either currently exercisable or may become exercisable within 60 days of the Beneficial Owners' Record Date; (iv) 3,284,414 DISH Network Class A Shares held in partnerships; (v) 238,435,208 DISH Network Class A Shares issuable upon conversion of DISH Network Class B Shares; (vi) 72,206 DISH Network Class A Shares held in the name of, or in trust for, children and other family members; and (vii) 2,193,632 DISH Network Class A Shares held by charitable foundations. DISH Network Class A Shares and DISH Network Class B Shares beneficially owned by both Mr. and Mrs. Ergen are only included once in calculating the aggregate number of shares owned by directors and executive officers as a group.

 INFORMATION ABOUT MERGER SUB

BSS Merger Sub Inc.

BSS Merger Sub Inc.
9601 South Meridian Boulevard
Englewood, Colorado 80112
Phone: (303) 723-1000

        BSS Merger Sub Inc., a wholly owned subsidiary of DISH Network, is a Delaware corporation that was formed on May 17, 2019 for the purpose of effecting the Merger. Upon completion of the Merger, Merger Sub will be merged with and into Newco, with Newco surviving as a wholly owned subsidiary of DISH Network. Merger Sub has not conducted any activities other than those incidental to its formation and the matters contemplated by the Master Transaction Agreement in connection with the Merger.

INFORMATION ABOUT ECHOSTAR

EchoStar Corporation

EchoStar Corporation
100 Inverness Terrace East
Englewood, Colorado 80112
Phone: (303) 706-4000

        EchoStar Corporation is a holding company that was organized in October 2007 as a corporation under the laws of the State of Nevada and has operated as a separately traded public company from DISH Network since 2008. EchoStar is a global provider of broadband satellite technologies, broadband internet services for home and small office customers, satellite operations and satellite services. EchoStar also delivers innovative network technologies, managed services and various communications solutions for aeronautical, enterprise and government customers. EchoStar currently operates in two business segments: Hughes and ESS. After the Pre-Closing Restructuring, Newco, by virtue of its ownership of the BSS Business, will operate a portion of EchoStar's ESS business.

        EchoStar Class A Common Stock is listed on the NASDAQ under the symbol "SATS."

Hughes Segment

Services

        EchoStar's Hughes segment is a global provider of broadband satellite technologies and broadband internet services to home and small office customers and broadband network technologies, managed services, equipment, hardware, satellite services and communications solutions to consumers, aeronautical, enterprise and government customers. The Hughes segment also designs, provides and installs gateway and terminal equipment to customers for other satellite systems. In addition, EchoStar's Hughes segment designs, develops, constructs and provides telecommunication networks comprising satellite ground segment systems and terminals to mobile system operators and enterprise customers.

        EchoStar's Hughes segment currently uses capacity from three of EchoStar's satellites (the SPACEWAY 3 satellite, the EchoStar XVII satellite and the EchoStar XIX satellite) and additional satellite capacity acquired from multiple third-party providers to provide services to its customers. In December 2016, EchoStar launched its EchoStar XIX satellite, a high throughput geostationary satellite employing a multi-spot beam, bent pipe Ka-band architecture, which provides capacity for the Hughes broadband services to current and future customers in North America and certain Central and South American countries and EchoStar's aeronautical and enterprise broadband services.

Customers

        EchoStar's Hughes segment's enterprise, government and aeronautical customers include, but are not limited to, lottery agencies, gas station operators, aircraft connectivity providers and companies with multi-branch networks that rely on satellite or terrestrial networks for critical communication across wide geographies. Most of its enterprise customers have contracts with it for the services they purchase. EchoStar also designs, provides and installs gateway and terminal equipment to customers for other satellite systems and provides satellite ground segment systems and terminals for other satellite systems, including mobile system operators. Developments toward the launch of next-generation satellite systems, including low-earth orbit, medium-earth orbit and geostationary systems, could provide additional opportunities to drive the demand for its equipment, hardware, technology and services.

Competition

        EchoStar's Hughes segment's industry is highly competitive. As a global provider of network technologies, products and services, EchoStar competes with a large number of telecommunications service providers, which puts pressure on prices and margins. To compete effectively, EchoStar's Hughes segment emphasizes its network quality, customization capability, offering of networks as a turnkey managed service, position as a single point of contact for products and services and competitive prices.

        In its consumer broadband satellite technologies and internet services markets, EchoStar's Hughes segment competes against traditional telecommunications and wireless carriers, other satellite internet providers, as well as digital subscriber line ("DSL"), fiber and cable internet service providers offering competitive services in many markets we seek to serve. Cost, speed and accessibility are key determining factors in the selection of a service provider by the consumer. The Hughes segment's primary satellite competitor in its North American consumer market is ViaSat Communications, Inc., which is owned by ViaSat. EchoStar seeks to differentiate itself based on the ubiquitous availability of its service, quality, proprietary technology, and distribution channels.

        In its aeronautical, enterprise and government markets, EchoStar's Hughes segment competes against providers of satellite-based and terrestrial-based networks, including fiber, DSL, cable modem service, multiprotocol label switching and interest protocol-based virtual private networks.

        EchoStar's Hughes segment's principal competitors for the supply of very-small-aperture terminal satellite networks are Gilat Satellite Networks Ltd., ViaSat, Newtec Cy N.V. and VT iDirect, Inc. To differentiate itself from its competitors, EchoStar's Hughes segment emphasizes particular technological features of its products and services, its ability to customize networks and perform desired development work and the quality of its customer service. EchoStar's Hughes segment also faces competition from resellers and numerous local companies who purchase equipment and sell services to local customers, including domestic and international telecommunications operators, cable companies and other major carriers.

ESS Segment

Services

        The ESS segment is currently a global provider of satellite operations and satellite services. EchoStar operates its ESS segment business using its owned and leased in-orbit satellites and related licenses. Revenue in EchoStar's ESS segment, including the BSS Business, depends largely on EchoStar's ability to continuously make use of its available satellite capacity with existing customers and its ability to enter into commercial relationships with new customers. EchoStar's ESS segment, including the BSS Business, like others in the fixed satellite services industry, has encountered, and may continue to encounter, negative pressure on transponder rates and demand. EchoStar is also pursuing other opportunities such as providing value-added services such as TT&C services to third parties, which leverage the ground, monitoring networks and personnel currently within the ESS segment. Following completion of the Transactions, the BSS Business, which comprises substantially all of the ESS segment, will be owned by DISH Network.

Customers

        EchoStar provides satellite operations and satellite services on a full-time and/or occasional-use basis primarily to DISH Network and its subsidiaries, Dish Mexico, a joint venture entered into by EchoStar in 2008, U.S. government service providers, internet service providers, broadcast news organizations, content providers and private enterprise customers. EchoStar's satellite capacity is currently used by its customers for a variety of applications, including:

  •
  DTH Services.  EchoStar's ESS segment provides satellite operations and satellite services to broadcast news organizations, internet service providers and content providers who use its satellites to deliver programming and internet. EchoStar's satellites are also used for the transmission of live sporting events, internet access, disaster recovery, and satellite news, gathering services.

  •
  Government Services.  EchoStar's ESS segment provides satellite and technical services to U.S. government service providers.

  •
  Network Services.  EchoStar's ESS segment provides satellite operations and satellite services to companies for private networks that allow delivery of video and data services for corporate communications. EchoStar's satellites can be used for point-to-point or point to multi-point communications.

        For the years ended December 31, 2018, 2017 and 2016, if the Transactions are not consummated, DISH Network accounted for 86.5%, 87.9% and 85.7% of EchoStar's total ESS segment revenue, respectively, and EchoStar expects that DISH Network will continue to be the primary source of revenue for its ESS segment as it has entered into certain commercial agreements with DISH Network pursuant to which it provides DISH Network with satellite services at fixed prices for varying lengths of time depending on the satellite. Therefore, if the Transactions are not consummated, the results of operations of EchoStar's ESS segment will continue to be linked to changes in DISH Network's satellite capacity requirements, which historically have been driven by the addition of new channels and migration of programming to high-definition television and video on, demand services.

Competition

        The ESS segment competes against larger, well-established satellite service companies, such as Intelsat S.A., SES S.A., Telesat, and Eutelsat Communications S.A., in an industry that is characterized by long-term contracts and high costs for customers to change service providers. Several of EchoStar's ESS segment's competitors maintain key North American and other international orbital slots that may further limit competition and competitive pricing.

 INFORMATION ABOUT NEWCO

EchoStar BSS Corporation

EchoStar BSS Corporation
100 Inverness Terrace East
Englewood, Colorado 80112
Phone: (303) 706-4000

        EchoStar BSS Corporation, a wholly owned subsidiary of EchoStar, is a Delaware corporation that was formed on May 16, 2019 for the purpose of effecting the Merger. The purpose of Newco is to hold the BSS Business. Upon completion of the Merger, Merger Sub will be merged with and into Newco, with Newco surviving as a wholly owned subsidiary of DISH Network.

        The BSS Business that will be transferred from EchoStar to DISH Network via Newco pursuant to the Master Transaction Agreement is (i) the portion of the business of EchoStar (primarily within the ESS segment, as reported by EchoStar) that manages, markets and provides (A) broadcasting satellite services primarily to DISH Network and its subsidiaries, and Dish Mexico; and (B) TT&C services to satellites owned by DISH Network and a portion of EchoStar's other businesses following the Transactions; and (ii) the products, assets, licenses and technology, and the business operations, revenues, billings and operating activities primarily related to the foregoing, including:

  •
  the BSS Satellites;

  •
  associated FCC earth station and space station licenses and other licenses and permits;

  •
  the rights associated with the orbital slot located at 61.5 degrees west longitude;

  •
  the Cheyenne Satellite Operations Center, the Gilbert Satellite Operations Center and the Englewood Satellite Operations Center (at 100 Inverness Terrace East), in each case, including any associated equipment, licenses and furniture;

  •
  the Cheyenne Data Center, including any associated equipment, licenses and furniture;

  •
  the Riverfront Call Center; and

  •
  approximately 50 employees providing the BSS Business services.

Directors and Executive Officers of Newco upon the Consummation of the Transactions

        Upon the consummation of the Transactions, the following directors of Merger Sub will serve as directors of Newco.

        Charles W. Ergen.    Mr. Ergen has served as the Chairman of the DISH Network Board since its formation. Mr. Ergen has held various executive officer and director positions with DISH Network and its subsidiaries, including the position of President, which he most recently held from March 2015 to December 2015, and Chief Executive Officer, which he held most recently from March 2015 to December 2017. In 1980, Mr. Ergen co-founded DISH Network with Cantey M. Ergen, his future spouse, and James DeFranco. Mr. Ergen also serves as the executive Chairman and Chairman of the EchoStar Board. Mr. Ergen oversees DISH Network's long-term business development and strategy as well as the company's emerging wireless division. Mr. Ergen received his Bachelor of Science in General Business and Accounting from the University of Tennessee and his Master of Business Administration from the Babcock Graduate School of Management at Wake Forest University.

        James DeFranco.    Mr. DeFranco is an Executive Vice President of DISH Network and has been a vice president and member of the DISH Network Board since the formation of DISH Network. Mr. DeFranco has held various executive officer and director positions with DISH Network and its subsidiaries. During 1980, Mr. DeFranco co-founded DISH Network with Charles W. Ergen and Cantey M. Ergen.

        Timothy A. Messner.    Mr. Messner serves as Executive Vice President and General Counsel of DISH Network and is responsible for all legal affairs for DISH Network and its subsidiaries. Mr. Messner joined DISH Network in 2004 as a junior attorney and has since held positions of increasing responsibility in the legal department. Mr. Messner graduated from the University of Connecticut School of Law with high honors and received his B.S. in Accounting, with honors, from the Pennsylvania State University.

        Upon the consummation of the Transactions, the following officers of Merger Sub will serve as officers of Newco:

        Charles W. Ergen (Chairman and Chief Executive Officer).    Please see above.

        James DeFranco (Executive Vice President).    Please see above.

        Timothy A. Messner (Executive Vice President and General Counsel).    Please see above.

        Brandon Ehrhart (Senior Vice President, Deputy General Counsel and Secretary).    Mr. Ehrhart is Senior Vice President, Deputy General Counsel and Corporate Secretary of DISH Network. Mr. Ehrhart oversees a variety of affairs affecting DISH Network and its subsidiaries, including mergers and acquisitions, capital markets, the board of directors, securities and other strategic commercial relationships. Mr. Ehrhart joined DISH Network in 2003 as Associate Corporate Counsel and has since held positions of increasing responsibility. Prior to joining DISH Network, Mr. Ehrhart worked in Seattle for Gray Cary (now DLA Piper) specializing in corporate transactions for private and public companies. Mr. Ehrhart graduated from Duke University with an A.B. in Economics, Public Policy Studies and a Certificate in Markets and Management Studies and earned his J.D. from Vanderbilt University Law School.

        Paul W. Orban (Executive Vice President and Chief Financial Officer).    Mr. Orban is Executive Vice President and Chief Financial Officer and is responsible for all aspects of the financial planning and analysis, accounting and tax departments for DISH Network and its subsidiaries. Mr. Orban served as Senior Vice President and Chief Accounting Officer from December 2015 to June 2019, as Principal Financial Officer beginning in August 2018, as Senior Vice President and Corporate Controller from September 2006 to December 2015 and as Vice President and Corporate Controller from September 2003 to September 2006. He also served as EchoStar's Senior Vice President and Corporate Controller from 2008 to 2012 pursuant to a management services agreement between DISH Network and EchoStar. Since joining DISH Network in 1996, Mr. Orban has held various positions of increasing responsibility in DISH Network's accounting department. Prior to DISH Network, Mr. Orban was an auditor with Arthur Andersen LLP. Mr. Orban earned his Bachelor of Science in Accounting from the University of Colorado.

Security Ownership of Certain Beneficial Owners and Management of Newco

        As previously described, HSSC, a wholly owned subsidiary of EchoStar, is currently the sole stockholder of all outstanding Newco Shares. All holders of EchoStar Common Stock, including directors and executive officers of EchoStar who own EchoStar Common Stock, will participate in the Distribution on a pro rata basis. After the Distribution, each EchoStar stockholder will hold an interest in Newco equivalent to such stockholder's current interest in EchoStar. Thus, the security ownership of EchoStar presented below also presents the implied ownership of Newco by virtue of each stockholder's ownership of EchoStar Common Stock.

        The following table sets forth, to the best of EchoStar's knowledge, the beneficial ownership of its voting securities as of the close of business on May 31, 2019 by: (i) each person known by EchoStar to be the beneficial owner of more than five percent of any class of its voting securities; (ii) each of EchoStar's current directors; (iii) EchoStar's Chief Executive Officer, Chief Financial Officer and its next three most highly compensated executive officers in 2018; and (iv) all of EchoStar's current directors and executive officers as a group. Unless otherwise indicated, each person listed in the following table (alone or with family members) has sole voting and dispositive power over the shares listed opposite such person's name.

Name(1)	Amount and Nature of Beneficial Ownership	Percentage of Class(2)	Total Voting Power(3)
Class A Common Stock:
Charles W. Ergen(4)	50,104,016	51.4%	91.0%
Cantey M. Ergen(5)	49,904,016	51.3%	91.0%
EdgePoint Investment Group Inc.(6)	5,500,880	11.1%	*
The Vanguard Group, Inc.(7)	4,398,885	8.9%	*
Putnam Investments, LLC(8)	3,925,179	7.9%	*
Renaissance Technologies LLC(9)	2,948,216	6.0%	*
Michael T. Dugan(10)	487,365	1.0%	*
Anders N. Johnson(11)	246,948	*	*
Pradman P. Kaul(12)	41,668	*	*
Dean A. Manson(13)	123,377	*	*
David J. Rayner(14)	202,170	*	*
R. Stanton Dodge(15)	5,511	*	*
Anthony M. Federico(16)	25,146	*	*
C. Michael Schroeder(17)	33,020	*	*
Jeffrey R. Tarr(18)	10,000	*	*
William D. Wade(19)	20,000	*	*
All Current Directors and Executive Officers as a Group (11 persons)(20)	51,299,222	52.0%	91.0%
Class B Common Stock:
Charles W. Ergen(4)	47,687,039	100%	91.0%
Cantey M. Ergen(5)	47,687,039	100%	91.0%
All Current Directors and Executive Officers as a Group (11 persons)(21)	47,687,039	100%	91.0%

*
Less than 1%.

(1)
Except as otherwise noted below, the address of each such person is 100 Inverness Terrace East, Englewood, Colorado 80112. As of the close of business on May 31, 2019, there were 49,591,623 shares of EchoStar Class A Common Stock outstanding and 47,687,039 shares of EchoStar Class B Common Stock outstanding. Shares of EchoStar Class B Common Stock are convertible into shares of EchoStar Class A Common Stock on a one-for-one basis at any time.

(2)
Describes the ownership percentage of each class of shares beneficially owned by each beneficial owner. For shares of EchoStar Class B Common Stock, the calculation assumes the conversion only of the shares of EchoStar Class B Common Stock beneficially owned by the applicable beneficial owner into shares of EchoStar Class A Common Stock and gives effect to the exercise of options and vesting of restricted stock units held by the applicable beneficial owner that are either currently exercisable or vested as of, or may become exercisable or may vest within 60 days after, May 31, 2019.

(3)
Describes the total voting power of each beneficial owner taking into account all classes of shares beneficially owned by the applicable beneficial owner. The calculation assumes no conversion of any shares of EchoStar Class B Common Stock owned by any beneficial owner and gives effect to the exercise of options and vesting of restricted stock units held by the applicable beneficial owner that are either currently exercisable or vested as of, or may become exercisable or vest within 60 days after, May 31, 2019. Each share of EchoStar Class B Common Stock is entitled to ten votes per share.

(4)
Mr. Ergen's beneficial ownership includes: (i) 2,200,678 shares of EchoStar Class A Common Stock beneficially owned directly by Mr. Ergen; (ii) 3,705 shares of EchoStar Class A Common Stock beneficially owned indirectly by Mr. Ergen in the DISH 401(k) Plan; (iii) 200,000 shares of EchoStar Class A Common Stock subject to employee stock options that are either currently exercisable as of, or may become exercisable within 60 days after, May 31, 2019; (iv) 1,002,921 shares of EchoStar Class A Common Stock issuable upon conversion of the shares of EchoStar Class B Common Stock beneficially owned directly by Mr. Ergen; (v) 47 shares of EchoStar Class A Common Stock beneficially owned directly by Mr. Ergen's spouse, Cantey M. Ergen; (vi) 201 shares of EchoStar Class A Common Stock beneficially owned indirectly by Mrs. Ergen in the DISH 401(k) Plan; (vii) 6,122 shares of EchoStar Class A Common Stock beneficially owned by one of Mr. Ergen's children; (viii) 5,400 shares of EchoStar Class A Common Stock beneficially owned by a charitable foundation for which Mr. Ergen is an officer and for which he shares voting and dispositive power with Mrs. Ergen; (ix) 1,264,486 shares of EchoStar Class A Common Stock issuable upon conversion of the shares of EchoStar Class B Common Stock beneficially owned by Mrs. Ergen solely by virtue of her position as trustee of the Ergen Three-Year 2017 SATS grantor retained annuity trust ("GRAT") dated May 30, 2017 (the "2017 May GRAT"); (x) 2,611,427 shares of EchoStar Class A Common Stock issuable upon conversion of the shares of EchoStar Class B Common Stock beneficially owned by Mrs. Ergen solely by virtue of her position as trustee of the Ergen Two-Year 2017 SATS GRAT dated November 30, 2017 (the "2017 November GRAT"); (xi) 20,000,000 shares of EchoStar Class A Common Stock issuable upon conversion of the shares of EchoStar Class B Common stock beneficially owned by Mrs. Ergen solely by virtue of her position as a trustee of the Ergen Two-Year November 2018 SATS GRAT dated November 30, 2018 (the "2018 November GRAT"); (xii) 824 shares of EchoStar Class A Common Stock held by a trust for which Mrs. Ergen has durable power of attorney on behalf of the beneficiary of the trust; (xiii) 12,808,205 shares of EchoStar Class A Common Stock issuable upon conversion of the shares of EchoStar Class B Common Stock held by Telluray Holdings, LLC ("Telluray Holdings"), for which Mrs. Ergen has sole voting power as a manager of Telluray Holdings and for which Mr. Ergen and Mrs. Ergen share dispositive power as the managers of Telluray Holdings; (xiv) 5,000,000 shares of EchoStar Class A Common Stock issuable upon conversion of the shares of shares of EchoStar Class B Common Stock beneficially owned by Mrs. Ergen solely by virtue of her position as trustee of the Ergen Two-Year May 2019 SATS GRAT dated May 20, 2019 (the "2019 May GRAT"); and (xv) 5,000,000 shares of EchoStar Class A Common Stock issuable upon conversion of the shares of EchoStar Class B Common Stock beneficially owned by Mrs. Ergen solely by virtue of her position as trustee of the Ergen Two-Year 2019 SATS GRAT II dated May 30, 2019 (the "2019 GRAT II"). Mr. Ergen's beneficial ownership of EchoStar Class A Common Stock excludes 1,640 shares of EchoStar Class A Common Stock held by certain trusts established by Mr. Ergen for the benefit of his family.

(5)
The address of Mrs. Ergen is 9601 S. Meridian Blvd., Englewood, Colorado 80112. Mrs. Ergen's beneficial ownership includes: (i) 47 shares of EchoStar Class A Common Stock beneficially owned directly by Mrs. Ergen; (ii) 201 shares of EchoStar Class A Common Stock beneficially owned indirectly by Mrs. Ergen in the DISH 401(k) Plan; (iii) 1,264,486 shares of EchoStar Class A Common Stock issuable upon conversion of the shares of EchoStar Class B Common Stock beneficially owned by Mrs. Ergen solely by virtue of her position as trustee of the 2017 May

  GRAT; (iv) 2,611,427 shares of EchoStar Class A Common Stock issuable upon conversion of the shares of EchoStar Class B Common Stock beneficially owned by Mrs. Ergen solely by virtue of her position as trustee of the 2017 November GRAT; (v) 20,000,000 shares of EchoStar Class A Common Stock issuable upon conversion of the shares of EchoStar Class B Common Stock beneficially owned by Mrs. Ergen solely by virtue of her position as trustee of the 2018 November GRAT; (vi) 824 shares of EchoStar Class A Common Stock held by a trust for which Mrs. Ergen has durable power of attorney on behalf of the beneficiary of the trust; (vii) 2,200,678 shares of EchoStar Class A Common Stock beneficially owned directly by Mrs. Ergen's spouse, Mr. Ergen; (viii) 3,705 shares of EchoStar Class A Common Stock beneficially owned indirectly by Mr. Ergen in the DISH 401(k) Plan; (ix) 6,122 shares of EchoStar Class A Common Stock beneficially owned by one of Mrs. Ergen's children; (x) 5,400 shares of EchoStar Class A Common Stock beneficially owned by a charitable foundation for which Mrs. Ergen is an officer and for which Mrs. Ergen shares voting power and dispositive power with Mr. Ergen; (xi) 12,808,205 shares of EchoStar Class A Common Stock issuable upon conversion of the shares of EchoStar Class B Common Stock held by Telluray Holdings for which Mrs. Ergen has sole voting power as a manager of Telluray Holdings and for which Mr. Ergen and Mrs. Ergen share dispositive power as the managers of Telluray Holdings; (xii) 1,002,921 shares of EchoStar Class A Common Stock issuable upon conversion of the shares of EchoStar Class B Common Stock beneficially owned directly by Mr. Ergen; (xiii) 5,000,000 shares of EchoStar Class A Common Stock issuable upon conversion of the shares of EchoStar Class B Common Stock beneficially owned by Mrs. Ergen solely by virtue of her position as trustee of the 2019 May GRAT; and (xiv) 5,000,000 shares of EchoStar Class A Common Stock issuable upon conversion of the shares of EchoStar Class B Common Stock beneficially owned by Mrs. Ergen solely by virtue of her position as trustee of the 2019 GRAT II. Mrs. Ergen's beneficial ownership of EchoStar Class A Common Stock excludes 1,640 shares of EchoStar Class A Common Stock held by certain trusts established by Mr. Ergen for the benefit of his family. Mrs. Ergen exercises voting power with respect to Telluray Holdings and each of the 2017 May GRAT, the 2017 November GRAT, the 2018 November GRAT, the 2019 May GRAT and the 2019 GRAT II independently and, with respect to the 2017 May GRAT, the 2017 November GRAT, the 2018 November GRAT, the 2019 May GRAT and the 2019 GRAT II, in accordance with her fiduciary responsibilities to the beneficiaries of such trusts. Mrs. Ergen exercises dispositive power with respect to each of the 2017 May GRAT, 2017 November GRAT, 2018 November GRAT, 2019 May GRAT and 2019 GRAT II independently and in accordance with her fiduciary responsibilities to the beneficiaries of such trusts.

(6)
The address of EdgePoint Investment Group Inc. ("EdgePoint") is 150 Bloor Street West, Suite 500, Toronto, Ontario M5S 2X9, Canada. EdgePoint has shared voting power and shared dispositive power as to all of the shares of EchoStar Class A Common Stock it beneficially owns. 2,827,318 of these shares are owned directly by EdgePoint Global Portfolio, an Ontario mutual fund trust ("EGP"). EdgePoint acts as investment manager to, and exercises investment discretion with respect to the shares of EchoStar Class A Common Stock directly owned by, EGP. The foregoing information is based solely upon a Schedule 13G/A filed by EdgePoint Investment Group Inc. with the SEC on April 9, 2019.

(7)
The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. Of the shares of EchoStar Class A Common Stock beneficially owned by Vanguard Group, Inc., it has sole voting power as to 22,958 shares of EchoStar Class A Common Stock, shared voting power as to 6,659 shares of EchoStar Class A Common Stock, sole dispositive power as to 4,373,831 shares of EchoStar Class A Common Stock and shared dispositive power as to 25,054 shares of EchoStar Class A Common Stock. The foregoing information is based solely upon a Schedule 13G/A filed by Vanguard Group, Inc. with the SEC on February 11, 2019.

(8)
The address of Putnam Investments, LLC (d/b/a Putnam Investments) is 100 Federal Street, Boston, Massachusetts 02110. Putnam Investments has sole dispositive power as to all of the shares of EchoStar Class A Common Stock it beneficially owns. Of these shares of EchoStar Class A Common Stock, Putnam Capital Spectrum Fund has sole voting power and sole dispositive power as to 2,814,312 shares of EchoStar Class A Common Stock, representing 5.7% of shares of EchoStar Class A Common Stock. The foregoing information is based solely upon a Schedule 13G/A filed by Putnam Investments with the SEC on February 14, 2019.

(9)
The address of Renaissance Technologies LLC is 800 Third Avenue, New York, New York 10022. Of the EchoStar Class A Common Stock beneficially owned by Renaissance Technologies LLC, it has sole voting power as to 2,894,624 shares of EchoStar Class A Common Stock, sole dispositive power as to 2,894,624 shares of EchoStar Class A Common Stock and shared dispositive power as to 53,592 shares of EchoStar Class A Common Stock. The foregoing information is based solely upon a Schedule 13G/A filed by Renaissance Technologies LLC with the SEC on February 13, 2019.

(10)
Mr. Dugan's beneficial ownership includes: (i) 25,146 shares of EchoStar Class A Common Stock held directly by Mr. Dugan; (ii) 1,913 shares of EchoStar Class A Common Stock held by Mr. Dugan in EchoStar's 401(k) Employee Savings Plan (the "EchoStar 401(k) Plan"); and (iii) 460,306 shares of EchoStar Class A Common Stock subject to employee stock options that are either currently exercisable as of, or may become exercisable within 60 days after, May 31, 2019.

(11)
Mr. Johnson's beneficial ownership includes: (i) 2,000 shares of EchoStar Class A Common Stock held directly by Mr. Johnson; (ii) 948 shares of EchoStar Class A Common Stock held by Mr. Johnson in the 401(k) Plan; and (iii) 244,000 shares of EchoStar Class A Common Stock subject to employee stock options that are either currently exercisable as of, or may become exercisable within 60 days after, May 31, 2019.

(12)
Mr. Kaul's beneficial ownership includes: (i) 1,028 shares of EchoStar Class A Common Stock held directly by Mr. Kaul; (ii) 640 shares of EchoStar Class A Common Stock held by Mr. Kaul in the 401(k) Plan; and (iii) 40,000 EchoStar Class A Common Stock subject to employee stock options that are either currently exercisable as of, or may become exercisable within 60 days after, May 31, 2019.

(13)
Mr. Manson's beneficial ownership includes: (i) 2,158 shares of EchoStar Class A Common Stock held directly by Mr. Manson; (ii) 219 shares of EchoStar Class A Common Stock held by Mr. Manson in the 401(k) Plan; and (iii) 121,000 shares of EchoStar Class A Common Stock subject to employee stock options that are either currently exercisable as of, or may become exercisable within 60 days after, May 31, 2019.

(14)
Mr. Rayner's beneficial ownership includes: (i) 4,002 shares of EchoStar Class A Common Stock held directly by Mr. Rayner; (ii) 1,168 shares of EchoStar Class A Common Stock held by Mr. Rayner in the 401(k) Plan; and (iii) 197,000 shares of EchoStar Class A Common Stock subject to employee stock options that are either currently exercisable as of, or may become exercisable within 60 days after, May 31, 2019.

(15)
Mr. Dodge's beneficial ownership includes: (i) 83 shares of EchoStar Class A Common Stock held directly by Mr. Dodge; (ii) 428 shares of EchoStar Class A Common Stock held by Mr. Dodge in the DISH 401(k) Plan; and (iii) 5,000 shares of EchoStar Class A Common Stock subject to non-employee director stock options that are either currently exercisable as of, or may become exercisable within 60 days after, May 31, 2019.

(16)
Mr. Federico's beneficial ownership includes: (i) 146 shares of EchoStar Class A Common Stock held directly by Mr. Federico; and (ii) 25,000 shares of EchoStar Class A Common Stock subject to non-employee director stock options that are either currently exercisable as of, or may become exercisable within 60 days after, May 31, 2019.

(17)
Mr. Schroeder's beneficial ownership includes: (i) 8,020 shares of EchoStar Class A Common Stock held by a trust for which Mr. Schroeder is the trustee; and (ii) 25,000 shares of EchoStar Class A Common Stock subject to non-employee director stock options that are either currently exercisable as of, or may become exercisable within 60 days after, May 31, 2019.

(18)
Mr. Tarr's beneficial ownership includes 10,000 shares of EchoStar Class A Common Stock subject to non-employee director stock options that are either currently exercisable as of, or may become exercisable within 60 days after, May 31, 2019.

(19)
Mr. Wade's beneficial ownership includes 20,000 shares of EchoStar Class A Common Stock subject to non-employee director stock options that are either currently exercisable as of, or may become exercisable within 60 days after, May 31, 2019.

(20)
Includes: (i) 2,235,241 shares of EchoStar Class A Common Stock held directly; (ii) 4,889 shares of EchoStar Class A Common Stock held in the 401(k) Plan and 4,133 shares of EchoStar Class A Common Stock held by executive officers or directors in the DISH 401(k) Plan; (iii) 1,347,306 shares of EchoStar Class A Common Stock subject to employee and non-employee director stock options that are either currently exercisable as of, or may become exercisable within 60 days after, May 31, 2019; (iv) 47,687,039 shares of EchoStar Class A Common Stock issuable upon conversion of shares of EchoStar Class B Common Stock; (v) 5,400 shares of EchoStar Class A Common Stock held by a charitable foundation; (vi) 6,370 shares of EchoStar Class A Common Stock held by a spouse or child directly and by a spouse indirectly in the DISH 401(k) Plan; and (vii) 8,844 shares of EchoStar Class A Common Stock held in trust.

(21)
Comprises the 47,687,039 shares of EchoStar Class B Common Stock beneficially owned by Mr. Ergen.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        The DISH Network Board has adopted a written policy for the review and approval of transactions involving DISH Network and related parties, such as directors, executive officers (and their immediate family members), and EchoStar. In order to identify these transactions, DISH Network distributes questionnaires to its officers and directors on a quarterly basis. DISH Network's General Counsel then directs the appropriate review of all potential related-party transactions and generally schedules their presentation at the next regularly scheduled meetings of the Audit Committee of the DISH Network Board and DISH Network Board. The Audit Committee of the DISH Network Board and DISH Network Board must approve these transactions, with all interested parties abstaining from the vote. Once each calendar year, the Audit Committee of the DISH Network Board and DISH Network Board undertake a review of all recurring potential related-party transactions. Both the Audit Committee of the DISH Network Board and DISH Network Board must approve the continuation of each such transaction, with all interested parties abstaining from the vote.

        Under the DISH Network Related Party Transaction Policy, transactions between DISH Network and EchoStar such as the Proposed Transaction, must be reviewed and approved, in the following order, with each approving party determining whether the transaction is fair to DISH Network before it is approved and further approval is sought from the next approving party, by (i) management, (ii) those members of the DISH Network Board who are not members of the EchoStar Board or management, (iii) the Audit Committee of the DISH Network Board, and (iv) the DISH Network Board.

        The EchoStar Board has adopted a written policy for the review and approval of transactions involving EchoStar or its subsidiaries, on the one hand, and certain related parties, such as directors or executive officers and their immediate family members, and DISH Network and its subsidiaries, on the other hand. EchoStar distributes questionnaires to its officers and directors on a quarterly basis. EchoStar's General Counsel directs the appropriate review of potential related-party transactions and schedules their presentation at meetings of the Audit Committee of the EchoStar Board and/or the EchoStar Board, as applicable. Generally, the Audit Committee of the EchoStar Board and/or the EchoStar Board, as applicable, must approve these transactions, with all interested parties abstaining from the vote. Once each calendar year, the Audit Committee of the EchoStar Board and/or the EchoStar Board, as applicable, undertake a review of certain recurring potential related-party transactions to determine whether to approve the continuation of such transactions, with all interested parties abstaining.

        Under the EchoStar Related Party Transaction Policy, transactions between EchoStar and DISH Network such as the Proposed Transaction, must be reviewed and approved, in the following order, with each approving party determining whether the transaction is fair to EchoStar before it is approved and further approval is sought from the next approving party, by (i) management, (ii) those members of the EchoStar Board who are not members of the DISH Network Board or management, (iii) the Audit Committee of the EchoStar Board, and (iv) the EchoStar Board.

        For purposes of this section entitled "Certain Relationships and Related Party Transactions," the terms "DISH Network" and "EchoStar" refer to DISH Network and its subsidiaries and EchoStar and its subsidiaries, respectively.

Related Party Transactions Between DISH Network and EchoStar

        On January 1, 2008, DISH Network completed its spin-off of EchoStar, which was previously a subsidiary of DISH Network. Following the 2008 Spin-off, DISH Network and EchoStar have operated as separate publicly traded companies and neither entity currently holds any ownership interest in the other. However, a substantial majority of the voting power of the shares of both companies is beneficially owned by Charles W. Ergen, DISH Network's and EchoStar's Chairman, and by certain entities established by Mr. Ergen for the benefit of his family. Certain of EchoStar's directors and executive officers are or have previously been employed by DISH Network and its subsidiaries and certain of DISH Network's directors and executive officers are or have previously been employed by EchoStar and its subsidiaries.

        In connection with and following the 2008 Spin-off, DISH Network and EchoStar have entered into certain agreements pursuant to which DISH Network obtains certain products, services, and rights from EchoStar, EchoStar obtains certain products, services, and rights from DISH Network, and DISH Network and EchoStar have indemnified each other against certain liabilities arising from their respective businesses.

        DISH Network may also enter into additional agreements with EchoStar in the future. The following is a summary of the terms of DISH Network's principal agreements with EchoStar that may have an impact on DISH Network's financial condition and results of operations.

Share Exchange Agreement.

        On February 28, 2017, DISH Network and EchoStar and certain of their respective subsidiaries completed the transactions contemplated by the Share Exchange Agreement (the "Share Exchange Agreement") that was previously entered into on January 31, 2017. Pursuant to the Share Exchange Agreement, among other things, EchoStar transferred to DISH Network certain assets and liabilities of the EchoStar technologies and EchoStar broadcasting businesses, consisting primarily of the businesses that design, develop and distribute digital set-top boxes, provide satellite uplink services and develop and support streaming video technology, as well as certain investments in joint ventures, spectrum licenses, real estate properties and EchoStar's ten percent non-voting interest in Sling TV Holding L.L.C., and in exchange, DISH Network transferred to EchoStar the 6,290,499 shares of preferred tracking stock issued by EchoStar and 81.128 shares of preferred tracking stock issued by HSSC, a subsidiary of EchoStar, that tracked the residential retail satellite broadband business of Hughes Network Systems, L.L.C. ("HNS"), a wholly owned subsidiary of Hughes Communications, Inc. ("Hughes") (such transactions, the "Share Exchange"). In connection with the Share Exchange, DISH Network and EchoStar and certain of their subsidiaries entered into certain agreements covering, among other things, tax matters, employee matters, intellectual property matters and the provision of transitional services. In addition, DISH Network and EchoStar have terminated certain agreements and entered into certain new agreements in connection with the Share Exchange Agreement.

        Employee Matters Agreement.    In connection with the completion of the Share Exchange, effective March 1, 2017, DISH Network and EchoStar entered into an Employee Matters Agreement that addresses the transfer of employees from EchoStar to DISH Network, including certain benefit and compensation matters and the allocation of responsibility for employee-related liabilities relating to current and past employees of the transferred business. DISH Network assumed employee-related liabilities relating to the transferred business as part of the Share Exchange, except that EchoStar will be responsible for certain existing employee-related litigation as well as certain pre-Share Exchange compensation and benefits for employees transferring to DISH Network in connection with the Share Exchange. No payments were made under the Employee Matters Agreement during the year ended December 31, 2018.

Hughes Agreements.

        Hughes Equipment and Services Agreement.    In February 2019, DISH Network and EchoStar entered into an agreement pursuant to which EchoStar will provide DISH Network with HughesNet Service and HughesNet equipment for the transmission of certain data related to DISH Network's next-generation 5G-capable network, focused on supporting narrowband Internet of Things. This agreement has an initial term of five years with automatic renewal for successive one-year terms unless terminated by DISH Network with at least 180 days' written notice to HNS or by HNS with at least

365 days' written notice to DISH Network. There were no revenue, expenses or payments between DISH Network and EchoStar under or relating to this agreement for the year ended December 31, 2018.

        DBSD North America Agreement.    On March 9, 2012, DISH Network completed the acquisition of 100% of the equity of reorganized DBSD North America, Inc. ("DBSD North America"). During the second quarter 2011, EchoStar acquired Hughes. Prior to DISH Network's acquisition of DBSD North America and EchoStar's acquisition of Hughes, DBSD North America and Hughes entered into an agreement pursuant to which EchoStar now provides, among other things, warranty, hosting, operations and maintenance services for DBSD North America's satellite gateway and associated ground infrastructure. This agreement generally may be terminated by DISH Network at any time for convenience, subject to providing EchoStar with prior notice and/or payment of termination charges. DISH Network incurred expenses payable to EchoStar of approximately $2 million under this agreement during the year ended December 31, 2018.

        Hughes Broadband Distribution Agreement.    Effective October 1, 2012, dishNET Satellite Broadband L.L.C. ("dishNET Satellite Broadband"), DISH Network's indirect wholly owned subsidiary, and EchoStar entered into a Distribution Agreement (the "Distribution Agreement") pursuant to which dishNET Satellite Broadband has the right, but not the obligation, to market, sell, and distribute the HughesNet satellite Internet service (the "Service"). dishNET Satellite Broadband pays EchoStar a monthly per subscriber wholesale service fee for the Service based upon the subscriber's service level, and, beginning January 1, 2014, certain volume subscription thresholds. The Distribution Agreement also provides that dishNET Satellite Broadband has the right, but not the obligation, to purchase certain broadband equipment from EchoStar to support the sale of the Service. On February 20, 2014, dishNET Satellite Broadband and EchoStar amended the Distribution Agreement which, among other things, extended the initial term of the Distribution Agreement through March 1, 2024. Thereafter, the Distribution Agreement automatically renews for successive one-year terms unless either party gives written notice of its intent not to renew to the other party at least 180 days before the expiration of the then-current term. Upon expiration or termination of the Distribution Agreement, the parties will continue to provide the Service to the then-current dishNET subscribers pursuant to the terms and conditions of the Distribution Agreement. DISH Network incurred expenses payable to EchoStar of approximately $42 million under the Distribution Agreement during the year ended December 31, 2018 for services from EchoStar.

        During the first quarter 2017, DISH Network transitioned its wholesale arrangement with Hughes under the Distribution Agreement to an authorized representative arrangement and entered into the master service agreement ("MSA") with EchoStar. See "Hughes Broadband Master Services Agreement" below for further information. DISH Network did not purchase any broadband customer premise equipment from EchoStar during the year ended December 31, 2018.

        Hughes Broadband Master Services Agreement.    In March 2017, DISH Network L.L.C. ("DNLLC") and EchoStar entered into an MSA pursuant to which DNLLC, among other things: (i) has the right, but not the obligation, to market, promote and solicit orders for the Hughes broadband satellite service and related equipment; and (ii) installs Hughes service equipment with respect to activations generated by DNLLC. Under the MSA, EchoStar will make certain payments to DNLLC for each Hughes service activation generated, and installation performed, by DNLLC. The MSA has an initial term of five years with automatic renewal for successive one-year terms. After the first anniversary of the MSA, either party has the ability to terminate the MSA, in whole or in part, for any reason upon at least 90 days' notice to the other party. Upon expiration or termination of the MSA, EchoStar will continue to provide the Hughes service to subscribers and make certain payments to DNLLC pursuant to the terms and conditions of the MSA. DISH Network purchased broadband equipment from EchoStar of $21 million under the MSA during the year ended December 31, 2018.

        TerreStar Agreement.    On March 9, 2012, DISH Network completed the acquisition of substantially all the assets of TerreStar Networks, Inc. ("TerreStar"). Prior to DISH Network's acquisition of substantially all the assets of TerreStar and EchoStar's acquisition of Hughes, TerreStar and Hughes entered into various agreements pursuant to which EchoStar now provides, among other things, warranty, hosting, operations, and maintenance services for TerreStar's satellite gateway and associated ground infrastructure. These agreements generally may be terminated by DISH Network at any time for convenience, subject to providing EchoStar with prior notice and/or payment of termination charges. DISH Network incurred expenses payable to EchoStar of approximately $4 million under these agreements during the year ended December 31, 2018.

        Intellectual Property and Technology License Agreement.    In connection with the completion of the Share Exchange, effective March 1, 2017, DISH Network and EchoStar entered into an Intellectual Property and Technology License Agreement ("IPTLA"), pursuant to which DISH Network and EchoStar license to each other certain intellectual property and technology. The IPTLA will continue in perpetuity, unless mutually terminated by the parties. Pursuant to the IPTLA, EchoStar granted to DISH Network a license to its intellectual property and technology for use, among other things, by DISH Network in connection with DISH Network's continued operation of the transferred business acquired pursuant to the Share Exchange Agreement, including a limited license to use the "ECHOSTAR" trademark during a transition period. EchoStar retains full ownership of the "ECHOSTAR" trademark. In addition, DISH Network granted a license back to EchoStar for the continued use, among other things, of all intellectual property and technology transferred to DISH Network pursuant to the Share Exchange Agreement that is used in EchoStar's retained businesses. No payments were made under the IPTLA during the year ended December 31, 2018.

        Patent Cross-License Agreements.    In December 2011, DISH Network and EchoStar entered into separate patent cross-license agreements with the same third party whereby: (i) EchoStar and such third party licensed their respective patents to each other subject to certain conditions; and (ii) DISH Network and such third party licensed their respective patents to each other subject to certain conditions (each, a "Cross-License Agreement"). Each Cross License Agreement covers patents acquired by DISH Network, EchoStar and the third party prior to January 1, 2017 and aggregate payments under both Cross-License Agreements total less than $10 million. Each Cross License Agreement also contains an option to extend each Cross-License Agreement to include patents acquired by the respective party prior to January 1, 2022. In December 2016, DISH Network and EchoStar independently exercised their respective options to extend their respective Cross-License Agreement. The aggregate additional payments to such third party was less than $3 million. Since the aggregate payments under both Cross-License Agreements were based on the combined annual revenues of DISH Network and EchoStar, DISH Network and EchoStar agreed to allocate their respective payments to such third party based on their respective percentage of combined total revenue. No payments were made under the Cross-License Agreement during the year ended December 31, 2018.

        Professional Services Agreement.    Prior to 2010, in connection with the 2008 Spin-off, DISH Network entered into various agreements with EchoStar including the Transition Services Agreement, Satellite Procurement Agreement and Services Agreement, which all expired on January 1, 2010 and were replaced by a Professional Services Agreement. During 2009, DISH Network and EchoStar agreed that EchoStar shall continue to have the right, but not the obligation, to receive the following services from DISH Network, among others, certain of which were previously provided under the Transition Services Agreement: information technology, travel and event coordination, internal audit, legal, accounting and tax, benefits administration, program acquisition services, and other support services. Additionally, DISH Network and EchoStar agreed that DISH Network shall continue to have the right, but not the obligation, to engage EchoStar to manage the process of procuring new satellite capacity for DISH Network (previously provided under the Satellite Procurement Agreement) and receive logistics, procurement and quality assurance services from EchoStar (previously provided under the

Services Agreement) and other support services. As part of the Share Exchange Agreement, DISH Network and EchoStar agreed that EchoStar would provide DISH Network with certain software engineering services and DISH Network would provide EchoStar with certain satellite operations support. The Professional Services Agreement was renewed on January 1, 2019 for an additional one-year period until January 1, 2020 and renews automatically for successive one-year periods thereafter, unless terminated earlier by either party upon at least 60 days' notice to the other party. However, either party may terminate the Professional Services Agreement in part with respect to any particular service it receives for any reason upon at least 30 days' notice to the other party. In connection with the completion of the Share Exchange on February 28, 2017, DISH Network and EchoStar amended the Professional Services Agreement to, among other things, provide certain transition services to each other related to the Share Exchange Agreement. DISH Network earned revenues of approximately $5 million from EchoStar under the Professional Services Agreement during the year ended December 31, 2018. DISH Network incurred expenses payable to EchoStar of approximately $2 million under the Professional Services Agreement during the year ended December 31, 2018. As a result of the Transactions, this agreement will be amended to include any additional services identified by either DISH Network or EchoStar to be provided to the other due to the Transactions.

        Real Estate Lease Agreements.    DISH Network has entered into lease agreements pursuant to which it leases certain real estate from EchoStar. The rent on a per-square-foot basis for each of the leases is comparable to per-square-foot rental rates of similar commercial property in the same geographic area, and DISH Network is responsible for its portion of the taxes, insurance, utilities, and maintenance of the premises. DISH Network incurred expenses payable to EchoStar of approximately $17 million under these real estate lease agreements during the year ended December 31, 2018. The term of each lease is set forth below:

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  Meridian Lease Agreement.  The lease for all of 9601 S. Meridian Blvd. in Englewood, Colorado was for a period ending on December 31, 2018. In December 2018, DISH Network and EchoStar amended this lease to, among other things, extend the term thereof for one additional year until December 31, 2019.

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  Santa Fe Lease Agreement.  The lease for all of 5701 S. Santa Fe Dr. in Littleton, Colorado was for a period ending on December 31, 2018. In December 2018, DISH Network and EchoStar amended this lease to, among other things, extend the term thereof for one additional year until December 31, 2019. As the result of the Transactions, this lease will be transferred to DISH Network.

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  Cheyenne Lease Agreement.  The lease for certain space at 530 EchoStar Drive in Cheyenne, Wyoming is for a period ending on December 31, 2031. In connection with the completion of the Share Exchange, EchoStar transferred ownership of a portion of this property to DISH Network, and, effective March 1, 2017, DISH Network and EchoStar amended this lease agreement to: (i) terminate the lease of certain space at the portion of the property that was transferred to DISH Network; and (ii) provide for the continued lease to DISH Network of certain space at the portion of the property that EchoStar retained. As a result of the Transactions, DISH Network will receive certain of the property at 530 EchoStar Drive (the "Cheyenne Data Center") and this lease will be amended to provide EchoStar with certain space at the Cheyenne Data Center.

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  100 Inverness Lease Agreement.  In connection with the completion of the Share Exchange, effective March 1, 2017, DISH Network leased certain space from EchoStar at 100 Inverness Terrace East, Englewood, Colorado for a period ending in December 2020. This agreement may be terminated by either party upon 180 days' prior notice. As a result of the Transactions, DISH Network will receive the Englewood Satellite Operations Center located at 100 Inverness Terrace

    East, including any equipment, hardware licenses, software, processes, software licenses, furniture and technical documentation associated with the BSS Satellites outright. The real property at 100 Inverness Terrace East, Englewood, Colorado will not be transferred to DISH Network as a result of the Transactions.

        Additionally, since the 2008 Spin-off, DISH Network has entered into lease agreements pursuant to which it leases certain real estate to EchoStar. The rent on a per square foot basis for each of the leases is comparable to per square foot rental rates of similar commercial property in the same geographic areas, and EchoStar is responsible for its portion of the taxes, insurance, utilities, and maintenance of the premises. DISH Network earned revenues of approximately $3 million from EchoStar under these real estate leases during the year ended December 31, 2018. As a result of the Transactions, these agreements will be transferred to DISH Network. The term of each lease is set forth below:

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  El Paso Lease Agreement.  During 2012, DISH Network began leasing certain space at 1285 Joe Battle Blvd., El Paso, Texas to EchoStar for an initial period ending on August 1, 2015, which also provides EchoStar with renewal options for four consecutive three-year terms. During the second quarter 2015, EchoStar exercised its first renewal option for a period ending on August 1, 2018 and in April 2018 EchoStar exercised its second renewal option for a period ending in August 2021.

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  Cheyenne Lease Agreement.  In connection with the completion of the Share Exchange, effective March 1, 2017, EchoStar leases certain space from DISH Network at 530 EchoStar Drive, Cheyenne, Wyoming (the "Cheyenne Satellite Operations Center and Cheyenne Satellite Access Center") for a period ending in February 2019. In August 2018, EchoStar exercised its option to renew this lease for a one-year period ending in February 2020. EchoStar has the option to renew this lease for 12 one-year periods. As a result of the Transactions, DISH Network will receive the Cheyenne Satellite Operations Center outright, including any equipment, software licenses, and furniture located within and this lease will be amended to provide EchoStar with certain space for the Cheyenne Satellite Access Center.

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  Gilbert Lease Agreement.  In connection with the completion of the Share Exchange, effective March 1, 2017, EchoStar leases certain space from DISH Network at 801 N. DISH Dr., Gilbert, Arizona (the "Gilbert Satellite Operations Center and Gilbert Satellite Access Center") for a period ending in February 2019. In August 2018, EchoStar exercised its option to renew this lease for a one-year period ending in February 2020. EchoStar has the option to renew this lease for 12 one-year periods. As a result of the Transactions, DISH Network will receive the Gilbert Satellite Operations Center outright, including any equipment, software, processes, software licenses, hardware licenses, furniture, and technical documentation located within outright and this lease will be amended to provide EchoStar with certain space for the Gilbert Satellite-Access Center.

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  American Fork Occupancy License Agreement.  In connection with the completion of the Share Exchange, effective March 1, 2017, DISH Network acquired the lease for certain space at 796 East Utah Valley Drive, American Fork, Utah, and DISH Network subleased certain space at this location to EchoStar for a period ending in August 2017. In June 2017, EchoStar exercised its five-year renewal option for a period ending in August 2022. In March 2019, DISH Network and EchoStar amended this sublease to, among other things, terminate this sublease in March 2019.

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  Collocation and Antenna Space Agreements.  In connection with the completion of the Share Exchange, effective March 1, 2017, DISH Network entered into certain agreements pursuant to which DISH Network will provide certain collocation and antenna space to HNS through February 2022 at the following locations: Cheyenne, Wyoming; Gilbert, Arizona; New Braunfels,

    Texas; Monee, Illinois; Englewood, Colorado; and Spokane, Washington. During August 2017, DISH Network entered into certain other agreements pursuant to which it will provide certain collocation and antenna space to HNS through August 2022 at the following locations: Monee, Illinois and Spokane, Washington. HNS has the option to renew each of these agreements for four three-year periods. HNS may terminate certain of these agreements with 180 days' prior written notice to DISH Network at the following locations: New Braunfels, Texas; Englewood, Colorado; and Spokane, Washington. The fees for the services provided under these agreements depend, among other things, on the number of racks leased at the location.

Satellite Capacity Agreements

        Satellite Capacity Leased from EchoStar.    Since the 2008 Spin-off, DISH Network has entered into certain satellite capacity agreements pursuant to which DISH Network leases certain capacity on certain satellites owned or leased by EchoStar. The fees for the services provided under these satellite capacity agreements depend, among other things, upon the orbital location of the applicable satellite, the number of transponders that are leased on the applicable satellite and the length of the lease. DISH Network incurred expenses payable to EchoStar of approximately $305 million under satellite capacity agreements during the year ended December 31, 2018. The term of each lease is set forth below:

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  EchoStar VII, X, XI and XIV.  On March 1, 2014, DISH Network began leasing all available capacity from EchoStar on the EchoStar VII, X, XI and XIV satellites. The term of each satellite capacity agreement generally terminates upon the earlier of: (i) the end-of-life of the satellite; (ii) the date the satellite fails; or (iii) a certain date, which depends upon, among other things, the estimated useful life of the satellite. DISH Network generally has the option to renew each satellite capacity agreement on a year-to-year basis through the end of the respective satellite's life. There can be no assurance that any options to renew such agreements will be exercised. The satellite capacity agreement for EchoStar VII expired on June 30, 2018. As a result of the Transactions, DISH Network will receive the EchoStar VII, X, XI and XIV satellites outright.

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  EchoStar IX.  DISH Network leases certain satellite capacity from EchoStar on EchoStar IX. Subject to availability, DISH Network generally has the right to continue to lease satellite capacity from EchoStar on EchoStar IX on a month-to-month basis.

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  EchoStar XII.  The lease for EchoStar XII expired as of September 30, 2017. As a result of the Transactions, DISH Network will receive the EchoStar XII satellite outright.

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  EchoStar XVI.  In December 2009, DISH Network entered into a transponder service agreement with EchoStar to lease all of the capacity on EchoStar XVI, a direct-broadcast satellite, after its service commencement date. EchoStar XVI was launched in November 2012 to replace EchoStar XV at the 61.5 degree orbital location and is currently in service. Effective December 21, 2012, DISH Network and EchoStar amended the transponder service agreement to, among other things, change the initial term to generally expire upon the earlier of: (i) the end-of-life or replacement of the satellite; (ii) the date the satellite fails; (iii) the date the transponder(s) on which service is being provided under the agreement fails; or (iv) four years following the actual service commencement date. In July 2016, DISH Network and EchoStar amended the transponder service agreement to, among other things, extend the initial term by one additional year and to reduce the term of the first renewal option by one year. Prior to expiration of the initial term, DISH Network had the option to renew for an additional five-year period. In May 2017, DISH Network exercised its first renewal option for an additional five-year period ending in January 2023. DISH Network also has the option to renew for an additional five-year period prior to expiration of the first renewal period in January 2023. There can be no assurance that the option to renew this agreement will be exercised. In the event that DISH

    Network does not exercise its five-year renewal option, DISH Network has the option to purchase the EchoStar XVI satellite for a certain price. If DISH Network does not elect to purchase the EchoStar XVI satellite at that time, EchoStar may sell the EchoStar XVI satellite to a third party and DISH Network may be required to make certain payments to EchoStar in the event that EchoStar is not able to sell the EchoStar XVI satellite for more than a certain amount. During 2018, DISH Network and EchoStar further amended the agreement to, among other things, allow DISH Network to place and use certain satellites at the 61.5 degree orbital location. As a result of the Transactions, DISH Network will receive the EchoStar XVI satellite outright.

        Nimiq 5 Agreement.    During 2009, EchoStar entered into a 15-year satellite service agreement with Telesat Canada ("Telesat") to receive service on all 32 DBS transponders on the Nimiq 5 satellite at the 72.7 degree orbital location (the "Telesat Transponder Agreement"). During 2009, EchoStar also entered into a satellite service agreement (the "DISH Nimiq 5 Agreement") with DISH Network, pursuant to which DISH Network currently receives service from EchoStar on all 32 of the DBS transponders covered by the Telesat Transponder Agreement. DISH Network has also guaranteed certain obligations of EchoStar under the Telesat Transponder Agreement until October 2019.

        Under the terms of the DISH Nimiq 5 Agreement, DISH Network makes certain monthly payments to EchoStar that commenced in 2009 when the Nimiq 5 satellite was placed into service and continues through the service term. Unless earlier terminated under the terms and conditions of the DISH Nimiq 5 Agreement, the service term will expire 10 years following the date the Nimiq 5 satellite was placed into service. Upon expiration of the initial term, DISH Network has the option to renew the DISH Nimiq 5 Agreement on a year-to-year basis through the end-of-life of the Nimiq 5 satellite. Upon in-orbit failure or end-of-life of the Nimiq 5 satellite, and in certain other circumstances, DISH Network has certain rights to receive service from EchoStar on a replacement satellite. There can be no assurance that any options to renew the DISH Nimiq 5 Agreement will be exercised or that DISH Network will exercise its option to receive service on a replacement satellite. As a result of the Transactions, DISH Network will assume the Telesat Transponder Agreement for the Nimiq 5 satellite (from July 2019 until September 2024).

        QuetzSat-1 Lease Agreement.    During 2008, EchoStar entered into a 10-year satellite service agreement with SES Latin America S.A. ("SES"), which provides, among other things, for the provision by SES to EchoStar of service on 32 direct-broadcast satellite transponders on the QuetzSat-1 satellite. During 2008, EchoStar also entered into a transponder service agreement ("QuetzSat-1 Transponder Agreement") with DISH Network pursuant to which DISH Network receives service from EchoStar on 24 DBS transponders. QuetzSat-1 was launched on September 29, 2011 and was placed into service during the fourth quarter 2011 at the 67.1 degree orbital location. In the interim, EchoStar provided DISH Network with alternate capacity at the 77 degree orbital location. During the first quarter 2013, DISH Network and EchoStar entered into an agreement pursuant to which DISH Network subleases five DBS transponders back to EchoStar. In January 2013, QuetzSat-1 was moved to the 77 degree orbital location and DISH Network commenced commercial operations at that location in February 2013. As a result of the Transactions, the QuetzSat-1 Transponder Agreement will be transferred to DISH Network

        Unless earlier terminated under the terms and conditions of the QuetzSat-1 Transponder Agreement, the initial service term will expire in November 2021. Upon expiration of the initial term, DISH Network has the option to renew the QuetzSat-1 Transponder Agreement on a year-to-year basis through the end-of-life of the QuetzSat-1 satellite. Upon an in-orbit failure or end-of-life of the QuetzSat-1 satellite, and in certain other circumstances, DISH Network has certain rights to receive service from EchoStar on a replacement satellite. There can be no assurance that any options to renew the QuetzSat-1 Transponder Agreement will be exercised or that DISH Network will exercise its option to receive service on a replacement satellite. As a result of the Transactions, DISH Network will assume the ten-year satellite service agreement with SES for service on 32 direct-broadcast satellite transponders on the QuetzSat-1 satellite (from July 2019 until October 2021).

        103 Degree Orbital Location/SES-3.    In May 2012, EchoStar entered into a spectrum development agreement (the "103 Spectrum Development Agreement") with Ciel Satellite Holdings Inc. ("Ciel") to develop certain spectrum rights at the 103 degree orbital location (the "103 Spectrum Rights"). In June 2013, DISH Network and EchoStar entered into a spectrum development agreement (the "DISH 103 Spectrum Development Agreement") pursuant to which DISH Network may use and develop the 103 Spectrum Rights. Both the 103 Spectrum Development Agreement and DISH 103 Spectrum Development Agreement were terminated on March 31, 2018.

        In connection with the 103 Spectrum Development Agreement, in May 2012, EchoStar also entered into a 10-year service agreement with Ciel pursuant to which EchoStar leases certain satellite capacity from Ciel on the SES-3 satellite at the 103 degree orbital location (the "103 Service Agreement"). In June 2013, DISH Network and EchoStar entered into an agreement pursuant to which DISH Network leases certain satellite capacity from EchoStar on the SES-3 satellite (the "DISH 103 Service Agreement"). Under the terms of the DISH 103 Service Agreement, DISH Network makes certain monthly payments to EchoStar through the service term. Both the 103 Service Agreement and DISH 103 Service Agreement were terminated on March 31, 2018.

        Tax Matters Agreement.    In connection with the completion of the Share Exchange, DISH Network and EchoStar entered into a Tax Matters Agreement, which governs certain rights, responsibilities, and obligations with respect to taxes of the transferred business pursuant to the Share Exchange. Generally, EchoStar is responsible for all tax returns and tax liabilities for the transferred business for periods prior to the Share Exchange, and DISH Network is responsible for all tax returns and tax liabilities for the transferred business from and after the Share Exchange. Both DISH Network and EchoStar have made certain tax-related representations and are subject to various tax-related covenants after the consummation of the Share Exchange. Both DISH Network and EchoStar have agreed to indemnify each other if there is a breach of any such tax representation or violation of any such tax covenant and that breach or violation results in the Share Exchange not qualifying for tax-free treatment for the other party. In addition, DISH Network has agreed to indemnify EchoStar if the transferred business is acquired, either directly or indirectly (e.g., via an acquisition of DISH Network), by one or more persons and such acquisition results in the Share Exchange not qualifying for tax free treatment. The Tax Matters Agreement supplements the Tax Sharing Agreement outlined below, which continues in full force and effect.

        Tax Sharing Agreement.    In connection with the 2008 Spin-off, DISH Network entered into a tax sharing agreement (the "Tax Sharing Agreement") with EchoStar which governs the respective rights, responsibilities, and obligations after the 2008 Spin-off with respect to taxes for the periods ending on or before the 2008 Spin-off. Generally, all pre-2008 Spin-off taxes, including any taxes that are incurred as a result of restructuring activities undertaken to implement the 2008 Spin-off, are borne by DISH Network, and DISH Network will indemnify EchoStar for such taxes. However, DISH Network is not liable for, and will not indemnify EchoStar for, any taxes that are incurred as a result of the 2008 Spin-off or certain related transactions failing to qualify as tax-free distributions pursuant to any provision of Section 355 or Section 361 of the Code because of: (i) a direct or indirect acquisition of any of EchoStar's stock, stock options, or assets; (ii) any action that EchoStar takes or fails to take; or (iii) any action that EchoStar takes that is inconsistent with the information and representations EchoStar furnished to the IRS in connection with the request for the private letter ruling, or to counsel in connection with any opinion being delivered by counsel with respect to the 2008 Spin-off or certain related transactions. In such case, EchoStar is solely liable for, and will indemnify DISH Network for, any resulting taxes, as well as any losses, claims, and expenses. The Tax Sharing Agreement will only terminate after the later of the full period of all applicable statutes of limitations have run, including extensions, or once all rights and obligations are fully effectuated or performed.

        In light of the Tax Sharing Agreement, among other things, and in connection with DISH Network's consolidated federal income tax returns for certain tax years prior to and for the year of the 2008 Spin-off, during the third quarter of 2013, DISH Network and EchoStar agreed upon a supplemental allocation of the tax benefits arising from certain tax items resolved in the course of the IRS's examination of these consolidated tax returns. Pursuant to the supplemental allocation, DISH Network agreed to pay EchoStar $84 million of the tax benefit DISH Network received or will receive. Any payment by DISH Network to EchoStar, including accrued interest, will be made at such time as EchoStar would have otherwise been able to realize such tax benefit. In addition, during the third quarter of 2013, DISH Network and EchoStar agreed upon a tax sharing arrangement for filing certain combined state income tax returns and a method of allocating the respective tax liabilities between DISH Network and EchoStar for such combined returns, through the taxable period ending on December 31, 2017 (the "State Tax Arrangement").

        During the third quarter of 2018, DISH Network and EchoStar amended the Tax Sharing Agreement and the 2013 agreements (the "Amendment"). Under the Amendment, among other things, DISH Network is entitled to apply the benefit of EchoStar's 2009 net operating losses to DISH Network's federal tax return for the year ended December 31, 2008, in exchange for paying EchoStar over time the value of the net annual federal income taxes paid by EchoStar that would have been otherwise offset by EchoStar's 2009 net operating loss. In addition, the Amendment extends the term of the State Tax Arrangement for filing certain combined state income tax returns to the earlier of (1) the termination of the Tax Sharing Agreement, (2) a change in control of either DISH Network or EchoStar or, (3) for any particular state, if DISH Network and EchoStar no longer file a combined tax return for such state.

        DISH Network and EchoStar file combined income tax returns in certain states. In 2015 and 2014, EchoStar earned and recognized a tax benefit for certain state income tax credits that EchoStar estimates it would be unable to utilize in the future if it had filed separately from DISH Network. In addition, EchoStar earned and recognized tax benefits for certain federal income tax credits, a portion of which were allocated to DISH Network under IRS rules for affiliated companies. DISH Network expects to utilize these tax credits to reduce its federal and state income tax payable in the future. In accordance with accounting rules that apply to transfers of assets between entities under common control, DISH Network recorded a capital contribution of less than $1 million for each of the years ended December 31, 2018, 2017 and 2016, respectively, in "Additional paid-in capital" on DISH Network's Consolidated Balance Sheets representing the amount that DISH Network estimates is more likely than not to be realized by DISH Network as a result of its utilization of these earned tax credits. Any payments made to EchoStar related to the utilization of these credits will be recorded as a reduction to "Additional paid-in capital" on DISH Network's Consolidated Balance Sheets and an increase in Additional paid-in capital on EchoStar's balance sheets.

        TiVo.    On April 29, 2011, DISH Network and EchoStar entered into a settlement agreement with TiVo Inc. ("TiVo"). The settlement resolved all pending litigation between DISH Network and EchoStar, on the one hand, and TiVo, on the other hand, including litigation relating to alleged patent infringement involving certain DISH TV digital video recorders ("DVR").

        Under the settlement agreement, all pending litigation was dismissed with prejudice and all injunctions that permanently restrain, enjoin, or compel any action by DISH Network or EchoStar were dissolved. DISH Network and EchoStar were jointly responsible for making payments to TiVo in the aggregate amount of $500 million, including an initial payment of $300 million and the remaining $200 million in six equal annual installments paid between 2012 and 2017. Pursuant to the terms and conditions of the agreements entered into in connection with the 2008 Spin-off of EchoStar from DISH

Network, DISH Network made the initial payment to TiVo in May 2011, except for the contribution from EchoStar totaling approximately $10 million, representing an allocation of liability relating to EchoStar's sales of DVR-enabled receivers to an international customer. Future payments to TiVo were allocated between DISH Network and EchoStar based on historical sales of certain licensed products, with DISH Network being responsible for 95% of each annual payment. Pursuant to the Share Exchange Agreement, DISH Network was responsible for EchoStar's allocation of the final payment to TiVo, which was paid on July 31, 2017.

        TT&C Agreement.    Effective January 1, 2012, DISH Network entered into a TT&C agreement pursuant to which DISH Network receives TT&C services from EchoStar for certain satellites (the "TT&C Agreement"). In February 2018, DISH Network amended the TT&C Agreement to, among other things, extend the term for one year with four automatic one-year renewal periods. The fees for services provided under the TT&C Agreement are calculated at either: (i) a fixed fee; or (ii) cost plus a fixed margin, which will vary depending on the nature of the services provided. DISH Network and EchoStar are able to terminate the TT&C Agreement for any reason upon 12 months' notice to the other party. DISH Network incurred expenses payable to EchoStar of approximately $5 million under the TT&C Agreement during the year ended December 31, 2018. As a result of the Transaction, the TT&C Agreement will be assigned to Newco and DISH Network will provide TT&C services to EchoStar.

 INTERESTS OF AFFILIATES IN THE TRANSACTIONS

Interests of Directors and Executive Officers of DISH Network in the Transactions

        Certain of DISH Network directors and executive officers may have interests in the Transactions that may be different from, or in addition to, the interests of DISH Network stockholders generally. Certain directors and executive officers of DISH Network will serve as directors and executive officers of Newco following the Transactions. The DISH NI/NE Directors, the Audit Committee of the DISH Network Board and the members of the DISH Network Board were aware of and considered these interests, among other matters, in deciding to approve the terms of the Master Transaction Agreement and the Transactions.

        Mr. Ergen is the Chairman of both DISH Network and EchoStar and will serve as a director and executive officer of Newco following the consummation of the Merger. As of May 31, 2019, Mr. Ergen beneficially owns approximately 51.5% of the outstanding shares of DISH Network Class A Common Stock and 100% of the outstanding shares of DISH Network Class B Common Stock (which together constitute approximately 91.3% of the total voting power of DISH Network equity securities), and also beneficially owns approximately 51.4% of the EchoStar Class A Common Stock and 100% of the EchoStar Class B Common Stock (which together represents approximately 91.0% of the total voting power of all classes of EchoStar's equity securities entitled to vote on matters brought before EchoStar stockholders).

        Cantey Ergen, Mr. Ergen's spouse, is a director of and senior advisor to DISH Network. As of May 31, 2019, Mrs. Ergen beneficially owns approximately 51.5% of the outstanding shares of DISH Network Class A Common Stock and 100% of the outstanding shares of DISH Network Class B Common Stock (which together constitute approximately 91.3% of the total voting power of DISH Network equity securities), and also beneficially owns approximately 51.3% of the EchoStar Class A Common Stock and 100% of the EchoStar Class B Common Stock (which together represents approximately 91.0% of the total voting power of all classes of EchoStar's equity securities entitled to vote on matters brought before EchoStar stockholders).

        Tom Ortolf is a director of DISH Network and was, until April 30, 2019, a director of EchoStar. Mr. Ortolf owns 95,200 shares of DISH Network Class A Common Stock (less than 1% of the total outstanding DISH Network Class A Shares) and also owns 37,000 shares of EchoStar Class A Common Stock.

        Mr. Vogel has served on the DISH Network Board since May 2005 and is currently a Senior Advisor to DISH Network. Mr. Vogel previously served as DISH Network's President from September 2006 to February 2008 and as its Vice Chairman from June 2005 to March 2009. From October 2007 to March 2009, Mr. Vogel served as the Vice Chairman of the board of directors of, and as a Senior Advisor to, EchoStar.

        Mr. Orban is Executive Vice President and Chief Financial Officer of DISH Network and is responsible for all aspects of the financial planning and analysis, accounting and tax departments for DISH Network and its subsidiaries. Mr. Orban was the Senior Vice President and Corporate Controller for both DISH Network and EchoStar until 2012.

Interests of Directors and Executive Officers of EchoStar and Newco in the Transactions

        Certain of EchoStar's directors and executive officers have interests in the Transactions that may be different from, or in addition to, the interests of EchoStar stockholders generally. Directors and executive officers of EchoStar or Newco who own shares of EchoStar Common Stock will participate in the Distribution and the Merger on the same terms as other EchoStar stockholders. In addition, Mr. Ergen, director and Chairman of both DISH Network and EchoStar, will serve as a director and executive officer of Newco following the Merger. The EchoStar Approving Parties were aware of and considered these interests, among other matters, in deciding to approve the terms of the Master Transaction Agreement and the Transactions.

        Mr. Michael T. Dugan is the Chief Executive Officer and President of EchoStar and has served in this role since November 2009. Mr. Dugan has also served as a member of the EchoStar Board since 2007. Mr. Dugan served as a senior advisor to EchoStar and its subsidiaries from January 1, 2008 until November 2009. From May 2004 to December 2007, Mr. Dugan was a director of DISH Network, and from 1990 to 2006, he served in several executive roles at DISH Network and its subsidiaries, including as President, Chief Operating Officer, Chief Technical Officer and senior advisor.

        Mr. R. Stanton Dodge has served as a member of the EchoStar Board since 2009. From June 2007 until October 2017, Mr. Dodge was the Executive Vice President, General Counsel, Corporate Communications and Secretary of DISH Network and was responsible for all legal, government affairs and corporate communications for DISH Network and its subsidiaries. From October 2007 to November 2011, Mr. Dodge served as EchoStar's Executive Vice President, General Counsel and Secretary pursuant to a management services agreement between DISH Network and EchoStar that was entered into in connection with the 2008 Spin-off. Since November 1996 when Mr. Dodge joined DISH Network, he held various positions of increasing responsibility at DISH Network and its subsidiaries.

        Mr. C. Michael Schroeder has served as a member of the EchoStar Board since 2007, and currently serves on its Executive Compensation Committee, Nominating Committee and Audit Committee. Prior to the 2008 Spin-off, Mr. Schroeder served on the DISH Network Board and was a member of DISH Network Board's Executive Compensation Committee, Nominating Committee, and Audit Committee.

        Mr. David J. Rayner has served as EchoStar's Executive Vice President, Chief Financial Officer and Treasurer since December 2012 and as its Chief Operating Officer since September 2016. From December 2004 until January 2008, Mr. Rayner served first as DISH Network's Chief Financial Officer and then as Executive Vice President of Installation and Service Networks of DISH Network.

        Mr. Federico has served as a member of the EchoStar Board since June 2011, and currently serves on its Executive Compensation Committee, Nominating Committee and Audit Committee. Mr. Federico currently serves on DISH Network's special litigation committee.

        For a discussion of directors and officers owning both DISH Network and EchoStar voting securities, please refer to "Information about DISH Network—Security Ownership of Certain Beneficial Owners and Management of DISH Network" and "Information about Newco—Security Ownership of Certain Beneficial Owners and Management of Newco," respectively, above.

COMPARISON OF RIGHTS OF DISH NETWORK STOCKHOLDERS AND ECHOSTAR STOCKHOLDERS

        DISH Network and EchoStar are both organized under the laws of the State of Nevada. As holders of DISH Network Class A Common Stock or EchoStar Common Stock, your rights with respect thereto will continue to be governed by the Nevada Revised Statutes ("NRS"), as well as DISH Network's or EchoStar's constituent documents, as applicable. This section summarizes the respective rights of EchoStar and DISH Network stockholders.

        Following the Transactions, holders of EchoStar Common Stock will continue to own the shares of EchoStar Common Stock that such holders owned prior to the Transactions, subject to the same rights as prior to the Transactions, except that their shares of EchoStar Common Stock will represent an interest in EchoStar that no longer reflects the ownership and operation of the BSS Business. In addition, EchoStar stockholders entitled to shares of Newco Common Stock in the Distribution will also own shares of DISH Network Class A Common Stock after the close of the Transactions. Following the Transactions, holders of DISH Network Class A Common Stock will continue to own the shares of DISH Network Class A Common Stock that such holders owned prior to the Transactions, subject to the same rights as prior to the Transactions, except that their shares of DISH Network Class A Common Stock will represent an interest in DISH Network that also reflects the ownership and operation of the BSS Business.

        The following summary is not a complete statement of the rights of the stockholders of either of the two companies or a complete description of the specific provisions referred to below. This summary is qualified in its entirety by reference to the NRS and DISH Network's and EchoStar's constituent documents, which you are urged to read carefully. DISH Network and EchoStar have filed with the SEC their respective constituent documents and will send copies of these documents to you, without charge, upon your request. For additional information, please see the section entitled "Where You Can Find More Information" beginning on page 149.

DISH Network Corporation	EchoStar Corporation
Organizational Documents
The rights of DISH Network stockholders are currently governed by the DISH Network Articles of Incorporation, the DISH Network Bylaws and the NRS.	The rights of EchoStar stockholders are currently governed by the EchoStar Articles of Incorporation, the EchoStar Bylaws and the NRS.
Authorized Capital Stock

The authorized capital stock of DISH Network is 3,220,000,000 shares of capital stock, consisting of (i) 3,200,000,000 shares of common stock, par value of $0.01 per share and (ii) 20,000,000 shares of preferred stock, par value $0.01 per share (the "DISH Network Preferred Stock").
The authorized capital stock of EchoStar is 4,020,000,000 shares of capital stock, consisting of (i) 4,000,000,000 shares of common stock, par value of $0.001 per share and (ii) 20,000,000 shares of preferred stock, par value $0.001 per share (the "EchoStar Preferred Stock").

DISH Network Corporation	EchoStar Corporation
Common Stock

DISH Network's authorized common stock consists of (i) 1,600,000,000 shares designated as Class A Common Stock (the "DISH Network Class A Common Stock"), (ii) 800,000,000 shares designated as Class B Common Stock (the "DISH Network Class B Common Stock") and (iii) 800,000,000 shares designated as Class C Common Stock (the "DISH Network Class C Common Stock").
EchoStar's authorized common stock consists of (i) 1,600,000,000 shares designated as Class A Common Stock (the "EchoStar Class A Common Stock"), (ii) 800,000,000 shares designated as Class B Common Stock (the "EchoStar Class B Common Stock"), (iii) 800,000,000 shares designated as Class C Common Stock (the "EchoStar Class C Common Stock") and (iv) 800,000,000 shares designated as Class D Common Stock ("EchoStar Class D Common Stock").

Each holder of a share in DISH Network Class A Common Stock is entitled to one vote for each such share held of record on the applicable record date on each matter voted on at a meeting of stockholders.	Each holder of a share in EchoStar Class A Common Stock is entitled to one vote for each such share held of record on the applicable record date on each matter voted on at a meeting of stockholders.

Each holder of a share in DISH Network Class B Common Stock is entitled to ten votes for each such share held of record on the applicable record date on each matter voted on at a meeting of stockholders.	Each holder of a share in EchoStar Class B Common Stock is entitled to ten votes for each such share held of record on the applicable record date on each matter voted on at a meeting of stockholders.

Each holder of a share in DISH Network Class C Common Stock is entitled to one vote for each such share held of record on the applicable record date on each matter voted on at a meeting of stockholders, except that each holder of a share in DISH Network Class C Common Stock is entitled to ten votes in the event of a "Change in Control of DISH Network" (as defined below).

Each holder of a share in EchoStar Class C Common Stock is entitled to one vote for each such share held of record on the applicable record date on each matter voted on at a meeting of stockholders, except that each holder of a share in EchoStar Class C Common Stock is entitled to ten votes in the event of a "Change in Control of EchoStar" (as defined below).

EchoStar Class D Common Stock is non-voting stock.

Each share of DISH Network Class B Common Stock and DISH Network Class C Common Stock is convertible at the option of the holder thereof into one share of DISH Network Class A Common Stock, as adjusted to give effect to any stock split (including a reverse stock split) or stock dividend.
Each share of EchoStar Class B Common Stock and EchoStar Class C Common Stock is convertible at the option of the holder thereof into one share of EchoStar Class A Common Stock, as adjusted to give effect to any stock split (including a reverse stock split) or stock dividend.

DISH Network Corporation	EchoStar Corporation
"Change in Control of DISH Network" means (i) any transaction or series of transactions, the result of which is that the Principals (as defined below) and their Related Parties (as defined below), or an entity controlled by the Principals and their Related Parties, cease to be the "beneficial owners" (as defined in Rule 13(d)(3) under the Securities Exchange Act of 1934) of at least 30% of the total equity interests of DISH Network and to have the voting power to elect at least a majority of the DISH Network Board; or (ii) the first day on which a majority of the members of the DISH Network Board are not continuing directors.

"Principals" means Charles W. Ergen, James DeFranco, and David K. Moskowitz.

"Related Parties" means, with respect to any Principal: (y) the spouse and each immediate family member of such Principal; and (z) each trust, corporation, partnership or other entity of which such Principal beneficially holds an 80% or more controlling interest.

"Change in Control of EchoStar" means (i) any transaction or series of transactions, the result of which is that the Principals (as defined below) and their Related Parties (as defined below), or an entity controlled by the Principals and their Related Parties, cease to be the "beneficial owners" (as defined in Rule 13(d)(3) under the Securities Exchange Act of 1934) of at least 30% of the total equity interests of EchoStar and to have the voting power to elect at least a majority of the EchoStar Board; or (ii) the first day on which a majority of the members of the EchoStar Board are not continuing directors.

"Principals" means Charles W. Ergen, James DeFranco, and David K. Moskowitz.

"Related Parties" means, with respect to any Principal: (y) the spouse and each immediate family member of such Principal; and (z) each trust, corporation, partnership or other entity of which such Principal beneficially holds an 80% or more controlling interest.

Preferred Stock

The DISH Network Articles of Incorporation authorize the DISH Network Board, without any further stockholder action or approval, to provide for the issuance of DISH Network Preferred Stock from time to time in one or more classes and/or series, to establish the number of shares of each such class or series, and to fix the powers, designations, preferences and relative participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, of any of the shares of each such class or series.
The EchoStar Articles of Incorporation authorize the EchoStar Board, without any further stockholder action or approval, to provide for the issuance of EchoStar Preferred Stock from time to time in one or more classes and/or series, to establish the number of shares of each such class or series, and to fix the powers, designations, preferences and relative participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, of any of the shares of each such class or series.
Number and Qualification of Directors

The NRS provides that a corporation must have at least one director, and may provide in its articles of incorporation or in its bylaws for a fixed number of directors or a variable number of directors, and for the manner in which the number of directors may be increased or decreased. The NRS further provides that directors need not be stockholders unless the corporation's certificate of incorporation so provides.
The NRS provides that a corporation must have at least one director, and may provide in its articles of incorporation or in its bylaws for a fixed number of directors or a variable number of directors, and for the manner in which the number of directors may be increased or decreased. The NRS further provides that directors need not be stockholders unless the corporation's certificate of incorporation so provides.

DISH Network Corporation	EchoStar Corporation
The DISH Network Bylaws specify that the DISH Network Board shall consist of not less than three (3) and no more than eleven (11) directors, and the number of directors shall be fixed from time to time by resolution of the DISH Network Board or by the DISH Network stockholders.	The EchoStar Bylaws specify that the EchoStar Board shall consist of not less than three (3) and no more than ten (10) directors, and the number of directors shall be fixed from time to time by resolution of the EchoStar Board or EchoStar stockholders.
The DISH Network Board currently consists of nine members.	The EchoStar Board currently consists of eight members.
The DISH Network Bylaws provide that the business and affairs of DISH Network shall be managed by the DISH Network Board.	The EchoStar Bylaws provide that the business and affairs of EchoStar shall be managed by the EchoStar Board.
Structure of Board of Directors; Term of Directors; Election of Directors

The DISH Network Bylaws provide that directors shall be elected at the annual meeting of stockholders or some adjournment thereof. A director holds office until the next succeeding annual meeting of stockholders or until his successor has been elected and qualified or until his earlier resignation or removal.
The EchoStar Bylaws provide that directors shall be elected at the annual meeting of stockholders or some adjournment thereof. A director holds office until the next succeeding annual meeting of stockholders or until his successor has been elected and qualified or until his earlier resignation or removal.
Removal of Directors

The DISH Network Bylaws provide that the stockholders may, at a meeting called for the express purpose of removing directors, by the vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to voting power, remove the entire DISH Network Board or any lesser number, with or without cause.
The EchoStar Bylaws provide that the stockholders may, at a meeting called for the express purpose of removing directors, by the vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to voting power, remove the entire EchoStar Board or any lesser number, with or without cause.
Vacancies on the Board of Directors

The DISH Network Bylaws provide that any vacancy in the DISH Network Board may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the DISH Network Board. A director elected or appointed to fill a vacancy is elected or appointed for the unexpired term of his predecessor in office and holds such office until his successor is fully elected and qualified or until his earlier resignation or removal.
The EchoStar Bylaws provide that any vacancy in the EchoStar Board may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the EchoStar Board. A director elected or appointed to fill a vacancy is elected or appointed for the unexpired term of his predecessor in office and holds such office until his successor is fully elected and qualified or until his earlier resignation or removal.

DISH Network Corporation	EchoStar Corporation
Stockholder Action by Written Consent

Under the NRS, unless otherwise provided in the articles of incorporation or the bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.
Under the NRS, unless otherwise provided in the articles of incorporation or the bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.
Neither the DISH Network Articles of Incorporation nor the DISH Network Bylaws make any modifications to the NRS provisions.	Neither the EchoStar Articles of Incorporation nor the EchoStar Bylaws make any modifications to the NRS provisions.
Quorum

The NRS provide that a quorum for a stockholder meeting consists of a majority of the voting power, which includes the voting power that is present in person or by proxy, regardless of whether the proxy has authority to vote on all matters.
The NRS provide that a quorum for a stockholder meeting consists of a majority of the voting power, which includes the voting power that is present in person or by proxy, regardless of whether the proxy has authority to vote on all matters.

Neither the DISH Network Articles of Incorporation nor the DISH Network Bylaws make any modifications to the NRS provisions. The DISH Network Bylaws provide that two or more classes or series of stock will be considered a single class if the holders thereof are entitled to vote together as a single class at the meeting, and that, in the absence of a quorum of the holders of a majority of the voting power of any class of stock entitled to vote on a matter, the holders of a majority of the voting power of such class may adjourn the meeting of such class.
Neither the EchoStar Articles of Incorporation nor the EchoStar Bylaws make any modifications to the NRS provisions. The EchoStar Bylaws provide that two or more classes or series of stock will be considered a single class if the holders thereof are entitled to vote together as a single class at the meeting, and that, in the absence of a quorum of the holders of a majority of the voting power of any class of stock entitled to vote on a matter, the holders of a majority of the voting power of such class may adjourn the meeting of such class.
Special Meeting of Stockholders

The NRS provide that, unless otherwise provided in the articles of incorporation or bylaws, special meetings of the stockholders may be called by the entire board of directors, any two directors or the president.
The NRS provide that, unless otherwise provided in the articles of incorporation or bylaws, special meetings of the stockholders may be called by the entire board of directors, any two directors or the president.

The DISH Network Bylaws modify the NRS provisions by providing that special meetings of the stockholders may be called by the Chairman of the DISH Network Board, the Chief Executive Officer, the DISH Network Board or holders of not less than one-third of the voting power of DISH Network.
The EchoStar Bylaws modify the NRS provisions by providing that special meetings of the stockholders may be called by the Chairman of the EchoStar Board, the Chief Executive Officer, the EchoStar Board or holders of not less than one-third of the voting power of EchoStar.

DISH Network Corporation	EchoStar Corporation
Notice of Stockholder Meetings

The DISH Network Bylaws provide that written notice stating the place, day and hour of any annual or special meeting of stockholders, and the purpose or purposes for which the meeting is called, shall be given not less than 10 days nor more than 60 days before the date of the meeting, either personally by mail, or by a form of electronic transmission permitted for such purpose by applicable law and each national securities exchange upon which DISH Network's voting stock is then listed.
The EchoStar Bylaws provide that written notice stating the place, day and hour of any annual or special meeting of stockholders, and the purpose or purposes for which the meeting is called, shall be given not less than 10 days nor more than 60 days before the date of the meeting, either personally by mail, or by a form of electronic transmission permitted for such purpose by applicable law and each national securities exchange upon which EchoStar's voting stock is then listed.

The NRS provide that any notice may be delivered by electronic transmission if (i) consented to by the recipient or authorized by the articles of incorporation or bylaws, and (ii) the electronic transmission contains or is accompanied by information from which the recipient can determine the date of the transmission.
The NRS provide that any notice may be delivered by electronic transmission if (i) consented to by the recipient or authorized by the articles of incorporation or bylaws, and (ii) the electronic transmission contains or is accompanied by information from which the recipient can determine the date of the transmission.
Advance Notice Requirements for Stockholder Proposals

The DISH Network Bylaws provide that, at any annual meeting of stockholders, proposals by stockholders and persons nominated for election as directors by stockholders shall be considered only if advance notice thereof has been timely given and such proposals or nominations are otherwise proper for consideration under applicable law and the DISH Network Articles of Incorporation and the DISH Network Bylaws.
The EchoStar Bylaws provide that, at any annual meeting of stockholders, proposals by stockholders and persons nominated for election as directors by stockholders shall be considered only if advance notice thereof has been timely given and such proposals or nominations are otherwise proper for consideration under applicable law and the EchoStar Articles of Incorporation and the EchoStar Bylaws.

To be timely, a stockholder's notice must be delivered to, or mailed and received by, the Secretary of DISH Network at DISH Network's principal office not less than 90 nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event the annual meeting of stockholders is not within 30 days before or after such anniversary date then notice by the stockholder must be received not later than the 10th day following the day on which such notice of the date of the annual meeting was mailed or first publicly announced or disclosed (in a public filing or otherwise), whichever occurs first.
To be timely, a stockholder's notice must be delivered to, or mailed and received by, the Secretary of EchoStar at EchoStar's principal office not less than 90 nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event the annual meeting of stockholders is not within 30 days before or after such anniversary date then notice by the stockholder must be received not later than the 10th day following the day on which such notice of the date of the annual meeting was mailed or first publicly announced or disclosed (in a public filing or otherwise), whichever occurs first.

DISH Network Corporation	EchoStar Corporation
This notice must contain specific information concerning the person to be nominated or the matters to be brought before the meeting as well as specific information concerning the shareholder submitting the proposal.	This notice must contain specific information concerning the person to be nominated or the matters to be brought before the meeting as well as specific information concerning the shareholder submitting the proposal.
Amendment of Articles of Incorporation

The NRS provide that an amendment to a corporation's articles of incorporation requires that (i) the board of directors adopt a resolution setting forth the amendment proposed and either call a special meeting of the stockholders entitled to vote on the amendment or direct that the proposed amendment be considered at the next annual meeting of stockholders entitled to vote on the amendment and (ii) at the meeting, of which notice must be given to each stockholder entitled to vote, stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series as required in the NRS, vote in favor of the amendment. If any proposed amendment would adversely alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series adversely affected by the amendment regardless of limitations or restrictions on the voting power thereof, except where the articles of incorporation specifically deny the right to vote on such an amendment.
The NRS provide that an amendment to a corporation's articles of incorporation requires that (i) the board of directors adopt a resolution setting forth the amendment proposed and either call a special meeting of the stockholders entitled to vote on the amendment or direct that the proposed amendment be considered at the next annual meeting of stockholders entitled to vote on the amendment and (ii) at the meeting, of which notice must be given to each stockholder entitled to vote, stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series as required in the NRS, vote in favor of the amendment. If any proposed amendment would adversely alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series adversely affected by the amendment regardless of limitations or restrictions on the voting power thereof, except where the articles of incorporation specifically deny the right to vote on such an amendment.
The DISH Network Articles of Incorporation do not make any modifications to the NRS provisions.	The EchoStar Articles of Incorporation do not make any modifications to the NRS provisions.
Amendment of Bylaws

The DISH Network Bylaws provide that the DISH Network Bylaws may be amended or repealed, and new bylaws may be adopted, at the annual meeting of the DISH Network Board or at any regular or special meeting of the DISH Network Board.
The EchoStar Bylaws provide that the EchoStar Bylaws may be amended or repealed, and new bylaws may be adopted, at the annual meeting of the EchoStar Board or at any regular or special meeting of the EchoStar Board.

DISH Network Corporation	EchoStar Corporation
Limitation on Director Liability

The NRS provide that, unless certain provisions of the NRS or articles of incorporation or an amendment thereto filed on or after October 1, 2003 otherwise provide for greater individual liability, a director is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director unless: (a) the trier of fact determines that the presumption that directors, in deciding upon matters of business, act in good faith, on an informed basis and with a view to the interests of the corporation has been rebutted, and (b) it is proven that (1) the director's act or failure to act constituted a breach of his or her fiduciary duties as a director and (2) such breach involved intentional misconduct, fraud or a knowing violation of law.
The NRS provide that, unless certain provisions of the NRS or articles of incorporation or an amendment thereto filed on or after October 1, 2003 otherwise provide for greater individual liability, a director is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director unless: (a) the trier of fact determines that the presumption that directors, in deciding upon matters of business, act in good faith, on an informed basis and with a view to the interests of the corporation has been rebutted, and (b) it is proven that (1) the director's act or failure to act constituted a breach of his or her fiduciary duties as a director and (2) such breach involved intentional misconduct, fraud or a knowing violation of law.

The DISH Network Articles of Incorporation provide that, to the fullest extent permitted by the NRS, a director of DISH Network shall not be liable to DISH Network or its shareholders for monetary damages for breach of fiduciary duty as a director.
The EchoStar Articles of Incorporation provide that, to the fullest extent permitted by the NRS, a director of EchoStar shall not be liable to EchoStar or its shareholders for monetary damages for breach of fiduciary duty as a director.

DISH Network Corporation	EchoStar Corporation
Indemnification

Under the NRS, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation (a "derivative action"), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person: (a) is not liable as described in "—Limitation on Director Liability" above and (b) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. A similar standard of care applies to derivative actions, except that indemnification is limited solely to expenses (including attorneys' fees) incurred in connection with the defense or settlement of the action and court approval of the indemnification is required where the person is seeking advance payment of indemnifiable expenses prior to final disposition of the proceeding in question.
Under the NRS, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation (a "derivative action"), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person: (a) is not liable as described above in "—Limitation on Director Liability" and (b) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. A similar standard of care applies to derivative actions, except that indemnification is limited solely to expenses (including attorneys' fees) incurred in connection with the defense or settlement of the action and court approval of the indemnification is required where the person is seeking advance payment of indemnifiable expenses prior to final disposition of the proceeding in question.

The NRS further provide that, unless determined otherwise by a court of competent jurisdiction, indemnification may not be made for any claim, issue or matter as to which such a person has been found liable to the corporation or for amounts paid in settlement to the corporation.
The NRS further provide that unless determined otherwise by a court of competent jurisdiction, indemnification may not be made for any claim, issue or matter as to which such a person has been found liable to the corporation or for amounts paid in settlement to the corporation.

DISH Network Corporation	EchoStar Corporation
The NRS further provide that, to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, a corporation shall indemnify him or her against expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection with the defense.	The NRS further provide that, to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, a corporation shall indemnify him or her against expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection with the defense.

The NRS further provide that any discretionary indemnification, unless ordered by a court, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. Determinations as to the payment of indemnification are made by a majority of the Board of Directors at a meeting at which a quorum of disinterested directors is present, or by written opinion of special legal counsel, or by the stockholders.
The NRS further provide that any discretionary indemnification, unless ordered by a court, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. Determinations as to the payment of indemnification are made by a majority of the Board of Directors at a meeting at which a quorum of disinterested directors is present, or by written opinion of special legal counsel, or by the stockholders.
Neither the DISH Network Articles of Incorporation nor the DISH Network Bylaws make any modifications to the NRS provisions.	Neither the EchoStar Articles of Incorporation nor the EchoStar Bylaws make any modifications to the NRS provisions.
Preemptive Rights

DISH Network's stockholders do not have preemptive rights. Thus, if additional shares of DISH Network Common Stock are issued, the current holders of DISH Network Common Stock will own a proportionately smaller interest in a larger number of outstanding shares of common stock to the extent that they do not participate in the additional issuance.
EchoStar's stockholders do not have preemptive rights. Thus, if additional shares of EchoStar Common Stock are issued, the current holders of EchoStar Common Stock will own a proportionately smaller interest in a larger number of outstanding shares of common stock to the extent that they do not participate in the additional issuance.

DISH Network Corporation	EchoStar Corporation
Distributions to Stockholders

The NRS provide that, except as otherwise provided in the articles of incorporation, a board of directors may authorize the corporation to make distributions to its stockholders, including distributions on shares that are partially paid, except that no distribution may be made if, after giving it effect: (a) the corporation would not be able to pay its debts as they become due in the usual course of business or (b) corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution.
The NRS provide that, except as otherwise provided in the articles of incorporation, a board of directors may authorize the corporation to make distributions to its stockholders, including distributions on shares that are partially paid, except that no distribution may be made if, after giving it effect: (a) the corporation would not be able to pay its debts as they become due in the usual course of business or (b) corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution.
Neither the DISH Network Articles of Incorporation nor the DISH Network Bylaws make any modifications to the NRS provisions.	Neither the EchoStar Articles of Incorporation nor the EchoStar Bylaws make any modifications to the NRS provisions.
Combinations or Antitakeover Statutes

Section 78.438 of the NRS generally prohibits "combinations" including mergers, consolidations, sales and leases of assets, issuances of securities and similar transactions by a corporation with any person who beneficially owns (or any affiliate of the corporation who within the previous two years owned), directly or indirectly, 10% or more of the voting power of the outstanding voting shares of the corporation (an "interested stockholder"), within two years after such person first became an interested stockholder unless (i) the board of directors of the corporation approved the combination or transaction by which the person first became an interested stockholder before the person first became an interested stockholder or (ii) the board of directors of the corporation has approved the combination in question and, at or after that time, such combination is approved at an annual or special meeting of the stockholders of the target corporation, and not by written consent, by the affirmative vote of holders of stock representing at least 60% of the outstanding voting power of the target corporation not beneficially owned by the interested stockholder or the affiliates or associates of the interested stockholder.
Section 78.438 of the NRS generally prohibits "combinations" including mergers, consolidations, sales and leases of assets, issuances of securities and similar transactions by a corporation with any person who beneficially owns (or any affiliate of the corporation who within the previous two years owned), directly or indirectly, 10% or more of the voting power of the outstanding voting shares of the corporation (an "interested stockholder"), within two years after such person first became an interested stockholder unless (i) the board of directors of the corporation approved the combination or transaction by which the person first became an interested stockholder before the person first became an interested stockholder or (ii) the board of directors of the corporation has approved the combination in question and, at or after that time, such combination is approved at an annual or special meeting of the stockholders of the target corporation, and not by written consent, by the affirmative vote of holders of stock representing at least 60% of the outstanding voting power of the target corporation not beneficially owned by the interested stockholder or the affiliates or associates of the interested stockholder.

DISH Network Corporation	EchoStar Corporation
Section 78.439 prohibits any combination with an interested stockholder after the expiration of two years after the person first became an interested stockholder unless (i) the board of directors of the corporation approved the combination or transaction by which the person first became an interested stockholder before the person first became an interested stockholder or (ii) such combination is approved by a majority of the outstanding voting power of the corporation not beneficially owned by the interested stockholder or any affiliate or associate of the interested stockholder.	Section 78.439 prohibits any combination with an interested stockholder after the expiration of two years after the person first became an interested stockholder unless (i) the board of directors of the corporation approved the combination or transaction by which the person first became an interested stockholder before the person first became an interested stockholder or (ii) such combination is approved by a majority of the outstanding voting power of the corporation not beneficially owned by the interested stockholder or any affiliate or associate of the interested stockholder.
DISH Network has not opted out of the protections of Sections 78.438 and 78.439 of the NRS. As a result, the provisions apply to DISH Network.	EchoStar has not opted out of the protections of Sections 78.438 and 78.439 of the NRS. As a result, the provisions apply to EchoStar.
Appraisal Rights

Under the NRS, a stockholder may dissent from, and receive payment of the fair value of the stockholder's shares, as appraised by the district court of the county where the corporation's principal office is located in Nevada, in the event of certain mergers and consolidations and/or if holders of any class or series of shares are required to accept for such shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity. However, unless the articles of incorporation expressly provide otherwise, stockholders do not have appraisal rights if the class or series of stock they hold is traded in an organized market and has at least 2,000 stockholders and a market value of at least $20,000,000, exclusive of the value of such shares held by the corporation's subsidiaries, senior executives, directors and beneficial stockholders owning more than 10% of such shares.
Under the NRS, a stockholder may dissent from, and receive payment of the fair value of the stockholder's shares, as appraised by the district court of the county where the corporation's principal office is located in Nevada, in the event of certain mergers and consolidations and/or if holders of any class or series of shares are required to accept for such shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity. However, unless the articles of incorporation expressly provide otherwise, stockholders do not have appraisal rights if the class or series of stock they hold is traded in an organized market and has at least 2,000 stockholders and a market value of at least $20,000,000, exclusive of the value of such shares held by the corporation's subsidiaries, senior executives, directors and beneficial stockholders owning more than 10% of such shares.

Appraisal rights are also available under the NRS in certain other circumstances, including in certain parent-subsidiary corporation mergers, conversions and exchanges, and in certain circumstances where the articles of incorporation so provide.
Appraisal rights are also available under the NRS in certain other circumstances, including in certain parent-subsidiary corporation mergers, conversions and exchanges, and in certain circumstances where the articles of incorporation so provide.
The DISH Network Articles of Incorporation do not provide for appraisal rights in any additional circumstances.	The EchoStar Articles of Incorporation do not provide for appraisal rights in any additional circumstances.

DISH Network Corporation	EchoStar Corporation
Exclusive Forum

The DISH Network Articles of Incorporation provide that unless DISH Network otherwise consents in writing, the Eighth Judicial District Court of Clark County, Nevada (or if the Eighth Judicial District Court of Clark County, Nevada does not have jurisdiction, any other state district court located in the State of Nevada) will be the sole and exclusive forum for any action or proceeding brought in the name or right of DISH Network or on its behalf, any action asserting a claim for breach of any fiduciary duty owed by any director, officer, employee or agent of DISH Network to DISH Network or its stockholders, any action asserting a claim arising pursuant to any provision of NRS Chapters 78 or 92A, the DISH Network Articles of Incorporation or the DISH Network Bylaws, any action to interpret, apply, enforce or determine the validity of the DISH Network Articles of Incorporation or DISH Network Bylaws or any action asserting a claim governed by the internal affairs doctrine.
The EchoStar Articles of Incorporation provide that unless EchoStar otherwise consents in writing, the Eighth Judicial District Court of Clark County, Nevada (or if the Eighth Judicial District Court of Clark County, Nevada does not have jurisdiction, any other state district court located in the State of Nevada) will be the sole and exclusive forum for any action or proceeding brought in the name or right of EchoStar or on its behalf, any action asserting a claim for breach of any fiduciary duty owed by any director, officer, employee or agent of EchoStar to EchoStar or its stockholders, any action asserting a claim arising pursuant to any provision of NRS Chapters 78 or 92A, the EchoStar Articles of Incorporation or the EchoStar Bylaws, any action to interpret, apply, enforce or determine the validity of the EchoStar Articles of Incorporation or EchoStar Bylaws or any action asserting a claim governed by the internal affairs doctrine.

NO DISSENTERS' RIGHTS

        Holders of EchoStar Common Stock do not have appraisal rights or dissenters' rights under applicable law or contractual appraisal rights under the EchoStar Articles of Incorporation or the Master Transaction Agreement in connection with the Pre-Closing Restructuring or the Distribution. As holders of Newco Common Stock following the Distribution, EchoStar stockholders will not have appraisal rights under applicable law or contractual appraisal rights under the Newco Certificate of Incorporation or the Master Transaction Agreement in connection with the Merger.

 EXPERTS

        The consolidated financial statements of DISH Network and its subsidiaries as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2018 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The report of KPMG LLP covering the December 31, 2018 consolidated financial statements refers to the adoption of Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers, as amended, effective January 1, 2018, and also references that the 2016 consolidated financial statements have been retrospectively revised for the effects of consolidating entities acquired under common control.

 VALIDITY OF COMMON STOCK

        The validity of shares of DISH Network Class A Common Stock to be issued in the Merger will be passed upon for DISH Network by Timothy A. Messner, Executive Vice President and General Counsel of DISH Network. As of August 16, 2019, Mr. Messner held 46,315 shares of DISH Network Class A Common Stock (which includes the right to acquire 44,600 additional shares of DISH Network Class A Common Stock within 60 days), or less than one percent.

 HOUSEHOLDING

        The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for information statements with respect to two or more stockholders sharing the same address by delivering a single information statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for stockholders and cost savings for companies. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate information statement, please notify your broker if your shares are held in a brokerage account or EchoStar if your shares are registered in your name. You can notify EchoStar by sending a written request to EchoStar Corporation, 100 Inverness Terrace East, Englewood, CO 80112, Attn: Corporate Secretary. Upon written request, EchoStar will promptly deliver a separate copy of this information statement to a beneficial owner at a shared address to which a single copy of the information statement was delivered.

 WHERE YOU CAN FIND MORE INFORMATION

        The SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers, including DISH Network, who file electronically with the SEC. The address of that site is www.sec.gov.

        You may also consult DISH Network's website for more information concerning the Transactions described in this prospectus. DISH Network's website is www.dish.com. The information contained on the website of DISH Network and the SEC (except for the filings described below) is expressly not incorporated by reference into this prospectus.

        DISH Network has filed with the SEC a registration statement of which this prospectus forms a part. The registration statement registers the shares of DISH Network Class A Common Stock to be issued to Newco stockholders in connection with the Merger. The registration statement, including the attached exhibits and schedules, contains additional relevant information about DISH Network Class A Common Stock. The rules and regulations of the SEC allow DISH Network to omit certain information included in the registration statement from this prospectus.

        In addition, the SEC allows DISH Network to disclose important information to you by referring you to other documents filed separately with the SEC. This information is considered to be a part of this prospectus, except for any information that is superseded or updated by information included directly in this prospectus.

        This prospectus incorporates by reference the documents listed below that DISH Network has previously filed or will file with the SEC (other than information furnished pursuant to Item 2.02 or Item 7.01 of a Current Report on Form 8-K). They contain important information about DISH Network, its financial condition and other matters.

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed with the SEC on February 13, 2019.

  •
  Definitive Proxy Statement on Schedule 14A filed with the SEC on March 19, 2019.

  •
  Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019 filed with the SEC on May 3, 2019.

  •
  Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2019 filed with the SEC on July 29, 2019.

  •
  Current Reports on Form 8-K filed with the SEC on March 11, 2019, May 1, 2019, May 20, 2019, July 2, 2019 and July 26, 2019 (other than the portions of those documents deemed to be furnished and not filed).

  •
  The description of DISH Network Class A Common Stock contained in DISH Network's Registration Statement on Form 8-A, filed with the SEC on May 30, 1995.

        In addition, DISH Network incorporates by reference any future filings it makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information furnished pursuant to Item 2.02 or Item 7.01 of a Current Report on Form 8-K) after the date of this prospectus and prior to the Effective Date of the Merger. Such documents are considered to be a part of this prospectus, effective as of the date such documents are filed. In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.

        You may obtain any of the documents listed above from the SEC, through the SEC's website or from DISH Network by requesting them in writing or by telephone at the following address:

  DISH Network Corporation
  9601 South Meridian Boulevard
  Englewood, Colorado 80112
  Attention: Investor Relations
  Telephone: (303) 723-1000

        These documents are available from DISH Network without charge, excluding any exhibits to them unless the exhibit is specifically listed as an exhibit to the registration statement of which this prospectus forms a part.

        You should rely only on the information contained or incorporated by reference in this prospectus. DISH Network has not authorized anyone to give any information or make any representation about the Transactions or DISH Network that is different from, or in addition to, that contained in this prospectus or in any of the materials that DISH Network has incorporated by reference into this prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies. Neither our mailing of this prospectus to DISH Network stockholders, nor the issuance by DISH Network of DISH Network Class A Shares pursuant to the Merger, will create any implication to the contrary.

ANNEX A

MASTER TRANSACTION AGREEMENT

by and among

DISH NETWORK CORPORATION,

BSS MERGER SUB INC.,

ECHOSTAR CORPORATION,

and

ECHOSTAR BSS CORPORATION

Dated as of May 19, 2019

A-i

A-ii

Annexes

Annex A—BSS Satellites

Schedules

Schedule 1.2—Pre-Closing Restructuring
Schedule 1.4(a)—Transferred Assets
Schedule 1.4(b)—Retained Assets
Schedule 1.5(a)—Assumed Liabilities
Schedule 1.5(b)—Excluded Liabilities
Schedule 6.4(d)—Required Governmental Applications and Notices
Schedule 6.12(a)—Intercompany Agreements
Schedule 6.16—Transfer of Newco Common Stock
Schedule 6.18—EchoStar Credit Support Obligations
Schedule 7.1(j)—EchoStar XXIII Consents
Schedule 11.1(a)—Owned Sites and Leased Sites
Schedule 11.1(b)—Permitted Liens

Exhibits

Exhibit A—Certificate of Incorporation of the Surviving Corporation
Exhibit B—Employee Matters Agreement
Exhibit C—Tax Matters Agreement

A-iii

 MASTER TRANSACTION AGREEMENT

        This MASTER TRANSACTION AGREEMENT (this "Agreement"), dated as of May 19, 2019, is made by and among DISH Network Corporation, a Nevada corporation ("DISH"), BSS Merger Sub Inc., a Delaware corporation and a direct wholly owned Subsidiary of DISH ("Merger Sub"), EchoStar Corporation, a Nevada corporation ("EchoStar"), and EchoStar BSS Corporation, a Delaware corporation and a wholly owned Subsidiary of EchoStar ("Newco") (all such parties, collectively, the "Parties" and each, a "Party").

W I T N E S S E T H:

        WHEREAS, the Parties intend to effect a merger of Merger Sub with and into Newco (the "Merger") upon the terms and subject to the conditions of this Agreement such that, upon consummation of the Merger, Merger Sub will cease to exist and Newco will continue as a wholly owned Subsidiary of DISH;

        WHEREAS, EchoStar currently indirectly owns 1,000 shares of common stock, par value $0.001 per share, of Newco (such stock, "Newco Common Stock," and all such shares, the "Newco Shares"), which represent all of the issued and outstanding Newco Shares;

        WHEREAS, each holder of Newco Common Stock has the right to receive a number of shares of Class A common stock, par value $0.01 per share, of DISH (such stock, "DISH Common Stock," and all such shares, the "DISH Shares") as determined by the Exchange Ratio for each Newco Share owned by such holder following the consummation of the Merger, upon the terms and subject to the conditions of this Agreement;

        WHEREAS, prior to the consummation of the Merger, the Parties intend for EchoStar to undertake certain restructuring transactions pursuant to which, among other things, (i) the BSS Business will be transferred from EchoStar and its Subsidiaries to Newco and (ii) EchoStar's stockholders will receive a dividend of one (1) Newco Share for every share of EchoStar Common Stock owned on the Distribution Record Date, in each case, in accordance with this Agreement;

        WHEREAS, (i) the board of directors of EchoStar has approved this Agreement and declared advisable and in the best interests of its stockholders the transactions contemplated by this Agreement, including the Pre-Closing Restructuring, the Distribution and the Merger, upon the terms and subject to the conditions set forth in this Agreement; (ii) the board of directors of Newco has approved this Agreement and declared advisable and in the best interest of its stockholders the transactions contemplated by this Agreement, including the Pre-Closing Restructuring, the Distribution and the Merger, upon the terms and subject to the conditions set forth in this Agreement, and resolved to recommend that the sole holder of shares of Newco Common Stock adopt this Agreement; (iii) the board of directors of DISH has approved this Agreement and the transactions contemplated by this Agreement, including the Merger and the issuance of DISH Shares as consideration in the Merger, upon the terms and subject to the conditions set forth in this Agreement; and (iv) the board of directors of Merger Sub has approved this Agreement and declared advisable and in the best interest of its sole stockholder the transactions contemplated by this Agreement, including the Merger, upon the terms and subject to the conditions set forth in this Agreement, and resolved to recommend that the sole holder of shares of Merger Sub Common Stock adopt this Agreement;

        WHEREAS, the Parties desire to make certain representations, warranties, covenants and agreements in connection with this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby; and

        WHEREAS, the Parties desire to enter into certain other transactions pursuant to this Agreement and the other Transaction Documents.

        NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein and in the other Transaction Documents and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

ECHOSTAR PRE-CLOSING RESTRUCTURING; TRANSFERRED ASSETS AND
RETAINED ASSETS; PRE-CLOSING DISTRIBUTION OF NEWCO SHARES

        Section 1.1    The EchoStar Pre-Closing Restructuring.     Prior to the Closing, the EchoStar Parties shall, and shall cause their respective applicable Subsidiaries to, implement the Pre-Closing Restructuring consistent with the terms set forth in this Agreement. The Parties hereto acknowledge that the Pre-Closing Restructuring is intended to result in (i) Newco, directly or indirectly, owning and operating the BSS Business, owning the Transferred Assets and assuming the Assumed Liabilities and (ii) Newco not, directly or indirectly, owning any of the Retained Assets and not, directly or indirectly, assuming any of the Excluded Liabilities, in each case, as set forth in this Article I. As promptly as practicable after the Pre-Closing Restructuring is completed, and subject to the conditions set forth in Article VII, the Parties hereto shall take, or cause to be taken, all actions that are necessary or appropriate to effectuate the Closing.

        Section 1.2    Implementation.     The Pre-Closing Restructuring shall be completed in accordance with the agreed general principles, objectives and other provisions set forth in this Article I and shall be implemented in the following manner:

          (a)   through the completion of the transactions generally described on Schedule 1.2; and

          (b)   through the allocation of Assets and Liabilities as set forth in this Article I.

        Section 1.3    Transactions To Be Effected Prior to the Closing.     In furtherance of consummating the Merger, the EchoStar Parties agree to take, and to cause their respective applicable Subsidiaries to take, the following actions prior to the Closing in accordance with the steps generally set forth on Schedule 1.2 (together, the "Pre-Closing Restructuring"):

          (a)   EchoStar shall, and shall cause its applicable Subsidiaries to, cause the Transferred Assets to be contributed, assigned, transferred, conveyed and delivered, directly or indirectly, to Newco or, when contemplated by Schedule 1.2, one of its Subsidiaries and Newco or, when contemplated by Schedule 1.2, one of its Subsidiaries shall accept from EchoStar and its Subsidiaries, all of EchoStar's and its Subsidiaries' rights, title and interest in and to all the Transferred Assets, which will result in Newco owning, directly or indirectly, the BSS Business; and

          (b)   Newco shall accept, assume and agree to faithfully perform, discharge and fulfill all of the Assumed Liabilities in accordance with their respective terms. Newco shall be responsible for all of the Assumed Liabilities and its obligations under this Section 1.3(b) shall not be subject to offset or reduction, whether by reason of any actual or alleged breach of any representation, warranty or covenant contained in any Transaction Document or any other agreement or document delivered in connection therewith or any right to indemnification hereunder or otherwise.

        Section 1.4    Transferred Assets; Retained Assets.

          (a)   For purposes of this Agreement, "Transferred Assets" shall mean, without duplication, those Assets used, contemplated for use or held for use, in each case, primarily in the ownership, operation or conduct of the BSS Business as currently owned, operated and conducted or relating primarily to the BSS Business as currently owned, operated or conducted, and shall include the following even if the following would otherwise be considered a Retained Asset:

              (i)  the Assets set forth on Schedule 1.4(a)(i);

             (ii)  the outstanding capital stock, units or other equity interests of the entities listed on Schedule 1.4(a)(ii) and the Assets owned by such entities as of the Distribution Closing Date;

            (iii)  if the Distribution Closing Date occurs on or after July 1, 2019, the Ticking Fee Receivable; and

            (iv)  those Assets not used, contemplated for use or held for use, in each case, primarily in the ownership, operation or conduct of the BSS Business or not relating primarily to the BSS Business as currently owned, operated or conducted that are listed on Schedule 1.4(a)(iv) as Assets to be transferred to Newco;

  provided, that any and all other Assets owned or held immediately prior to the Distribution Closing Date by EchoStar or any other member of the EchoStar Group that do not constitute Transferred Assets based on the foregoing shall constitute "Transferred Assets" to the extent that DISH and EchoStar agree in good faith that the Assets would have been deemed "Transferred Assets" if the Parties hereto had given specific consideration to such Asset as of the date hereof. No Asset shall be deemed to be a Transferred Asset solely as a result of the proviso in this Section 1.4(a) if (i) such Asset is within the category or type of Asset expressly covered by the subject matter of a Transaction Document or (ii) a claim with respect thereto is not made by the DISH Parties on or prior to the second anniversary of the Closing Date.

  Notwithstanding anything to the contrary contained in this Section 1.4 or elsewhere in this Agreement, the Transferred Assets shall not in any event include the Retained Assets referred to in Section 1.4(b) below.

          (b)   The DISH Parties and Newco expressly understand and agree that all Assets of EchoStar or any other member of the EchoStar Group that are not Transferred Assets shall remain the exclusive property of EchoStar or the relevant member of the EchoStar Group (subject to the Intellectual Property and Technology License Agreement) on and after the Closing (the "Retained Assets"), and shall include the following even if the following would otherwise be considered a Transferred Asset:

              (i)  any Asset expressly identified on Schedule 1.4(b)(i);

             (ii)  all cash or cash equivalents, bank accounts, lock boxes and other deposit arrangements, including as set forth on Schedule 1.4(b)(ii);

            (iii)  all books, records, files and papers, whether in hard copy or electronic format, to the extent prepared in connection with this Agreement, any Transaction Document or the transactions contemplated hereby and thereby, and all minute books and corporate records of the EchoStar Group other than all books, records, files and papers, whether in hard copy or electronic format, and all minute books and corporate records of Newco and the entities listed on Schedule 1.4(a)(ii);

            (iv)  all rights of any member of the EchoStar Group arising under this Agreement or any Transaction Document;

             (v)  all Assets sold or otherwise disposed of during the period from the date hereof until the Distribution Closing Date in accordance with Section 6.2;

            (vi)  the personnel records (including all human resources and other records) of the EchoStar Group relating to employees of the EchoStar Group (other than the personnel records relating to the Transferred Employees);

           (vii)  any and all Third Party Receivables and DISH Receivables to the extent outstanding as of the Distribution Closing Date (subject to Section 6.12(d)); and

          (viii)  any and all other Assets that are expressly contemplated by this Agreement or any Transaction Document (or the schedules hereto or thereto) as Assets to be retained by EchoStar or any other member of the EchoStar Group.

        Section 1.5    Assumed Liabilities; Excluded Liabilities.

          (a)   For the purposes of this Agreement, "Assumed Liabilities" shall mean (without duplication) any and all Liabilities to the extent primarily arising from or resulting from the operation of the BSS Business as currently conducted or the ownership of the Transferred Assets, including the following:

              (i)  the EMA Assumed Liabilities;

             (ii)  any and all indemnification obligations under, or claims for breaches of, Contracts that constitute Transferred Assets;

            (iii)  any and all Environmental Liabilities to the extent primarily arising from or resulting from the operation of the BSS Business, or the ownership of the Transferred Assets;

            (iv)  any and all Liabilities primarily arising from or resulting from the Transferred Assets or the BSS Business arising out of or in connection with acts or omissions occurring prior to, on or after the Distribution Closing Date; and

             (v)  any other Liability which is expressly identified on Schedule 1.5(a)(v).

  Notwithstanding anything to the contrary contained in this Section 1.5 or elsewhere in this Agreement, the Assumed Liabilities shall not in any event include the Excluded Liabilities referred to in Section 1.5(b) below.

          (b)   For the purposes of this Agreement, "Excluded Liabilities" shall mean:

              (i)  any and all Indebtedness of the EchoStar Group as of the Distribution Closing Date;

             (ii)  the EMA Excluded Liabilities;

            (iii)  any and all Liabilities of members of the EchoStar Group arising or incurred in connection with the negotiation, preparation, investigation and performance of this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, including fees and expenses of counsel, accountants, consultants, advisers and others;

            (iv)  any and all Third Party Payables and DISH Payables to the extent outstanding as of the Distribution Closing Date (subject to Section 6.12(c));

             (v)  any and all Liabilities to the extent primarily arising from or resulting from the matters set forth on Schedule 1.5(b)(v) (subject to any limitations set forth therein); and

            (vi)  any and all Liabilities to the extent relating to, arising out of or resulting from any Retained Assets.

        Section 1.6    Assumed and Excluded Liabilities.     From and after the Distribution Closing, Newco shall be, or shall cause its Subsidiaries or Affiliates (which, for the avoidance of doubt, will include, after the Closing, DISH and its Subsidiaries) to be, responsible for the Assumed Liabilities regardless of when or where such Liabilities (or the acts or omissions relating thereto) arose or arise, regardless of when or where such Liabilities are asserted or determined and regardless of whether arising or related to or asserted or determined prior to, on or after the Distribution Closing Date. EchoStar shall be, or shall cause its Subsidiaries to be, responsible for the Excluded Liabilities regardless of when or where such Liabilities (or the acts or omissions relating thereto) arose or arise, regardless of when or where such Liabilities are asserted or determined and regardless of whether arising or related to or asserted or determined prior to, on or after the Distribution Closing Date.

        Section 1.7    Asset Reallocation or Adjustment.

          (a)    Misallocated Assets.

              (i)  If at any time after the Distribution Closing and prior to the Closing, EchoStar or any of its Subsidiaries (not including, after the Distribution Closing, Newco or any of its Subsidiaries) shall receive or otherwise possess any Asset that should belong to Newco or its Subsidiaries pursuant to this Agreement or any other Transaction Document, EchoStar shall, except to the extent the Asset is not transferable as provided in Section 1.8(a), promptly notify and transfer, or cause to be transferred, such asset to Newco or its Subsidiaries.

             (ii)  If at any time after the Distribution Closing and prior to the Closing, Newco or any of its Subsidiaries shall receive or otherwise possess any Asset that should belong to EchoStar or its Subsidiaries (not including, after the Distribution Closing, Newco or any of its Subsidiaries) pursuant to this Agreement or any other Transaction Document, Newco shall, except to the extent the Asset is not transferable as provided in Section 1.8(a), promptly notify and transfer, or cause to be transferred, such asset to EchoStar or its Subsidiaries.

            (iii)  If at any time after the Closing, EchoStar or any of its Subsidiaries (not including, after the Distribution Closing, Newco or any of its Subsidiaries) shall receive or otherwise possess any Asset that should belong to DISH, Newco or any of their respective Subsidiaries pursuant to this Agreement or any other Transaction Document, EchoStar shall, except to the extent the Asset is not transferable as provided in Section 1.8(a), promptly notify and transfer, or cause to be transferred, such asset to DISH, Newco or any of their respective Subsidiaries.

            (iv)  If at any time after the Closing, DISH or any of its Subsidiaries (including, after the Closing, Newco and its Subsidiaries) shall receive or otherwise possess any Asset that should belong to EchoStar or any of its Subsidiaries pursuant to this Agreement or any other Transaction Document, DISH and/or Newco shall, except to the extent the Asset is not transferable as provided in Section 1.8(a), promptly notify and transfer, or cause to be transferred, such asset to EchoStar or its Subsidiaries.

             (v)  Prior to any such transfer of Assets pursuant to this Section 1.7, the EchoStar Parties and the DISH Parties agree that the Person receiving or possessing such Asset shall hold such Asset in trust for the Person to whom such Asset should rightfully belong pursuant to this Agreement or any other Transaction Document. For the avoidance of doubt, the Parties agree that Assets received or held by such Person in trust shall not be considered to be Assets of such Person for purposes of such Person's Indebtedness (including with respect to any restrictive covenants thereunder) and such Person shall not be deemed to have obtained any legal or equitable title to such Assets for purposes of such Person's Indebtedness (including with respect to any restrictive covenants thereunder).

            (vi)  Each Party hereto shall cooperate with each other Party hereto and shall set up procedures and notifications as are reasonably necessary or advisable to effectuate the transfers contemplated by this Section 1.7.

          (b)    Mistaken Assignments and Assumptions.    If at any time there exist (i) Assets that any Party discovers were, contrary to the agreements among the Parties, by mistake or unintentional or other omission, transferred to Newco or retained by EchoStar or any member of the EchoStar Group or (ii) Liabilities that any Party discovers were, contrary to the agreements among the Parties, by mistake or unintentional or other omission, assumed by Newco or retained by EchoStar or any member of the EchoStar Group, then the Parties shall cooperate in good faith to effect the transfer or retransfer of misallocated Assets, and/or the assumption or reassumption of misallocated Liabilities, to or by the appropriate Person as promptly as practicable and shall not use the determination that remedial actions need to be taken to alter the original intent of the Parties with respect to the Assets to be transferred to or Liabilities to be assumed by Newco or retained by EchoStar or any member of the EchoStar Group. Each Party shall reimburse any other Party or make other financial adjustments or other adjustments to remedy any mistakes or omissions relating to any of the Assets transferred or any of the Liabilities assumed or retained pursuant to this Section 1.7.

          (c)    No Additional Consideration.    For the avoidance of doubt, the transfer or assumption of any Assets or Liabilities under this Section 1.7 shall be effected without any additional consideration payable by any Party hereto.

        Section 1.8    Consents.

          (a)    Transfers Not Consummated Prior to Distribution Closing Date.    Notwithstanding anything to the contrary in this Agreement or any other Transaction Document, neither this Agreement nor any other Transaction Document shall constitute an agreement to sell, assign, transfer, convey, deliver or assume any Asset that would constitute a Transferred Asset if such Asset was not transferable in accordance with Applicable Law or with any other requisite Consent. If the transfer or assignment of any Asset intended to be transferred or assigned hereunder is not consummated prior to or on the Distribution Closing Date, whether as a result of a prohibition on transfer due to a violation or breach of Applicable Law or any other requisite Consent, then the Person retaining such Asset shall thereafter hold such Asset for the use and benefit, insofar as legally permitted and reasonably possible, of the Person entitled thereto until the consummation of the transfer or assignment thereof (or as otherwise mutually determined by DISH and EchoStar). In addition, the Person retaining such Asset shall take such other actions as may reasonably be requested by the Person to whom such Asset is to be transferred in order to place such Person, insofar as legally permitted and reasonably possible, in the same position as if such Asset had been transferred as contemplated hereby and so that all the benefits and burdens relating to such Asset, including possession, use, risk of loss, potential for gain, and dominion, control and command over such Asset, are to inure from and after the Distribution Closing Date to the Person to whom such Asset is to be transferred. Notwithstanding the foregoing, any such Asset shall still be considered a Transferred Asset. This provision is intended, among other things, to cause all such Assets that are considered Transferred Assets to be treated for all income tax and accounting purposes as if transferred as contemplated hereby, such that such Assets are and will be, for all income tax and accounting purposes, owned by Newco, and the Parties will so treat such Assets for all income tax and accounting purposes. For the avoidance of doubt, the Parties agree that Assets received or held by such Person in trust shall not be considered to be Assets of such Person for purposes of such Person's Indebtedness (including with respect to any restrictive covenants thereunder) and such Person shall not be deemed to have obtained any legal or equitable title to such Assets for purposes of such Person's Indebtedness (including with respect to any restrictive covenants thereunder).

          (b)    Expenses.    The Person retaining an Asset due to the deferral of the transfer and assignment of such Asset shall not be obligated, in connection with the foregoing, to expend any money or personnel in connection with the maintenance of the Asset unless the necessary funds or expenses or costs associated with such maintenance are advanced by the Person to whom such Asset is to be transferred, other than reasonable out-of-pocket expenses, attorneys' fees and recording or similar fees, all of which shall be promptly reimbursed by the Person to whom such Asset is to be transferred; provided, however, that the Person retaining such Asset shall, as promptly as practicable, provide notice to the Person to whom such Asset is to be transferred of the amount of all such expenses and fees.

          (c)    No Additional Consideration.    For the avoidance of doubt, the transfer of any Assets under this Section 1.8 shall be effected without any additional consideration payable by any Party hereto.

          (d)    Specific Performance.    The Parties hereto agree that irreparable damage would occur in the event any provision of Section 1.7 or Section 1.8 of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity. Nothing contained herein shall be construed as prohibiting a Party from pursuing any other remedy available to it for such breach or threatened breach. No Party shall oppose an action for specific performance on the basis that specific performance should not be an available remedy.

        Section 1.9    Distribution of Newco Shares to Existing EchoStar Stockholders.

          (a)    Distribution Record Date and Distribution Closing Date.    The board of directors of EchoStar, in accordance with Applicable Law, shall establish the Distribution Record Date and the Distribution Closing Date and any appropriate procedures in connection with the Distribution, and all Newco Shares held by EchoStar on the Distribution Closing Date shall be distributed as provided in Section 1.9(b); provided that EchoStar shall consult with DISH regarding the dates selected to be the Distribution Record Date and the Distribution Closing Date before final establishment by the board of directors of EchoStar.

          (b)    The Distribution.

              (i)  EchoStar shall appoint the transfer agent for the EchoStar Common Stock (or an Affiliate of such transfer agent) or another bank or trust company reasonably approved by DISH to act as agent in connection with the Distribution as provided in this Section 1.9(b) (the "Agent") and enter into an agreement with such Agent with respect to the Distribution. DISH shall enter into an agreement with the Agent as exchange agent for the issuance of DISH Shares in the Merger as contemplated by Article IV.

             (ii)  On the terms and subject to the conditions set forth in this Agreement, (i) on or prior to the Distribution Closing Date, EchoStar shall irrevocably deliver to the Agent, for the benefit of the holders of record on the Distribution Record Date of Class A common stock, par value $0.001 per share, of EchoStar and Class B common stock, par value $0.001 per share, of EchoStar (together with the EchoStar Class A common stock, the "EchoStar Common Stock" and, such holders, the "Record Holders"), certificates representing (or authorize the related book-entry transfer, for the benefit of the Record Holders, of) all the Newco Shares outstanding as of the Distribution Closing Date and (ii) on the Distribution Closing Date, EchoStar shall instruct the Agent to distribute to each Record Holder (or such Record Holder's bank, brokerage firm or other nominee on such Record Holder's behalf) electronically, by direct registration in book-entry form, one (1) Newco Share for every share of EchoStar Common Stock owned by such Record Holder at the Distribution Record Date (the "Distribution").

          (c)    Timing of the Distribution.

              (i)  Subject to Section 1.9(c)(ii) and Section 1.9(c)(iii) and to EchoStar's ability to legally declare and pay the dividend represented by the Distribution at such time under Applicable Law, EchoStar shall consummate the Pre-Closing Restructuring and the Distribution as

    promptly as reasonably practicable after satisfaction (or, to the extent permitted by Applicable Law, waiver by the parties entitled to the benefit thereof) of all the conditions set forth in Article VII (other than conditions that by their nature are to be satisfied as of the Closing Date and shall in fact be satisfied at such time and other than the conditions set forth in Section 7.1(f) and Section 7.1(g)).

             (ii)  EchoStar may, in its sole discretion, consummate the Pre-Closing Restructuring prior to the satisfaction of the conditions set forth in Article VII.

            (iii)  Subject to the last clause of Section 1.9(a), EchoStar shall be entitled to delay the Distribution Closing Date until ten (10) days after the date on which the Distribution would otherwise occur pursuant to Section 1.9(c)(i) to the extent necessary to comply with any NASDAQ rules relating to notices of record dates and dividends.

ARTICLE II

THE MERGER

        Section 2.1    Closing Date.     The closing of the Merger (the "Closing") shall take place at the offices of DISH Network Corporation, 9601 South Meridian Boulevard, Englewood, Colorado 80112 (or at such other place as the parties may designate in writing), at 6:00 a.m. Colorado time on the date that is three (3) Business Days after the satisfaction or waiver of the last of the conditions set forth in Article VII (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time), but no earlier than June 15, 2019, unless another time, date or place is agreed to in writing by the Parties. The date on which the Closing actually occurs is referred to hereinafter as the "Closing Date."

        Section 2.2    The Closing.     Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL"), and in reliance on the representations, warranties and covenants made or given in this Agreement and the other Transaction Documents, the Parties hereby agree that, on the Closing Date, Merger Sub shall be merged with and into Newco and the separate corporate existence of Merger Sub shall thereupon cease. Newco shall be the surviving corporation in the Merger under the DGCL (sometimes hereinafter referred to as the "Surviving Corporation").

        Section 2.3    Effective Time.     Concurrently with the Closing, Newco and DISH will cause a certificate of merger (the "Certificate of Merger") to be filed with the Secretary of State of the State of Delaware in such form as required by, and executed in accordance with, the relevant provisions of the DGCL (the date and time of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, or such later time as is specified in the Certificate of Merger and as is agreed to by the Parties in writing, being the "Effective Time") and shall make all other filings or recordings required under the DGCL (if any).

        Section 2.4    Closing Deliverables.     At the Closing, the following deliveries shall be made in the following manner:

          (a)   each Party shall cause to be delivered, to each of the other Parties thereto, each Transaction Document (other than this Agreement) to which such Party is a party thereto, duly executed on behalf of such Party;

          (b)   EchoStar and its Subsidiaries shall deliver, or cause to be delivered, resignation letters from (x) all members of the board of directors (or board of managers or similar governing body) of Newco and (y) the officers of Newco as of the Closing (other than any such members or officers identified by DISH in writing to EchoStar);

          (c)   the DISH Parties shall receive a tax opinion from Sullivan & Cromwell LLP, counsel to the DISH Parties, dated as of the Closing Date, in the form described in the Tax Matters Agreement; and

          (d)   the EchoStar Parties shall receive a tax opinion from White & Case LLP, counsel to the EchoStar Parties, dated as of the Closing Date, in the form described in the Tax Matters Agreement.

        Section 2.5    Tax Consequences.     The Parties intend that, for U.S. federal income tax purposes, (a) the Merger shall qualify as a "reorganization" within the meaning of Section 368(a) of the Code and (b) this Agreement, including any amendments thereto, be, and is hereby adopted as, a "plan of reorganization" involving the Merger for purposes of Section 354 and Section 361 of the Code.

ARTICLE III

CERTIFICATE OF INCORPORATION AND BY-LAWS
OF THE SURVIVING CORPORATION; DIRECTORS AND OFFICERS OF THE
SURVIVING CORPORATION

        Section 3.1    Certificate of Incorporation.     At the Effective Time, the Certificate of Incorporation of Newco as in effect immediately prior to the Effective Time shall be amended and restated as of the Effective Time to be in the form set forth in Exhibit A to this Agreement and as so amended and restated shall be the certificate of incorporation of the Surviving Corporation (the "Charter"), until thereafter duly amended as provided therein or in accordance with Applicable Law.

        Section 3.2    The By-laws.     At the Effective Time, the By-laws of Newco shall be amended and restated in their entirety to read the same as the by-laws of Merger Sub immediately prior to the Effective Time, and as so amended and restated shall be the by-laws of the Surviving Corporation (the "By-laws"), until thereafter duly amended as provided therein or in accordance with the Charter and Applicable Law.

        Section 3.3    Directors.     The directors of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the By-laws.

        Section 3.4    Officers.     The officers of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the By-laws.

ARTICLE IV

EFFECT OF THE MERGER ON CAPITAL STOCK

        Section 4.1    Effect on Capital Stock of Newco.     At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any capital stock of Newco or Merger Sub:

          (a)    Merger Consideration.    Each share of the Newco Common Stock issued and outstanding immediately prior to the Effective Time (other than Newco Shares owned by DISH, Merger Sub or any other direct or indirect wholly owned Subsidiary of DISH and Newco Shares owned by EchoStar or any direct or indirect wholly owned Subsidiary of EchoStar (including Newco), and in each case not held on behalf of third parties (each Newco Share referred to in this parenthetical, an "Excluded Share" and, collectively, "Excluded Shares")) shall be converted into, and become exchangeable for a number of DISH Shares equal to the quotient of (1) 22,937,188 divided by (2) the number of issued and outstanding shares of EchoStar Common Stock as of the Distribution

  Record Date (such ratio, the "Exchange Ratio," such consideration, the "Per Share Merger Consideration" and, the aggregate consideration to be issued pursuant to this Section 4.1(a), the "Aggregate Merger Consideration"). At the Effective Time, all of the Newco Shares (other than Excluded Shares) shall cease to be outstanding, shall automatically be cancelled and shall cease to exist, and each certificate formerly representing any of the Newco Shares (a "Certificate"), and each non-certificated Newco Share represented by book entry (each, a "Book Entry Newco Share") (other than in each case those representing Excluded Shares) shall thereafter represent only the right to receive, without interest, the Per Share Merger Consideration and the right, if any, to receive (A) pursuant to Section 4.2(d), cash in lieu of fractional shares into which such Newco Shares have been converted pursuant to this Section 4.1(a) and (B) any distribution or dividend pursuant to Section 4.2(b).

          (b)    Treatment of Excluded Shares.    Each Excluded Share shall be cancelled and shall cease to exist, with no consideration paid in exchange therefor.

          (c)    Treatment of Merger Sub Shares.    At the Effective Time, each share of common stock, par value $0.001 per share, of Merger Sub (such stock, "Merger Sub Common Stock," and all such shares, the "Merger Sub Shares") issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, par value $0.001 per share, of the Surviving Corporation.

        Section 4.2    Exchange of Certificates and Book Entry Shares.

          (a)    Agent; Exchange Procedures.    On the Closing Date, immediately prior to the Effective Time, DISH shall deposit, or shall cause to be deposited, with the Agent for the benefit of the holders of Newco Shares (i) certificates, or at DISH's option, evidence of non-certificated DISH Shares in book-entry form ("Book Entry DISH Shares"), constituting at least the amounts necessary for the Aggregate Merger Consideration and (ii) as necessary from time to time after the Effective Time, if applicable, any cash and dividends or other distributions with respect to the DISH Shares to be issued or to be paid pursuant to Section 4.2(b) and Section 4.2(d), in exchange for Newco Shares outstanding immediately prior to the Effective Time, deliverable upon due surrender of the Certificates (or affidavits of loss in lieu thereof as provided in Section 4.2(f)) or Book Entry Newco Shares pursuant to the provisions of this Article IV (such cash, certificates for DISH Shares and evidence of Book Entry DISH Shares, together with the amount of any dividends or other distributions payable pursuant to this Article IV with respect thereto, being hereinafter referred to as the "Exchange Fund"). The Agent shall also act as the agent for Newco's stockholders for the purpose of receiving and holding their Certificates and Book Entry Newco Shares and shall obtain no rights or interests in the Newco Shares represented thereby. As promptly as practicable after the Effective Time, DISH shall cause the Agent to distribute the DISH Shares into which the Newco Shares that were distributed in the Distribution have been converted pursuant to the Merger, which shares shall be distributed on the same basis as the Newco Shares were distributed in the Distribution and to the Persons who received Newco Shares in the Distribution. Each Person entitled to receive Newco Shares in the Distribution shall be entitled to receive in respect of the shares of Newco Shares distributed to such Person certificates for DISH Shares or evidence of Book Entry DISH Shares representing the number of DISH Shares that such holder has the right to receive pursuant to this Section 4.2(a) (and cash in lieu of fractional DISH Shares, as contemplated by Section 4.2(d)) (and any dividends or distributions and other amounts pursuant to Section 4.2(b)).

          (b)    Distributions with Respect to Unexchanged Newco Shares.    All DISH Shares to be issued pursuant to the Merger shall be deemed issued and outstanding as of the Effective Time and whenever a dividend or other distribution is declared by DISH in respect of DISH Shares, the record date for which is at or after the Effective Time, that declaration shall include dividends or other distributions in respect of all Per Share Merger Consideration issuable pursuant to this Agreement. No dividends or other distributions in respect of the DISH Shares shall be paid to any holder of any unsurrendered Certificate or Book Entry Newco Share until such Certificate (or affidavits of loss in lieu of the Certificate as provided in Section 4.2(f)) or Book Entry Newco Share is surrendered for exchange in accordance with this Article IV. Subject to the effect of Applicable Laws, following surrender of any such Certificate (or affidavits of loss in lieu of the Certificate as provided in Section 4.2(f)) or Book Entry Newco Share that has been converted into the right to receive the Per Share Merger Consideration, there shall be issued and/or paid to the holder of the certificates representing whole DISH Shares (or as applicable, Book Entry DISH Shares) issued in exchange therefor, without interest, (A) at the time of such surrender, the dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole DISH Shares and not paid and (B) at the appropriate payment date, the dividends or other distributions payable with respect to such whole DISH Shares with a record date after the Effective Time but with a payment date subsequent to surrender.

          (c)    Transfers.    From and after the Effective Time, there shall be no transfers on the stock transfer books of Newco of the Newco Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificate or Book Entry Newco Share is presented to the Surviving Corporation, DISH or the Agent for transfer, it shall be cancelled and exchanged for, with respect to each Newco Share represented thereby, the Per Share Merger Consideration (and to the extent applicable, cash in lieu of fractional shares pursuant to Section 4.2(d) and/or any dividends or other distributions pursuant to Section 4.2(b)) to which the holder thereof is entitled pursuant to this Article IV.

          (d)    Fractional Shares.    Notwithstanding any other provision of this Agreement, no fractional DISH Shares will be issued and any holder of Newco Shares entitled to receive a fractional DISH Share but for this Section 4.2(d) shall be entitled to receive a cash payment in lieu thereof, without interest, which payment shall be calculated by the Agent and shall be an amount equal to the product of (i) the average of the closing prices per DISH Share on the Nasdaq Stock Market (the "NASDAQ"), as reported in the Wall Street Journal (or if not reported thereby, as reported in another authoritative source), for the five full trading days ending on the second (2nd) Business Day immediately preceding the date on which the Effective Time occurs multiplied by (ii) the fraction of a DISH Share (after taking into account all Newco Shares held by such holder at the Effective Time and rounded to the nearest one thousandth when expressed in decimal form) to which such holder would otherwise be entitled. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional DISH Shares.

          (e)    Termination of Exchange Fund.    Any portion of the Exchange Fund (including DISH Shares) that remains unclaimed by the stockholders of Newco for eighteen (18) months after the Effective Time shall be delivered to DISH. Any holder of Newco Shares (other than Excluded Shares) who has not theretofore complied with this Article IV shall thereafter look only to DISH for delivery of any Per Share Merger Consideration (and to the extent applicable, cash in lieu of fractional shares pursuant to Section 4.2(d) and/or any dividends or other distributions pursuant to Section 4.2(b)), payable and/or issuable pursuant to Section 4.1 and Section 4.2 upon due surrender of their Certificates (or affidavits of loss in lieu of the Certificates as provided in Section 4.2(f)) or Book Entry Newco Shares, in each case, without interest. Notwithstanding the foregoing, none of the Surviving Corporation, DISH, EchoStar, the Agent or any other Person shall be liable to any former holder of Newco Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Applicable Laws. Any portion of the Exchange Fund which remains undistributed to the holders of Newco Shares immediately prior to the time at which the Exchange Fund would otherwise escheat to, or become property of, any Governmental

  Authority, shall, to the extent permitted by Applicable Law, become the property of DISH, free and clear of all claims or interest of any Person previously entitled thereto.

          (f)    Lost, Stolen or Destroyed Certificates.    In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by DISH, the posting by such Person of a bond in customary amount and upon such terms as may be required by DISH as indemnity against any claim that may be made against DISH, the Agent or any of DISH's Subsidiaries with respect to such Certificate, the Agent will issue, in exchange for such lost, stolen or destroyed Certificate, the Per Share Merger Consideration, and (to the extent applicable) any cash in lieu of fractional shares pursuant to Section 4.2(d) or unpaid dividends or other distributions pursuant to Section 4.2(b), that would have been payable or deliverable in respect thereof pursuant to this Agreement had such lost, stolen or destroyed Certificate been surrendered.

        Section 4.3    Appraisal Rights.     In accordance with Section 262 of the DGCL, no appraisal rights shall be available to holders of Newco Shares in connection with the Merger.

        Section 4.4    Adjustments.     Notwithstanding anything to the contrary in this Agreement, if, between the date of this Agreement and the Effective Time, the issued and outstanding Newco Shares or securities convertible or exchangeable into or exercisable for Newco Shares or the issued and outstanding DISH Shares or securities convertible or exchangeable into or exercisable for DISH Shares, shall have been changed into a different number of shares or a different class by reason of any reclassification, stock split (including a reverse stock split), stock dividend or distribution, extraordinary cash dividend, recapitalization, reorganization, combination, merger, issuer tender or exchange offer, or other similar transaction (other than, in the case of Newco Shares, to the extent contemplated in connection with the Pre-Closing Restructuring or Distribution), then the Per Share Merger Consideration and the Aggregate Merger Consideration shall be equitably adjusted, without duplication, to proportionally reflect such change and as so adjusted shall, from and after the date of such event, be the Per Share Merger Consideration and the Aggregate Merger Consideration, respectively; provided, that nothing in this Section 4.4 shall be construed to permit EchoStar or Newco to take any of the foregoing actions with respect to its securities to the extent otherwise prohibited by the terms of this Agreement.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

        Section 5.1    Representations and Warranties of the EchoStar Parties.     Except as set forth in the EchoStar Reports filed with the SEC on or after December 31, 2016 and prior to the date of this Agreement (excluding, in each case, any disclosures set forth in any risk factor section or in any other section to the extent they are forward-looking statements or cautionary, predictive or forward-looking in nature) or in the corresponding sections of the disclosure letter delivered to the DISH Parties by EchoStar prior to entering into this Agreement (the "EchoStar Disclosure Letter") (it being agreed that disclosure of any item in any section or subsection of the EchoStar Disclosure Letter shall be deemed disclosure with respect to any section of this Agreement or any other section or subsection of the EchoStar Disclosure Letter to which the relevance of such disclosure is reasonably apparent on its face and that the mere inclusion of an item in such EchoStar Disclosure Letter as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had, would have or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect), EchoStar represents and warrants to the DISH Parties that:

          (a)    Organization and Good Standing.    Each EchoStar Party is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the full power and authority to enter into each Transaction Document to which it is a party and to perform its obligations thereunder. Each entity set forth on Schedule 1.4(a)(ii) (collectively, the "Relevant EchoStar Subsidiaries") is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of the EchoStar Parties and the Relevant EchoStar Subsidiaries (A) has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (B) is duly qualified or licensed and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (b)    Authorization and Execution of Transaction Documents.    (i) Other than obtaining the Requisite Stockholder Approval, each EchoStar Party has taken all necessary corporate action to authorize the execution, delivery and performance of its obligations under this Agreement and to consummate the Merger, (ii) as of the Distribution Closing, each EchoStar Party shall have taken, and shall have caused its respective applicable Subsidiaries to have taken, all necessary corporate action to consummate the Pre-Closing Restructuring and the Distribution and (iii) as of the Closing, each EchoStar Party shall have taken, and shall have caused its respective applicable Subsidiaries to have taken, all necessary corporate action to authorize the execution, delivery and performance of its and their obligations under each of the other Transaction Documents to which it, or they, is, are, or shall be, a party. (1) No other corporate proceedings on the part of any EchoStar Party or any Subsidiary of any EchoStar Party is necessary to approve this Agreement or to consummate the Merger, (2) as of the Distribution Closing, no other corporate proceedings on the part of any EchoStar Party or any Subsidiary of any EchoStar Party will be necessary to consummate the Pre-Closing Restructuring or the Distribution and (3) as of the Closing, no other corporate proceedings on the part of any EchoStar Party (including Newco) or any Subsidiary of any EchoStar Party will be necessary to approve any other Transaction Document to which it is a party. As of the date of this Agreement, the board of directors of EchoStar has approved this Agreement, the other Transaction Documents to which it is a party, the Pre-Closing Restructuring, the Distribution, the Merger and the other transactions contemplated hereby. As of the date of this Agreement, the board of directors of Newco has (a) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interests of Newco and its stockholders, (b) adopted, approved and declared advisable this Agreement, the Pre-Closing Restructuring, the Distribution and the Merger and the other transactions contemplated by this Agreement, on the terms and subject to the conditions set forth in this Agreement, (c) resolved to recommend that the sole stockholder of Newco approve the Merger and adopt this Agreement and (d) adopted, approved and declared advisable the other Transaction Documents to which it is a party. Other than, with respect to the approval of the Merger and the adoption of this Agreement, the affirmative vote by written consent of the sole holder of all of the issued and outstanding Newco Shares (the "Requisite Stockholder Approval"), no vote or consent of the holders of any class or series of capital stock of any EchoStar Party or any of the Relevant EchoStar Subsidiaries is necessary to approve this Agreement, the other Transaction Documents, the Pre-Closing Restructuring, the Distribution, the Merger and the other transactions contemplated hereby. HSSC has the power and capacity under Applicable Law in its capacity as Newco's sole stockholder to provide the Requisite Stockholder Approval without a vote of its stockholders and without a vote of Newco's stockholders after giving effect to the Distribution. This Agreement has been duly executed and delivered by each EchoStar Party, and each other Transaction Document to which each EchoStar Party or each Subsidiary of any EchoStar Party is a party, when delivered by it in accordance herewith, shall have been duly executed and delivered by such EchoStar Party or Subsidiary thereof.

          (c)    Enforceability of Transaction Documents.    Assuming that this Agreement and each of the Transaction Documents to which any EchoStar Party or any of their respective Subsidiaries is a party is the valid and binding obligation of each DISH Party or other counterpart thereto, this Agreement constitutes, and the other Transaction Documents shall at the Closing constitute, the valid, legal and binding obligation of each EchoStar Party and each of their respective Subsidiaries that is party to each such agreement, enforceable against each such EchoStar Party or Subsidiary in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (d)    Non-Contravention.    The execution and delivery by any EchoStar Party and any Subsidiary of any EchoStar Party of each of the Transaction Documents to which it is a party and the consummation of the Pre-Closing Restructuring, the Distribution, the Merger and the other transactions contemplated hereby by it pursuant thereto will not, subject to obtaining the Requisite Stockholder Approval: (x) conflict with any requirement of its Corporate Documents; (y) assuming compliance with the matters referred to in Section 5.1(e) of this Agreement, result in a violation or breach of any Applicable Law by which it is bound or to which any of its properties is subject; or (z) with or without notice, lapse of time or both, result in a breach or violation of, a termination (or right of termination) or default under, the creation or acceleration of any obligations under or the creation of a Lien on any of the assets of such EchoStar Party or any of its Subsidiaries pursuant to any Contract binding upon such EchoStar Party or any of its Subsidiaries or result in any change in the rights or obligations of any party under any Contract binding upon such EchoStar Party or any of its Subsidiaries, except, in the case of clauses (y) and (z), as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (e)    Consents.    No consent, license, approval or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required by or of any EchoStar Party or any Subsidiary of any EchoStar Party in connection with the execution, delivery, performance, validity or enforceability of any Transaction Document to which any such EchoStar Party or Subsidiary is a party or the consummation of the Pre-Closing Restructuring, the Distribution or the Merger and the other transactions contemplated hereby, except (i) any such consent, license, approval, authorization, filing, notice or act that has been obtained, made or taken, (ii) as set forth on Schedule 5.1(e), any such consent, license, approval, authorization, filing, notice or act required to assign or transfer control over, either in the Pre-Closing Restructuring, the Distribution or the Merger, the BSS Satellites, including the Leased Satellites (the "Leased Satellite Consents"), and the Permits required from any Governmental Authority to construct, launch and operate any BSS Satellite, (iii) any other such consent, license, approval, authorization, filing, notice or act as set forth on Schedule 5.1(e), (iv) the filing with the SEC and mailing of the Joint Information Statement/Prospectus (or such other filings as may be necessary under federal securities Applicable Laws) and (v) where the failure to obtain such consent, license, approval or authorization or make such filing or take such act has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (f)    Capital Structure.

              (i)  As of the date of this Agreement, the authorized capital stock of Newco consists of 1,000 shares of Newco Common Stock, all of which are issued and outstanding, and as of the Closing Date, the authorized capital stock of Newco will consist of the number of shares of EchoStar Common Stock outstanding on the Distribution Record Date. All shares of Newco Common Stock are owned by HSSC (all shares of which are owned by EchoStar), and prior to the Distribution Closing will be, owned by EchoStar, and there are no other equity interests authorized, issued or outstanding in Newco. There are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate Newco to issue or sell any shares of capital stock or other securities of Newco or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of Newco, and no securities or obligations evidencing such rights are authorized, issued or outstanding. All of the Newco Shares have been duly authorized and are validly issued, fully paid and nonassessable. Newco does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of Newco on any matter. HSSC has good and valid title to the Newco Shares, free and clear of any Liens.

             (ii)  There are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate any member of the EchoStar Group to issue or sell any shares of capital stock or other securities of the Relevant EchoStar Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of the Relevant EchoStar Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. All of the equity interests of the Relevant EchoStar Subsidiaries have been duly authorized and are validly issued, fully paid and nonassessable. None of the Relevant EchoStar Subsidiaries has outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of any such entity on any matter.

            (iii)  Schedule 5.1(f)(iii) sets forth a true and complete list of (A) all Indebtedness and (B) each Contract (1) that is a letter of credit, performance bond, banker's acceptance, corporate guarantee or other similar agreement or credit transaction issued and outstanding in connection with the BSS Business that would be an Assumed Liability, with, in each case, an indication of any amounts drawn thereunder or (2) in respect of any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which are required to be classified and accounted for under GAAP as capital leases in connection with the BSS Business, with, in the case of each of (1) and (2), the value ascribed to such letter of credit, performance bond, banker's acceptance, corporate guarantee or capital lease.

          (g)    Reports; Financial Statements.

              (i)  EchoStar has filed or furnished, as applicable, on a timely basis all material forms, statements, reports and documents required to be filed or furnished by it with the SEC pursuant to the Exchange Act or the Securities Act since December 31, 2016 (the "Applicable Date") (such forms, statements, reports and documents filed or furnished since the Applicable Date and those filed or furnished subsequent to the date of this Agreement, including any amendments thereto, the "EchoStar Reports"). Each of the EchoStar Reports, at the time of its filing or being furnished (or, if amended prior to the date of this Agreement, as of the date of such amendment) complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

             (ii)  Each of the consolidated balance sheets included in or incorporated by reference into the EchoStar Reports (including the related notes and schedules), fairly presents the consolidated financial position of EchoStar and its consolidated Subsidiaries as of the dates thereof and each of the consolidated statements of operations and comprehensive income (loss), changes in stockholders' or shareholder's equity and cash flows included in or incorporated by reference into the EchoStar Reports (including any related notes and schedules), fairly presents the results of operations and cash flows of EchoStar and its consolidated Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end adjustments and lack of footnote disclosure), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein or may be permitted by the SEC under the Exchange Act.

            (iii)  The financial information in the EchoStar Reports with respect to the ESS segment of EchoStar (A) was derived from the books and records of EchoStar and its Subsidiaries; (B) was prepared in good faith in accordance with GAAP consistently applied during the periods involved (except for goodwill and certain other assets and liabilities as may be noted therein); and (C) is materially representative of the historical financial position of the ESS segment, and the management of EchoStar did not knowingly fail to take into account any material information in preparing the financial information in the EchoStar Reports with respect to the ESS segment of EchoStar.

            (iv)  There are no obligations or liabilities of EchoStar or any of its Subsidiaries primarily arising from or resulting from the operation of the BSS Business or the ownership of the Transferred Assets, whether or not accrued, contingent or otherwise and whether or not required to be disclosed or any other facts or circumstances which could reasonably be expected to result in any claims against, or obligations or liabilities of, the BSS Business, except for (x) future executory liabilities arising under any BSS Business Contract (other than as a result of breach of contract, tort, infringement or violation of Applicable Law) or (y) those that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (h)    Absence of Certain Changes.    Since December 31, 2018, EchoStar and each of its Subsidiaries have conducted the BSS Business only in accordance with the Ordinary Course of Business, and there has not been, with respect to the BSS Business or any Transferred Asset:

              (i)  any fact, event, action, change, occurrence, condition or effect which has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; or

             (ii)  any action taken by EchoStar or any of its Subsidiaries that, if taken during the period from the date of this Agreement through the Closing Date, would constitute a violation or breach of or would otherwise require consent under Section 6.2.

          (i)    Compliance with Laws.

              (i)  EchoStar and each of its Subsidiaries is in and has, since the Applicable Date, been in compliance in all material respects with Applicable Laws (including the Communications Act but excluding Environmental Laws) and Permits, in each case, to the extent applicable to the BSS Business. Neither EchoStar nor any of its Subsidiaries has received any written notice or confirmation of any material noncompliance with any such Applicable Laws or any such Permits applicable to the BSS Business that has not been cured as of the date of this Agreement.

             (ii)  EchoStar and its Subsidiaries have, and following the Pre-Closing Restructuring, Newco shall have, all material Permits necessary to own, operate and conduct the BSS Business as currently conducted. All such material Permits are valid, in force and in good standing. There is no default on the part of EchoStar or any of its Subsidiaries, or to the knowledge of the EchoStar Parties, any other party, under any such Permit. Schedule 5.1(i)(ii) sets forth a correct and complete list of each Permit held by EchoStar and its Subsidiaries material to the BSS Business. No notices from a Governmental Authority have been received by EchoStar or any of its Subsidiaries with respect to any material (i) actual or alleged violation of, or failure to comply with, any term or requirement of any such Permit or (ii) threatened or pending sanction, revocation, withdrawal, termination, rescission, suspension, cancellation, modification, corrective action or limitation of, or with respect to, any such Permit.

            (iii)  Since the Applicable Date, neither the EchoStar Parties nor any of their Subsidiaries, nor, to the knowledge of the EchoStar Parties, any Representative of the EchoStar Parties or of any of their Subsidiaries, has taken any action in furtherance of an offer, payment, promise to pay, or authorization of the payment of any money, or offer, gift, promise to give, or authorization of the giving of anything of value directly, or indirectly through an intermediary, to any "government official" (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) in order to influence official action which would result in a violation by such persons of the FCPA, the UK Bribery Act of 2010 or any other Applicable Law that prohibits corruption, bribery or any of the foregoing actions (collectively, the "Anti-Corruption Laws") in connection with the operation of the BSS Business or ownership of the Transferred Assets. The EchoStar Parties and their Subsidiaries have conducted the BSS Business in compliance with all Anti-Corruption Laws in all material respects and maintain and will continue to maintain policies and procedures that are designed to provide reasonable assurance of compliance with such laws.

            (iv)  Neither EchoStar nor any of its Subsidiaries, nor, to the knowledge of the EchoStar Parties, any Representative of the EchoStar Parties or any of their Subsidiaries is or is 50% or more owned or controlled by one or more Persons that are: (A) the subject of any sanctions administered by OFAC or the U.S. Department of State, the United Nations Security Council, the European Union, or other relevant sanctions authority (collectively, "Sanctions"), or (B) located, organized or resident in a country or territory that is the subject of Sanctions (including the Crimea region of Ukraine, Cuba, Iran, North Korea and Syria).

             (v)  Since the Applicable Date, neither EchoStar nor any of its Subsidiaries has engaged in, directly or indirectly, any dealings or transactions relating to the BSS Business with any Person, or any country or territory that, at the time of the dealing or transaction, is or was the subject of Sanctions, except as otherwise authorized pursuant to Sanctions.

            (vi)  Since the Applicable Date, EchoStar and its Subsidiaries have been in compliance in all material respects with, and have not been given written notice of any material violation of, any applicable Sanctions or export control laws.

           (vii)  The EchoStar Parties and each of their Subsidiaries have instituted policies and procedures reasonably designed to ensure the compliance in all material respects of the EchoStar Parties and each of their Subsidiaries with all applicable export controls, Sanctions and Anti-Money Laundering Laws in connection with the operation of the BSS Business or ownership of the Transferred Assets.

          (j)    Litigation and Other Proceedings.    Except as would not have or reasonably be expected to have a Material Adverse Effect, (i) there is no pending or, to the knowledge of the EchoStar Parties, threatened in writing, claim, action, suit, investigation or proceeding relating to or affecting the operation of the BSS Business or the ownership of the Transferred Assets, and (ii) none of EchoStar or any of its Subsidiaries, or any of their respective properties, is subject to any order, injunction, judgment or decree by or before any Governmental Authority concerning the BSS Business or the ownership of the Transferred Assets. There is no claim, action, suit, investigation or proceeding pending or, to the knowledge of the EchoStar Parties, threatened against any member of the EchoStar Group related to the BSS Business, the ownership of the Transferred Assets or any of its properties, including with respect to the release of Hazardous Substances, except for matters that have not, individually or in the aggregate, resulted in and would not reasonably be expected to result in (i) any criminal liability of any member of the EchoStar Group related to the BSS Business or any director, officer or employee of any member of the EchoStar Group related to the BSS Business or (ii) a Material Adverse Effect.

          (k)    Intellectual Property.

              (i)  Schedule 5.1(k)(i) sets forth a true and complete list of all Registered Intellectual Property owned or purported to be owned by the EchoStar Parties and included in the Transferred Assets ("Separated Registered IP Assets"), indicating for each Registered item the registration or application number, registration or application date and the applicable filing jurisdiction (or in the case of an Internet domain name, the applicable domain name registrar). There are no inventorship challenges, opposition or nullity proceedings or interferences declared or commenced with respect to any Patents included in the Separated Registered IP Assets or, to the knowledge of the EchoStar Parties, threatened.

             (ii)  EchoStar or one of its Subsidiaries owns solely and exclusively the Intellectual Property owned or purported to be owned by the EchoStar Parties or their respective Subsidiaries and included in the Transferred Assets (the "Separated IP Assets"), free and clear of all Liens other than Permitted Liens.

            (iii)  Together with the Intellectual Property licensed under the Intellectual Property and Technology License Agreement, and the Transition Services Agreement(s), if any, and any other Contract, arrangement or understanding remaining in effect following the Closing Date between DISH and its Subsidiaries, on the one hand, and EchoStar and its Subsidiaries, on the other hand, the Transferred Assets and other Intellectual Property possessed by Newco constitute, in all material respects, all the Intellectual Property that is used, contemplated for use or held for use in the ownership, operation and conduct of the BSS Business as currently owned, operated and conducted.

            (iv)  The Separated IP Assets are subsisting and, to the knowledge of EchoStar, the issued or granted Separated Registered IP Assets included therein are valid and enforceable. The Separated IP Assets are not subject to any outstanding order, judgment, decree or agreement adversely affecting the EchoStar Parties' use or contemplated use of such Intellectual Property or their rights in or to such Intellectual Property. There has been no material litigation, opposition, cancellation, proceeding or claim pending or, to the knowledge of EchoStar, threatened since the Applicable Date against the EchoStar Parties concerning the ownership, validity, registerability or enforceability of any Separated IP Assets.

             (v)  To the knowledge of the EchoStar Parties, the conduct of the BSS Business as currently conducted does not infringe, misappropriate or otherwise violate, and has not infringed, misappropriated or otherwise violated during the three (3) year period immediately preceding the date of this Agreement, any Intellectual Property of any third party. There has been no claim, action, suit, proceeding or investigation pending or, to knowledge of the

    EchoStar Parties, threatened (including "cease and desist" letters and written invitations to take a patent license) against EchoStar or any of its Subsidiaries concerning the BSS Business since the Applicable Date, alleging the same. To the knowledge of the EchoStar Parties, no third party is infringing, misappropriating or violating any material Separated IP Assets.

            (vi)  EchoStar and each of its Subsidiaries have taken reasonable measures to protect the confidentiality and value of the Trade Secrets included in the Separated IP Assets.

           (vii)  The IT Assets included in the Transferred Assets (the "Separated IT Assets") (A) operate and perform in all material respects in accordance with their documentation and functional specifications, (B) have not materially malfunctioned or failed within the past three (3) years in a manner that has had a material impact on the BSS Business, and (C) are free from material bugs or other defects, and do not contain any Malicious Code. To the knowledge of the EchoStar Parties, no Person has gained unauthorized access to the Separated IT Assets during the three (3) year period immediately preceding the date hereof. Each of EchoStar and its Subsidiaries has implemented reasonable backup and disaster recovery technology processes for the Separated IT Assets.

          (viii)  EchoStar and each of its Subsidiaries has complied in all material respects with all Applicable Laws and contractual and fiduciary obligations relating to the collection, storage, use, transfer and any other processing of any Personally Identifiable Information collected by or used in the BSS Business. EchoStar and each of its Subsidiaries has at all times taken all steps reasonably necessary (including implementing and monitoring compliance with adequate measures with respect to technical and physical security) to ensure that all such Personally Identifiable Information is protected against loss and against unauthorized access, use, modification or disclosure, and there has been no unauthorized access to or misuse of such Personally Identifiable Information.

            (ix)  Neither EchoStar nor any of its Subsidiaries has incorporated Technology subject to an Open Source License into, or combined, linked, or distributed any such Technology with, any products or services of the BSS Business, in any manner that creates, or purports to create, obligations for the EchoStar Parties, with respect to any part of such products or services that is not (A) Technology owned by a third party subject to an Open Source License or (B) Technology which is intentionally distributed and licensed to third parties by the EchoStar Parties under an Open Source License. None of the EchoStar Parties is, in any material respect, in violation or breach of any Open Source License.

          (l)    Material Contracts.

              (i)  Each Material Contract is valid and binding on EchoStar and each of its Subsidiaries party thereto and, to the knowledge of the EchoStar Parties, any other party thereto, and is in full force and effect, except for such failures to be valid and binding or to be in full force and effect which have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except which has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there is no default under any Material Contract by EchoStar or any of its Subsidiaries party thereto or bound thereby and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by EchoStar or any of its Subsidiaries party thereto or bound thereby or, to the knowledge of the EchoStar Parties, any other party thereto.

             (ii)  Schedule 5.1(l)(ii) sets forth a true and correct list of each Material Contract, and a copy of each Material Contract (including schedules and exhibits thereto) has been made available to the DISH Parties.

          (m)    Employee Benefits and Labor.

              (i)  Each Benefit Plan has been established, operated and administered in compliance in all material respects with its terms and Applicable Law, including ERISA and the Code, and there are no pending or, to the knowledge of the EchoStar Parties, threatened claims (other than routine claims for benefits) or proceedings by a Governmental Authority by, on behalf of or against any Benefit Plan or any trust related thereto which could reasonably be expected to result in any material liability which would be an Assumed Liability. Each Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Code and, to the knowledge of the EchoStar Parties, nothing has occurred that would adversely affect the qualification or tax exemption of any such Benefit Plan. To the knowledge of the EchoStar Parties, with respect to any Benefit Plan that is an "employee benefit plan" within the meaning of Section 3(3) of ERISA, none of the EchoStar Parties nor any of their Subsidiaries has engaged in any breach of fiduciary responsibility or any "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) in connection with which the EchoStar Party or Subsidiary reasonably could be subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material tax imposed pursuant to Section 4975 or 4976 of the Code.

             (ii)  As of the date hereof, none of the Transferred Employees are covered by any collective bargaining agreement or other agreement with a labor union or like organization, and, to the knowledge of the EchoStar Parties, there are no activities or proceedings by any individual or group of individuals, including representatives of any labor organizations or labor unions, to organize any such employees.

            (iii)  Except as set forth on Schedule 5.5(m)(iii), there is no claim, action, suit, investigation or proceeding pending or, to the knowledge of the EchoStar Parties, threatened against any member of the EchoStar Group by any Transferred Employee or any former employee of EchoStar or any of its Subsidiaries who was primarily dedicated to providing services to the BSS Business, including any workers compensation claims and charges filed with the U.S. Equal Employment Opportunity Commission, in each case, in the Ordinary Course of Business.

          (n)    Environmental Matters.    Except as set forth on Schedule 5.1(n), (a) the BSS Business has been conducted, since the Applicable Date, in compliance in all material respects with all applicable Environmental Laws, (b) neither EchoStar nor any of its Subsidiaries is conducting or is required to conduct any investigation, remediation or other action pursuant to the requirements of any Environmental Law at any Transferred Site contaminated with any Hazardous Substance or property formerly owned or operated by EchoStar or any of its Subsidiaries (including soils, groundwater, surface water, buildings or other structures at such properties) contaminated with any Hazardous Substance, (c) neither EchoStar nor any of its Subsidiaries is subject to remedial action Liability under applicable Environmental Law for any Hazardous Substance disposal or contamination on any third party property that received Hazardous Substances, (d) neither EchoStar nor any of its Subsidiaries has received any written notice, demand, letter, claim or request for information alleging that EchoStar or any of its Subsidiaries is in violation of or subject to liability under any Environmental Law, (e) neither EchoStar nor any of its Subsidiaries is subject to any written order, decree or injunction with any Governmental Authority relating to any Environmental Liability or relating to Hazardous Substances, in each case of clauses (a) through (e), to the extent primarily relating to the operation of the BSS Business or the ownership of the Transferred Assets and (f) to the knowledge of the EchoStar Parties there are no other circumstances or conditions involving the BSS Business or the ownership of the Transferred Assets that would reasonably be expected to result in any material claim, Liability, investigation, cost or restriction on the ownership, use or transfer of any property pursuant to any Environmental Law.

          (o)    Assets.

              (i)  Except for properties, interests, Assets, services and rights that are the subject of Consents as set forth on Schedule 5.1(e) and which may not be delivered as of the Closing Date (provided that the benefits of such properties, interests, Assets, services and rights is appropriately held on behalf of Newco and its Subsidiaries pursuant to Section 1.8), Newco will have access to and use of as of the Closing Date all Transferred Assets including (A) good and marketable fee simple title to, or a valid and binding leasehold interest in, the real property it owns or leases that is included in the Transferred Assets and (B) good title to the personal tangible property it owns or leases that is included in the Transferred Assets, in each case, free and clear of all Liens, except Permitted Liens.

             (ii)  Except for Intellectual Property, which is addressed in Section 5.1(k)(iii), immediately following the Closing, the Transferred Assets, together with the Assets or services for which provision for access thereto is otherwise made in the Transaction Documents (taking into account each such Asset only to the extent to which such access is so provided to Newco following the Distribution Closing) remaining in effect following the Closing Date, including those Assets already in possession of Newco or one of its Subsidiaries (and remaining in possession of Newco or one of its Subsidiaries as of the Closing Date), constitute all the Assets necessary to conduct the BSS Business in the same manner as which the BSS Business is being conducted or contemplated to be conducted on the date hereof by EchoStar and its Subsidiaries in all material respects.

            (iii)  Except as would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (A) the tangible Transferred Assets are in good condition, reasonable wear and tear excepted, and (B) the plants, buildings, structures and other improvements included in the Transferred Assets are structurally sound, free of defects and with no material alterations or repairs required thereto under Applicable Law or insurance company requirements, have access to public roads or valid easements for such ingress and egress and have access to water supply, storm and sanitary sewer facilities, telephone, gas and electrical connections, fire protection and drainage and other similar systems and facilities, in each case, as necessary to permit the use of such plants, buildings and structures in the operation of the BSS Business as conducted on the date hereof.

            (iv)  Since the Applicable Date, neither EchoStar nor any of its Subsidiaries has: (A) experienced any material interruption in the provision of services to customers at the Data Centers or (B) experienced any material security breaches at any of the Data Centers.

          (p)    BSS Satellites.

              (i)  The EchoStar Parties and their Subsidiaries have, and at the Closing, Newco will have, good and marketable title to the BSS Satellites (other than to the Leased Satellites), free and clear of all Liens, except Permitted Liens.

             (ii)  The EchoStar Parties have made available to DISH information with respect to the orbital location, data transmission capabilities and the remaining useful life of the BSS Satellites, including an estimate of available propellant or bi-propellant for each BSS Satellite and any spacecraft-related incidents or anomalies observed on any BSS Satellite since its launch that DISH does not otherwise have access to, which information, to the knowledge of the EchoStar Parties, is (1) accurate in all material respects and (2) presents a fair depiction of the current health and operational status of each BSS Satellite in all material respects.

            (iii)  An accurate and complete list of the annual in-orbit incentive payments, including principal and interest, for each of the BSS Satellites has been provided by the EchoStar Parties to DISH.

          (q)    Real Properties.

              (i)  Schedule 5.1(q)(i) sets forth a list of all leases, subleases, licenses and occupancy agreements in respect of the Leased Sites (the "Transferred Real Property Leases").

             (ii)  EchoStar and its Subsidiaries have good and valid leasehold estate in and the right to quiet enjoyment of the Leased Sites pursuant to a legal, valid and binding lease in full force and effect and enforceable in all material respects in accordance with its terms upon EchoStar, its Subsidiaries and, to the knowledge of the EchoStar Parties, each other Person that is a party to such lease. With respect to each of the Transferred Real Property Leases: (A) such Transferred Real Property Lease is valid and binding on EchoStar and each of its Subsidiaries party thereto and, to the knowledge of the EchoStar Parties, any other party thereto, and is in full force and effect, except for such failures to be valid and binding or to be in full force and effect which have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (B) except which has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, neither EchoStar, its Subsidiaries nor, to the knowledge of the EchoStar Parties, any other party to such Transferred Real Property Lease is in breach or default thereunder, and no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default thereunder; (C) no security deposit or portion thereof deposited with respect to such Transferred Real Property Lease has been applied in respect of a breach or default under such Transferred Real Property Lease which has not been redeposited in full; (D) neither EchoStar nor any of its Subsidiaries owes, nor will owe in the future, any brokerage commissions or finder's fees with respect to such Transferred Real Property Lease; (E) to the knowledge of the EchoStar Parties, the counterparty to such Transferred Real Property Lease has not subleased, licensed or otherwise granted any Person (other than EchoStar or its Subsidiaries) the right to use or occupy the premises demised thereunder or any portion thereof; (F) to the knowledge of the EchoStar Parties, the counterparty has not collaterally assigned or granted any other security interest in such Transferred Real Property Lease; and (G) to the knowledge of the EchoStar Parties, there are no Liens on the estate or interest created by such Transferred Real Property Lease, other than Permitted Liens.

            (iii)  EchoStar or any of its Subsidiaries has good and marketable fee simple title to all Owned Sites and such title is not subject to any Liens, other than Permitted Liens. Except as set forth on Schedule 5.1(q)(iii), there are no options, rights of first offer or rights of first refusal to purchase any Owned Site or any material portion thereof.

            (iv)  No Transferred Site is subject to any Order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor nor, to the knowledge of the EchoStar Parties, has any condemnation, expropriation or taking been proposed, and there is no pending or, to the knowledge of the EchoStar Parties, threatened legislation introduced to change any zoning classification of any Transferred Site.

             (v)  As of the date of this Agreement, there are no pending property insurance claims with respect to any interest of EchoStar or any of its Subsidiaries in any Transferred Site or any portion thereof. As of the date of this Agreement, the EchoStar Parties and their Subsidiaries have not received any written notice from any insurance company or any board of fire underwriters (or any entity exercising similar functions) with respect to any Transferred

    Site or any portion thereof (A) requesting the EchoStar Parties or their Subsidiaries to perform any repairs, alterations, improvements or other work for such Transferred Site which the EchoStar Parties or their Subsidiaries have not completed in all material respects or (B) notifying the EchoStar Parties or their Subsidiaries of any defects or inadequacies in such Transferred Site, or other conditions, which would materially and adversely affect the insurability of such Transferred Site or the premiums for the insurance thereof.

            (vi)  The use and operation of the Transferred Sites in the conduct or operations of the BSS Business does not violate any material contractual covenant, condition, restriction, easement, license, right of way or agreement. No Transferred Site or any buildings, structures, facilities, fixtures or other improvements thereon or the use thereof contravenes or violates any building, zoning, administrative, occupational safety and health or other Applicable Law in any material respect.

           (vii)  Except for the Contracts set forth on Schedule 5.1(q)(vii), neither EchoStar nor any of its Subsidiaries has entered into any lease, sublease, license or other occupancy agreement to occupy space of any of the Transferred Sites where EchoStar or any of its Subsidiaries is the lessor or sublessor or is otherwise similarly situated.

          (viii)  During the past three (3) years, no Transferred Site has suffered any material damage, destruction or other casualty loss, whether or not covered by insurance.

            (ix)  There is no Indebtedness secured over, relating to or listed on the title record for, any Transferred Site, other than Permitted Liens.

          (r)    Related Party Transactions.    Schedule 5.1(r) contains an accurate and complete list of all material (A) loans, leases and other written and executed Contracts between EchoStar or any of its Subsidiaries (other than Newco or its Subsidiaries) or the directors, officers or employees of such entities (or Affiliates of any such directors, officers or employees), or any immediate family members of the foregoing that are natural persons (each of the foregoing, together with each other Person to the extent such Person is acting for the benefit for the foregoing, a "EchoStar Related Party"), on the one hand, and, after giving effect to the Pre-Closing Restructuring, Newco, on the other hand, (B) written and executed Contracts between an EchoStar Related Party and a third party vendor for the benefit of, after giving effect to the Pre-Closing Restructuring, Newco, (C) written and executed Contracts between, after giving effect to the Pre-Closing Restructuring, Newco and a third party vendor for the benefit of any EchoStar Related Party and (D) any other written and executed BSS Business Contract to which an EchoStar Related Party is a party.

          (s)    Investment Company Act.    Neither EchoStar nor Newco is, or will become after giving effect to the Pre-Closing Restructuring and the Distribution, an "investment company" required to be registered under the Investment Company Act of 1940, as amended.

          (t)    Takeover Statutes.    No "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation (each, a "Takeover Statute") or any anti-takeover provision in EchoStar's, Newco's or any of the Relevant EchoStar Subsidiaries' Corporate Documents applies to this Agreement, the Transaction Documents, the Pre-Closing Restructuring, the Distribution, the Merger and the other transactions contemplated hereby.

          (u)    No Brokers.    Except for Deutsche Bank Securities Inc., no agent, broker, investment banker, Person or firm is or will be entitled to any broker's or finder's fee or any other commission or similar fee payable by EchoStar or any of its Subsidiaries directly or indirectly in connection with the Pre-Closing Restructuring, the Distribution, the Merger and the other transactions contemplated hereby.

          (v)    Opinion of Financial Advisor.    The board of directors of EchoStar has received an opinion of Deutsche Bank Securities Inc. to the effect that, as of the date of such opinion, and subject to the assumptions, limitations, qualifications and conditions contained therein, the aggregate 22,937,188 DISH Shares to be received by holders of Newco Common Stock in the Merger, was fair to such holders from a financial point of view, in the aggregate, excluding DISH, EchoStar, Charles Ergen and their respective affiliates. EchoStar will make available to DISH an informational copy of such opinion as soon as practicable following the execution of this Agreement.

        Section 5.2    Representations and Warranties of the DISH Parties.     Except as set forth in the DISH Reports filed with the SEC on or after December 31, 2016 and prior to the date of this Agreement (excluding, in each case, any disclosures set forth in any risk factor section or in any other section to the extent they are forward-looking statements or cautionary, predictive or forward-looking in nature) or in the corresponding sections of the disclosure letter delivered to the EchoStar Parties by DISH prior to entering into this Agreement (the "DISH Disclosure Letter") (it being agreed that disclosure of any item in any section or subsection of the DISH Disclosure Letter shall be deemed disclosure with respect to any section of this Agreement or any other section or subsection of the DISH Disclosure Letter to which the relevance of such disclosure is reasonably apparent on its face and that the mere inclusion of an item in such DISH Disclosure Letter as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had, would have or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect), DISH represents and warrants to the EchoStar Parties that:

          (a)    Organization; Good Standing; Qualification.    Each DISH Party is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the full power and authority to enter into each Transaction Document to which it is a party and to perform its obligations thereunder, and (A) has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (B) is duly qualified or licensed and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, except where the failure to be so qualified or licensed has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (b)    Authorization and Execution of Transaction Documents.    (i) Each DISH Party has taken all necessary corporate action to authorize the execution, delivery and performance of its obligations under this Agreement and to consummate the Merger, and (ii) as of the Closing, each DISH Party (not including Newco) shall have taken all necessary corporate action to authorize the execution, delivery and performance of its obligations under each of the other Transaction Documents to which it is, or shall be, a party. As of the date of this Agreement, the board of directors of DISH has approved this Agreement, the other Transaction Documents to which it is a party, the Merger and the issuance of DISH Shares. As of the date of this Agreement, the board of directors of Merger Sub has (a) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interests of Merger Sub and its stockholders, (b) adopted, approved and declared advisable this Agreement and the Merger, on the terms and subject to the conditions set forth in this Agreement and (c) resolved to recommend that the sole stockholder of Merger Sub approve the Merger and adopt this Agreement. This Agreement has been duly executed and delivered by each DISH Party, and each other Transaction Document to which it is a party, when delivered by it in accordance herewith, shall have been duly executed and delivered by such DISH Party. No vote of the holders of any class of common stock of DISH is required to consummate the Merger or the other transactions contemplated hereby.

          (c)    Enforceability of Transaction Documents.    Assuming that this Agreement and each of the Transaction Documents to which any DISH Party is a party is the valid and binding obligation of each of the EchoStar Parties thereto, this Agreement constitutes, and each other Transaction Document shall, as of the Closing, constitute, the valid, legal and binding obligation of such DISH Party, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (d)    Non-Contravention.    The execution and delivery by any DISH Party of each of the Transaction Documents to which it is a party and the consummation of the Merger or the issuance of DISH Shares by it pursuant thereto will not: (i) conflict with any requirement of its Corporate Documents; (ii) assuming compliance with the matters referred to in Section 5.2(e) of this Agreement, result in a violation or breach of any Applicable Law by which it is bound or to which any of its properties is subject; or (iii) with or without notice, lapse of time or both, result in a breach or violation of, a termination (or right of termination) or default under, the creation or acceleration of any obligations under or the creation of a Lien on any of the assets of such DISH Party or its Subsidiaries pursuant to any Contract binding upon such DISH Party or its Subsidiaries or result in any change in the rights or obligations of any party under any Contract binding upon such DISH Party or its Subsidiaries, except, in the case of clauses (ii) and (iii), as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (e)    Consents.    No consent, license, approval or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required by or of such DISH Party in connection with the execution, delivery, performance, validity or enforceability of any Transaction Document to which such DISH Party is a party or the consummation of the Merger and the issuance of DISH Shares, except for (i) the filing with the SEC and effectiveness of the S-4 Registration Statement, (ii) any filings required to be made with NASDAQ for the listing of DISH Shares, (iii) any such consent, license, approval, authorization, filing, notice or act that has been obtained, made or taken, and (iv) where the failure to obtain such consent, license, approval or authorization or make such filing or take such act as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (f)    Merger Sub.    The authorized capital stock of Merger Sub consists of 1,000 shares of Merger Sub Common Stock, all of which are validly issued and outstanding. All of the Merger Sub Common Stock is, and at the Effective Time will be, owned by DISH or an Affiliate of DISH. Merger Sub has not conducted any business prior to the date of this Agreement and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement, the Merger and the other transactions contemplated hereby.

          (g)    Reports; Financial Statements.

              (i)  DISH has filed or furnished, as applicable, on a timely basis all material forms, statements, reports and documents required to be filed or furnished by it with the SEC pursuant to the Exchange Act or the Securities Act since the Applicable Date (such forms, statements, reports and documents filed or furnished since the Applicable Date and those filed or furnished subsequent to the date of this Agreement, including any amendments thereto, the "DISH Reports"). Each of the DISH Reports, at the time of its filing or being furnished (or, if amended prior to the date of this Agreement, as of the date of such amendment) complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

             (ii)  Each of the consolidated balance sheets included in or incorporated by reference into the DISH Reports (including the related notes and schedules), fairly presents the consolidated financial position of DISH and its consolidated Subsidiaries as of the dates thereof and each of the consolidated statements of operations and comprehensive income (loss), changes in stockholders' or shareholder's equity and cash flows included in or incorporated by reference into the DISH Reports (including any related notes and schedules), fairly presents the results of operations and cash flows of DISH and its consolidated Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end adjustments and lack of footnote disclosure), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein or may be permitted by the SEC under the Exchange Act.

            (iii)  There are no obligations or liabilities of DISH or any of its Subsidiaries, whether or not accrued, contingent or otherwise and whether or not required to be disclosed or any other facts or circumstances which could reasonably be expected to result in any claims against, or obligations or liabilities of, DISH or its Subsidiaries except for (x) those liabilities set forth in the consolidated balance sheets included in or incorporated by reference into the DISH Reports, (y) future executory liabilities arising under any Contract binding upon DISH or any of its Subsidiaries (other than as a result of breach of contract, tort, infringement or violation of Applicable Law) or (z) those that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (h)    Litigation and Other Proceedings.    Except as would not have or reasonably be expected to have a Material Adverse Effect, (i) there is no claim, action, suit, investigation or proceeding pending or, to the knowledge of the DISH Parties, threatened in writing against DISH or any of its Subsidiaries by or before any Governmental Authority and (ii) none of the DISH Parties or any of their respective Subsidiaries nor any of their respective properties is or are subject to any judgment, order, injunction, rule or decree of, by or before any Governmental Authority, in each case of clauses (i) and (ii), (1) that are reasonably likely to prohibit or restrain the ability of the DISH Parties to enter into this Agreement or any other Transaction Document or consummate the Merger or the issuance of DISH Shares, or (2) challenging or seeking to make illegal or otherwise restrain, enjoin or prohibit the consummation of the Merger or the issuance of DISH Shares. There is no claim, action, suit, investigation or proceeding pending or, to the knowledge of the DISH Parties, threatened in writing against DISH or any of its Subsidiaries relating to the Merger or the issuance of DISH Shares, in each case, except for matters that have not resulted in, and would not reasonably be expected to result in, (i) any criminal liability of DISH or any of its Subsidiaries or any director, officer or employee of DISH or any of its Subsidiaries or (ii) a Material Adverse Effect.

          (i)    Investment Company Act.    Neither DISH nor Merger Sub is, or will become after giving effect to the Merger and issuance of DISH Shares, an "investment company" required to be registered under the Investment Company Act of 1940, as amended.

          (j)    No Brokers.    Except for BofA Securities, Inc., no agent, broker, investment banker, Person or firm is or will be entitled to any broker's or finder's fee or any other commission or similar fee payable by DISH, the DISH Parties or any of their Subsidiaries directly or indirectly in connection with the Merger or the issuance of DISH Shares.

          (k)    Opinion of Financial Advisor.    The board of directors of DISH has received an opinion (which, if initially rendered orally, has been or will be confirmed by a written opinion, dated as of the same date) of BofA Securities, Inc., as financial advisor to DISH solely to render an opinion to the board of directors of DISH, to the effect that, as of the date of such opinion, and based on and subject to the various assumptions and limitations set forth therein, the Exchange Ratio provided for in this Agreement is fair to DISH from a financial point of view. DISH will make available to EchoStar an informational copy of such opinion as soon as practicable following the execution of this Agreement.

          (l)    Absence of Certain Changes.    Since December 31, 2018, DISH and each of its Subsidiaries have conducted their respective businesses only in accordance with the Ordinary Course of Business, and there has not been:

              (i)  any fact, event, action, change, occurrence, condition or effect which has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; or

             (ii)  any action taken by DISH or any of its Subsidiaries that, if taken during the period from the date of this Agreement through the Closing Date, would constitute a violation or breach of or would otherwise require consent under Section 6.3.

ARTICLE VI

COVENANTS

        Section 6.1    Access to Information.

          (a)   Prior to the Closing, each of the DISH Parties and their Affiliates shall be entitled, through their directors, officers, employees, consultants, agents, accountants, attorneys and other representatives (including their legal and financial advisors) (together, such Party's "Representatives"), to make such investigation of the properties, businesses and operations to the extent related to the BSS Business and such examination of the books and records to the extent related to the BSS Business, and to receive such information, including financial information, as it reasonably requests and to make extracts and copies of such books and records, including access to customary supporting information, data and documentation utilized in or necessary for the preparation of the DISH Reports. Any such investigation and examination shall be conducted under reasonable circumstances and shall be subject to any restrictions under Applicable Law. The EchoStar Parties shall cause the Representatives of the BSS Business, respectively, to promptly cooperate with the DISH Parties and their Representatives in connection with such investigation and examination, and the DISH Parties and their Representatives shall promptly cooperate with the respective Representatives of the BSS Business and shall use their reasonable efforts to minimize any disruption to the business.

          (b)   Following the Closing, the DISH Parties will give the EchoStar Parties reasonable access during the DISH Parties' regular business hours upon reasonable advance notice and subject to restrictions under Applicable Law to books and records transferred to the DISH Parties to the extent necessary for the preparation of financial statements or regulatory filings of the EchoStar Parties or their Affiliates in respect of periods ending on or prior to the Closing, or in connection with any Legal Proceedings. The EchoStar Parties shall be entitled, at their sole cost and expense, to make copies of the books and records to which they are entitled to access pursuant to this Section 6.1(b).

          (c)   Following the Closing, the EchoStar Parties will give, or cause to be given, the DISH Parties and their Affiliates reasonable access during the EchoStar Parties' regular business hours upon reasonable advance notice and subject to restrictions under Applicable Law to their respective books and records to the extent relating to the BSS Business to the extent necessary for the preparation of financial statements or regulatory filings of DISH and Newco in respect of periods ending on or prior to the Closing, in connection with any Legal Proceedings, or to the extent reasonably necessary or advisable to operate the BSS Business after the Closing, and such information will not be unreasonably withheld or delayed by EchoStar or any of its Subsidiaries.

  DISH, the DISH Parties and their Affiliates shall be entitled, at their sole cost and expense, to make copies of the books and records to which they are entitled to access pursuant to this Section 6.1(c).

          (d)   No investigation pursuant to this Section 6.1 or otherwise shall affect or be deemed to modify any representation, warranty, covenant or agreement made by the EchoStar Parties or the DISH Parties or to modify any condition set forth in this Agreement.

        Section 6.2    Conduct of the BSS Business Pending the Closing.

          (a)   Prior to the Closing, except (I) as permitted by Schedule 6.2, (II) as required by Applicable Law, (III) as otherwise expressly required or expressly contemplated by this Agreement or any other Transaction Document, (IV) with the prior written consent of DISH (such consent not to be unreasonably withheld, conditioned or delayed), or (V) to the extent contemplated by, or reasonably necessary in connection with, the Pre-Closing Restructuring and the Distribution, EchoStar (or, as applicable, Newco) shall, and shall cause its Subsidiaries to, (i) conduct the BSS Business only in the Ordinary Course of Business; and (ii) use its commercially reasonable efforts to (A) preserve the present business operations of, Assets primarily related to, and organization and goodwill of, in each case, the BSS Business, (B) preserve the present relationships with customers, licensors, vendors, distributors and suppliers to the extent primarily related to the BSS Business and other third parties having a business relationship with the BSS Business, (C) preserve the BSS Business and its business organization intact and retain the respective Permits to the extent related to the BSS Business and (D) keep available the services of the employees of the BSS Business, in the case of (A) through (D), in all material respects.

          (b)   Without limiting the generality of Section 6.2(a), and in furtherance of Section 6.2(a), except (I) as expressly permitted by Schedule 6.2, (II) as otherwise expressly required or contemplated by this Agreement or any other Transaction Document, (III) with the prior written consent of DISH (such consent not to be unreasonably withheld, conditioned or delayed), (IV) as required by Applicable Law, or (V) to the extent contemplated by, or reasonably necessary in connection with, the Pre-Closing Restructuring and the Distribution, each EchoStar Party shall not, and shall cause each of their Subsidiaries not to:

              (i)  incur, assume or guarantee any Indebtedness that will, at the Closing, constitute Assumed Liabilities;

             (ii)  make any loan, advance or capital contribution to or investment in any Person that would constitute Transferred Assets;

            (iii)  change any method of accounting or accounting practice, in each case, which materially affects or relates to the BSS Business, except for any such changes required by Applicable Law or under GAAP;

            (iv)  declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of the Newco Shares or shares of the Relevant EchoStar Subsidiaries or enter into any agreement with respect to the voting of the Newco Shares or shares of the Relevant EchoStar Subsidiaries;

             (v)  transfer, issue, encumber, sell or dispose of any equity or membership interests in, or other securities of, Newco or of the Relevant EchoStar Subsidiaries or grant options, warrants, calls or other rights to purchase or otherwise acquire equity or membership interests in, or other securities of, Newco or of the Relevant EchoStar Subsidiaries;

            (vi)  effect any recapitalization, reclassification or like change in the capitalization of Newco or the Relevant EchoStar Subsidiaries;

           (vii)  amend or propose any change to the Corporate Documents of Newco or the Relevant EchoStar Subsidiaries;

          (viii)  other than as required by Applicable Law, any existing Benefit Plan or Material Contract or any of the Transaction Documents (including the Employee Matters Agreement), (A) increase the annual level of compensation of any Transferred Employee or consultant primarily related to the BSS Business, except for (1) increases in annual salary, wage rate or base compensation in the Ordinary Course of Business and after prior consultation with DISH and (2) the payment of annual bonuses to Transferred Employees for completed periods, (B) grant or increase any bonus or incentive opportunity or other direct or indirect compensation to any Transferred Employee other than in the Ordinary Course of Business, (C) establish, adopt or amend or otherwise materially increase the coverage or benefits available under any (or create any new) Benefit Plan, (D) take any action to accelerate the vesting or payment, or fund or in any other way to secure the payment, of compensation or benefits under any Benefit Plan with respect to any Transferred Employee, to the extent not already provided in any such Benefit Plan for Transferred Employees, (E) materially change any actuarial or other assumptions used to calculate funding obligations with respect to any Benefit Plan or to change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by GAAP, (F) establish, adopt, amend or terminate any employment, deferred compensation, severance, consulting, non-competition or similar agreement to which any Transferred Employee is a party, (G) become a party to, establish, adopt, amend, commence participation in or terminate any collective bargaining agreement or other agreement with a labor union, works council or similar organization, in each case, with respect to any Transferred Employee, (H) hire any employee at or above the level of senior vice president who, if so employed as of the date hereof would be a Transferred Employee or (I) terminate the employment of any Transferred Employee at or above the level of senior vice president other than for cause;

            (ix)  subject to any Lien (other than any Permitted Lien), any Transferred Assets;

             (x)  except for acquisitions and sales of parts and inventory in the Ordinary Course of Business, (A) acquire any properties or assets that would constitute Transferred Assets with a value or purchase price in the aggregate in excess of $1,000,000 or (B) sell, assign, license, transfer, convey, lease, let lapse, abandon or otherwise dispose of any of the properties or Assets that would otherwise constitute Transferred Assets with a value or purchase price in the aggregate in excess of $1,000,000;

            (xi)  cancel or compromise any material debt or claim or waive or release any material right related to the BSS Business;

           (xii)  enter into any commitment for capital expenditures primarily related to the BSS Business in excess of $1,000,000 for any individual commitment and $2,500,000 for all commitments in the aggregate;

          (xiii)  permit Newco or any of the Relevant EchoStar Subsidiaries to enter into any merger or consolidation with any Person;

          (xiv)  except in the Ordinary Course of Business, enter into, renew, terminate, modify in any material respect or waive any material right under or with respect to, a Contract that is, or would be if entered into after the date hereof, a Material Contract;

           (xv)  transfer, sell, license, encumber, divest, abandon, cancel, fail to renew, permit to lapse or fail to defend any challenge (other than a frivolous challenge), or otherwise dispose of rights to any Separated IP Assets, except for granting non-exclusive licenses to the Separated IP Assets in the Ordinary Course of Business and the abandonment or failure to renew any item included within the Separated IP Assets where such decision was made prior to the date of this Agreement or otherwise in the Ordinary Course of Business;

          (xvi)  except (A) in the Ordinary Course of Business with respect to immaterial proceedings or (B) with respect to any Excluded Liability (so long as any such settlement does not admit any wrongdoing by, or place any restrictions on, the BSS Business), initiate or settle any Legal Proceedings related to the BSS Business;

         (xvii)  (A) make or rescind any material Tax election or change any material Tax accounting method, (B) agree to a waiver or an extension of a statute of limitations with respect to the assessment or determination of Taxes or (C) compromise or settle any material Tax dispute, in each case, related to and which materially affects the BSS Business;

        (xviii)  fail to (A) maintain and continue regular purchase order activity in the Ordinary Course of Business or (B) conduct capital expenditures in the Ordinary Course of Business and consistent with the capital expenditure plan for the BSS Business;

          (xix)  except in the Ordinary Course of Business, engage in any practice which would have the effect of (A) postponing payments payable, including Third Party Payables and DISH Payables, or the payment of any other operating expenses in connection with the operation or conduct of the BSS Business' operations (including prepayments) or (B) accelerating collections of accounts receivable, including Third Party Receivables and DISH Receivables, or any other payments owed to the BSS Business;

           (xx)  take any action that would constitute a breach of the first two sentences of Section 5.1(i)(ii); or

          (xxi)  agree, authorize or consent to do any of the foregoing.

        Section 6.3    Conduct of DISH Pending the Closing

          (a)   Prior to the Closing, except (I) as permitted by Schedule 6.3, (II) as required by Applicable Law, (III) in the Ordinary Course of Business, (III) as otherwise expressly required or expressly contemplated by this Agreement or any other Transaction Document, or (IV) with the prior written consent of EchoStar (such consent not to be unreasonably withheld, conditioned or delayed), DISH (or, as applicable, Merger Sub) shall, and shall cause its Subsidiaries to, use its commercially reasonable efforts to (A) preserve the present business operations of, Assets primarily related to, and organization and goodwill of, in each case, its and its Subsidiaries' business, taken as a whole, and (B) preserve its business organization intact and retain its and its Subsidiaries' respective Permits, in the case of (A) and (B)), in all material respects.

          (b)   Without limiting the generality of Section 6.3(a), prior to the Closing, except (I) as expressly permitted by Schedule 6.3, (II) as otherwise expressly required or contemplated by this Agreement or any other Transaction Document, (III) with the prior written consent of EchoStar (such consent not to be unreasonably withheld, conditioned or delayed) or (IV) as required by Applicable Law, each DISH Party shall not, and shall cause each of their Subsidiaries not to:

              (i)  materially change any method of accounting or accounting practice, except for any such changes required by Applicable Law or under GAAP;

             (ii)  (1) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to (A) any of the DISH Shares or (B) any of the Merger Sub Shares or (2) enter into any agreement with respect to the voting of the Merger Sub Shares;

            (iii)  effect any recapitalization, reclassification or like change in the capitalization of (A) DISH in any manner that would reasonably be expected to materially and adversely affect the value of the DISH Common Stock or prevent or materially delay the consummation of the Merger or (B) Merger Sub;

            (iv)  amend or propose any change to the Corporate Documents of (A) DISH in any manner that would reasonably be expected to materially and adversely affect the value of the DISH Common Stock or prevent or materially delay the consummation of the Merger or (B) Merger Sub;

             (v)  merge or consolidate with any other Person or restructure, reorganize or completely or partially liquidate, reclassify, split, combine or subdivide the shares of DISH Common Stock or permit Merger Sub to enter into any merger or consolidation with any Person;

            (vi)  take any action, or fail to take any action to prevent any fact, event, change, occurrence, condition or effect, in either case, that would reasonably be expected to prevent or materially delay the consummation of the Merger; or

           (vii)  agree, authorize or consent to do any of the foregoing.

        Section 6.4    Third Party Consents; Government Actions and Authorizations.

          (a)    Cooperation.    Subject to the terms and conditions set forth in this Agreement, the DISH Parties and the EchoStar Parties shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) their respective commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under this Agreement and Applicable Law to consummate and make effective the Merger and the other transactions contemplated hereby as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all Consents, registrations, approvals and Permits necessary or advisable to be obtained from any third party and/or any Governmental Authority in order to consummate the Merger and the other transactions contemplated hereby; provided that the Parties will not be required to take such actions or cause to be taken such actions that would result in any condition or requirement that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or a Satellite Material Adverse Effect. Subject to Applicable Law relating to the exchange of information, the DISH Parties and the EchoStar Parties shall consult with one another and jointly direct all matters with any Governmental Authority consistent with its obligations hereunder; provided, that the Parties shall have the right to review in advance and, to the extent practicable, each will consult with the other on and consider in good faith the views of the other in connection with, all of the information relating to the DISH Parties or the EchoStar Parties, as the case may be, and any of their respective Subsidiaries, that appears in any filing made with, written materials submitted to, or oral conversations had with, any third party and/or any Governmental Authority in connection with the Merger and the other transactions contemplated hereby. In exercising the foregoing rights, each of the DISH Parties and the EchoStar Parties shall act reasonably and as promptly as practicable. Notwithstanding the foregoing and subject to the terms and conditions set forth in this Agreement, the DISH Parties and the EchoStar Parties shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) their respective reasonable best efforts and to, on a prompt basis, take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under this Agreement and Applicable Law to obtain the Leased Satellite Consents and the approvals requested by the Required Governmental Applications, either in the Pre-Closing Restructuring, the Distribution or the Merger; provided that the Parties will not be required to take such actions or cause to be taken such actions that would result in any condition or requirement that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or a Satellite Material Adverse Effect; provided, further, that neither the DISH Parties nor the EchoStar Parties shall be obligated, in connection with this

  Section 6.4(a), to expend money other than reasonable out-of-pocket expenses, attorneys' fees and recording, filing or similar fees, unless mutually agreed by the Parties.

          (b)    Information.    The DISH Parties and the EchoStar Parties each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may reasonably be necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of the DISH Parties, the EchoStar Parties or any of their respective Subsidiaries to any third party and/or any Governmental Authority in connection with the Merger and the other transactions contemplated hereby.

          (c)    Status.    Subject to Applicable Law and as required by any Governmental Authority, the DISH Parties and the EchoStar Parties each shall keep the other promptly apprised of the status of matters relating to completion of the Merger and the other transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by the EchoStar Parties or the DISH Parties, as the case may be, or any of their Subsidiaries, from any third party and/or any Governmental Authority with respect to the Merger and the other transactions contemplated hereby. Each of EchoStar and DISH shall give prompt notice to the other upon learning of any change, fact or condition that is reasonably expected to result in a Material Adverse Effect or of any failure of any condition to any of the Parties' obligations to effect the Merger and the other transactions contemplated hereby. Neither the DISH Parties nor the EchoStar Parties shall permit any of their Representatives to participate in any substantive meeting with any Governmental Authority in respect of any filing, investigation or other inquiry relating to the Merger and the other transactions contemplated hereby unless it consults with the EchoStar Parties or the DISH Parties, as the case may be, in advance and, to the extent permitted by such Governmental Authority, gives the other Party a reasonable opportunity to attend and participate thereat. In the case where a Governmental Authority contacts one Party directly, that Party shall give the other Party a reasonable opportunity to attend and participate before beginning any substantive discussions. To the extent the second Party does not participate in such discussions with a Governmental Authority, the first Party will give prompt notice of the discussions to the second Party.

          (d)   Without limiting the generality of Section 6.4(a), the DISH Parties and the EchoStar Parties shall make (and shall cause their respective Subsidiaries to make), in connection with the consummation of the Merger and the other transactions contemplated hereby, the governmental application filings set forth on Schedule 6.4(d)(i) seeking approval to transfer ownership of, or control over, the BSS Satellites, to transfer the Permits required from any Governmental Authority to construct, launch and operate any BSS Satellite, including the EchoStar XXIII satellite, and to obtain certain export control authorizations in connection with any BSS Satellite (the "Required Governmental Applications"), and the governmental notices set forth on Schedule 6.4(d)(ii) (the "Required Governmental Notices"). The Parties agree that each of the Required Governmental Applications and the Required Governmental Notices required to be delivered prior to the Closing shall be filed concurrently with other Required Governmental Applications or Required Governmental Notices for the same Asset to the extent practicable.

          (e)   The DISH Parties and the EchoStar Parties shall make (and shall cause their respective Subsidiaries and any other required Person to make), in connection with the consummation of the Merger and the other transactions contemplated hereby, and in order for the EchoStar Parties lawfully, prior to the Closing Date, and for the DISH Parties lawfully on and after the Closing Date, to register, own, control, operate, and conduct any other ordinary activities involving, the Transferred Assets, any filings to a Governmental Authority that may be required under U.S. and any other applicable export control laws, including in order to transfer any applicable export control authorizations to the DISH Parties, to request any new such authorizations that may be required, to notify any Governmental Authority with responsibility for applicable export controls about the Merger and the other transactions contemplated hereby, or to modify any relevant portions of required export control authorizations and/or registrations, including to add to any relevant export control authorizations any new DISH Parties, EchoStar Parties or any other required Persons as may be required under applicable export control laws. Furthermore, the DISH Parties and the EchoStar Parties shall use reasonable best efforts to execute, modify, amend, and/or transfer (and shall use reasonable best efforts to cause their respective Subsidiaries and any other required Persons to execute, modify, amend, and/or transfer), in connection with the consummation of the Merger and the other transactions contemplated hereby, and in order for the EchoStar Parties lawfully, prior to the Closing Date, and for the DISH Parties lawfully on and after the Closing Date, to register, own, control, operate, and conduct any other ordinary activities involving, the Transferred Assets, any applicable technical assistance agreement or other agreement, or document that may be required under applicable export control laws. Without limiting the generality of the foregoing, the DISH Parties and the EchoStar Parties shall execute (and shall use reasonable best efforts to cause their respective Subsidiaries and any other required Persons to execute) any and all prior consignee statements that will be required under U.S. License Exception Strategic Trade Authorization, 15 C.F.R. § 740.20, in order to transfer ownership, registration, or control of any BSS Satellite in connection with the consummation of the Merger and the other transactions contemplated hereby. In addition, the DISH Parties and the EchoStar Parties shall cooperate (and shall cause their respective Subsidiaries and shall use their reasonable best efforts to cause any other required Persons to cooperate) in identifying any additional steps that may be required to ensure compliance by all such Persons with applicable export controls.

          (f)    The Parties shall use their respective commercially reasonable efforts to ensure that EchoStar and/or its Affiliates can fulfill their responsibilities as an FCC licensee for the radio service authorizations to be retained by EchoStar but that relate to the BSS Business, including ensuring compliance with all applicable communications laws and FCC rules, orders, and policies.

        Section 6.5    Information Statement; Registration Statement.

          (a)   DISH shall as promptly as reasonably practicable prepare and file with the SEC, to the extent such filings are required by Applicable Law in connection with the transactions contemplated hereby, a Registration Statement on Form S-4 to be filed with the SEC by DISH in connection with the issuance of DISH Shares in the Merger (the "S-4 Registration Statement"). The Parties shall as promptly as reasonably practicable prepare and file with the SEC, as may be required under federal securities Applicable Laws, a joint information statement/prospectus, substantially in the form contained in the S-4 Registration Statement (the "Joint Information Statement/Prospectus"). Each of the Parties shall use its reasonable best efforts to (i) have the S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after its filing, (ii) clear the Joint Information Statement/Prospectus with the SEC as promptly as practicable after its filing, (iii) disseminate the Joint Information Statement/Prospectus to the stockholders of EchoStar and (iv) maintain the effectiveness of the S-4 Registration Statement for as long as necessary to consummate the transactions contemplated by this Agreement. Each of the Parties shall promptly furnish to the other all non-privileged information concerning such Party that is required by Applicable Law to be included in the Joint Information Statement/Prospectus so as to enable the Parties to file the S-4 Registration Statement. The Parties shall cooperate in preparing and filing with the SEC the Joint Information Statement/Prospectus and any necessary amendments or supplements thereto (or such other filings as may be necessary under federal securities Applicable Laws). DISH and Merger Sub shall furnish all information concerning DISH and the DISH Parties, and EchoStar and Newco shall furnish all information concerning EchoStar, Newco and the BSS Business, as may be reasonably requested by the other Parties or required by

  Applicable Law in connection with the preparation and filing of the Joint Information Statement/Prospectus and any necessary amendments or supplements thereto (or such other filings as may be necessary under federal securities Applicable Laws). Each of EchoStar, DISH, Merger Sub and Newco shall promptly correct any information provided by it or any of its Representatives for use in the Joint Information Statement/Prospectus if and to the extent that such information is discovered by EchoStar, DISH, Merger Sub or Newco, as applicable, to be or to have become false or misleading in any material respect. Each of EchoStar and DISH shall, as promptly as practicable after the receipt thereof, provide the other Party with copies of any written comments and advise the other Party of any oral comments with respect to the Joint Information Statement/Prospectus or the S-4 Registration Statement received by such Party from the SEC, including any request from the SEC for amendments or supplements thereto (or such other filings as may be necessary under federal securities Applicable Laws), and shall provide the other with copies of all other material or substantive correspondence between it and its Representatives, on the one hand, and the SEC, on the other hand. Notwithstanding the foregoing, prior to filing the Joint Information Statement/Prospectus and S-4 Registration Statement or responding to any comments of the SEC with respect thereto, each of EchoStar and DISH shall provide the other Party and its counsel a reasonable opportunity to review such document or response (including the proposed final version of such document or response) and consider in good faith the comments of the other Party in connection with any such document or response. None of EchoStar, DISH or their respective Representatives shall agree to participate in any material or substantive meeting or conference (including by telephone) with the SEC, or any member of the staff thereof, in respect of the Joint Information Statement/Prospectus and S-4 Registration Statement unless it consults with the other Party in advance and, to the extent permitted by the SEC, allows the other Party to participate. DISH shall advise EchoStar, promptly after receipt of notice thereof, of the time of effectiveness of the S-4 Registration Statement and the issuance of any stop order relating thereto or the suspension of the qualification of DISH Shares for offering or sale in any jurisdiction, and each of EchoStar and DISH shall use its reasonable best efforts to have any such stop order or suspension lifted, reversed or otherwise terminated. EchoStar shall advise DISH, promptly after receipt of notice thereof, of the time of clearance of the Joint Information Statement/Prospectus and any order relating thereto, and each of EchoStar and DISH shall use its reasonable best efforts to have any such stop order or suspension lifted, reversed or otherwise terminated.

          (b)   EchoStar and DISH each agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it or its Subsidiaries for inclusion or incorporation by reference in the S-4 Registration Statement will, at the time the S-4 Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. EchoStar and DISH each agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it or its Subsidiaries for inclusion or incorporation by reference in the Joint Information Statement/Prospectus will, as of the date of the Joint Information Statement/Prospectus, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. EchoStar and DISH will cause the Joint Information Statement/Prospectus, and DISH will cause the S-4 Registration Statement to comply as to form in all material respects with the applicable provisions of the Securities Act or the Exchange Act, as applicable, and the rules and regulations thereunder.

          (c)   If, at any time prior to the S-4 Registration Statement being declared effective, or the dissemination of the Joint Information Statement/Prospectus, any information relating to EchoStar, Newco or DISH, or any of their respective Affiliates, officers or directors, should be discovered by EchoStar or DISH that should be set forth in an amendment or supplement to (i) the Joint Information Statement/Prospectus so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) the S-4 Registration Statement so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein not misleading, the Party that discovers such information shall promptly notify the other Party and an appropriate amendment or supplement describing such information shall promptly be prepared and filed with the SEC.

          (d)   Each of EchoStar and DISH shall, upon request, furnish to the other all information concerning itself, its Subsidiaries, directors, officers and (to the extent reasonably available to the applicable Party) stockholders and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of EchoStar, DISH or any of their respective Subsidiaries, to the SEC or the NASDAQ, including in connection with the S-4 Registration Statement or Joint Information Statement/Prospectus (or such other filings as may be necessary under federal securities Applicable Laws).

          (e)   In connection with the filing of the Joint Information Statement/Prospectus and S-4 Registration Statement and any other SEC filings contemplated hereby, each of EchoStar and DISH shall use its reasonable best efforts to, to the extent required by Applicable Law or U.S. GAAP, (i) cooperate with the other Party to prepare pro forma financial statements that comply with the rules and regulations of the SEC to the extent required for such SEC filings, including the requirements of Regulation S-X; and (ii) provide and make reasonably available upon reasonable notice its and its Subsidiaries' senior management employees to the other Party to discuss the materials prepared and delivered pursuant to this Section 6.5(e).

        Section 6.6    Newco Stockholder Written Consent.     Concurrently with the execution of this Agreement, Newco shall obtain from HSSC, as the sole stockholder of Newco, the Requisite Stockholder Approval pursuant to a unanimous written consent of Newco stockholders, in form and substance reasonably acceptable to DISH.

        Section 6.7    Stock Exchange Listing.     DISH shall use its reasonable best efforts to cause the DISH Shares to be issued to Newco stockholders in the Merger to be approved for listing on the NASDAQ prior to the Closing Date.

        Section 6.8    Further Assurances.

          (a)   Each of the DISH Parties and the EchoStar Parties agree to (1) take all actions necessary or appropriate to consummate the Merger and the other transactions contemplated hereby, (2) cause the fulfillment at the earliest practicable date of all of the conditions to their respective obligations to consummate the Merger and the other transactions contemplated hereby, and (3) from and after the Closing, take such actions and execute such documents as are reasonably necessary to make effective and carry out the intent of the Merger and the other transactions contemplated hereby, including taking any actions necessary and advisable pursuant to Section 1.7 and Section 1.8 hereof.

          (b)   Neither the DISH Parties nor the EchoStar Parties shall be obligated, in connection with this Section 6.8, to expend money other than reasonable out-of-pocket expenses, attorneys' fees and recording or similar fees, unless reimbursed by the EchoStar Parties or the DISH Parties, as the case may be.

          (c)   From the date of this Agreement until the Closing Date, EchoStar and DISH shall cooperate in good faith to identify any and all additional services (i) related to the operation of the BSS Business that are not included in the Transferred Assets and that are reasonably necessary or advisable to operate the BSS Business following the Closing and (ii) included in the Transferred Assets and that are reasonably necessary or advisable for the BSS Business to provide to the EchoStar Group following the Closing, including but not limited to telemetry, tracking, and command services. EchoStar and DISH shall cooperate in good faith to (1) add the provision by the EchoStar Group or DISH and its applicable Subsidiaries, as applicable, of any services identified pursuant to this Section 6.8(c) that either DISH or EchoStar, as applicable, reasonably requests to the scope of services provided under the Amended and Restated Professional Services Agreement, dated February 28, 2017, between EchoStar and DISH (as amended to include such additional services, the "Amended Professional Services Agreement") and/or any transition services agreement between DISH or any of its Subsidiaries (including Newco) and one or more members of the EchoStar Group (the "Transition Services Agreement" or "Transition Services Agreements," as the case may be), and (2) enter into a telemetry, tracking, and command agreement between DISH or any of its Subsidiaries (including Newco) and one or more members of the EchoStar Group (the "TT&C Agreement" or "TT&C Agreements," as the case may be) and/or a Transition Services Agreement on terms mutually agreeable to the parties thereto to provide any services identified pursuant to this Section 6.8(c) that either DISH or EchoStar, as applicable, reasonably requests, and, in each case, such services shall be provided in the manner customarily used by DISH and its Subsidiaries and the EchoStar Group to provide services to each other in the past. Notwithstanding the foregoing, neither the EchoStar Group nor DISH or any of its Subsidiaries shall be obligated to provide any service the provision of which would violate Applicable Law or any Contract to which any such party is a member; provided, that in the event that any service contemplated by this Section 6.8(c) is not provided due to this sentence, members of the EchoStar Group and DISH and its applicable Subsidiaries, as applicable, shall take such other actions as may reasonably be requested by the other party in order to place such party, insofar as legally permitted and reasonably possible, in the same position as if such service had been provided to such party.

          (d)   From the date of this Agreement through the Closing Date and subject to any applicable legal restrictions, prior to making any material communications to the Transferred Employees pertaining to compensation or benefit matters that are affected by the transactions contemplated by this Agreement and not in the Ordinary Course of Business, DISH and EchoStar each shall provide the other with a copy of the intended communication and such other Party shall have a reasonable period of time (to the extent practicable) to review and comment on the communication.

        Section 6.9    Confidentiality.

          (a)   The terms of the Confidentiality Agreement, dated as of February 20, 2019, between DISH and EchoStar, as amended on May 14, 2019 (the "Confidentiality Agreement"), shall continue in full force and effect until the Closing, at which time the Confidentiality Agreement shall terminate. If this Agreement is, for any reason, terminated prior to the Closing, the Confidentiality Agreement shall continue in full force and effect in accordance with its terms.

          (b)   Each of the EchoStar Parties hereby agrees with DISH that such Party will not, and that such Party will cause its Affiliates and Representatives not to, at any time on or after the Closing Date, directly or indirectly, without the prior written consent of DISH, disclose or use any confidential or proprietary information involving or relating to any of the BSS Business (collectively, the "Confidential Information"); provided, however, that Confidential Information will not include any information generally available to, or known by, the public (other than as a result of disclosure in violation hereof); provided, further, that the provisions of this Section 6.9(b) will not prohibit any retention of copies of records or disclosure (i) required by Applicable Law so long as, to the extent practicable, reasonable prior notice is given of such disclosure and a reasonable opportunity is afforded to contest the same or (ii) in connection with the enforcement of any right or remedy relating to this Agreement or any other Transaction Document. Each of the EchoStar Parties agrees that such Party will be responsible for any breach or violation of the provisions of this Section 6.9(b) by any of such Party's Affiliates and Representatives.

        Section 6.10    Preservation of Records.     The EchoStar Parties and the DISH Parties agree that each of them (i) shall preserve and keep the records held by them or their Affiliates relating to the BSS Business for a period of seven (7) years from the Closing Date (or such longer period as required by Applicable Law), other than records (x) in the case of the EchoStar Parties, that are actually delivered to DISH pursuant to Section 6.13, (y) and in the case of the DISH Parties, a copy of which is retained by the EchoStar Parties and (ii) shall make such records and personnel available to the other as may reasonably be required by such party in connection with, among other things, any insurance claims by, Legal Proceedings against or governmental investigations of the EchoStar Parties or the DISH Parties or any of their Affiliates or in order to enable the EchoStar Parties and the DISH Parties to comply with their respective obligations under this Agreement and each other agreement, document or instrument contemplated hereby or thereby. In the event any of the EchoStar Parties or any of the DISH Parties wishes to destroy such records after that time, such Party shall first give ninety (90) days' prior written notice to, in the case of any EchoStar Party, DISH, and in the case of any DISH Party, EchoStar, and DISH or EchoStar, respectively, shall have the right at its option and expense, upon prior written notice given to such Party within that ninety (90) day period, to take possession of the records within one-hundred eighty (180) days after the date of such notice.

        Section 6.11    Publicity.     None of the Parties shall issue any press release or public announcement concerning this Agreement, the Merger and the other transactions contemplated hereby without obtaining the prior written approval of the other applicable Parties hereto, which approval will not be unreasonably withheld, conditioned or delayed, unless, in the sole judgment of DISH or EchoStar, as applicable, disclosure is otherwise required by Applicable Law or by the applicable rules of any stock exchange on which DISH or EchoStar lists securities, provided, that, to the extent permitted by Applicable Law, the Party intending to make such release shall use its commercially reasonable efforts consistent with such Applicable Law to consult with the other Parties with respect to the timing and content thereof.

        Section 6.12    Intercompany Arrangements; Payables and Receivables.

          (a)   Except as set forth on Schedule 6.12(a), as such schedule may be supplemented by the mutual written agreement of the parties between the date of this Agreement and the Closing Date, EchoStar shall procure that as of the Closing there shall be no outstanding material Liabilities, obligations, Contracts or agreements between or among any member of the EchoStar Group, on the one hand, and Newco, on the other hand.

          (b)   The provisions of Section 6.12(a) shall not apply to this Agreement, any other Transaction Document and each other Contract or amendment expressly contemplated by this Agreement or other Transaction Document to be entered into or continued by any of the Parties or any of their respective Affiliates.

          (c)   On the Business Day immediately preceding the Distribution Closing Date, the EchoStar Group shall pay, or cause to be paid, all DISH Payables to the extent outstanding as of such date in a manner to be mutually agreed by EchoStar and DISH, other than the Ticking Fee Receivable.

          (d)   On the Business Day immediately preceding the Distribution Closing Date, DISH shall pay, or cause to be paid, all DISH Receivables to the extent outstanding as of such date in a manner to be mutually agreed by EchoStar and DISH.

        Section 6.13    Books and Records.     As soon as practicable following the Closing Date, the EchoStar Parties shall deliver, or cause to be delivered, to DISH originals or copies of all books, records, files and papers, whether in hard copy or electronic format, primarily relating to the BSS Business and its assets, properties and operations, including all books, records, files and papers, whether in hard copy or electronic format, and all minute books and corporate records of Newco and the Relevant EchoStar Subsidiaries

        Section 6.14    Notice of Developments.     Prior to the Closing, the EchoStar Parties shall notify DISH in writing reasonably promptly after becoming aware of (a) any event, circumstance, fact or occurrence arising subsequent to the date of this Agreement which would result in any material breach of any representation, warranty or covenant of the EchoStar Parties in this Agreement or which could have the effect of making any representation or warranty of the EchoStar Parties in this Agreement untrue or incorrect in any material respect, (b) any other material development affecting the assets, liabilities, business, properties, financial condition, results of operation or employee relations of Newco or the Relevant EchoStar Subsidiaries (or any EchoStar Party, to the extent such development affects the BSS Business) and (c) any action or investigation in which any EchoStar Party is a party and which has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or which relates to the Pre-Closing Restructuring, the Distribution, the Merger and the other transactions contemplated hereby. Prior to the Closing, the DISH Parties shall promptly notify EchoStar in writing upon becoming aware of (i) any event, circumstance, fact or occurrence arising subsequent to the date of this Agreement which would result in any material breach of any representation, warranty or covenant of the DISH Parties in this Agreement or which could have the effect of making any representation or warranty of the DISH Parties in this Agreement untrue or incorrect in any material respect and (ii) any action or investigation in which any DISH Party is a party and which has or would reasonably be expected to prevent, materially delay or materially impair the performance by such DISH Party of its obligations under this Agreement or any other Transaction Document to which it is a party or the consummation of the Merger or the issuance of DISH Shares.

        Section 6.15    Completion of the Pre-Closing Restructuring and Distribution.     The EchoStar Parties shall keep the DISH Parties reasonably apprised as to the status of the completion of the Pre-Closing Restructuring and Distribution and any material deviations from the steps outlined on Schedule 1.2 and shall provide the DISH Parties with copies of proposed drafts of all documents effecting the Pre-Closing Restructuring and Distribution as promptly as practicable. EchoStar shall consider in good faith all reasonable comments thereto proposed by the DISH Parties, and the prior written consent of DISH to the form and contents of each document shall be required prior to completing the Pre-Closing Restructuring and Distribution (such consent not to be unreasonably withheld, conditioned or delayed).

        Section 6.16    Transfer of Newco Common Stock.     Except as set forth on Schedule 6.16, no EchoStar Party shall transfer, issue, encumber, sell, assign or otherwise dispose of any Newco Shares other than to effectuate the Pre-Closing Restructuring and Distribution pursuant to Article I.

        Section 6.17    Tax Matters.     Notwithstanding anything to the contrary in this Agreement, except as provided in Section 6.2(b), (i) all Tax matters, including the preservation of Tax records and access to Tax information, and any Liability for Taxes shall be handled exclusively in accordance with the provisions of the Tax Matters Agreement, and (ii) the representations and warranties in respect of Taxes contained in the Tax Matters Agreement are the exclusive representations or warranties in respect of Taxes in any Transaction Document. For the avoidance of doubt, no Party may recover Losses under both this Agreement and the Tax Matters Agreement for the same indemnification claim.

        Section 6.18    EchoStar Credit Support Obligations.     DISH shall use its commercially reasonable efforts to cause the EchoStar Parties and their respective Affiliates to be relieved reasonably promptly following the Closing of all Assumed Liabilities arising out of the letters of credit, performance bonds, banker's acceptance, corporate guarantees and other similar items issued and outstanding in connection with the BSS Business that constitute Assumed Liabilities and are set forth on Schedule 6.19 (together, the "EchoStar Credit Support Obligations"). DISH agrees to continue to use its commercially reasonable efforts after the Closing to relieve the EchoStar Parties and their respective Affiliates of all such EchoStar Credit Support Obligations. If such release cannot be effected in accordance with this Section 6.18 prior to the Closing, the EchoStar Parties and their respective Affiliates will not terminate such Liabilities without the written consent of DISH (such consent not to be unreasonably withheld, conditioned or delayed); provided, however, that the DISH Parties and the EchoStar Parties will cooperate in good faith to enter into separate arrangements with the EchoStar Parties and their respective Affiliates, as applicable, to guarantee the performance of the obligations of the relevant Person pursuant to the EchoStar Credit Support Obligations.

ARTICLE VII

CONDITIONS TO CLOSING

        Section 7.1    Mutual Conditions to Closing.     The respective obligations of each Party hereto to consummate the Merger are subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived in whole or in part by all of the Parties hereto to the extent permitted by Applicable Law):

          (a)   the Requisite Stockholder Approval shall have been obtained in accordance with Applicable Law and the Corporate Documents of Newco;

          (b)   all approvals requested by the Required Governmental Applications shall have been granted and be in full force and effect, provided that, with respect to Required Governmental Applications filed with the FCC, this condition will be satisfied by the approval of the full FCC, a bureau of the FCC or division or subdivision thereof taken under delegated authority, which approval is in full force and effect, is not subject to reconsideration, has not been stayed by a bureau of the FCC, division or subdivision thereof, the FCC or a court of competent jurisdiction, and is not subject to any condition or requirement that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or Satellite Material Adverse Effect;

          (c)   any Required Governmental Notices that must be submitted prior to Closing have been so submitted;

          (d)   there shall not be pending any Action or proceeding by any Governmental Authority (i) challenging or seeking to make illegal or otherwise, directly or indirectly, restrain, enjoin or prohibit the consummation of the Merger and the other transactions contemplated hereby, or (ii) directly involving EchoStar, Newco or the DISH Parties or any of their Affiliates that would reasonably be expected to materially impair the DISH Parties' ability to own or operate the BSS Business and conduct the businesses as currently conducted;

          (e)   no court or other Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Applicable Law (whether temporary, preliminary or permanent) or Order that is in effect and restrains, enjoins or otherwise prohibits consummation of the Merger or any other transactions contemplated by this Agreement;

          (f)    the Pre-Closing Restructuring shall have been completed in accordance with Article I and Section 6.15;

          (g)   the Distribution shall have been completed in accordance with Article I and Section 6.15;

          (h)   (i) the S-4 Registration Statement shall have become effective under the Securities Act. No stop order suspending the effectiveness of the S-4 Registration Statement shall have been issued (and not rescinded), and no proceedings for that purpose shall be pending before the SEC; and (ii) the Joint Information Statement/Prospectus (or such other filings as may be necessary under federal securities Applicable Laws) shall have been disseminated to all EchoStar stockholders in accordance with Applicable Law;

          (i)    DISH shall have filed with the NASDAQ a notification form for the listing of all DISH Shares to be issued to Newco stockholders in the Merger, and the NASDAQ shall not have objected to the listing of such DISH Shares; and

          (j)    the Consents required to operate the EchoStar XXIII satellite, each as identified on Schedule 7.1(j) shall have been granted.

        Section 7.2    Conditions Precedent to Obligations of the DISH Parties.     The obligations of the DISH Parties to consummate the Merger are further subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by the DISH Parties in whole or in part to the extent permitted by Applicable Law):

          (a)   (i) each of the representations and warranties of the EchoStar Parties set forth in this Agreement (other than EchoStar Fundamental Representations) shall be true and correct (without regard to "materiality", "Material Adverse Effect" and similar qualifiers contained in such representations and warranties) as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), other than for failures of such representations and warranties of the EchoStar Parties to be so true and correct which do not have or are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect or a Satellite Material Adverse Effect; (ii) the EchoStar Fundamental Representations (other than the first sentence of Section 5.1(f)(i) (Capital Structure)) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); and (iii) the representations and warranties of the EchoStar Parties set forth in the first sentence of Section 5.1(f)(i) (Capital Structure) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date) other than any de minimis inaccuracies.

          (b)   each of the EchoStar Parties shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date;

          (c)   since the date of this Agreement, there shall not have occurred any event, change, occurrence, condition or effect which has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and

          (d)   DISH shall have received at the Closing a certificate signed on behalf of the EchoStar Parties by an executive officer of EchoStar to the effect that such executive officer has read Section 7.2(a), Section 7.2(b) and Section 7.2(c) and the conditions set forth in Section 7.2(a), Section 7.2(b) and Section 7.2(c) have been satisfied; and

          (e)   the DISH Parties shall have received each of the deliveries set forth in Section 2.4 required to be delivered to any of the DISH Parties.

        Section 7.3    Conditions Precedent to Obligations of the EchoStar Parties.     The obligations of the EchoStar Parties to consummate the Merger are further subject to the fulfillment, prior to or on the

Closing Date, of each of the following conditions (any or all of which may be waived by the EchoStar Parties in whole or in part to the extent permitted by Applicable Law):

          (a)   (i) each of the representations and warranties of the DISH Parties set forth in this Agreement (other than the DISH Fundamental Representations) shall be true and correct (without regard to "materiality", "Material Adverse Effect" and similar qualifiers contained in such representations and warranties) as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), other than for failures of such representations and warranties of the DISH Parties to be so true and correct which do not have or are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect; (ii) the DISH Fundamental Representations (other than Section 5.2(f) (Merger Sub)) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); and (iii) Section 5.2(f) (Merger Sub) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time.

          (b)   each of the DISH Parties shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date;

          (c)   EchoStar shall have received at the Closing a certificate signed on behalf of the DISH Parties by an executive officer of DISH to the effect that such executive officer has read Section 7.3(a) and Section 7.3(b) and the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied; and

          (d)   EchoStar shall have received each of the deliveries set forth in Section 2.4 required to be delivered to it or to any of the EchoStar Parties.

ARTICLE VIII

INDEMNIFICATION

        Section 8.1    Indemnification Obligations of EchoStar.     Subject to the limitations set forth in this Article VIII, EchoStar shall indemnify DISH and its Affiliates and its and their Representatives (the "DISH Indemnified Persons") against and hold them harmless from any and all damages, losses, charges, liabilities, claims, demands, actions, suits, proceedings, payments, judgments, settlements, assessments, deficiencies, taxes, interest, penalties, diminution in value and costs and expenses but excluding punitive, exemplary and special damages (unless a third party is entitled to such damages pursuant to a third party claim (a "Third Party Claim") and such damages are actually paid to such third party) (collectively, "Losses") imposed on, sustained, incurred or suffered by, or asserted against, any of the DISH Indemnified Persons, whether in respect of Third Party Claims, claims between the Parties, or otherwise, relating to, arising out of or resulting from (a) any breach of any of the EchoStar Fundamental Representations of any EchoStar Party contained in this Agreement, (b) any breach or nonperformance of any covenant or agreement made by any EchoStar Party contained in this Agreement or the Employee Matters Agreement to be performed subsequent to the Effective Time, or (c) any of the Excluded Liabilities. Notwithstanding the foregoing, Losses suffered by DISH Indemnified Persons shall not constitute Losses under this Section 8.1 to the extent EchoStar or any of its Subsidiaries (including, for the avoidance of doubt, Newco) would actually be entitled to indemnification or reimbursement in respect of such Loss from DISH or any of its Subsidiaries under any BSS Business Contract as in effect as of the Closing Date.

        Section 8.2    Indemnification Obligations of DISH.     Subject to the limitations set forth in this Article VIII, the DISH Parties shall indemnify EchoStar and its Affiliates and its and their Representatives (the "EchoStar Indemnified Persons") against and hold them harmless from any and all Losses imposed on, sustained, incurred or suffered by, or asserted against, any of the EchoStar Indemnified Persons, whether in respect of Third Party Claims, claims between the Parties, or otherwise, relating to, arising out of or resulting from (a) any breach of any of the DISH Fundamental Representations of any DISH Party contained in this Agreement, (b) any breach or nonperformance of any covenant or agreement made by any DISH Party contained in this Agreement or the Employee Matters Agreement to be performed subsequent to the Effective Time or (c) any of the Assumed Liabilities.

        Section 8.3    Limitations on Indemnity.     In no event shall (x) the aggregate indemnification actually paid by the EchoStar Parties pursuant to Section 8.1, taken together with all other indemnification actually paid by the EchoStar Parties pursuant to Section 8.1, or (y) the aggregate indemnification actually paid by the DISH Parties pursuant to Section 8.2, taken together with all other indemnification actually paid by the DISH Parties pursuant to Section 8.2, in the case of each of (x) and (y), in respect of breaches of any representations or warranties, exceed $$797,000,000. Payments by an EchoStar Party or a DISH Party pursuant to Section 8.1 or Section 8.2 in respect of any Loss shall be limited to the amount of any liability or damage that remains after deducting therefrom any insurance proceeds and any indemnity, contribution or other similar payment received or reasonably expected to be received by the EchoStar Indemnified Persons or the DISH Indemnified Persons, as applicable, in respect of any such claim. The EchoStar Indemnified Persons or the DISH Indemnified Persons, as applicable, shall take, and cause its Affiliates to take, all commercially reasonable steps to mitigate any Loss upon becoming aware of any event or circumstance that would be reasonably expected to, or does, give rise thereto, including incurring costs only to the minimum extent necessary to remedy the breach that gives rise to such Loss; provided, that nothing herein shall require any EchoStar Indemnified Person or DISH Indemnified Person to file any claim under any insurance policy.

        Section 8.4    Method of Asserting Claims.     All claims for indemnification by any DISH Indemnified Person or EchoStar Indemnified Person (each, an "Indemnified Party") shall be asserted and resolved as set forth in this Section 8.4. Any Indemnified Party seeking indemnity pursuant to Section 8.1 or Section 8.2 shall notify in writing the Party from whom indemnification is sought (the "Indemnifying Party") of such demand for indemnification. The Indemnifying Party shall have thirty (30) days from the personal delivery or mailing of such notice (the "Notice Period") to notify the Indemnified Party whether or not it desires to defend the Indemnified Party against such claim or demand with respect to a claim or demand based on a Third Party Claim. In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that, with respect to a Third Party Claim, it desires to defend the Indemnified Party against such Third Party Claim, the Indemnifying Party shall have the right to defend the Indemnified Party at the Indemnifying Party's sole cost and expense and with counsel (plus local counsel if appropriate) reasonably satisfactory to the Indemnified Party. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, compromise or consent to entry of any judgment or enter into any settlement agreement with respect to any action or proceeding in respect of which indemnification is sought under Section 8.1 or Section 8.2 (whether or not the Indemnified Party is an actual or potential party thereto), unless such compromise, consent or settlement involves only the payment of money damages for which the Indemnifying Party will indemnify the Indemnified Party hereunder. If the right to assume and control the defense is exercised, the Indemnified Party shall have the right to participate in, but not control, such defense at its own expense and the Indemnifying Party's indemnity obligations shall be deemed not to include attorneys' fees and litigation expenses incurred in such participation by the Indemnified Party after the assumption of the defense by the Indemnifying Party in accordance with the terms of this Agreement; provided, however, that the Indemnified Parties collectively shall be entitled to employ one firm or separate counsel (plus local counsel if appropriate) to represent the Indemnified Parties if, in the opinion of counsel to each Indemnified Party seeking to employ such separate counsel, a conflict of interest between such Indemnified Party or Parties and the Indemnifying Party exists in respect of such claim and in each such event, the fees, costs and expenses of one such firm or separate counsel (plus one local counsel per jurisdiction if appropriate) shall be paid in full by the Indemnifying Party. If the Indemnifying Party has not elected to assume the defense of a Third Party Claim within the Notice Period, the Indemnified Party may defend and settle the claim for the account and cost of the Indemnifying Party; provided, that the Indemnified Party will not settle the Third Party Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. The Indemnified Party shall cooperate with the Indemnifying Party and, subject to obtaining proper assurances of confidentiality and privilege, shall make available to the Indemnifying Party all pertinent information under the control of the Indemnified Party.

        Section 8.5    Exclusive Remedy; Survival.

          (a)   Except as set forth in Section 1.7 and Section 1.8, from and after the Closing, the indemnity provided herein shall be the sole and exclusive remedy with respect to any and all claims for Losses sustained or incurred arising out of this Agreement, including the allocation of Assumed Liabilities and Excluded Liabilities, except in the case of any claim based on fraud.

          (b)   All representations and warranties contained in this Agreement and all claims with respect thereto shall terminate at the Effective Time or upon the earlier termination of this Agreement pursuant to Section 9.1, as the case may be, except that the Fundamental Representations and all claims with respect thereto shall survive forever. It is the intention of the Parties that the termination date set forth in this Section 8.5(b) supersede a statute of limitation applicable to such representations and warranties or claim with respect thereof other than in the case of fraud. No Indemnified Party shall be required to show reliance on any representation, warranty, certificate or other agreement in order for such Indemnified Party to be entitled to indemnification, compensation or reimbursement hereunder.

          (c)   The covenants and agreements of the Parties contained in this Agreement and all claims with respect thereto shall terminate at the Effective Time or upon the earlier termination of this Agreement pursuant to Section 9.1, as the case may be, except for those covenants and agreements contained in this Agreement that by their terms are to be performed in whole or in part after the Effective Time (or survive termination of this Agreement, as applicable, pursuant to Section 9.3(a)).

ARTICLE IX

TERMINATION

        Section 9.1    Termination of Agreement.     This Agreement may be terminated prior to the Closing as follows:

          (a)   by mutual written consent of DISH and EchoStar;

          (b)   by either DISH or EchoStar, by giving written notice of such termination to the other Party, if (i) the Closing shall not have occurred on or prior to the close of business on February 19, 2020 (the "Termination Date"), or (ii) any of the conditions set forth in Section 7.1 (Mutual Conditions to Closing) shall have become incapable of satisfaction, provided, that the right to terminate this Agreement pursuant to this Section 9.1(b) shall not be available to any Party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately caused or resulted in the failure of a condition to the consummation of the Merger or the other transactions contemplated hereby;

          (c)   by EchoStar if there has been a breach of any representation, warranty, covenant or agreement made by any of the DISH Parties in this Agreement, or any such representation and warranty shall have become untrue after the date hereof, such that Section 7.3(a) (Representations and Warranties of the DISH Parties) or Section 7.3(b) (Performance of Obligations and Agreements by the DISH Parties) would not be satisfied and such breach or condition is not curable or, if curable, is not cured within the earlier of (i) thirty (30) days after written notice thereof is given by EchoStar to DISH and (ii) the Termination Date;

          (d)   by DISH if there has been a breach of any representation, warranty, covenant or agreement made by any of the EchoStar Parties in this Agreement, or any such representation and warranty shall have become untrue after the date hereof, such that Section 7.2(a) (Representations and Warranties of the EchoStar Parties) or Section 7.2(b) (Performance of Obligations and Agreements by the EchoStar Parties) would not be satisfied and such breach or condition is not curable or, if curable, is not cured within the earlier of (i) thirty (30) days after written notice thereof is given by DISH to EchoStar and (ii) the Termination Date;

        Section 9.2    Procedure Upon Termination.     In the event of termination by DISH or EchoStar, or both, pursuant to Section 9.1, written notice thereof shall forthwith be given to the other Party, and this Agreement shall terminate, and each of the Pre-Closing Restructuring, the Distribution and the Merger shall be abandoned, without further action by DISH or EchoStar.

        Section 9.3    Effect of Termination.

          (a)   In the event that this Agreement is validly terminated in accordance with Sections 9.1 and 9.2, then each of the Parties shall be relieved of their duties and obligations arising under this Agreement after the date of such termination and such termination shall be without liability to the other Parties, and each Transaction Document shall be deemed null and void ab initio; provided, that the obligations of the Parties set forth in this Section 9.3, Section 6.9 (Confidentiality), Section 6.11 (Publicity) and Article X (Miscellaneous) hereof shall survive any such termination and shall be enforceable hereunder.

          (b)   Nothing in this Section 9.3 shall relieve any of the Parties of any liability for a material breach of any of its covenants or agreements or material breach of its representations and warranties contained in this Agreement or any Transaction Document executed prior to or on the date hereof prior to the date of termination. The damages recoverable by the non-breaching Party shall include all attorneys' fees reasonably incurred by such Party in connection with the Merger.

ARTICLE X

MISCELLANEOUS

        Section 10.1    Notices.     All notices required or permitted to be given hereunder shall be in writing and shall be sent by facsimile transmission, or by first class certified mail, postage prepaid, or by overnight courier service, charges prepaid, to the Party to be notified, addressed to such Party at the address set forth below, or sent by facsimile to the fax number set forth below, or such other address(es) or fax number(s) as such Party may have substituted by written notice to the other Parties. The sending of such notice with confirmation of receipt thereof (in the case of facsimile transmission) or receipt of such notice (in the case of delivery by mail or by overnight courier service) shall constitute the giving thereof.

  If to any EchoStar Parties or, prior to the Closing, to Newco:

  EchoStar Corporation
  100 Inverness Terrace East
  Englewood, Colorado 80112
  Attention: General Counsel
  Fax number: (303) 728-5048

  with a required copy (which shall not itself constitute proper notice) to:

  White & Case LLP
  1221 Avenue of the Americas
  New York, New York 10020-1095
  Attention: Daniel G. Dufner, Jr.; Michael A. Deyong
  Fax number: (212) 354-8113

  If to DISH, or, following the Closing, to Newco:

  DISH Network L.L.C.
  9601 South Meridian Blvd.
  Englewood, Colorado 80112
  Attention: Executive Vice President and General Counsel
  Fax number: (303) 723-1699

  with a required copy (which shall not itself constitute proper notice) to:

  Sullivan & Cromwell LLP
  125 Broad Street
  New York, New York 10004
  Attention: Scott D. Miller
  Fax number: (212) 558-3358

or to such other address or facsimile number as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date so delivered.

        Section 10.2    Amendment; Waiver.

          (a)   This Agreement shall not be amended or modified except by written instrument duly executed by each of the Parties.

          (b)   No waiver of any term or provision of this Agreement shall be effective unless in writing, signed by the Party against whom enforcement of the same is sought. The grant of a waiver in one instance does not constitute a continuing waiver in any other instances. No failure by any Party to exercise, and no delay by any Party in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof.

        Section 10.3    Counterparts; Signatures.     This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties. Each Party acknowledges that it and the other Parties may execute this Agreement by facsimile, stamp or pdf signature. Each Party expressly adopts and confirms each such facsimile, stamp or pdf signature made in its respective name as if it were a manual signature, agrees that it will not assert that any such signature is not adequate to bind such Party to the same extent as if it were signed manually and agrees that at the reasonable request of the other Parties at any time it will as promptly as reasonably practicable cause this Agreement to be manually executed (any such execution to be as of the date of the initial date thereof).

        Section 10.4    Assignment and Binding Effect.     No Party may assign, delegate or otherwise transfer this Agreement or any of its rights or obligations hereunder, by operation of law or otherwise, without the prior written consent of the other Parties, and any such attempted assignment, delegation or transfer shall be void. Subject to the preceding sentence, this Agreement will be binding upon and inure to the benefit of the Parties and their respective successors, permitted transferees and permitted assigns.

        Section 10.5    Entire Agreement.     This Agreement, the other Transaction Documents, the Confidentiality Agreement and the schedules and exhibits hereto and thereto constitute the entire agreement between the Parties with respect to the subject matter hereof and thereof and supersede all previous agreements, negotiations, discussions, understandings, writings, commitments and conversations between the Parties with respect to such subject matter. No agreements or understandings exist between the Parties other than those set forth or referred to herein or therein.

        Section 10.6    Severability.     If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof or thereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby or thereby, as the case may be, is not affected in any manner adverse to any Party. Upon such determination, the Parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the Parties. In the event the Parties are not able to agree, such provision shall be construed by limiting and reducing it so that such provision is valid, legal, and fully enforceable while preserving to the greatest extent permissible the original intent of the Parties; the remaining terms and conditions of this Agreement shall not be affected by such alteration.

        Section 10.7    Headings.     The heading references herein and the table of contents hereof are for convenience purposes only, and shall not be deemed to limit or affect any of the provisions hereof.

        Section 10.8    No Third Party Beneficiaries.     Except as provided in Section 8.4 of this Agreement, (a) the provisions of this Agreement and the other Transaction Documents are solely for the benefit of the Parties and their respective successors and permitted assigns and are not intended to confer upon any Person, except the Parties and their respective successors and permitted assigns, any rights or remedies hereunder and (b) there are no third party beneficiaries of this Agreement or the other Transaction Documents, and this Agreement and the other Transaction Documents shall not provide any third party with any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

        Section 10.9    Governing Law.     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW THEREOF.

        Section 10.10    Expenses.     Except as otherwise expressly provided in the Transaction Documents, each Party shall bear its own costs and expenses in connection with the preparation, negotiation and execution, amendment or modification of this Agreement and the other Transaction Documents and the consummation of the Merger and the other transactions contemplated hereby.

        Section 10.11    Dispute Resolution.

          (a)    Agreement to Resolve Disputes.    Except as otherwise specifically provided in this Agreement or in another Transaction Document, the procedures for discussion, negotiation and dispute resolution set forth in this Section 10.11 shall apply to all disputes, controversies or claims (whether sounding in contract, tort or otherwise) that may arise out of or relate to, or arise under or in connection with this Agreement, the Pre-Closing Restructuring, the Distribution and the Merger (including all actions taken in furtherance of the Pre-Closing Restructuring, the Distribution or the Merger on or prior to the date hereof). Each Party agrees that the procedures set forth in this Section 10.11 shall be the sole and exclusive remedy in connection with any dispute, controversy or claim relating to any of the foregoing matters and irrevocably waives any right to commence any action or proceeding in or before any Governmental Authority, except as otherwise required by Applicable Law.

          (b)    Dispute Resolution; Mediation.

              (i)  Any Party may commence the dispute resolution process of this Section 10.11(b) by giving the applicable Party written notice (a "Dispute Notice") of any controversy, claim or dispute of whatever nature arising out of or relating to this Agreement or the breach, termination, enforceability or validity thereof (a "Dispute") which has not been resolved in the normal course of business. The Parties shall attempt in good faith to resolve any Dispute by negotiation between executives of each Party ("Senior Party Representatives") who have authority to settle the Dispute and who are at a higher level of management than the persons who have direct responsibility for the administration of this Agreement. Within fifteen (15) days after delivery of the Dispute Notice, the receiving Party shall submit to the delivering Party a written response (the "Response"). The Dispute Notice and the Response shall include (A) a statement setting forth the position of the Party giving such notice and a summary of arguments supporting such position and (B) the name and title of such Party's Senior Party Representative and any other persons who will accompany the Senior Party Representative at the meeting at which the Parties will attempt to settle the Dispute. Within thirty (30) days after the delivery of the Dispute Notice, the Senior Party Representatives of the applicable Parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the Dispute. The Parties shall cooperate in good faith with respect to any reasonable requests for exchanges of information regarding the Dispute or a Response thereto.

             (ii)  If the Dispute has not been resolved within sixty (60) days after delivery of the Dispute Notice, or if the Parties fail to meet within thirty (30) days after delivery of the Dispute Notice as hereinabove provided, the Parties shall make a good faith attempt to settle the Dispute by mediation pursuant to the provisions of this Section 10.11(b) before resorting to arbitration contemplated by Section 10.11(c) or any other dispute resolution procedure that may be agreed by the Parties.

            (iii)  All negotiations, conferences and discussions pursuant to this Section 10.11(b) shall be confidential and shall be treated as compromise and settlement negotiations. Nothing said or disclosed, nor any document produced, in the course of such negotiations, conferences and discussions that is not otherwise independently discoverable shall be offered or received as evidence or used for impeachment or for any other purpose in any current or future arbitration.

            (iv)  Unless the Parties agree otherwise, the mediation shall be conducted in accordance with the CPR Institute for Dispute Resolution Model Procedure for Mediation of Business Disputes in effect on the date of this Agreement by a mediator mutually selected by the Parties.

             (v)  Within thirty (30) days after the mediator has been selected as provided above, the Parties and their respective attorneys shall meet with the mediator for one mediation session, it being agreed that each Party representative attending such mediation session shall be a Senior Party Representative with authority to settle the Dispute. If the Dispute cannot be settled at such mediation session or at any mutually agreed continuation thereof, the DISH Parties or the EchoStar Parties, as the case may be, may give the other and the mediator a written notice declaring the mediation process at an end.

            (vi)  Costs of the mediation shall be borne equally by the Parties involved in the matter, except that each Party shall be responsible for its own expenses.

          (c)    Arbitration.

              (i)  Subject to Section 10.11(c)(ii), if the Dispute has not been resolved by the dispute resolution process described in Section 10.11(b), the Parties agree that any such Dispute shall be settled by binding arbitration before the American Arbitration Association ("AAA") in Denver, Colorado pursuant to the Commercial Rules of the AAA. Any arbitrator(s) selected to resolve the Dispute shall be bound exclusively by the laws of the State of New York without regard to its choice of law rules. Any decisions of award of the arbitrator(s) will be final and binding upon the Parties and may be entered as a judgment by the Parties. Any rights to appeal or review such award by any court or tribunal are hereby waived to the extent permitted by Applicable Law.

             (ii)  Any Dispute regarding the following is not required to be negotiated or mediated prior to seeking relief from an arbitrator: (i) breach of any obligation of confidentiality; and (ii) any other claim where interim relief from the arbitrator is sought to prevent serious and irreparable injury to one of the Parties. However, the Parties to the Dispute shall make a good faith effort to negotiate and mediate such Dispute, according to the above procedures, while such arbitration is pending.

            (iii)  Costs of the arbitration shall be borne equally by the Parties involved in the matter, except that each Party shall be responsible for its own expenses.

          (d)    Continuity of Service and Performance.    Unless otherwise agreed in writing, the Parties will continue to honor all other commitments under this Agreement during the course of dispute resolution pursuant to the provisions of this Section 10.11 with respect to all matters not subject to such Dispute.

        Section 10.12    Limited Liability.     Notwithstanding any other provision of this Agreement, no Person who is a stockholder or Representative of DISH or EchoStar or any of their Affiliates, in his or her capacity as such, shall have any liability in respect of or relating to the covenants or obligations of such Party under this Agreement and, to the fullest extent legally permissible, each of DISH and EchoStar, for itself and its respective stockholders, Affiliates and Representatives waives and agrees not to seek to assert or enforce any such liability that any such Person might otherwise have pursuant to Applicable Law; provided, however, that nothing in this Section 10.12 shall limit any liability of the Parties for breaches of the terms and conditions of this Agreement.

ARTICLE XI

DEFINITIONS

        Section 11.1    Certain Definitions.     For purposes of this Agreement, the following terms shall have the meanings specified in this Section 11.1:

          "Action" means any demand, action, suit, counter suit, arbitration, inquiry, proceeding or investigation by or before any federal, state, local, foreign or international Governmental Authority or any arbitration or mediation tribunal.

          "Affiliate" means, with respect to any Person, another Person directly or indirectly controlling, controlled by, or under common control with that Person; it being understood that for purposes of the Transaction Documents (except as provided in Section 8.1 (Indemnification Obligations of EchoStar) of this Agreement), none of DISH, the DISH Parties or any other Subsidiaries of DISH will be considered an Affiliate of any EchoStar Party or any other Subsidiaries of EchoStar, and (except as provided in Section 8.2 (Indemnification Obligations of DISH) of this Agreement) none of the EchoStar Parties or any other Subsidiaries of EchoStar will be considered an Affiliate of DISH, any DISH Party or any other Subsidiaries of DISH.

          "Anti-Money Laundering Laws" means all applicable anti-money laundering laws, rules and regulations, including the Bank Secrecy Act, as amended by the USA PATRIOT Act.

          "Applicable Law" means any applicable federal, state, local or foreign law, rule, regulation, ordinance, code, directive, order, writ, injunction, decree, judgment, award, determination, direction or demand, authorization or treaty of any Governmental Authority and any relevant final administrative or judicial precedent interpreting or applying the foregoing.

          "Assets" means assets, properties and rights (including goodwill), wherever located (including in the possession of vendors or other third parties or elsewhere), whether real, personal or mixed, tangible, intangible or contingent, in each case whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any Person, including the following:

              (i)  all accounting and other books, records, systems and files whether in paper, microfilm, microfiche, computer tape or disc, magnetic tape or any other form or medium;

             (ii)  all IT Assets, fixtures, machinery, equipment, furniture, office equipment, motor vehicles and other transportation equipment, special and general tools, prototypes and models and other tangible personal property, wherever located that are owned or leased by the Person, together with any express or implied warranty by the manufacturers, sellers or lessors of any item or component part thereof;

            (iii)  all inventories, wherever located, including all finished goods, (whether or not held at any location or facility or in transit), work in process, raw materials, spare parts and all other materials and supplies to be used or consumed in the production of finished goods;

            (iv)  all interests in any land and improvements and all appurtenances thereto;

             (v)  all interests in any capital stock or other equity interests of any Subsidiary or any other Person; all bonds, notes, debentures or other securities issued by any Subsidiary or any other Person; all loans, advances or other extensions of credit or capital contributions to any Subsidiary or any other Person; and all other investments in securities of any Person;

            (vi)  all license agreements, leases of personal property, including satellites, open purchase orders for raw materials, supplies, parts or services, unfilled orders for the manufacture and sale of products and other contracts, agreements or commitments;

           (vii)  all deposits, escrow accounts and prepaid expenses, letters of credit and performance and surety bonds, claims for refunds and rights of set-off in respect thereof;

          (viii)  all written technical information, data, specifications, research and development information, engineering drawings, operating and maintenance manuals, and materials and analyses, whether prepared by Affiliates, by consultants or other third parties;

            (ix)  all Intellectual Property;

             (x)  all licenses, covenants not to sue and other rights to any third party Intellectual Property;

            (xi)  all cost information, sales and pricing data, customer prospect lists, supplier records, customer and supplier lists, customer and vendor data, correspondence and lists, product literature, artwork, design, development and manufacturing files, vendor and customer drawings, formulations and specifications, quality records and reports and other books, records, studies, surveys, reports, plans and documents;

           (xii)  all trade accounts and notes receivable and other rights to payment from customers and (a) all security for such accounts or rights to payment, including all trade accounts receivable representing amounts receivable in respect of goods shipped or products sold or otherwise disposed of or services rendered to customers, (b) all other accounts and notes receivable and all security for such accounts or notes and (c) any claim, remedy or other right relating to any of the foregoing;

          (xiii)  all rights under contracts or agreements, all claims or rights against any Person arising from the ownership of any Asset, all rights in connection with any bids or offers and all claims, choses in action or similar rights, whether accrued or contingent;

          (xiv)  all rights under insurance policies and all rights in the nature of insurance, indemnification or contribution, including insurance proceeds; and

           (xv)  all Permits.

          "Benefit Plan" means any benefit or compensation plan, program, policy, practice, agreement, contract, arrangement or other obligation, whether or not in writing and whether or not funded, in each case, which covers (and only to the extent of such coverage) any Transferred Employee. Benefit Plans include, but are not limited to, ERISA Plans, employment, consulting, retirement, severance, termination or change in control agreements, deferred compensation, equity-based, incentive, bonus, supplemental retirement, profit sharing, insurance, medical, welfare, fringe or other benefits or remuneration of any kind.

          "BSS Business" means (i) the portion of the business of EchoStar that manages, markets and provides (A) broadcasting satellite services to DISH and its Subsidiaries, and Dish Mexico, S. de R.L. de C.V. and its Subsidiaries; and (B) telemetry, tracking and control services to satellites owned by DISH and a portion of EchoStar's other businesses; and (ii) the products, assets, licenses and technology, and the business operations, revenues, billings and operating activities primarily related to the foregoing.

          "BSS Business Contracts" means the written Contracts to which EchoStar or any member of the EchoStar Group is a party or by which it or any of the Transferred Assets is bound which constitute Contracts that are: (i) used, contemplated for use or held for use, in each case, primarily in the ownership, operation or conduct of the BSS Business as currently owned, operated and conducted or relating primarily to the BSS Business as currently owned, operated or conducted or (ii) otherwise expressly contemplated pursuant to this Agreement or any of the Transaction Documents to be assigned to Newco.

          "BSS Satellites" means the satellites referred to as EchoStar VII, EchoStar X, EchoStar XI, EchoStar XII, EchoStar XIV, EchoStar XVI, EchoStar XXIII, and the Leased Satellites, as listed on Annex A.

          "Business Day" means any day other than a Saturday, a Sunday, a legal holiday in New York, New York, or any other day on which commercial banks in that location are authorized by Applicable Law or governmental decree to close.

          "Code" means the United States Internal Revenue Code of 1986, as amended.

          "Communications Act" means the Communications Act of 1934 and the Telecommunications Act of 1996, in each case as amended from time to time, and all rules and regulations promulgated thereunder.

          "Consents" means any consents, waivers, approvals, or notification requirements, including those in connection with the Required Governmental Applications.

          "Contract" means any agreement, lease, license, contract, note, bond, mortgage, indenture or other instrument or obligation, in each case whether written or oral.

          "Control" (and its correlative meanings "controlling" and "controlled") means the possession, direct or indirect, or the power to direct or cause the direction of, the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "Corporate Documents" means, with respect to any entity, such entity's articles or certificate of incorporation, by-laws, memorandum and articles of association, limited liability company agreement or partnership agreement, as applicable, and any other organizational documents of such entity.

          "Data Centers" means, collectively, the data centers situated on the Owned Sites and the Leased Sites.

          "DISH Fundamental Representations" means the representations and warranties of the DISH Parties set forth in Section 5.2(a) (Organization; Good Standing; Qualification), Section 5.2(b) (Authorization and Execution of Transaction Documents), Section 5.2(c) (Enforceability of Transaction Documents), Section 5.2(f) (Merger Sub), Section 5.2(j) (No Brokers) and Section 5.2(k) (Opinion of Financial Advisor).

          "DISH Parties" means DISH, Merger Sub and, after the Closing, Newco.

          "DISH Payables" means any and all amounts payable in respect of the BSS Business to DISH and its Subsidiaries.

          "DISH Receivables" means any and all amounts owed by DISH or any of its Subsidiaries and payable to EchoStar or any of its Subsidiaries in respect of the BSS Business.

          "Distribution Closing" means the closing of the Distribution.

          "Distribution Closing Date" means the date of the Distribution Closing.

          "Distribution Record Date" means the record date for the Distribution Closing.

          "EchoStar Fundamental Representations" means Section 5.1(a) (Organization and Good Standing), Section 5.1(b) (Authorization and Execution of Transaction Documents), Section 5.1(c) (Enforceability of Transaction Documents), Section 5.1(f)(i) and 5.1(f)(ii) (Capital Structure), Section 5.1(t) (Takeover Statutes), Section 5.1(u) (No Brokers) and Section 5.1(v) (Opinion of Financial Advisor).

          "EchoStar Group" means EchoStar and each Subsidiary of EchoStar immediately after the consummation of the Pre-Closing Restructuring (other than Newco).

          "EchoStar Parties" means EchoStar and, prior to the Closing, Newco.

          "EMA Assumed Liabilities" means the employee-related Liabilities with respect to the BSS Business (or the ownership of the Transferred Assets) to be assumed by DISH pursuant to the Employee Matters Agreement.

          "EMA Excluded Liabilities" means the employee-related Liabilities with respect to the BSS Business to be retained by EchoStar pursuant to the Employee Matters Agreement.

          "Employee Matters Agreement" means the Employee Matters Agreement substantially in the form attached hereto as Exhibit B.

          "Environmental Law" means any federal, state, local or foreign statute, law, regulation, order, decree, Permit or requirement of any relevant Governmental Authority relating to: (A) the protection, investigation or restoration of the environment, health (to the extent health relates to exposure to Hazardous Substances), safety (to the extent safety relates to exposure to Hazardous Substances), or natural resources; (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance; or (C) indoor air, employee exposure to Hazardous

  Substances, wetlands, pollution, contamination or any injury or threat of injury to persons or property relating to any Hazardous Substance.

          "Environmental Liabilities" means all Liabilities under (1) any applicable Environmental Law or (2) any applicable Contract relating to environmental matters (including all removal, remediation or cleanup costs, investigatory costs, governmental response costs, natural resources damages, property damages, personal injury damages, costs of compliance with any product take back requirements or with any settlement, judgment or other determination of Liability and indemnity, contribution or similar obligations, in each case, related to such Liabilities described in (1) and (2) above) and all costs and expenses, interest, fines, penalties or other monetary sanctions in connection therewith.

          "ERISA" means the Employee Retirement Income Security Act of 1974.

          "ERISA Plan" means any "employee benefit plan" within the meaning of Section 3(3) of ERISA.

          "Exchange Act" means the Securities Exchange Act of 1934, or any successor federal statute, and the rules and regulations promulgated thereunder, all as amended, and as the same may be in effect from time to time.

          "FCC" means the United States Federal Communications Commission or any bureau or subdivision thereof acting under delegated authority.

          "FCPA" means the Foreign Corrupt Practices Act of 1977, as amended.

          "Fundamental Representations" shall mean (i) the EchoStar Fundamental Representations and (ii) the DISH Fundamental Representations.

          "GAAP" means generally accepted accounting principles in the United States.

          "Governmental Authority" means any foreign or domestic federal, state, local, municipal or other governmental or quasi-governmental authority or self-regulatory organization of any nature (including any agency, branch, department, board, commission, court, tribunal or other entity exercising governmental or quasi-governmental powers) or exercising, or entitled to exercise, any administrative, executive, judicial, legislative, enforcement, regulatory or taxing authority or power.

          "Hazardous Substance" means any substance that is: (A) listed, classified or regulated pursuant to any Environmental Law; and (B) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, toxic mold, radioactive material or radon.

          "HSSC" means Hughes Satellite Systems Corporation, a Colorado corporation and wholly owned Subsidiary of EchoStar.

          "Indebtedness" of any Person means, without duplication, (i) the principal of and, accreted value and accrued and unpaid interest in respect of (A) all Liabilities of such Person for money borrowed, whether current or funded, secured or unsecured, and (B) all Liabilities evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all Liabilities of such Person in respect of mandatorily redeemable or purchasable capital stock or securities convertible into capital stock; (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable and other accrued current Liabilities); (iv) all Liabilities for the reimbursement of any obligor under any drawn letter of credit or performance bond that is subject to an actual demand, or other similar agreement or credit transaction securing obligations of a type described in clauses (i) through (iii) above to the extent of the obligation secured; (v) all obligations of the type referred to in clauses (i) through (iv) of any Persons the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise; and (vi) all obligations of the type referred to in clauses (i) through (iv) above of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person).

          "Intellectual Property" means all intellectual property or proprietary rights arising from or in respect of the following in any jurisdiction in the world: (i) all patents and utility models of any kind, patent applications, including provisional applications, statutory invention registrations and invention disclosures, and all related continuations, continuation-in-part, divisions, reissues, re-examinations, substitutions, and extensions thereof (collectively, "Patents"); (ii) all trademarks, service marks, trade names, service names, brand names, trade dress, logos, Internet domain names, uniform resource locators, and corporate names, in each case whether or not Registered, and together with the common law rights and goodwill associated with any of the foregoing, and all applications, registrations and renewals thereof; (iii) copyrights in and to published and unpublished works of authorship, in each case whether or not Registered or sought to be Registered, together with all common law rights and moral rights therein, and any applications and registrations therefor, including extensions, renewals, restorations, derivatives, and reversions; (iv) rights in trade secrets and other legally recognized rights in and to confidential information, proprietary information, inventions, discoveries, and know-how (collectively, "Trade Secrets"); (v) mask work rights; (vi) any of the foregoing rights in Technology; and (vi) other similar types of proprietary or intellectual property rights recognized under Applicable Law.

          "Intellectual Property and Technology License Agreement" means the Intellectual Property and Technology License Agreement substantially in a form to be agreed upon by the Parties before the Distribution Closing Date.

          "IT Assets" means computers, Software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines, and all other information technology equipment, and all associated documentation.

          "Leased Satellites" means the Nimiq 5 and QuetzSat-1 satellites, as listed on Annex A.

          "Leased Sites" means the leased real property primarily related to the BSS Business listed on Schedule 11.1(a) (and any rights associated therewith), including any fixtures attached to such real property and all structures, facilities and improvements located thereon, or attached or appurtenant thereto with respect to which EchoStar or any of its Subsidiaries has a leasehold interest.

          "Legal Proceeding" means any judicial, administrative or arbitral action, suit, proceeding (public or private) or investigation by or before a Governmental Authority.

          "Liability" means, with respect to any Person, any and all losses, claims, charges, debts, demands, actions, causes of action, suits, damages, obligations, payments, costs and expenses, sums of money, accounts, reckonings, bonds, specialties, indemnities and similar obligations, exoneration covenants, Contracts, controversies, doings, omissions, variances, guarantees, make whole agreements and similar obligations, and other liabilities and requirements, including all contractual obligations, whether absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, joint or several, whenever arising, and including those arising under any Applicable Law, Action, threatened or contemplated Action (including the costs and expenses of demands, assessments, judgments, settlements and compromises relating thereto and attorneys' fees and any and all costs and expenses, whatsoever reasonably incurred in investigating, preparing or defending against any such Actions or threatened or contemplated Actions) or order of any Governmental Authority or any award of any arbitrator or mediator of any kind, and those arising under any Contract, in each case, whether or not recorded or reflected or otherwise disclosed or required to be recorded or reflected or otherwise disclosed, on the books and records or financial statements of any Person.

          "Lien" means any mortgage, pledge, hypothecation, security interest, lien, license, covenant not to sue, charge, option, assignment or encumbrance of any kind or any arrangement to provide priority or preference, including any easement, right-of-way, restriction (whether on voting, sale, transfer, disposition, use or otherwise), right, lease and other encumbrance on title to real or personal property (whether or not of record), whether voluntary or imposed by Applicable Law, and any agreement to give any of the foregoing.

          "Malicious Code" means any "back door," "drop dead device," "time bomb," "Trojan horse," "virus," "worm," "spyware" (as such terms are commonly understood in the software industry) or any other code designed to have any of the following functions: (i) disrupting, disabling or harming the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed or (ii) compromising the privacy or data security of a user or damaging or destroying any data or file, in each case, without authorization and without the applicable user's consent; provided, that "Malicious Code" excludes code that enables or provides security, support and maintenance functionality.

          "Material Adverse Effect" means any fact, event, change, occurrence, condition or effect that (a) is materially adverse to the business, financial condition, assets, properties or results of operations of (x) with respect to the EchoStar Parties, (1) EchoStar and its Subsidiaries taken as a whole or (2) the BSS Business taken as a whole and (y) with respect to DISH, DISH and its Subsidiaries taken as a whole or (b) would prevent, materially delay or materially impair the consummation of, with respect to the EchoStar Parties, the Pre-Closing Restructuring, the Distribution, the Merger or any other transactions contemplated hereby and, with respect to DISH, the Merger or the issuance of DISH Shares, except, in the case of clause (a), any such event, change, occurrence, condition or effect to the extent resulting from, arising out of or relating to:

              (i)  general changes or developments in any of the industries in which EchoStar and its Subsidiaries or DISH and its Subsidiaries, as applicable, operate;

             (ii)  changes in global, national or regional political conditions (including the outbreak or escalation of war (whether or not declared) or acts of terrorism) or in general economic, business, regulatory, political or market conditions or in national or global financial markets;

            (iii)  any failure by EchoStar or by DISH, as applicable, to meet any published analyst estimates or expectations of its overall or segment or other subgroup revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by EchoStar or by DISH, as applicable, to meet its overall or segment or other subgroup internal or published projections, budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, for any period ending on or after the date of this Agreement, in and of itself (provided, that the facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of "Material Adverse Effect" shall not be excluded in determining whether there has been a Material Adverse Effect);

            (iv)  any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates;

             (v)  any decline in the market price or trading volume of the EchoStar Common Stock or the DISH Common Stock, as applicable (provided, that the facts or occurrences giving rise to or contributing to such decline that are not otherwise excluded from the definition of

    "Material Adverse Effect" shall not be excluded in determining whether there has been a Material Adverse Effect);

            (vi)  any change or announcement of a potential change in the credit rating of EchoStar or any of its Subsidiaries or of DISH or any of its Subsidiaries (provided, that the facts or occurrences giving rise to or contributing to such change or potential change that are not otherwise excluded from the definition of "Material Adverse Effect" shall not be excluded in determining whether there has been a Material Adverse Effect);

           (vii)  any action expressly required or expressly permitted by this Agreement or any other Transaction Document (other than the Pre-Closing Restructuring or the obligations set forth in Section 6.2(a) (Conduct of the Business Pending Closing));

          (viii)  any changes in Applicable Laws or accounting rules (including GAAP) or the enforcement, implementation or interpretation thereof;

            (ix)  the announcement, pendency or completion of the transactions contemplated by this Agreement, any other Transaction Document or in connection with the Pre-Closing Restructuring, including losses or threatened losses of employees, customers, suppliers, distributors or others having relationships with the BSS Business or the EchoStar Group (provided, that the exception in this clause (ix) shall not apply to Section 5.1(d) (Non-Contravention), Section 5.1(e) (Consents) or Section 5.1(l) (Material Contracts)) or with DISH and its Subsidiaries (provided, that the exception in this clause (ix) shall not apply to Section 5.2(d) (Non-Contravention) or Section 5.2(e) (Consents)); or

             (x)  any natural or man-made disaster or acts of God;

provided, further, however that, with respect to clauses (i), (ii), (iv), (viii) and (x) such change, event, circumstance or development does not disproportionately adversely affect EchoStar and its Subsidiaries or DISH and its Subsidiaries, as applicable, compared to other companies operating in the industries in which EchoStar and its Subsidiaries or DISH and its Subsidiaries, as applicable, operate.

          "Material Contract" means any BSS Business Contract:

              (i)  that is with any Governmental Authority;

             (ii)  involving future payments, performance or services or delivery of goods or materials to or by EchoStar or any of its Subsidiaries of any amount or value reasonably expected to exceed $1,500,000 in any future twelve (12) month period;

            (iii)  for the sale of any Assets other than that would not (1) constitute Transferred Assets or (2) purport to bind or give rise to any obligations of DISH or any of its Affiliates (including Newco) after the Closing Date;

            (iv)  relating to any acquisition to be made by EchoStar or any of its Subsidiaries of any operating business or the capital stock of any other Person;

             (v)  relating to (A) the incurrence of any material Indebtedness or (B) the making of any material loans by any member of the EchoStar Group;

            (vi)  providing for severance, retention, change in control or other similar payments by any of EchoStar or any of its Subsidiaries;

           (vii)  relating to the engagement, retention or employment of any Person as a consultant, contractor or in a similar role and providing for annual or annualized payments in excess of $250,000;

          (viii)  that purport to bind DISH or any of its Affiliates (other than Newco) after the Closing Date or that would give rise to any rights or obligations of Newco or any third party by virtue of the identity of DISH or any of its Affiliates as the acquiror of Newco;

            (ix)  relating to any lease of real or personal property involving future payments to or by EchoStar or any of its Subsidiaries of any amount or value reasonably expected to exceed $500,000 in any future twelve (12) month period;

             (x)  (A) granting to EchoStar or any of its Subsidiaries a license, covenant not to sue or other right under any Intellectual Property (excluding Contracts for commercial off-the-shelf computer software that are both (i) generally available on non-discriminatory pricing terms which have an aggregate acquisition cost of $25,000 or less and (ii) not material to the operation, tracking, control and/or use of satellites, and/or the processing of telemetry data) or (B) granting to any third party a license, covenant not to sue or other right under any Separated IP Assets;

            (xi)  evidencing any agreement for indemnification (other than standard form indemnification provisions);

           (xii)  evidencing any partnership, operating, joint venture, profit sharing, collaboration or other similar contract or arrangement;

          (xiii)  containing non-competition or exclusivity covenants, or any other covenants limiting the freedom of EchoStar or any of its Subsidiaries to compete in any line of business or in any geographic area, or to provide any product or service, or that otherwise restricts EchoStar's or any of its Subsidiaries' (or, after the Closing, DISH's or its Affiliates') ability to compete, to solicit, hire or solicit business from any Person, and any Contract that could require the disposition of any material assets or line of business (or, after the Closing, DISH or its Affiliates);

          (xiv)  containing a put, call, right of first refusal, right of first offer or comparable right pursuant to which EchoStar or any of its Subsidiaries could be required to purchase or sell, as applicable, any equity interests in or assets (in the case of assets, having a purchase price in excess of $500,000) of any Person, or a standstill or comparable agreement pursuant to which a Person has agreed not to acquire assets or securities of another Person;

           (xv)  containing a "most favored nation" provision or a limitation on price increases or granting any third party the exclusive right to develop, market, sell or distribute any of EchoStar's or any of its Subsidiaries products or services or to provide any products or services to EchoStar or any of its Subsidiaries, in each case only to the extent that any of the foregoing relate primarily to the ownership, operation or conduct of the BSS Business; or

          (xvi)  evidencing any agreement for settlement pursuant to which Newco is, or after the Pre-Closing Restructuring would be, obligated to (A) pay any amounts after the date of this Agreement, (B) provide any injunctive relief, (C) take any action or refrain from taking any action after the date of this Agreement or (D) admit liability, fault or negligence.

          "OFAC" means the United States Department of Treasury's Office of Foreign Assets Control.

          "Open Source License" means any license identified as an open source license by the Open Source Initiative (www.opensource.org/) that conditions the distribution of certain Software on (i) the disclosure, licensing or distribution of any source code for any portion of such Software, or (ii) the granting to licensees of the right to make derivative works or other modifications to such Software, (iii) the licensing under terms that allow the Software or portions thereof or interfaces therefor to be reverse engineered, reverse assembled or disassembled (other than by operation of law), or (iv) redistribution of such Software at no license fee.

          "Order" means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award (in each case, whether temporary, preliminary or permanent) of a Governmental Authority.

          "Ordinary Course of Business" means the ordinary and usual course of normal day-to-day operations consistent with past practice.

          "Owned Sites" means the owned real property primarily related to the BSS Business listed on Schedule 11.1(a), including any fixtures attached to such real property and all structures, facilities and improvements located thereon, or attached or appurtenant thereto.

          "Permits" means any franchise, license (including radio and similar licenses), authorization, consent, permit, certificate, waiver, approval, qualification or registration of, with or from any Governmental Authority, including the FCC, and including all authorizations required to construct, launch and operate the BSS Satellites.

          "Permitted Liens" means (i) Liens for Taxes that are not yet due and payable, and Liens for current Taxes that are being contested in good faith by appropriate proceedings, (ii) non-exclusive licenses of Intellectual Property granted prior to the Closing and in the Ordinary Course of Business, including as set forth in the Material Contracts, (iii) Liens of landlords, lessors, carriers, warehousemen, employees, mechanics and materialmen and other like Liens arising in the Ordinary Course of Business of EchoStar and its Subsidiaries (or Liens against any landlord's or lessor's interest in any Leased Site that do not affect the operations of the BSS Business), (iv) any conditions that may be shown by a current, accurate survey or physical inspection of any real property made prior to the Closing, (v) easements, rights of way, restrictive covenants, encroachments, zoning, building code or planning ordinances or regulations, and other similar encumbrances affecting real property, (vi) other imperfections of title or Liens that, in the case of clauses (ii) through (vi), individually or in the aggregate, do not, and would not reasonably be expected to, materially detract from the value or use of any of the properties or Assets of EchoStar and its Subsidiaries and (vii) Liens set forth on Schedule 11.1(b).

          "Person" means any natural person, corporation, general partnership, limited partnership, limited liability company, joint venture, trust, proprietorship, Governmental Authority or other entity, association or organization of any nature, however and wherever organized or constituted (whether or not having a separate legal personality).

          "Personally Identifiable Information" means any information that alone or in combination with other information held by EchoStar or any of its Subsidiaries can be used to specifically identify an individual person and any individually identifiable health information.

          "Registered" means issued by, registered with or the subject of a pending application before any Governmental Authority or Internet domain name registrar.

          "Satellite Material Adverse Effect" means any event, change, occurrence, condition or effect that would be reasonably likely to have a material adverse effect on the value of any BSS Satellite (other than EchoStar VII or EchoStar XII).

          "SEC" means the United States Securities and Exchange Commission, or any successor agency of the federal government.

          "Securities Act" means the United States Securities Act of 1933, or any successor federal statute, and the rules and regulations promulgated thereunder, all as amended, and as the same may be in effect from time to time.

          "Software" means any and all (i) computer applications, programs and other software, including any and all operating software, network software, firmware, software implementations of algorithms, middleware, design software, models and methodologies, whether in source code or object code, systems and networks; (ii) Internet sites, databases and compilations, including any and all data and collections of data, whether machine readable or otherwise; (iii) screens, user interfaces, command structures, report formats, templates, menus, buttons and icons; (iv) descriptions, flow-charts, architectures, design tools, development tools, and other materials used to design, plan, organize and develop any of the foregoing; and (v) all documentation and media relating thereto.

          "Subsidiary" means, with respect to any Person, any other Person more than fifty percent (50%) of the shares of the voting stock or other voting interests of which are owned or controlled, or the ability to select or elect more than fifty percent (50%) of the directors or similar managers is held, directly or indirectly, by such first Person or one or more of its Subsidiaries or by such first Person and one or more of its Subsidiaries.

          "Tax" or "Taxes" shall have the meaning ascribed to it in the Tax Matters Agreement.

          "Tax Matters Agreement" means the Tax Matters Agreement substantially in the form attached hereto as Exhibit C.

          "Technology" means, collectively, all Software, information, designs, formulae, algorithms, procedures, methods, techniques, technical data, specifications, processes, apparatuses, improvements, and other similar materials, and all recordings, graphs, drawings, reports, analyses, and other writings, and other tangible embodiments of the foregoing, in any form whether or not specifically listed herein.

          "Third Party Payables" means any and all amounts payable in respect of the BSS Business to third parties and processed for payment through the EchoStar payables system (excluding all accrued and unbilled amounts), excluding those amounts owed by DISH or any of its Subsidiaries.

          "Third Party Receivables" means any and all amounts owed by third parties and payable to EchoStar or any of its Subsidiaries in respect of the BSS Business, excluding those amounts owed by DISH or any of its Subsidiaries.

          "Ticking Fee" means an amount to be agreed by DISH and EchoStar prior to July 1, 2019 representing the estimated periodic net cash flow of the BSS Business from and after July 1, 2019.

          "Ticking Fee Receivable" means the aggregate Ticking Fee accrued during the period beginning on July 1, 2019 and ending on the Distribution Closing Date.

          "Transaction Documents" means the following documents:

              (i)  this Agreement;

             (ii)  the Intellectual Property and Technology License Agreement;

            (iii)  the Employee Matters Agreement;

            (iv)  the Tax Matters Agreement;

             (v)  the Amended Professional Services Agreement, if amended pursuant to this Agreement;

            (vi)  the TT&C Agreement(s), substantially in a form to be agreed upon by the Parties before the Distribution Closing Date; and

           (vii)  the Transition Services Agreement(s), substantially in a form to be agreed upon by the Parties before the Distribution Closing Date, if any.

          "Transferred Employees" shall have the meaning ascribed to it in the Employee Matters Agreement.

          "Transferred Sites" means the Leased Sites and the Owned Sites.

        Section 11.2    Terms Defined Elsewhere in this Agreement.     For purposes of this Agreement, the following terms have meanings set forth in the sections indicated:

Term	Section
AAA	Section 10.11(c)(i)
Agent	Section 1.9(b)(i)
Aggregate Merger Consideration	Section 4.1(a)
Agreement	Preamble
Amended Professional Services Agreement	Section 6.8(c)
Anti-Corruption Laws	Section 5.1(i)(iii)
Applicable Date	Section 5.1(g)(i)
Assumed Liabilities	Section 1.5(a)
Book Entry DISH Shares	Section 4.2(a)
Book Entry Newco Shares	Section 4.1(a)
By-laws	Section 3.2
Certificate	Section 4.1(a)
Certificate of Merger	Section 2.3
Charter	Section 3.1
Closing	Section 2.1
Closing Date	Section 2.1
Confidential Information	Section 6.9(b)
Confidentiality Agreement	Section 6.9(a)
DGCL	Section 2.2
DISH	Preamble
DISH Common Stock	Recitals
DISH Disclosure Letter	Section 5.2
DISH Indemnified Persons	Section 8.1
DISH Reports	Section 5.2(g)
DISH Shares	Recitals
Dispute	Section 10.11(b)(i)
Dispute Notice	Section 10.11(b)(i)
Distribution	Section 1.9(b)(ii)
EchoStar	Preamble
EchoStar Common Stock	Section 1.9(b)(ii)
EchoStar Credit Support Obligations	Section 6.18
EchoStar Disclosure Letter	Section 5.1
EchoStar Indemnified Persons	Section 8.2
EchoStar Related Party	Section 5.1(r)
EchoStar Reports	Section 5.1(g)(i)
Effective Time	Section 2.3
Exchange Fund	Section 4.2(a)
Exchange Ratio	Section 4.1(a)
Excluded Liabilities	Section 1.5(b)
Excluded Shares	Section 4.1(a)
Indemnified Party	Section 8.4
Indemnifying Party	Section 8.4
Joint Information Statement/Prospectus	Section 6.5(a)
Leased Satellite Consents	Section 5.1(e)
Losses	Section 8.1

Term	Section
Merger	Recitals
Merger Sub	Preamble
Merger Sub Common Stock	Section 4.1(c)
Merger Sub Shares	Section 4.1(c)
NASDAQ	Section 4.2(d)
Newco	Preamble
Newco Common Stock	Recitals
Newco Shares	Recitals
Notice Period	Section 8.4
Party, Parties	Preamble
Patents	Section 11.1 (in Intellectual Property definition)
Per Share Merger Consideration	Section 4.1(a)
Pre-Closing Restructuring	Section 1.3
Record Holders	Section 1.9(b)(ii)
Relevant EchoStar Subsidiaries	Section 5.1(a)
Representative	Section 6.1(a)
Required Governmental Applications	Section 6.4(c)
Required Governmental Notices	Section 6.4(c)
Requisite Stockholder Approval	Section 5.1(b)
Response	Section 10.11(b)(i)
Retained Assets	Section 1.4(b)
S-4 Registration Statement	Section 6.5(a)
Sanctions	Section 5.1(i)(iv)
Senior Party Representatives	Section 10.11(b)(i)
Separated IP Assets	Section 5.1(k)(ii)
Separated IT Assets	Section 5.1(k)(vii)
Separated Registered IP Assets	Section 5.1(k)(i)
Surviving Corporation	Section 2.2
Takeover Statute	Section 5.1(t)
Termination Date	Section 9.1(b)
Third Party Claim	Section 8.1
Trade Secrets	Section 11.1 (in Intellectual Property definition)
Transferred Assets	Section 1.4(a)
Transferred Real Property Leases	Section 5.1(q)(i)
Transition Services Agreement(s)	Section 6.8(c)
TT&C Agreement(s)	Section 6.8(c)

        Section 11.3    Other Definitional and Interpretive Matters.     For all purposes of this Agreement, except as otherwise expressly provided:

          (a)   Words importing the singular number or plural number include the plural number and singular number respectively;

          (b)   Words importing the masculine gender include the feminine and neuter genders and vice versa;

          (c)   All references to a given agreement, instrument or other document are references to that agreement, instrument or other document as modified, amended, supplemented and restated from time to time (but only if such modification, amendment, supplement or restatement is permitted pursuant hereto or pursuant to such agreement, instrument or other document);

          (d)   Any reference to a statute includes, and is deemed to be, a reference to such statute and to the rules, regulations, ordinances, interpretations, policies and guidance made pursuant thereto, and all amendments made to such statute and other such implementing provisions and enforced from time to time, and to any statute or other implementing provisions subsequently passed or adopted having the effect of supplementing or replacing such statute or such other implementing provisions;

          (e)   References herein to "primarily" shall include "primarily" as well as any other standard that reflects a majority or more of the matter addressed, including "exclusively" or any similar term.

          (f)    References herein to "include," "includes" and "including" will be deemed to be followed by the phrase "without limitation;"

          (g)   References herein to "$," "USD" or "dollars" means lawful currency of the United States of America;

          (h)   Reference in this Agreement to "herein," "hereby," "hereof" or "hereunder," or any similar formulation, will be deemed to refer to this Agreement;

          (i)    Unless otherwise indicated, all references to time of day refer to Eastern Standard Time or Eastern Daylight Savings Time, as in effect in New York, New York on such day. For purposes of the computation of a period of time under this Agreement, (i) the word "from" means "from and including" and the words "to" and "until" each means "to but excluding" and (ii)(A) the day of the act, event or default from which the designated period of time begins to run will be included, unless such period of time is denominated in Business Days and the day of the act, event or default is not a Business Day, in which event the period will begin on the next day that is a Business Day, and (B) the last day of the period so computed will not be included;

          (j)    Subject to any applicable restrictions on assignment or other transfer in a Transaction Document, any references to a Person in such Transaction Document shall be deemed to be references to such Person's successors, permitted transferees and permitted assigns from and after the effective date of the relevant succession, transfer or assignment;

          (k)   The use of the term "shall," "will" or "must" indicates a mandatory action and the use of the term "may" indicates a permissive action;

          (l)    In the event of any conflict between the general terms and conditions of this Agreement and the specific terms and conditions which have been mutually agreed to by the parties in a Transaction Document, the terms and conditions contained in the Transaction Document shall prevail; and

          (m)  The Parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

[Signature pages follow]

        IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective authorized officers, as of the date first written above.

DISH NETWORK CORPORATION
By:	/s/ W. ERIK CARLSON
	Name:	W. Erik Carlson
	Title:	President and Chief Executive Officer
BSS MERGER SUB INC.
By:	/s/ TIMOTHY A. MESSNER
	Name:	Timothy A. Messner
	Title:	Executive Vice President and General Counsel

[Signature Page to Master Transaction Agreement]

ECHOSTAR CORPORATION
By:	/s/ DEAN A. MANSON
	Name:	Dean A. Manson
	Title:	Executive Vice President, General Counsel and Secretary
ECHOSTAR BSS CORPORATION
By:	/s/ DEAN A. MANSON
	Name:	Dean A. Manson
	Title:	President, Secretary and Treasurer

[Signature Page to Master Transaction Agreement]

ANNEX B

May 19, 2019

The Board of Directors
DISH Network Corporation
9601 South Meridian Boulevard
Englewood, Colorado 80112

Members of the Board of Directors:

        We understand that DISH Network Corporation ("DISH") proposes to enter into a Master Transaction Agreement (the "Agreement") by and among DISH, BSS Merger Sub Inc., a wholly owned subsidiary of DISH ("Merger Sub"), EchoStar Corporation ("EchoStar"), and EchoStar BSS Corporation, a wholly owned subsidiary of EchoStar ("Newco"), pursuant to which, among other things, (i) the BSS Business (as defined in the Agreement) will be transferred from EchoStar and its subsidiaries to Newco (the "Pre-Closing Restructuring"), (ii) EchoStar's stockholders will receive a dividend of one share of the common stock, par value $0.001 per share, of Newco ("Newco Common Stock") for every share of Class A common stock, par value $0.001 per share, of EchoStar ("EchoStar Class A Common Stock") and Class B common stock, par value $0.001 per share, of EchoStar (together with EchoStar Class A Common Stock, "EchoStar Common Stock") owned by such stockholders on the Distribution Record Date (as defined in the Agreement) (the "Distribution"), and (iii) Merger Sub will merge with and into Newco (the "Merger" and, together with the Pre-Closing Restructuring and the Distribution, the "Transaction") and each outstanding share of Newco Common Stock will be converted into the right to receive that number of shares (the "Exchange Ratio") of the Class A common stock, par value $0.01 per share, of DISH ("DISH Class A Common Stock") equal to the quotient of (1) 22,937,188 divided by (2) the number of issued and outstanding shares of EchoStar Common Stock as of the Distribution Record Date. The terms and conditions of the Transaction are more fully set forth in the Agreement.

        You have requested our opinion as to the fairness, from a financial point of view, to DISH of the Exchange Ratio provided for in the Merger.

        In connection with this opinion, we have, among other things:

  (1)
  reviewed certain publicly available business and financial information relating to EchoStar, the BSS Business and DISH;

  (2)
  reviewed and discussed with the management of DISH certain financial forecasts relating to the BSS Business prepared by the management of DISH (the "DISH BSS Forecasts");

  (3)
  discussed the past and current business, operations, financial condition and prospects of, and the past and current relationship (and commercial arrangements relating to such relationship) between, DISH and the BSS Business with members of senior management of DISH;

  (4)
  reviewed the trading history for DISH Class A Common Stock;

  (5)
  reviewed a draft, dated May 18, 2019, of the Agreement (the "Draft Agreement");

  (6)
  reviewed the opinions of value of a real estate broker engaged by EchoStar as to the value of certain real estate properties to be contributed to Newco as part of the Pre-Closing Restructuring (the "Opinions of Value"); and

  (7)
  performed such other analyses and studies and considered such other information and factors as we deemed appropriate.

        In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and have relied upon the assurances of the management of DISH that it is not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. As you are aware, we did not have access to, and did not meet with, the management of EchoStar or the BSS Business. Accordingly, at DISH's direction, we have relied upon the accuracy and completeness of financial and other information regarding the BSS Business provided to or discussed with us by the management of DISH. With respect to the DISH BSS Forecasts, we have assumed, at the direction of DISH, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of DISH as to the future financial performance of the BSS Business and the other matters covered thereby. We have relied, at the direction of DISH, upon the assessments of the management of DISH as to the potential impact of market, governmental and regulatory trends and developments relating to or affecting DISH and its businesses and the BSS Business. We have not made or been provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Newco, the BSS Business or DISH (other than the Opinions of Value, which we have reviewed and relied upon, at the direction of DISH, without independent verification for purposes of this opinion), nor have we made any physical inspection of the properties or assets of Newco, the BSS Business or DISH. With respect to the Opinions of Value, we have assumed, at the direction of DISH, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the preparers thereof. We have not evaluated the solvency or fair value of EchoStar, Newco or DISH under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We have assumed, at the direction of DISH, that the Transaction will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Transaction, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, will be imposed that would have an adverse effect on Newco, the BSS Business, DISH or the contemplated benefits of the Transaction. We further have assumed, at the direction of DISH, that, for U.S. federal income tax purposes, the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the Distribution will be tax-free to EchoStar's stockholders pursuant to Section 355 of the Code. In addition, we have assumed, at the direction of DISH, that Newco will acquire all assets, properties and rights reasonably required for the operations of the BSS Business following the Pre-Closing Restructuring and the Distribution, that appropriate reserves, indemnification arrangements and other provisions have been made with respect to the liabilities of or relating to EchoStar and its subsidiaries, and that DISH will not directly or indirectly acquire, assume or incur any assets, liabilities or other obligations relating to EchoStar or its subsidiaries that are contemplated to be excluded from the Transaction as a result of the Pre-Closing Restructuring and the Distribution or otherwise. We additionally have assumed, at the direction of DISH, that the number of issued and outstanding shares of EchoStar Common Stock as of the Distribution Record Date will be equal to the estimate thereof provided to us by DISH. We have also assumed, at the direction of DISH, that the final executed Agreement will not differ in any material respect from the Draft Agreement reviewed by us.

        We express no view or opinion as to any terms or other aspects or implications of the Transaction (other than the Exchange Ratio to the extent expressly specified herein), including, without limitation, the Pre-Closing Restructuring, the Distribution, the form or structure of the Transaction, any related transactions or any other agreement, arrangement or understanding entered into in connection with or related to the Transaction or otherwise. We were not requested to, and we did not, participate in the negotiation of the terms of the Transaction, nor were we requested to, and we did not, provide any advice or services in connection with the Transaction other than the delivery of this opinion. We express no view or opinion as to any such matters. Our opinion is limited to the fairness, from a financial point of view, to DISH of the Exchange Ratio provided for in the Merger and no opinion or view is expressed with respect to any consideration received in connection with the Transaction by the holders of any class of securities, creditors or other constituencies of any party. In addition, no opinion or view is expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the Transaction, or class of such persons, relative to the Exchange Ratio or otherwise. Furthermore, no opinion or view is expressed as to the relative merits of the Transaction in comparison to other strategies or transactions that might be available to DISH or in which DISH might engage or as to the underlying business decision of DISH to proceed with or effect the Transaction. We are not expressing any view or opinion as to what the value of DISH Class A Common Stock actually will be when issued or the prices at which DISH Class A Common Stock or EchoStar Class A Common Stock will trade at any time, including following announcement or consummation of the Transaction. We also are not expressing any view or opinion with respect to, and we have relied, at the direction of DISH, upon the assessments of representatives of DISH regarding, legal, regulatory, accounting, tax and similar matters relating to DISH or the Transaction, as to which matters we understand that DISH obtained such advice as it deemed necessary from qualified professionals. In addition, we express no opinion or recommendation as to how any stockholder should act in connection with the Transaction or any other matter.

        We have acted as financial advisor to DISH solely to render this opinion to the Board of Directors of DISH and will receive a fee for our services, which is payable upon the delivery of this opinion. In addition, DISH has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement.

        We and our affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of our businesses, we and our affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of DISH and (excluding EchoStar and its subsidiaries) certain of DISH's affiliates (each such affiliate, a "DISH Affiliate") and EchoStar and (excluding DISH and its subsidiaries) certain of EchoStar's affiliates (each such affiliate, an "EchoStar Affiliate").

        We and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to DISH and certain DISH Affiliates, and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as a lender under certain leasing facilities of DISH and/or certain DISH Affiliates, (ii) having provided or providing certain foreign exchange trading services to DISH and/or certain DISH Affiliates and (iii) having provided or providing certain treasury management products and services to DISH and/or certain DISH Affiliates.

        In addition, we and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to EchoStar and certain EchoStar Affiliates, and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as financial advisor to an EchoStar Affiliate in connection with an M&A transaction, (ii) having provided or providing certain foreign exchange trading services to EchoStar and/or certain EchoStar Affiliates and (iii) having provided or providing certain treasury management products and services to EchoStar and/or certain EchoStar Affiliates.

        It is understood that this letter is for the benefit and use of the Board of Directors of DISH (in its capacity as such) in connection with and for purposes of its evaluation of the Transaction.

        Our opinion is necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion, and we do not have any obligation to update, revise, or reaffirm this opinion. The issuance of this opinion was approved by a fairness opinion review committee of BofA Securities, Inc.

        Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion on the date hereof that the Exchange Ratio provided for in the Merger is fair, from a financial point of view, to DISH.

Very truly yours,
/s/ BofA Securities, Inc.
BOFA SECURITIES, INC.

ANNEX C

Deutsche Bank

May 19, 2019

Board of Directors
EchoStar Corporation
100 Inverness Terrace E.
Englewood, Colorado 80112

Ladies and Gentlemen:

Deutsche Bank Securities Inc. ("Deutsche Bank") has acted as financial advisor to EchoStar Corporation ("EchoStar") in connection with the Master Transaction Agreement (the "Transaction Agreement") to be entered into by and among DISH Network Corporation ("DISH"), BSS Merger Sub, an indirect wholly owned subsidiary of DISH ("Merger Sub"), EchoStar and EchoStar BSS Corporation, a wholly owned subsidiary of EchoStar ("Newco") pursuant to which EchoStar will complete a Pre-Closing Restructuring (as defined in the Transaction Agreement) pursuant to which, among other things, (i) EchoStar shall, and shall cause its applicable subsidiaries to, transfer the Transferred Assets (as defined in the Transaction Agreement) to Newco and Newco will assume the Assumed Liabilities (as defined in the Transaction Agreement), in each case with respect to the BSS Business (as defined in the Transaction Agreement), (ii) EchoStar will distribute (the "Distribution") to the holders of Class A common stock, par value $0.001 per share, of EchoStar and Class B common stock, par value $0.001 per share, of EchoStar (together with the EchoStar Class A common stock, the "EchoStar Common Stock") one (1) share of common stock, par value $0.001 per share (the "Newco Common Stock"), of Newco for each share of EchoStar Common Stock outstanding on the Distribution Record Date (as defined in the Transaction Agreement), and (iii) following the Distribution, Merger Sub will merge with and into Newco (the "Merger" and the surviving corporation thereof, the "Combined Company" and the Merger, together with the Pre-Closing Restructuring and the Distribution, the "Transaction"). As set forth more fully in the Transaction Agreement, as a result of the Merger, the outstanding Newco Common Stock (other than Newco Common Stock owned by DISH, EchoStar or any of their direct or indirect wholly owned subsidiaries) will be converted into the right to receive an aggregate of 22,937,188 shares (the "Aggregate Merger Consideration") of Class A common stock, par value $0.01 per share (the "DISH Common Stock") of DISH, with the exact number of shares of DISH Common Stock to be received in respect of each share of Newco Common Stock to be determined as of the record date for the Distribution.

You have requested our opinion, as investment bankers, as to the fairness of the Aggregate Merger Consideration, from a financial point of view, to the holders of the outstanding shares of Newco Common Stock, in the aggregate, excluding DISH, EchoStar, Charles Ergen and their respective affiliates.

In connection with our role as financial advisor to EchoStar, and in arriving at our opinion, we reviewed certain publicly available financial and other information concerning EchoStar, the BSS Business and DISH and certain internal analyses, financial forecasts and other information relating to the BSS Business, the Transferred Assets and EchoStar prepared by management of EchoStar (the "EchoStar Forecasts"), including annual cash flow information for the Transferred Assets. We also reviewed valuation reports prepared by a third-party valuation firm

Deutsche Bank

Board of Directors EchoStar Corporation May 19, 2019 Page 2

with respect to the BSS Business data center in Cheyenne, Wyoming and the BSS Business call center in Littleton, Colorado (the "Third-Party Reports"). We have also held discussions with certain senior officers of EchoStar regarding the businesses and prospects of EchoStar, the BSS Business and the Transferred Assets. You have advised us that the value of the telemetry, tracking and control site in Summerset, SD and associated operational infrastructure, property, plant and equipment is included in the value of the satellites included in the Transferred Assets and, accordingly, we have not separately analyzed the value of such site, infrastructure, property, plant or equipment for purposes of our analysis. As you are aware, management of EchoStar has provided forecasts for the business associated with the Transferred Assets under both a "conservative case" scenario and an "optimistic case" scenario. At your direction, we have weighed each of these cases equally for purposes of our analysis. In addition, we have (i) reviewed the reported prices and trading activity for the DISH Common Stock, (ii) reviewed, to the extent publicly available, the financial terms of certain recent transactions involving data center assets which we deemed relevant, (iii) reviewed a draft dated May 18, 2019 of the Transaction Agreement, and (iv) performed such other studies and analyses and considered such other factors as we deemed appropriate.

We have not assumed responsibility for independent verification of, and have not independently verified, any information, whether publicly available or furnished to us, concerning Newco, EchoStar, DISH, the BSS Business, the Transferred Assets or the Combined Company including, without limitation, any financial information considered in connection with the rendering of our opinion. Accordingly, for purposes of our opinion, we have, with your knowledge and permission, assumed and relied upon the accuracy and completeness of all such information. We have not conducted a physical inspection of any of the properties or assets, and have not prepared, obtained or reviewed any independent evaluation or appraisal (other than the Third-Party Reports) of any of the Transferred Assets, the Assumed Liabilities or any other assets or liabilities (including any contingent, derivative or off-balance-sheet assets or liabilities), of Newco, EchoStar, the BSS Business, DISH, the Combined Company or any of their respective subsidiaries, nor have we evaluated the solvency or fair value of Newco, EchoStar, the BSS Business, DISH, the Combined Company, or any of their respective subsidiaries (or the impact of the Transaction thereon) under any law relating to bankruptcy, insolvency or similar matters. For purposes of our analysis, we have relied upon the valuation in the Third-Party Reports relating to the call center in Littleton, Colorado. With respect to the EchoStar Forecasts made available to us and used in our analyses, we have assumed with your knowledge and permission that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of EchoStar as to the matters covered thereby. As you are aware, we have not been provided with, and we did not have access to, financial forecasts relating to DISH or the Combined Company prepared by management of DISH. In rendering our opinion, we express no view as to the reasonableness of the EchoStar Forecasts or the assumptions on which they are based. We have also assumed, at the direction of EchoStar, that the Merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as

Deutsche Bank

Board of Directors EchoStar Corporation May 19, 2019 Page 3

amended. Our opinion is necessarily based upon economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We expressly disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting our opinion of which we become aware after the date hereof.

For purposes of rendering our opinion, we have assumed with your knowledge and permission that, in all respects material to our analysis, the Transaction will be consummated in accordance with the terms of the Transaction Agreement, without any waiver, modification or amendment of any term, condition or agreement that would be material to our analysis. We also have assumed with your knowledge and permission that all material governmental, regulatory or other approvals and consents required in connection with the consummation of the Transaction will be obtained and that in connection with obtaining any necessary governmental, regulatory or other approvals and consents, no restrictions, terms or conditions will be imposed that would be material to our analysis. We are not legal, regulatory, tax or accounting experts and have relied on the assessments made by EchoStar and its other advisors with respect to such issues. Representatives of EchoStar have informed us, and we have further assumed with your knowledge and permission, that the final terms of the Transaction Agreement will not differ from the terms set forth in the draft we have reviewed in any respect material to our analysis.

This opinion has been approved and authorized for issuance by a Deutsche Bank fairness opinion review committee and is addressed to, and is for the use and benefit of, the Board of Directors of EchoStar in connection with and for the purpose of its evaluation of the Transaction. This opinion is limited to the fairness of the Aggregate Merger Consideration, from a financial point of view, to the holders of Newco Common Stock, in the aggregate (other than DISH, EchoStar, Mr. Ergen and their respective affiliates), as of the date hereof. This opinion does not address any other terms of the Transaction, the Transaction Agreement or any other agreement entered into or to be entered into in connection with the Transaction. You have not asked us to, and this opinion does not, address the fairness of the Transaction, or any consideration received in connection therewith, to the holders of any other class of securities, creditors or other constituencies of EchoStar, Newco or DISH, nor does it address the fairness of the contemplated benefits of the Transaction. We express no opinion as to the merits of the underlying decision by EchoStar, Newco or DISH to engage in the Transaction or the relative merits of the Transaction as compared to any alternative transactions or business strategies. In addition, we do not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable to or to be received by any of the officers, directors, or employees of any party to the Transaction, or any class of such persons, in connection with the Transaction, whether relative to the Aggregate Merger Consideration to be received by the holders of Newco Common Stock or otherwise. This opinion does not in any manner address what the value of the DISH Common Stock actually will be when issued pursuant to the Transaction or the prices at which the DISH Common Stock or any other securities will trade following the announcement or consummation of the Transaction.

Deutsche Bank

Board of Directors EchoStar Corporation May 19, 2019 Page 4

Deutsche Bank will be paid a fee for its services as financial advisor to EchoStar in connection with the Transaction, a portion of which becomes payable upon delivery of this opinion (or would have become payable if Deutsche Bank had advised the Board of Directors that it was unable to render this opinion), and a substantial portion of which is contingent upon consummation of the Transaction. EchoStar has also agreed to reimburse Deutsche Bank for its expenses, and to indemnify Deutsche Bank against certain liabilities, in connection with its engagement. We are an affiliate of Deutsche Bank AG (together with its affiliates, the "DB Group"). One or more members of the DB Group have, from time to time, provided, and are currently providing, investment banking, commercial banking (including extension of credit) and other financial services to EchoStar and its affiliates for which they have received, and in the future may receive, compensation. In addition, one or more members of the DB Group have, from time to time, provided, and are currently providing, investment banking, commercial banking (including extension of credit) and other financial services to DISH and its affiliates for which they have received, and in the future may receive, compensation. Further, one or more members of the DB Group have, from time to time, provided, and are currently providing, investment banking, commercial banking (including extension of credit) and other financial services to Mr. Ergen and his other affiliates for which they have received, and in the future may receive, compensation. The DB Group may also provide investment and commercial banking services to DISH, EchoStar, Mr. Ergen or their respective affiliates in the future, for which we would expect the DB Group to receive compensation. In the ordinary course of business, members of the DB Group may actively trade in the securities and other instruments and obligations of DISH, EchoStar and their respective affiliates for their own accounts and for the accounts of their customers. Accordingly, the DB Group may at any time hold a long or short position in such securities, instruments and obligations.

Based upon and subject to the foregoing assumptions, limitations, qualifications and conditions, it is Deutsche Bank's opinion as investment bankers that, as of the date hereof, the Aggregate Merger Consideration is fair, from a financial point of view, to the holders of Newco Common Stock, in the aggregate, excluding DISH, EchoStar, Mr. Ergen and their respective affiliates.

Very truly yours,
/s/ Deutsche Bank Securities Inc.
DEUTSCHE BANK SECURITIES INC.